                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    /X/  Filed by the Registrant
    / /  Filed by a Party other than the Registrant

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Materials Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                            CFX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        The Safety Fund Corporation Common Stock, par value $5 per share (including each attached stock purchase right), and Milford Co-operative Bank Common Stock, par value $1.00 per share.
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transactions applies:
        1,660,665 shares of The Safety Fund Corporation Common Stock, par value $5.00 per share (including each attached stock purchase right), and 659,917 shares of Milford Co-operative Bank Common Stock, par value of $1.00 per share.
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $23.125 per share of Safety Fund Common Stock (based on the average of the bid and asked prices reported for The Safety Fund Corporation Common Stock on February 9, 1996, in accordance with Exchange Act Rule 0-11(a)(4)) and $35.00 per share of Milford Common Stock (based on the average of the bid and asked prices reported for Milford Co-operative Bank Common Stock on February 14, 1996, in accordance with Exchange Act Rule 0-11(a)(4)).
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transactions:
        $61,499,973
        ------------------------------------------------------------------------
     5) Total fee paid:
        $12,300.00
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  May 1, 1996

Dear Shareholder:

    We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of CFX Corporation ("CFX") to be held on May 31, 1996, at 10:00 a.m., Eastern Daylight Time, at the Keene Country Club, located at West Hill Road, Keene, New Hampshire 03431.

    At the Annual Meeting, you will be asked to elect three directors of CFX to serve terms expiring in 1999 and to approve the appointment of the independent auditors of CFX.

    You will also be asked to approve two acquisitions: (i) the acquisition of The Safety Fund Corporation ("Safety Fund"), a Massachusetts bank holding company, with approximately $287 million in total assets and twelve banking offices in Worcester County, Massachusetts and (ii) the acquisition of Milford Co-operative Bank ("Milford"), a New Hampshire chartered co-operative bank, with approximately $157 million in total assets and six banking offices in Hillsborough County, New Hampshire. Together, the acquisitions involve the issuance of up to 5,062,000 shares of CFX common stock, which must be approved by shareholders under applicable American Stock Exchange policies. Each acquisition will be independently voted upon and the failure to approve one of the acquisitions will not affect the consummation of the other approved acquisition.

    The Board of Directors of CFX believes that these acquisitions represent attractive opportunities for CFX to expand its franchise and to add value for the shareholders of CFX. Accordingly, the Board unanimously urges you to read carefully the attached Proxy Statement and to vote "FOR" both acquisitions.

                                          Sincerely,

                                             [/S/ PETER J. BAXTER]

                                          Peter J. Baxter
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                CFX CORPORATION
                                102 MAIN STREET
                           KEENE, NEW HAMPSHIRE 03431

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 31, 1996
                            ------------------------

To The Shareholders of CFX Corporation:

    Notice is hereby given that the Annual Meeting of Shareholders of CFX Corporation ("CFX") will be held at the Keene Country Club, located at West Hill Road, Keene, New Hampshire 03431, on May 31, 1996 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

    1.  To elect three directors of CFX for terms expiring in 1999;

    2. To consider and vote upon the approval of an Agreement and Plan of Merger, as amended ("Safety Fund Agreement") between CFX and The Safety Fund Corporation, a Massachusetts corporation ("Safety Fund"), a copy of which is included as Appendix A to the accompanying Proxy Statement and incorporated by reference herein, pursuant to which: (i) a wholly owned subsidiary of CFX will be merged with and into Safety Fund ("Safety Fund Merger"); (ii) each outstanding share of common stock of Safety Fund, par value $5.00 per share (except as otherwise provided in the Safety Fund Agreement), including each attached stock purchase right issued pursuant to the Rights Agreement dated as of January 5, 1996 between Safety Fund and Fleet National Bank of Massachusetts, would be converted into a number of shares of the common stock of CFX, par value $0.66 2/3 per share ("CFX Common Stock"), determined in accordance with the terms of the Safety Fund Agreement, and cash in lieu of any fractional share; and (iii) up to 3,200,000 shares of CFX Common Stock would be issued in connection with the proposed Safety Fund Merger;

    3. To consider and vote upon the approval of an Agreement and Plan of Reorganization ("Milford Reorganization Agreement") among Milford Co-operative Bank, a New Hampshire state chartered co-operative bank ("Milford"), CFX and its wholly owned subsidiary, CFX Bank, and a related Agreement and Plan of Merger ("Milford Merger Agreement" and, collectively, with the Milford Reorganization Agreement, "Milford Agreement") between Milford and CFX Bank, joined in by CFX, a copy of each of which is included as Appendix B to the accompanying Proxy Statement and incorporated by reference herein, pursuant to which: (i) Milford will be merged with and into CFX Bank ("Milford Merger"); (ii) each outstanding share of common stock of Milford, par value $1.00 per share (except as otherwise provided in the Milford Agreement), would be converted into a number of shares of CFX Common Stock, determined in accordance with the terms of the Milford Merger Agreement, and cash in lieu of any fractional share; and (iii) up to 1,862,000 shares of CFX Common Stock would be issued in connection with the proposed Milford Merger.

    4. To ratify the appointment of Wolf & Company, P.C. as independent auditors of CFX for calendar year 1996;

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 1, 1996 are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors and
                                          President

                                                [/S/ CHRISTOPHER V. BEAN]

                                          Christopher V. Bean
                                          SECRETARY

Keene, New Hampshire
May 1, 1996

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN, TO APPROVE THE SAFETY FUND AGREEMENT, TO APPROVE THE MILFORD AGREEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF CFX'S AUDITORS.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           -----
INTRODUCTION.............................................................      1
MEETING INFORMATION......................................................      2
  Date, Place and Time...................................................      2
  Record Date; Voting Rights.............................................      2
  Voting and Revocation of Proxies.......................................      3
  Solicitation of Proxies................................................      3
PROPOSAL I -- ELECTION OF DIRECTORS
  General................................................................      3
  Meetings and Committees of the Board...................................      5
  Executive Compensation and Other Information...........................      6
PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS...........     11
  Background of and Reasons for the Mergers..............................     11
  Terms of the Mergers...................................................     16
  Opinions of the Financial Advisor......................................     19
  Representations and Warranties; Conditions to the Mergers; Waiver......     25
  Regulatory and Other Approvals.........................................     26
  Business Pending the Mergers...........................................     28
  Effective Times of the Mergers; Termination............................     28
  Management and Operations After the Mergers............................     29
  Certain Federal Income Tax Consequences................................     29
  Accounting Treatment...................................................     29
  Stock Option Agreements................................................     30
  Markets and Market Prices..............................................     30
  Comparative Per Share Data.............................................     33
  Selected Financial Data................................................     36
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED).................     48
CERTAIN INFORMATION REGARDING THE SAFETY FUND CORPORATION................     59
CERTAIN INFORMATION REGARDING MILFORD CO-OPERATIVE BANK..................     59
PROPOSAL IV -- RATIFICATION OF INDEPENDENT AUDITORS......................     59
SHAREHOLDER PROPOSALS....................................................     60
AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE...............     60
OTHER MATTERS............................................................     61
INDEX TO FINANCIAL INFORMATION...........................................    F-1
  The Safety Fund Corporation............................................    F-2
  Milford Co-operative Bank..............................................   F-37
APPENDIX A -- AGREEMENT AND PLAN OF MERGER WITH SAFETY FUND, AS AMENDED
APPENDIX B -- AGREEMENT AND PLAN OF REORGANIZATION AND RELATED
                AGREEMENT AND PLAN OF MERGER WITH MILFORD
APPENDIX C -- OPINION OF ALEX. BROWN & SONS INCORPORATED WITH
                RESPECT TO SAFETY FUND MERGER
APPENDIX D -- OPINION OF ALEX. BROWN & SONS INCORPORATED WITH
                RESPECT TO MILFORD MERGER

                                CFX CORPORATION

                               ------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 1996
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished to shareholders of CFX Corporation ("CFX") in connection with the solicitation of proxies by the Board of Directors of CFX to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about May 1, 1996.

    At the Annual Meeting, shareholders of CFX will be asked to elect three directors of CFX for terms expiring in 1999 and to ratify the appointment of CFX's auditors, Wolf & Company, P.C., for 1996.

    Shareholders of CFX will also be asked to approve (i) an Agreement and Plan of Merger, dated as of January 5, 1996, as amended ("Safety Fund Agreement"), providing for the merger ("Safety Fund Merger") of a wholly owned subsidiary of CFX with and into The Safety Fund Corporation, a bank holding company organized under the laws of Massachusetts ("Safety Fund"), followed immediately by the merger of Safety Fund into CFX and (ii) an Agreement and Plan of Reorganization and a related Agreement and Plan of Merger, dated as of February 9, 1996 (collectively, the "Milford Agreement" and, collectively with the Safety Fund Agreement, the "Agreements"), providing for the merger ("Milford Merger" and, collectively with the Safety Fund Merger, the "Mergers") of Milford Co-operative Bank, a co-operative bank organized under the laws of the State of New Hampshire ("Milford"), with and into CFX Bank, a subsidiary of CFX. CFX plans to issue up to 3,200,000 shares of common stock of CFX, par value $0.66 2/3 per share ("CFX Common Stock"), in connection with the proposed Safety Fund Merger and up to 1,862,000 shares of CFX Common Stock in connection with the proposed Milford Merger. Each one of the Mergers will be independently voted upon and the failure to approve one of the Mergers will not affect the consummation of the other approved Merger.

    In accordance with the terms of the Safety Fund Agreement, one of the principal factors affecting the number of shares of CFX Common Stock to be received for each share of Safety Fund Common Stock (and thus the per share value to be received by Safety Fund shareholders) is whether (as the parties expect) the Safety Fund Merger may be accounted for under the pooling-of-interests method of accounting or under the purchase method of accounting. At any given price level of CFX Common Stock, the number of shares of CFX Common Stock to be received for each share of Safety Fund Common Stock will be less under a purchase accounting than under a pooling-of-interests accounting. The exercise of dissenters' rights by holders of ten percent or more of Safety Fund Common Stock would preclude pooling treatment. For a more complete description of the Safety Fund Agreement and the differences in accounting treatment, see "PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS -- Terms of the Mergers" and "-- Accounting Treatment."

    Safety Fund is a Massachusetts corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of December 31, 1995, Safety Fund had total consolidated assets of $287 million and total shareholders' equity of $21 million. Safety Fund's banking subsidiary, Safety Fund National Bank ("SFNB"), operates a trust division with $349 million in assets under management and custodial arrangements and has twelve full service offices located throughout Worcester County, Massachusetts. The principal executive offices of Safety

Fund are located at 470 Main Street, Fitchburg, Massachusetts 01420. Its telephone number is (508) 343-6406. For additional information concerning the business of Safety Fund and its financial condition, see "CERTAIN INFORMATION REGARDING SAFETY FUND" and "INDEX TO FINANCIAL INFORMATION."

    Milford is a state chartered co-operative bank organized under the laws of New Hampshire. As of December 31, 1995, Milford reported assets of $157 million and shareholders' equity of $16 million. Milford operates six banking offices in Hillsborough County, New Hampshire. The principal executive offices of Milford are located at 57 South Street, Milford, New Hampshire 03055. Its telephone number is (603) 673-2303. For additional information concerning the business of Milford and its financial condition, see "CERTAIN INFORMATION REGARDING MILFORD" and "INDEX TO FINANCIAL INFORMATION."

    The Safety Fund Agreement and the Milford Agreement are attached to this Proxy Statement as Appendix A and Appendix B, respectively. For a complete description of the Agreements, and the terms of the Mergers, see "PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS -- Terms of the Mergers."

                              MEETING INFORMATION

DATE, PLACE AND TIME

    The Annual Meeting of Shareholders of CFX will be held on Friday, May 31, 1996 at 10:00 a.m., Eastern Daylight Time, at the Keene Country Club, Keene, New Hampshire.

RECORD DATE; VOTING RIGHTS

    The securities which can be voted at the Annual Meeting consist of shares of CFX Common Stock, with each share entitling its owner to one vote on all matters. The close of business on April 1, 1996 (the "Record Date") has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 3,447 record holders of outstanding CFX Common Stock and 7,561,176 shares of CFX Common Stock outstanding as of the Record Date. The presence, in person or by proxy, of at least one-half of the outstanding shares of the capital stock of CFX entitled to vote is necessary to constitute a quorum at the Annual Meeting. CFX intends to count the shares of CFX Common Stock present in person at the Annual Meeting but not voting, and shares of CFX Common Stock for which it has received proxies, but with respect to which holders of shares have abstained on any matter, as present at the CFX Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

    Although neither applicable New Hampshire law nor the Articles of Incorporation of CFX requires the shareholders of CFX to approve the Mergers, the rules and regulations of the American Stock Exchange ("AMEX") require, and therefore approval of the Mergers at the Annual Meeting will require, that the issuance of shares of CFX Common Stock in connection with the Mergers must be approved by the affirmative vote of the holders of a majority of the shares cast by the holders of CFX Common Stock eligible to vote thereon. Nonvoting shares and abstentions will not be counted as votes cast for purposes of determining whether a majority has been attained and therefore will have no effect on the vote to approve the Mergers. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers in favor of the approval of the Mergers without specific instruction from such customers. Accordingly, the failure of such customers to provide instructions with respect to their shares of CFX Common Stock to their brokers will have the effect of such shares not being voted and therefore will have no effect on the vote to approve the Mergers. Such instances, if any, are referred to as broker non-votes.

VOTING AND REVOCATION OF PROXIES

    If the enclosed form of proxy is properly executed and returned to CFX in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees proposed by the Board of Directors and "FOR" the proposals presented in the attached Notice of Annual Meeting of Shareholders. Proxies marked "FOR" both the Merger proposals and executed but unmarked proxies will be voted in the discretion of the persons named in the accompanying proxy as to any proposed adjournment of the meeting. Proxies marked "AGAINST" either of the Merger proposals will not be voted by such named persons as to any proposed adjournment of the meeting. Except for procedural matters incident to the conduct of the Annual Meeting, CFX does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of CFX a written notice of revocation, by delivering to CFX a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to: Christopher V. Bean, Secretary, CFX Corporation, 102 Main Street, Keene, N.H. 03431.

SOLICITATION OF PROXIES

    The cost of soliciting proxies in the form enclosed herewith will be borne by CFX. In addition to the solicitation of proxies by mail, CFX, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. CFX will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. CFX has engaged the services of Morrow & Company for the purpose of assisting in the solicitation of proxies at a cost of $5,000 plus the reimbursement of certain expenses.

                      PROPOSAL I -- ELECTION OF DIRECTORS

GENERAL

    The Board of Directors of CFX presently consists of 12 persons. Directors are elected for staggered terms of three years and hold office until their successors are elected and qualified. The directors are currently divided into three classes of four directors each.

    At the Annual Meeting, three directors will be elected for three-year terms. Mr. Emerson H. O'Brien, whose term will expire at the Annual Meeting, will not stand for re-election. Accordingly, the size of the Board of Directors will decrease to eleven members subsequent to the Annual Meeting. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the three nominees listed below. The persons receiving a plurality of the votes cast will be elected as directors. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors. If the Safety Fund Merger is approved, four additional directors will be added to the CFX Board. See "PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS
- -- Management and Operations after the Mergers."

    The following table sets forth certain information regarding the nominees for election to the Board of Directors and the directors who will continue in office for the remainder of their terms:

                                                                                               SHARES OF CFX OWNED
                                                                                                ON THE RECORD DATE
                                                                                                  (PERCENTAGE OF
                                                                                               OUTSTANDING STOCK IN
                                  POSITIONS WITH CFX AND PRESENT PRINCIPAL         DIRECTOR     PARENTHESIS WHERE
       NAME AND AGE                       OCCUPATION OR EMPLOYMENT                 SINCE (1)     OVER 1%) (2)(3)
- ---------------------------  ---------------------------------------------------  -----------  --------------------
NOMINEES TO SERVE UNTIL 1999

Eugene E. Gaffey             Director and Chairman of the Board; Retired                1972                 40,220
  Age 71                      Justice, Hinsdale Municipal Court

Walter R. Peterson           Director; Interim President, University of New             1988         83,907 (1.01%)
  Age 73                      Hampshire

Richard F. Astrella          President, Orange Savings Bank                             1995                 61,213
  Age 53

DIRECTORS WHOSE TERMS EXPIRE IN 1997

Peter J. Baxter              Director; President and Chief Executive Officer,           1988        118,300 (1.43%)
  Age 44                      CFX Corporation, President and Chief Executive
                              Officer, CFX Bank

Calvin L. Frink              Director; Retired, Former Customer Relations               1972                 27,609
  Age 73                      Manager, Walier Chevrolet-Oldsmobile

Douglas S. Hatfield, Jr.     Director; Attorney, Hatfield, Moran & Barry, P.A.          1990                 44,710
  Age 60

Philip A. Mason              Director; Attorney, Mason and Martin                       1988                 14,607
  Age 53

DIRECTORS WHOSE TERMS EXPIRE IN 1998

Richard B. Baybutt           Director; Chairman, Baybutt Construction Corp.             1977         83,630 (1.01%)
  Age 67

Christopher V. Bean          Director and Secretary, CFX Corporation; Attorney,         1988                 35,735
  Age 46                      Bean Law Offices

Elizabeth Sears Hager        Director; former New Hampshire State Representative        1994                 14,339
  Age 51

L. William Slanetz           Director; Owner, Cheshire Realty                           1968                 39,392
  Age 67

NON-DIRECTOR EXECUTIVE OFFICERS

Paul D. Spiess               Executive Vice President, CFX Corporation; Banking                      97,589 (1.18%)
  Age 46                      Partner, CFX Bank

Mark A. Gavin                Chief Financial Officer, CFX Corporation, Banking                               68,171
  Age 34                      Partner, CFX Bank

Paul T. Pouliot              President, CFX Mortgage, Inc.                                                   10,356
  Age 46

William H. Dennison          Treasurer of CFX Corporation, Banking Partner, CFX                              63,985
  Age 62                      Bank

                                                                                               SHARES OF CFX OWNED
                                                                                                ON THE RECORD DATE
                                                                                                  (PERCENTAGE OF
                                                                                               OUTSTANDING STOCK IN
                                  POSITIONS WITH CFX AND PRESENT PRINCIPAL         DIRECTOR     PARENTHESIS WHERE
       NAME AND AGE                       OCCUPATION OR EMPLOYMENT                 SINCE (1)     OVER 1%) (2)(3)
- ---------------------------  ---------------------------------------------------  -----------  --------------------
All directors and executive                                                                         803,763 (9.71%)
  officers
  as a group (15 persons)

- ------------------------
(1)  Year  that individual first  became a director  of CFX or  a trustee of CFX
     Bank.

(2) Shares of CFX beneficially owned. The number of shares shown includes: for Mr. O'Brien 3,119 shares not held directly by Mr. O'Brien, but held by his spouse, as to which he has neither investment power or voting power and with respect to which he disclaims beneficial ownership; for Mr. Baybutt 27,783 shares held by Baybutt Construction Corp. and 15,627 shares owned by the Baybutt Construction Corp. Profit Sharing Trust; for Mr. Hatfield 13,742 shares held by the Douglas S. Hatfield Trust, 1,050 shares held by the Douglas and Judith Hatfield Charitable Unitrust and 9,922 shares held in an Individual Retirement Account ("IRA"); for Mr. Slanetz 7,292 shares held by the Norma P. Slanetz Trust; for Mr. Speiss 1,423 shares held in an IRA and 1,686 shares held in the IRA of his spouse, as to which he has neither investment power or voting power and with respect to which he disclaims beneficial ownership; for Messrs. Gaffey, Peterson, Baxter, Frink, Mason, Baybutt and Bean, Ms. Hager, Messrs. Hatfield, Slanetz and Astrella, four other officers and all directors and officers as a group include 21,807 shares, 14,175 shares, 102,816 shares, 19,103 shares, 14,175 shares, 22,857 shares, 14,175 shares, 14,175 shares, 14,175 shares,  44,899 shares, 159,815 shares and 465,029 shares, respectively, that such individuals have options on under CFX Stock Option Plans, and to which such individuals disclaim beneficial ownership.

(3) Includes 3,677 shares, 11,939 shares, 8,506 shares, 432 shares, 164 shares, 16,314 shares, 27,968 shares and 69,000 shares as to which Messrs. Peterson, Baxter, Frink and Mason, Ms. Hager, Mr. Astrella, one other officer and all directors and officers as a group, respectively, share voting power and investment power with his or her respective spouse.

    Ms. Hager is a director of Chubb America Fund, Inc. and Chubb Investment Funds, Inc., both subsidiaries of Chubb Corp.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors held seven meetings in 1995. In 1995, each director attended at least 75% of all meetings of CFX's Board of Directors and meetings of any Committee of which he or she was a member, except for Mr. Astrella who joined the Board on June 13, 1995 and attended two of the Board's meetings thereafter.

    The Board of Directors of CFX has, among other committees, an Audit Committee, a Human Resources/Compensation Committee (the "Compensation Committee") and a Corporate Governance Committee. The Audit Committee's responsibilities include reviewing any audit reports and reporting to the full Board of Directors. The Audit Committee met five times in 1995. The Audit Committee members were Messrs. Baybutt, Bean, Gaffey, Hatfield and Slanetz and Ms. Hager. The responsibilities of the Compensation Committee include reviewing CFX's salary and benefit policy and reporting its conclusions to the full Board of Directors. The Compensation Committee met seven times in 1995. The Compensation Committee members were Mr. Baxter, Mr. Bean, Mr. Frink, Mr. Gaffey, Ms. Hager and Mr. O'Brien. CFX's Corporate Governance Committee performs the functions of a nominating committee by recommending individuals to the Board for the positions of directors and officers. The

Corporate Governance Committee met three times in 1995. The Corporate Governance Committee members were Messrs. Baxter, Gaffey, Hatfield, Mason, O'Brien and Peterson. The Stock Option Committee met two times in 1995. The Stock Option Committee's members were Mr. Bean, Mr. Frink, Mr. Gaffey, Ms. Hager and Mr. O'Brien. The Stock Option Committee recommends to the Board of Directors the persons to whom options will be granted and the number of shares, types and other terms and conditions of the options.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    SUMMARY COMPENSATION TABLE. The following table sets forth cash compensation for CFX's chief executive officer and other executive officers of CFX whose total compensation exceeded $100,000 for services rendered in all capacities to CFX and its subsidiaries during the last three fiscal years (the "Named Executive Officers"):

                                                                      ANNUAL
                                                                   COMPENSATION
                                                                 -----------------
NAME AND PRINCIPAL POSITION                          YEAR         SALARY   BONUS (1)
- --------------------------------------------------  -------      --------  -------
PETER J. BAXTER...................................     1995      $231,808  $22,195
  President and Chief Executive Officer                1994       193,000        0
                                                       1993       172,248        0
PAUL D. SPIESS....................................     1995       156,704   19,630
  Executive Vice President                             1994       145,600   11,486
                                                       1993(2)     48,461    6,707
MARK A. GAVIN.....................................     1995       106,202   13,325
  Chief Financial Officer                              1994        90,000    7,100
                                                       1993        71,649   12,900
PAUL T. POULIOT...................................     1995       110,152   13,780
  President, CFX Mortgage, Inc.                        1994       101,500    8,126
                                                       1993(2)     33,425    5,721
WILLIAM H. DENNISON...............................     1995        92,448   11,582
  Treasurer, CFX Corporation                           1994        85,500    6,745
                                                       1993        87,069   16,009

- ------------------------
(1) Includes bonus awards earned for performance in the fiscal year noted even though such amounts may be paid in subsequent years.

(2) Mr. Spiess became an executive vice president of CFX on September 1, 1993, following CFX Bank's purchase of the remaining 52.4% interest in Colonial Mortgage, Inc. For the eight months during 1993 while employed at Colonial Mortgage, Inc., Mr. Spiess earned $91,274. For the first eight months of 1993, Mr. Pouliot earned $66,575 while employed at Colonial Mortgage, Inc.

    The following table sets forth certain information concerning options granted to the Named Executive Officers during 1995:

                                                                                                     POTENTIAL REALIZABLE VALUE
                                                           INDIVIDUAL GRANTS
                                     -------------------------------------------------------------   AT ASSUMED ANNUAL RATES OF
                                        NUMBER OF                                                   STOCK PRICE APPRECIATION FOR
                                       SECURITIES     % OF TOTAL OPTIONS   EXERCISE OR                      OPTION TERM
                                       UNDERLYING      GRANTED EMPLOYEES   BASE PRICE   EXPIRATION  ----------------------------
NAME                                 OPTIONS GRANTED    IN FISCAL YEAR      ($/SHARE)      DATE        5%($)          10%($)
- -----------------------------------  ---------------  -------------------  -----------  ----------  -----------   --------------
Peter J. Baxter....................         29,400                 10%     $    15.00     8/1/2005  $   277,342   $      702,840
Paul D. Spiess.....................         21,000               7.14%          15.00     8/1/2005      198,102          502,029
Mark A. Gavin......................         21,000               7.14%          15.00     8/1/2005      198,102          502,029
Paul T. Pouliot....................       --                 --                --           --          --              --
William H. Dennison................         12,600               4.29%          15.00     8/1/2005      118,861          301,217

    The  following  table  sets  forth  certain  information  with  respect   to
outstanding stock options held by the Named Executive Officers as of December 31, 1995:

                                                                                      NUMBER OF        VALUE OF
                                                                                     UNEXERCISED     IN-THE-MONEY
                                                                                      OPTIONS AT      OPTIONS AT
                                                                                        FISCAL          FISCAL
                                                                                       YEAR-END        YEAR-END
                                                                           VALUE    --------------  --------------
                                                              SHARES      SHARES     EXERCISABLE/    EXERCISABLE/
NAME                                                         EXERCISED   EXERCISED  UNEXERCISABLE   UNEXERCISABLE
- ----------------------------------------------------------  -----------  ---------  --------------  --------------
Peter J. Baxter...........................................      --       $  --          102,816/0    $  513,196/0
Paul D. Spiess............................................      21,000      90,860       53,483/0       200,214/0
Mark A. Gavin.............................................       5,209      45,620       61,633/0       267,724/0
Paul T. Pouliot...........................................      --          --            8,682/0        49,253/0
William H. Dennison.......................................      12,180      74,619       36,017/0       180,834/0

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Mr. Baxter, Mr. Bean, Mr. Frink, Mr. Gaffey, Ms. Hager and Mr. O'Brien served on the
Compensation Committee of the board for the past fiscal year. Although Mr. Baxter, CFX's president and chief executive officer, served on the Compensation Committee, he did not participate in any decisions regarding his own compensation as an executive officer. Each December, CFX's Board of Directors as a whole determines the amount in which CFX's Profit Sharing/Bonus Plan ("Incentive Compensation Plan") should be funded for the just concluded fiscal year. However, the Compensation Committee alone exercises discretion in allocating the Incentive Compensation Plan among CFX's officers. Mr. Baxter participated in deliberations concerning the appropriate amount of funding for the Incentive Compensation Plan in 1995.

    BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Decisions on compensation of CFX's executives generally are made by the Compensation Committee of the Board. All decisions by the Compensation Committee relating to the compensation of CFX's executive officers are reviewed by the full Board. Pursuant to rules of the Securities and Exchange Commission ("SEC"), set forth below is a report prepared by the Board's Compensation Committee addressing CFX's compensation policies for 1995 as they affected Mr. Baxter, CFX's chief executive officer, and the other executive officers. The general policy of the Compensation Committee is that all compensation paid to CFX's executive officers of CFX has been and will continue to be tax deductible.

    COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with CFX's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements and assist CFX in attracting and retaining qualified executives, while also tying the interests of executive officers to those of CFX shareholders. The committee reviews executive compensation in three parts: base salary, incentive bonuses and stock-based incentives.

    BASE SALARY. Base salary is arrived at by reviewing the executive officer position's complexity and level of responsibility, his or her importance to CFX in relation to other executive positions and the competitiveness of an executive's total compensation. Based upon this criteria, a salary range is developed approximating the salary practices of similar banking institutions of like size and complexity. The comparisons are derived from survey data published by independent, nationally recognized compensation consulting firms. Using the survey data, CFX attempts to maintain its base salary structure at the middle of the appropriate competitive marketplace. In instances where the executive's current salary falls below the mid-range, a plan is designed to bring the salary up to the mid-range over a reasonable period of time, usually not exceeding five years. In addition to base salary adjustments made to bring the salary level in line with the comparable marketplace, adjustments are also made on an annual basis in conjunction with the executive officer's annual performance evaluation. Individual performance evaluations are closely tied to the achievement of short-as well as long-term goals and objectives, individual initiative and above average performance. Achievement of targeted versus actual return on average common shareholders' equity is a principal annual goal.

    INCENTIVE COMPENSATION PLAN. In addition to base salary, CFX has the Incentive Compensation Plan to reward executive officers (and all other employees) for accomplishing annual financial objectives and meeting individual performance initiatives. Specifically, the Incentive Compensation Plan is based on achieving budgetary expectations and the total distribution amount is dependent on the return on average common shareholders' equity. Discretionary adjustments are possible should unforeseen events occur.

    STOCK-BASED INCENTIVES. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Committee incorporates this element in designing the compensation packages of CFX's executive officers through CFX's 1995 Stock Option Plan ("1995 Plan"). The 1995 Plan is administered by a separate Stock Option Committee. See "-- Meetings and Committees of the Board." The 1995 Plan does not specify criteria to be used in determining the number of options to be issued. Thus, the number of options granted is at the discretion of the Stock Option Committee.

    MR. BAXTER'S 1995 COMPENSATION. The Compensation Committee's general approach in setting Mr. Baxter's target annual compensation is to seek to be competitive with other similarly sized organizations (as previously discussed under "-- Base Salary" above) in CFX's industry and to have his compensation based upon objective long-term performance criteria. The Committee believes that its objective provides the appropriate incentive for achieving CFX's long-term goals, while acknowledging the importance to Mr. Baxter of his having some certainty in the level of his compensation through elements not directly related to performance.

    The compensation of the President is based on a plan approved by the Compensation Committee of the Board of Directors in 1995. This plan recognizes that the compensation of the President of CFX is currently below the industry average in similarly sized organizations. The compensation of the President is to be brought to reasonable comparability over a five year period, assuming acceptable corporate performance. The base salary of Mr. Baxter increased 20.11% over 1994, reflecting a move towards the industry average.

    In addition, Mr. Baxter received a bonus under the Incentive Compensation Plan for 1995 totaling $22,195. Mr. Baxter participates in the Incentive
Compensation Plan at the discretion of the Compensation Committee, which considers such factors as return on average common shareholders' equity. Mr. Baxter was also awarded 29,400 stock options during 1995. See "-- Summary Compensation Table."

                                          Respectfully submitted by:
                                          Peter J. Baxter
                                          Christopher V. Bean
                                          Calvin L. Frink
                                          Eugene E. Gaffey
                                          Elizabeth Sears Hager
                                          Emerson H. O'Brien

          THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF CFX.

    PERFORMANCE GRAPH. The following line-graph compares cumulative five-year shareholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the Keefe Bruyette & Woods New England Savings Bank Index, based on an initial investment on December 31, 1990 of $100:

          CFX CORPORATION (CFX) VS. THE FIVE YEAR TOTAL RETURN FOR THE
                  KBW NEW ENGLAND BANK INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            S&P 500    KBW NEW ENGLAND     CFX CORPORATION
               INDEX          Bank Index              (CFX)
12/31/90      100.00              100.00             100.00
3/31/91       114.47              145.37             145.92
6/30/91       114.22              125.96             132.46
9/30/91       120.33              147.99             132.69
12/31/91      130.34              175.57             145.35
3/31/92       127.06              229.78             170.86
6/30/92       129.48              238.01             182.10
9/30/92       133.56              235.98             182.35
12/31/92      140.25              308.34             226.42
3/31/93       146.36              342.04             277.20
6/30/93       147.05              322.44             282.31
9/30/93       150.84              417.52             324.00
12/31/93      154.33              411.65             348.45
3/31/94       148.52              433.03             321.67
6/30/94       149.16              510.16             349.93
9/30/94       156.45              487.09             371.78
12/31/94      156.42              414.42             334.60
3/31/95       171.60              465.28             398.04
6/30/95       187.93              528.58             537.65
9/30/95       202.82              604.84             591.50
12/31/95      214.61              646.81             551.03

    RETIREMENT PLAN. Employees of CFX and its subsidiaries are entitled to participate in the CFX Corporation Retirement Plan (the "Retirement Plan") after attaining the age of twenty-one and completing one year of service. Under the Retirement Plan, CFX makes periodic contributions computed on an actuarial basis for the benefit of eligible employees.

    The Retirement Plan provides for monthly benefits to, or on behalf of, each covered employee following 100% vesting, which occurs on the earlier of the employee's sixty-fifth birthday or completion of five years of employment with a minimum of 1,000 hours worked in each year. The Retirement Plan includes provisions for, among other things, disability benefits, death benefits, early retirement benefits and deferred retirement benefits. The amount of an employee's benefit is derived from a formula based on years of service and regular salary.

    The following table illustrates the estimated annual retirement benefits payable upon retirement at age 65 to persons in specified compensation and years of service classifications under the Retirement Plan:

                                                                                  YEARS OF SERVICE
                                                                     ------------------------------------------
FINAL COMPENSATION                                                      10         15         20         25
- -------------------------------------------------------------------  ---------  ---------  ---------  ---------
$ 60,000...........................................................  $   9,200  $  12,100  $  14,300  $  16,000
  80,000...........................................................     12,700     16,900     20,000     22,400
 100,000...........................................................     16,300     21,600     25,700     28,800
 120,000...........................................................     19,900     26,400     31,400     35,100
 140,000...........................................................     23,500     31,200     37,000     41,500
 150,000 (1).......................................................     25,300     33,600     39,900     44,700

- ------------------------
(1) Benefits under the Retirement Plan are capped to the first $150,000 of regular salary.

    The various amounts shown above were calculated for an employee attaining age 65 and retiring on January 1, 1996. Salary increases were assumed to have been 5.0% annually. Benefits are shown in the form of a life annuity. Messrs. Baxter, Spiess, Gavin, Pouliot and Dennison have eight, two, six, two and 21 years of service under the Retirement Plan, respectively.

    DIRECTOR COMPENSATION. Each of CFX's directors receives an annual retainer of $10,000 ($15,000 for the chairman) and receives $500 per Board meeting attended and $400 per Committee meeting attended. Mr. Baxter is not compensated separately as a director of CFX.

    EMPLOYMENT ARRANGEMENTS. CFX has entered into an employment agreement with Mr. Baxter. The term of the agreement is for three years and is extended for an additional year each year unless either party elects to limit the agreement to its then existing term. During the term of the agreement, Mr. Baxter is to be employed as President of CFX. The agreement provides for a base salary of not less than $135,000, provided that, in the event such base salary is increased, the base salary will not be decreased thereafter during the term of the agreement. Under the agreement, Mr. Baxter will be entitled to participate in compensation or employee benefit plans adopted for executive employees generally. The agreement also contains a prohibition against competition with CFX or its subsidiary in New Hampshire for a period of two years upon termination. In the event of a change of control followed by either a termination of employment or a change in authority, the agreement provides for lump sum or periodic payments to Mr. Baxter equal to an amount such that the present value of all such payments equals 2.99 times the average annual compensation received during the five-year period prior to the change in control and change in authority. At December 31, 1995, this equates to an aggregate total payment of $532,081. CFX has entered into a similar employment agreement with Mr. Spiess, except the minimum base salary is $140,000 and the amount payable to him in the event of his termination following a change of control is two times the average annual compensation. At December 31, 1995, this equates to an aggregate total payment of $294,961. CFX Mortgage, Inc. also has entered into a similar employment agreement with Mr. Pouliot, except the minimum base salary is $100,000 and the change in control payment is 1.5 times the average annual compensation. At December 31, 1995, this equates to an aggregate total payment of $153,750. CFX has also entered into change of control agreements with Messrs. Gavin and Dennison. Mr. Gavin's change of control agreement is 1.5 times the average annual compensation of the past five years. At December 31, 1995, this equates to an aggregate total payment of $119,672. Mr. Dennison's change of control agreement is two times the average annual compensation of the past five years. At December 31, 1995, this equates to an aggregate total payment of $184,815.

    TRANSACTIONS WITH MANAGEMENT. Certain of the directors, trustees and executive officers of CFX and its subsidiaries are at present, as in the past, customers of CFX's subsidiaries and have transactions with CFX's subsidiaries in the ordinary course of business. In addition, such persons are at present also owners or officers of corporations and business trusts, or are members of partnerships, which are customers of CFX's subsidiaries and which have transactions, including loans, with CFX's subsidiaries in the ordinary course of business. Such loans and transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectability or present other unfavorable features. CFX's subsidiaries expect, in the future, to have banking transactions in the ordinary course of business with executive officers, trustees and directors of CFX and its subsidiary, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unaffiliated persons.

    CFX and its subsidiaries obtained legal services during 1995 from Tower, Bean & Crocker, a law firm with which Christopher V. Bean, a director of CFX, is associated. Direct payments of $35,430 were made to Tower, Bean & Crocker for legal services and expenses in 1995. In addition, CFX Bank and CFX Mortgage, Inc. together collected $110,274 from its customers that was paid to Tower, Bean & Crocker for legal work performed in connection with real estate mortgage and collections matters and as reimbursement for transactions costs such as recording fees, filing fees and other miscellaneous expenses. The total of these payments exceeded five percent of the gross revenues of Tower, Bean & Crocker for the year. CFX and its subsidiaries expect to obtain legal services from Tower, Bean & Crocker and Bean Law Offices, Mr. Bean's current firm, in the future.

    Richard B. Baybutt, a director of CFX and a trustee of CFX Bank, is the Chairman of Baybutt Construction Corp. In 1995, Baybutt Construction Corp. performed construction improvement projects on a number of the properties owned or leased by CFX Bank. The total cost of the work performed was $38,819.

    All the foregoing transactions with management were on substantially the same terms as would have been negotiated with unaffiliated parties.

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities Exchange Act of 1934 requires CFX's officers and directors to file reports of ownership and changes in ownership with the SEC and with the American Stock Exchange. Officers and directors are required by SEC regulation to furnish CFX with copies of all Section 16(a) forms they file. Based on review of the copies of such forms furnished to CFX and written representations that no additional Forms were required, CFX believes all of its officers and directors complied with the Section 16(a) filing requirements applicable to them in 1995.

         PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS

    This section of the Proxy Statement describes material aspects of the Mergers. The following description does not purport to be complete and is qualified in its entirety by reference to the Safety Fund Agreement and the Milford Agreement, which are attached as Appendix A and Appendix B to this Proxy Statement, respectively, and are incorporated herein by reference. All shareholders are urged to read the Safety Fund Agreement and the Milford Agreement carefully and in their entirety.

BACKGROUND OF AND REASONS FOR THE MERGERS

    CFX has a long history of providing community banking services in southwestern New Hampshire and is committed to the strategy of providing a strong community banking presence in its markets as an alternative to larger "super-regional" institutions. Through acquisitions in the late 1980s, CFX consolidated its leading position in southwestern New Hampshire with over 55% of deposits. CFX then determined that opportunities for continued growth at attractive rates were better in other markets and in the early 1990s began to expand into the south central New Hampshire market, through acquisitions as well as the establishment of de novo branches. In more recent years, the CFX Board has concluded that further geographic expansion of the CFX franchise would create more value for CFX shareholders, by allowing CFX to diversify its customer base and to enhance its presence in more heavily populated markets. In early 1995, CFX made an acquisition in Massachusetts, Orange Savings Bank in Orange, Massachusetts.

    The environment for independent community banks in New England in general, and specifically in the southern New Hampshire area in which CFX is currently concentrated, has become increasingly more competitive. Independent community institutions focusing on serving the New Hampshire and Massachusetts markets have faced rising cost structures, increasing competition from "super-regional" banking institutions and non-banking and thrift organizations, continued consolidation in the bank industry, high costs of technology needed to compete with much larger organizations, general economic concerns affecting the health of major employers in the market and concentration of credit risks in a relatively small area. Over the past year, CFX's Board of Directors and management have concluded that CFX must grow and diversify in the current environment to enhance shareholder value. CFX's Board believes that a greater market capitalization is necessary to attract an institutional following and to achieve greater liquidity for CFX shares. CFX has evaluated a number of strategic alternatives, including possible acquisitions of or affiliations with other institutions, and has concluded that CFX should pursue acquisitions in order to meet the challenges that face CFX's business by substantially expanding its operations beyond southwestern New Hampshire. CFX's conclusion was based on, among other factors, an examination of its current and adjacent market areas, an analysis of its business plan, the identification of smaller financial institutions within CFX's current and adjacent market areas which represent potential acquisition targets, the belief that CFX could grow its customer base by capitalizing on potential customer dissatisfaction resulting from other large transactions among financial institutions within its current and adjacent market areas and the expectation that CFX, given its size and diverse product offerings, would be able to cross-sell different products to the customers of the smaller institutions that it might acquire. Additionally, CFX believed that the acquisition of an institution with lines of businesses (such as a trust business) that would complement CFX's business lines would enable CFX to offer such products to its large customer base. Several of the factors considered would enable CFX to increase its profitability, broaden its customer base, diversify its asset base and expand its product offerings. Accordingly, CFX has adopted a strategy, which it believes to be in the best interests of its shareholders, to build its franchise through acquisitions of institutions with appropriate size, market, earnings, products and opportunities for cost savings, in order to provide a strong community banking alternative in central New England. CFX has undertaken a comprehensive review of candidates for strategic acquisitions and both Safety Fund and Milford were among the institutions it identified as meeting CFX's needs and strategy for building its franchise and benefitting CFX shareholders.

    In this review, CFX management considered CFX's concentration in the southern New Hampshire market and the need to move into higher growth markets, such as the Worcester County, Massachusetts market, and the desirability of expanding its Massachusetts operations, which began with the acquisition of Orange Savings Bank in April 1995. In early 1995, CFX management identified Safety Fund as a potential acquisition candidate that could address these needs and contacted Safety Fund management to indicate CFX's interest in discussing a potential acquisition of Safety Fund by CFX. Safety Fund's management indicated at that time that Safety Fund intended to remain independent. Contacts continued from time to time through the fall of 1995, but did not lead to negotiations of a possible transaction until early December 1995, when Safety Fund's financial advisor contacted CFX management to inform them that CFX was among the financial institutions with which Safety Fund was interested in exploring a possible transaction. Thereafter, CFX management submitted an indication of interest in Safety Fund and subsequently commenced the negotiations and due diligence that culminated in the approval of the Safety Fund Agreement that was announced on January 5, 1996.

    In reaching its decision to approve the Safety Fund Agreement, the CFX Board considered that the Safety Fund Merger would enhance and increase the competitiveness of its community banking franchise and that CFX shareholders should realize the benefits of such an acquisition. Such benefits include, but are not limited to, the future prospects of CFX combined with Safety Fund, the addition of Safety Fund's commercial banking culture and established trust operations which would complement CFX's mortgage banking capability, deposit base and community banking experience to enable CFX to provide the full range of community banking services necessary to competitively serve the needs of the small towns and semi-rural communities that comprise its markets; the ability to add to and thus leverage CFX's existing investment in the Massachusetts market and to achieve a significant market position in the demographically attractive north central Massachusetts market including Worcester, Massachusetts; the cost savings potential resulting from back office efficiencies possible, among other reasons, because of compatible data processing systems; and the strength of the Safety Fund management team and the proposed arrangements with respect to the CFX Board and the role of SFNB management following the Merger. See "-- Management and Operations After the Mergers."

    CFX identified  Milford  as  a possible  acquisition  candidate  that  could address the need to consolidate CFX's market share in south central New Hampshire, location of the most populous county in New Hampshire. In late 1994 CFX management contacted Milford management to indicate CFX's interest in discussing a potential acquisition of Milford by CFX. Thereafter, CFX management and Milford management engaged in discussions from time to time but Milford's receptiveness to a possible acquisition was not indicated until late summer 1995 when its financial advisor solicited indications of interest. Negotiations and due diligence commenced in December 1995 and culminated in the approval of the Milford Agreement on February 9, 1996.

    In reaching its decision to approve the Milford Agreement, the CFX Board considered that the Milford Merger also would enhance and increase the competitiveness of CFX's community banking franchise and benefit CFX shareholders. The benefits CFX shareholders should realize include, but are not limited to, the future prospects of CFX combined with Milford; the enhancement of CFX's market position in populous south central New Hampshire through the addition of Milford's branches in south central New Hampshire; the enhancement of CFX's market position in New Hampshire generally through the Milford Merger which complements CFX's strong market position in southwestern New Hampshire; the opportunities for substantial administrative and operational savings; and Milford's strong risk-based capital ratio.

    THE CFX BOARD BELIEVES THAT THE SAFETY FUND AND MILFORD MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, CFX AND ITS SHAREHOLDERS. THE CFX BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SAFETY FUND MERGER AND THE MILFORD MERGER.

    In   reaching  the  conclusion  to  approve  the  Safety  Fund  and  Milford
Agreements, the CFX Board consulted with CFX management, as well as its financial and legal advisors (Alex. Brown & Sons Incorporated ("Alex. Brown") and Arnold & Porter, respectively), and considered the factors described above and the following additional factors, which together constitute all material factors considered by the CFX Board in approving each of the Agreements:

        (i) CFX's business, operations, financial condition, earnings, and acquisition strategy, including the desirability of achieving a significant position in north central Massachusetts and south central New Hampshire;

        (ii) the current and prospective economic, regulatory and competitive climate facing community banking institutions, including without limitation the consolidation currently underway in the banking industry, competition from larger institutions and from nonbank providers of financial services;

       (iii) the presentations by CFX management and Alex. Brown as to (a) the business, operations, asset quality, earnings and financial condition of Safety Fund and Milford, (b) the historical price performance of Safety Fund and Milford, and (c) the competitive positions of Safety Fund and Milford;

       (iv) the anticipated cost savings and revenue enhancements available to the combined institution from the Safety Fund Merger, which are estimated to be 20% of historical Safety Fund non-interest expense, and from the Milford Merger, which are estimated to be 30% of historical Milford non-interest expense, resulting from back office efficiencies;

        (v) the common philosophies and cultures of CFX and Safety Fund, and of CFX and Milford, particularly with respect to customer satisfaction, efficiency and credit quality and serving the banking needs of small towns and semi-rural communities;

       (vi) the Exchange Ratios in the Mergers from a number of valuation perspectives, as presented by Alex. Brown with respect to the Safety Fund Agreement and the January 5, 1996 opinion of Alex. Brown that the Safety Fund Exchange Ratio was fair to CFX and its shareholders from a financial point of view, and as presented by Alex. Brown with respect to the Milford Agreement and the February 9, 1996 opinion of Alex. Brown that the Milford Exchange Ratio was fair to CFX and its shareholders from a financial point of view (see "-- Opinions of the Financial Advisor");

       (vii) the terms of the Safety Fund and Milford Agreements, including their price protection mechanisms for CFX, and the Stock Option Agreements (as defined below); the regulatory and shareholder approval processes; the treatment of the Safety Fund Merger as either a pooling-of-interests or as a purchase for financial accounting purposes and the different Safety Fund Exchange Ratios associated therewith; the treatment of the Milford Merger as a pooling-of-interests; and the nature of the Mergers as tax-free reorganizations for federal income tax purposes (see "-- Certain Federal Income Tax Consequences" and "-- Accounting Treatment";

      (viii) the resultant capital of the combined institution after each of the Safety Fund and Milford Mergers individually and the implications of each Merger on CFX's ongoing business strategy, including its acquisition and expansion strategies; and

       (ix) the restructuring charges of approximately $2.5 million and $1.3 million, respectively, that CFX will take in connection with the Safety Fund Merger and the Milford Merger, the impact of these charges on CFX earnings, and the fact that each transaction is expected to be accretive to CFX earnings within twelve months after its closing.

    The foregoing discussion of the information and factors considered by the CFX Board is not intended to be exhaustive but includes all material factors considered by the CFX Board. In reaching its determinations to approve and recommend the Safety Fund Agreement and the Milford Agreement, the CFX Board did not assign relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Safety Fund Merger and the Milford Merger and the other transactions contemplated by the Agreements, considering, among other things, the matters discussed above and the opinions of Alex. Brown referred to above, the Board, by unanimous vote of all directors, approved the Safety Fund Agreement and the Milford Agreement as being in the best interests of CFX and its shareholders and directed that the Agreements be submitted to the holders of CFX Common Stock to vote at the Annual Meeting.

    Based on the foregoing, the CFX Board concluded that the proposed Safety Fund Merger and the proposed Milford Merger would be in the best interests of CFX's shareholders, customers and communities served. ACCORDINGLY, THE CFX BOARD UNANIMOUSLY VOTED TO RECOMMEND THAT THE CFX SHAREHOLDERS VOTE "FOR" PROPOSAL II, THE SAFETY FUND AGREEMENT AND SAFETY FUND MERGER, AND UNANIMOUSLY VOTED TO RECOMMEND THAT THE CFX SHAREHOLDERS VOTE "FOR" PROPOSAL III, THE MILFORD AGREEMENT AND MILFORD MERGER.

    [MAP DEPICTING LOCATIONS OF BRANCHES OF CFX CORPORATION, THE SAFETY FUND
                   CORPORATION AND MILFORD CO-OPERATIVE BANK]

TERMS OF THE MERGERS

    SAFETY FUND. In accordance with the terms of the Safety Fund Agreement, a wholly owned subsidiary of CFX organized for the purpose will be merged with and into Safety Fund, with Safety Fund as the surviving corporation of the Safety Fund Merger. Immediately thereafter, Safety Fund will be merged with and into CFX, whereupon the separate existence of Safety Fund will cease.

    At the Effective Time (as defined in the Safety Fund Agreement), each share of the common stock of Safety Fund, par value $5.00 per share ("Safety Fund Common Stock"), issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in the Safety Fund Agreement) and except as otherwise provided in the Safety Fund Agreement, will be converted into an amount of CFX Common Stock equal to one share multiplied by the appropriate Safety Fund Exchange Ratio (as defined below) and cash in lieu of any fractional share of CFX Common Stock.

    The number of shares of CFX Common Stock to be received for each share of Safety Fund Common Stock ("Safety Fund Exchange Ratio") depends on two principal factors. The first factor is whether (as the parties expect) the Safety Fund Merger may be accounted for under the pooling-of-interests method of accounting. Thus, the Safety Fund Exchange Ratio depends on whether CFX, after consulting with its independent certified public accountants, determines by the close of business on the business day preceding the Effective Time that the Safety Fund Merger qualifies for the pooling-of-interests method of accounting, or does not so qualify as a result of actions by CFX in breach of the Safety Fund Agreement ("Pooling Determination"). In connection with the Mergers, CFX's Board of Directors determined to omit the regular second quarter 1996 cash dividend in order to comply with the accounting rules related to the payment of special dividends preceding a business combination, but also announced that normal dividends will resume in the third quarter of 1996. See "-- Accounting Treatment." The second factor is the average closing price of CFX Common Stock on the AMEX for the ten consecutive trading days preceding the last regulatory approval required for consummation of the Safety Fund Merger (as used herein in reference to both Mergers, the "CFX Trading Price"). At any given price level of CFX Common Stock, the number of shares of CFX Common Stock to be received for each share of Safety Fund Common Stock (and thus the per share value to be received by Safety Fund shareholders) will be less under a purchase accounting than under a pooling-of-interests accounting. The exercise of dissenters' rights by holders of ten percent or more of Safety Fund Common Stock would preclude pooling treatment.

    The following tables show the Safety Fund Exchange Ratio at various CFX Trading Prices if a Pooling Determination is made or is not made, together with the Per Safety Fund Share Value in each case. As used herein, the Per Safety Fund Share Value is calculated by multiplying the CFX Trading Price by the applicable Safety Fund Exchange Ratio, and represents the value of a share of CFX Common Stock that would be received in the Safety Fund Merger for each share of Safety Fund Common Stock based on the CFX Trading Price. The CFX Trading Price is based on the CFX trading price on AMEX for the ten trading days prior to receipt of the last required regulatory approval and thus could be determined several weeks prior to the Effective Time. The market price of CFX Common Stock at the Effective Time could differ from the CFX Trading Price used to determine the Safety Fund Exchange Ratio, and the actual value of the shares issued in the Safety Fund Merger therefore could differ from the Per Safety Fund Share Value.

                             POOLING DETERMINATION

                      SAFETY FUND     PER SAFETY FUND
CFX TRADING PRICE   EXCHANGE RATIO      SHARE VALUE
- ------------------  ---------------  ------------------
$18.66 or more      1.629                $30.38 or more
$17.88 - $18.65     1.629 - 1.700                $30.38
$13.21 - $17.87     1.700               $22.46 - $30.38
$12.43 - $13.20     1.700 - 1.806                $22.46
$11.66 - $12.42     1.806               $21.06 - $22.46
Below $11.66        (1)                             (1)

- ------------------------
(1) If a Pooling Determination is made, Safety Fund by action of its Board of Directors may, but need not, seek to terminate the Safety Fund Agreement if the CFX Trading Price is below $11.66. If Safety Fund does not seek to terminate the Safety Fund Agreement, the Safety Fund Exchange Ratio would be 1.806 and the Per Safety Fund Share Value would be less than $21.06. If Safety Fund seeks to terminate the Safety Fund Agreement, CFX may adjust the Safety Fund Exchange Ratio to the amount determined by dividing $21.06 by the CFX Trading Price (resulting in a Per Safety Fund Share Value of $21.06) and the Safety Fund Merger would be consummated on that basis. Alternatively, CFX could do nothing in response, in which case the Safety Fund Agreement would terminate.

                            NO POOLING DETERMINATION

                      SAFETY FUND     PER SAFETY FUND
CFX TRADING PRICE   EXCHANGE RATIO      SHARE VALUE
- ------------------  ---------------  ------------------
$20.84 or more      1.200                $25.00 or more
$16.45 - $20.83     1.200 - 1.520                $25.00
$13.16 - $16.44     1.520               $20.00 - $25.00
$12.50 - $13.15     1.520 - 1.600                $20.00
Below $12.50        (1)                             (1)

- ------------------------
(1) If a Pooling Determination is not made, Safety Fund by action of its Board of Directors may, but need not, seek to terminate the Safety Fund Agreement if the CFX Trading Price is below $12.50. If Safety Fund does not seek to terminate the Safety Fund Agreement, the Safety Fund Exchange Ratio would be 1.600 and the Per Safety Fund Share Value would be less than $20.00. If Safety Fund seeks to terminate the Safety Fund Agreement, CFX may adjust the Safety Fund Exchange Ratio to the amount determined by dividing $20.00 by the CFX Trading Price or make an additional cash payment (in either case resulting in a Per Safety Fund Share Value of $20.00) and the Safety Fund Merger would be consummated on that basis. Alternatively, CFX could do nothing in response, in which case the Safety Fund Agreement would terminate.

    Any cash payment in lieu of fractional shares will be in an amount equal to such fraction multiplied by the reported closing sale price of CFX Common Stock on the AMEX as reported in THE WALL STREET JOURNAL for the trading day immediately preceding the date of the Effective Time.

    Safety Fund has adopted a 1984 Incentive Stock Option Plan and a 1994 Incentive and Nonqualified Stock Option Plan (collectively, "Safety Fund Stock Option Plans"). At the Effective Time, outstanding obligations under the Safety Fund Stock Option Plans will be assumed by CFX and, except as provided in the Safety Fund Agreement, each stock option outstanding under the Safety Fund Stock Option Plans will become the right to receive, upon payment of the exercise price, as adjusted by the Safety Fund Exchange Ratio, a number of shares of CFX Common Stock equal to the Safety Fund Exchange Ratio multiplied by the number of shares of Safety Fund Common Stock covered by such options, rounded down to the nearest share. As of December 31, 1995, there were outstanding under the Safety Fund Stock Option Plans options held by eight present and former executive officers of Safety Fund to acquire an aggregate of 50,850 shares of Safety Fund Common Stock at an exercise price ranging from $10.33 per share to $12.67 per share.

    In the event that, prior to the Effective Time of the Safety Fund Merger, the outstanding shares of CFX Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities as a result of a distribution, stock dividend, stock split or stock combination in CFX Common Stock or securities convertible into CFX Common Stock, all without CFX receiving consideration therefor, then an appropriate and proportionate adjustment shall be made to the Safety Fund Exchange Ratio.

    MILFORD. In accordance with the terms of the Milford Agreement, at the Effective Date (as defined in the Milford Agreement), Milford will be merged into CFX Bank, a subsidiary of CFX, whereupon the separate existence of Milford will cease and CFX Bank will continue unaffected and unimpaired by the Milford Merger. Also, at the Effective Date, each share of the common stock of Milford, par value $1.00 per share ("Milford Common Stock"), issued and outstanding immediately prior to the Effective Date, will be converted into an amount of CFX Common Stock equal to one share multiplied by the appropriate Milford Exchange Ratio (as defined below) and cash in lieu of any fractional share of CFX Common Stock.

    The number of shares of CFX Common Stock to be received for each share of Milford Common Stock ("Milford Exchange Ratio") depends on the average closing price of CFX Common Stock on the AMEX for the ten consecutive trading days preceding the last regulatory approval required for consummation of the Milford Merger (as used herein in reference to both Mergers, the "CFX Trading Price"). The following table shows the Milford Exchange Ratio at various CFX Trading Prices together with the Per Milford Share Value in each case. As used herein, the Per Milford Share Value is calculated by multiplying the CFX Trading Price by the applicable Milford Exchange Ratio, and represents the value of a share of CFX Common Stock that would be received in the Milford Merger for each share of Milford Common Stock based on the CFX Trading Price. The CFX Trading Price is based on the CFX trading price on AMEX for the ten trading days prior to receipt of the last required regulatory approval and thus could be determined several weeks prior to the Effective Date. The market price of CFX Common Stock at the Effective Date could differ from the CFX Trading Price used to determine the Milford Exchange Ratio, and the actual value of the shares issued in the Milford Merger therefore could differ from the Per Milford Share Value.

                         MILFORD           PER MILFORD
CFX TRADING PRICE     EXCHANGE RATIO       SHARE VALUE
- ------------------  ------------------  ------------------
$17.67 or more      2.6051                  $46.00 or more
$17.40 - $17.66     2.6052 - 2.6445                 $46.00
$12.86 - $17.39     2.6446                 $34.00 - $46.00
$12.59 - $12.85     2.6447 - 2.699                  $34.00
$12.10 - $12.58     2.7                    $32.67 - $34.00
Below $12.10        (1)                                (1)

- ------------------------
(1) Milford by action of its Board of Directors may, but need not, seek to terminate the Milford Agreement if the CFX Trading Price is below $12.10. If Milford does not seek to terminate the Milford Agreement, the Milford Exchange Ratio would be 2.7 and the Per Milford Share Value would be less than $32.67. If Milford seeks to terminate the Milford Agreement, CFX may adjust the Milford Exchange Ratio to the amount determined by dividing $32.67 by the CFX Trading Price (resulting in a Per Milford Share Value of $32.67) and the Milford Merger would be consummated on that basis. Alternatively, CFX could do nothing in response, in which case the Milford Agreement would terminate.

    Any cash payment in lieu of fractional shares will be in an amount equal to such fraction multiplied by the reported closing sale price of CFX Common Stock on the AMEX as reported in THE WALL STREET JOURNAL for the trading day immediately preceding the Effective Date.

    In the event that, prior to the Effective Date, the outstanding shares of CFX Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock split, or other like changes in CFX's capitalization, or if a stock dividend thereon is declared with a record date before the Effective Date, then an appropriate and proportionate adjustment shall be made to the Milford Exchange Ratio.

OPINIONS OF THE FINANCIAL ADVISOR

    CFX retained Alex. Brown on September 27, 1995 to provide certain investment banking advice and services, including advice with respect to the Mergers and related matters. Alex. Brown has historically provided, and continues to provide, certain other financial advisory and agency services to CFX. Alex. Brown was selected to act as CFX's financial advisor based upon its qualifications, expertise and reputation, as well as Alex. Brown's familiarity with CFX's business and market area. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

    SAFETY FUND. On January 5, 1996, Alex. Brown made a presentation with respect to the Safety Fund Merger and delivered a written opinion (the "Safety Fund Opinion") to the CFX Board of Directors that, as of such date, the consideration to be paid by CFX pursuant to the Safety Fund Agreement was fair from a financial point of view. No limitations were imposed by the CFX Board of Directors upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering the Safety Fund Opinion.

    The full text of the Safety Fund Opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. CFX shareholders are urged to read the Safety Fund Opinion in its entirety. The Safety Fund Opinion is directed to the CFX Board of Directors, addresses only the fairness of the consideration to be paid by CFX pursuant to the Safety Fund Agreement from a financial point of view and does not constitute a recommendation to any CFX shareholder as to how such shareholder should vote. The Safety Fund Opinion was rendered to the CFX Board of Directors for its consideration in determining whether to approve the Safety Fund Agreement. The following summary of the Safety Fund Opinion is qualified in its entirety by reference to the full text of the Safety Fund Opinion.

    In rendering the Safety Fund Opinion, Alex. Brown reviewed certain publicly available financial information concerning CFX and Safety Fund and certain internal financial analyses and other information furnished to it by CFX and Safety Fund. Alex. Brown also held discussions with members of the senior managements of CFX and Safety Fund regarding the business and prospects of their respective financial institutions. In addition, Alex. Brown (i) reviewed the reported price and trading activity for CFX Common Stock and Safety Fund Common Stock, (ii) compared certain financial and stock market information for CFX and Safety Fund, respectively, with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Safety Fund Agreement, (iv) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (v) reviewed the potential pro forma impact of the Safety Fund Merger on CFX's financial condition, operating results and per share figures and (vi) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate.

    In conducting its review and arriving at its Safety Fund Opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of all of the financial and other information reviewed by and discussed with it for purposes of its Safety Fund Opinion. With respect to the financial forecasts reviewed by Alex. Brown in rendering its Safety Fund Opinion, Alex.

Brown assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CFX and Safety Fund as to the likely future financial performance of CFX and Safety Fund. Alex. Brown did not make an independent evaluation or appraisal of the assets or liabilities of Safety Fund nor was it furnished with any such appraisal.

    While the summary set forth below describes all analyses and factors that Alex. Brown deemed material in its presentation to the CFX Board of Directors, it does not purport to be a complete description of the analyses and factors considered by Alex. Brown in this regard. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Safety Fund Opinion. No one of the analyses performed by Alex. Brown was assigned a greater significance than any other. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which the businesses actually may be sold. Alex. Brown's opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the Safety Fund Opinion. Furthermore, no opinion is being expressed as to the prices at which shares of CFX may trade at any future time.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing the Safety Fund Opinion, Alex. Brown, using publicly available information, compared selected financial information, including book value, tangible book value, latest twelve months ("LTM") earnings, asset quality ratios and loan loss reserve levels, for Safety Fund and a selected group of commercial bank organizations.

    The selected group of commercial bank organizations comprised New England banks with total assets between $200 million and $500 million, a total of 10 institutions were included, namely: BNH Bancshares, Inc. (CT), Boston Private Bancorp, Inc. (MA), Century Bancorp, Inc. (MA), Granite State Bankshares, Inc.
(NE), Hometown Bancorporation, Inc. (CT), New England Community Bancorp (CT), New Milford Bank & Trust (CT), Wainwright Bank & Trust Co. (MA), Westport Bancorp, Inc. (CT), Westbank Corp. (MA) (the "Selected Banks"). As of January 4, 1996, the relative multiples implied by the market price of Safety Fund Common Stock and the mean market price of the common stock of the Selected Banks to such selected September 30, 1995 financial data was: to latest twelve months earnings, 24.5x for Safety Fund and 12.6x for the Selected Banks; to stated book value, 194% for Safety Fund and 146% for the Selected Banks; to tangible book value, 194% for Safety Fund and 153% for the Selected Banks; and to total assets, 13.2% for Safety Fund and 10.1% for the Selected Banks. Alex. Brown noted that no company used in the Selected Banks analysis was identical to Safety Fund. From this analysis, Alex. Brown concluded that Safety Fund Common Stock traded at a premium to the average trading level of the Selected Banks.

    ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS. In preparing the Safety Fund Opinion, Alex. Brown reviewed the financial terms, to the extent publicly available, of certain selected merger and acquisition transactions for banks based upon the acquisition price relative to stated book value, stated tangible book value, latest twelve months earnings, total assets and based upon the premiums to core deposits and to market price. The market price premium is measured against the market price of the common stock one month prior to the acquisition announcement of each transaction in an attempt to eliminate any price movements due to information leakage which may have occurred. The analysis included a review and comparison of the maximum, minimum and mean multiples represented by a sample of recently effected or pending bank acquisitions nationwide having a transaction value between $10 million and $75 million which were announced since January 1, 1995 (a total of 98 transactions), as further segmented into: (i) transactions in which the selling bank achieved a return on average assets between 0.90% and 1.25% in the year of its announced acquisition (39 transactions) ("Profitability-Segmented Transactions"); (ii) transactions in which the selling bank possessed nonperforming assets less than 1.50% of its total assets (78 transactions) ("Asset-Quality Segmented"); and (iii) transactions in which the selling bank was headquartered in New England and had non-performing assets less than 4.00% of its total assets (3 transactions) ("New England Transactions").

    The relative multiples implied by the merger consideration and each of the selected acquisition transaction segmentations, respectively, are provided in the following table:

                                CFX CORPORATION
               RECENT COMMERCIAL BANKING ACQUISITION TRANSACTIONS

                                                            PURCHASE PRICE AS A MULTIPLE OF:
                                                  ----------------------------------------------------
                                                                TANG. BOOK                              CORE DEPOSIT    MARKET
                                                  BOOK VALUE      VALUE      LTM EARNINGS    ASSETS       PREMIUM       PREMIUM
                                                  -----------  ------------  ------------  -----------  ------------  -----------
ALL NATIONWIDE TRANSACTIONS
  Mean..........................................      193.5%        199.7%         16.0x        17.1%         10.7%        56.4%
  Maximum.......................................      303.9%        328.5%         24.8x        31.1%         28.9%       120.8%
  Minimum.......................................       89.9%        117.4%          9.0x         6.2%          0.0%        14.8%
NATIONAL TRANSACTIONS WITH ROAA BETWEEN 0.90%
 AND 1.25%
  Mean..........................................      194.5%        202.3%         16.6x        16.9%         10.5%        49.1%
  Maximum.......................................      303.9%        328.5%         22.9x        26.5%         24.0%        80.6%
  Minimum.......................................      117.4%        117.4%          9.8x        10.5%          3.1%        19.5%
NATIONAL TRANSACTIONS WITH NPAs/ASSETS LESS
 THAN  1.50%
  Mean..........................................      194.7%        201.1%         16.1x        17.5%         11.1%        55.6%
  Maximum.......................................      303.9%        328.5%         24.8x        31.1%         28.9%       120.8%
  Minimum.......................................       89.9%        117.4%          9.0x         8.8%          0.0%        14.8%
NEW ENGLAND TRANSACTIONS
  Mean..........................................      212.0%        213.3%         12.1x        14.2%          9.6%        38.0%

SAFETY FUND ACQUISITION (POOLING)...............      213.8%        213.8%          (1)         15.7%         10.4%        42.8%

SAFETY FUND ACQUISITION (PURCHASE)..............      191.2%        191.2%          (1)         14.0%          8.4%        27.7%

- ------------------------
(1) Ratio not meaningful.

    Alex. Brown concluded from its review of selected acquisition transactions that the relevant multiples (as calculated on a fully diluted basis as of November 30, 1995) implied by the per share merger consideration, except for price to latest twelve months earnings, were within the range of multiples implied in each of the aforementioned transaction segmentations. Because Safety Fund was concluding its turnaround and, accordingly, experienced depressed earnings for the first six months of its latest twelve months of operation, Alex. Brown indicated that the price to latest twelve months earnings was not a meaningful ratio.

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Alex. Brown estimated the present value of the future dividend streams and terminal value that Safety Fund could produce over a five year period. Base projections for Safety Fund's 1996 balance sheet and income statement were provided by Safety Fund management. In producing a range of Per Safety Fund Share Values,

Alex. Brown utilized the following assumptions: discount rates range from 11% to 15%, terminal price/ earnings multiples range from 11.0x to 14.0x and earnings include estimated savings in Safety Fund's noninterest expense in 1996 and 1997, remaining constant at the estimated 1997 level through the year 2000. The discounted cash flow analysis produced a range of net present values of Safety Fund Common Stock from $24.50 to $35.00. The values reflected in the foregoing range were not intended to represent the price at which 100% of Safety Fund Common Stock could actually be sold. These analyses did not purport to be indicative of actual values or expected values of the shares of Safety Fund. Alex. Brown noted that the discounted cash flow analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including expense savings levels, terminal values and discount rates which future values may be significantly more or less than such estimates. The range does not purport to be an appraisal range.

    PRO FORMA MERGER ANALYSIS. Alex. Brown analyzed certain pro forma effects on CFX from the Safety Fund Merger in 1996 and 1997 assuming the payment of the merger consideration. Based on certain assumptions, including those by CFX management with respect to cost savings and other synergies from the Safety Fund Merger, and the stand alone earnings projections of CFX and Safety Fund, the analysis showed that the Safety Fund Merger, as a pooling, would be accretive to CFX's earnings per share in 1996 by 10.0% and in 1997 by 8.1%; additionally, the pro forma pooling merger analysis showed the Safety Fund Merger would be 8.4% dilutive to CFX's tangible book value per share. As a purchase, the analysis showed that the Safety Fund Merger would be accretive to CFX's earnings per share in 1996 by 2.3% and in 1997 by 1.4%; additionally, the pro forma purchase merger analysis showed the Safety Fund Merger would be 6.9% dilutive to CFX's tangible book value per share.

    COMPENSATION OF FINANCIAL ADVISOR. Pursuant to the terms of an engagement letter dated September 27, 1995 and its Addendum B dated January 2, 1996, CFX will pay Alex. Brown an aggregate fee of $170,000 for acting as financial advisor in connection with the Safety Fund Merger, including rendering the Safety Fund Opinion. Of the $170,000, $50,000 was paid following the delivery of the Safety Fund Opinion, with the remainder of the fee payable upon consummation of the Safety Fund Merger. Whether or not the Safety Fund Merger is consummated, CFX also has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with the transaction. CFX has also agreed to indemnify Alex. Brown and certain related persons against certain liabilities relating to or arising out of its engagement.

    MILFORD. On February 9, 1996, Alex. Brown made a presentation with respect to the Milford Merger and delivered a written opinion (the "Milford Opinion") to the CFX Board of Directors that, as of such date, the consideration to be paid by CFX pursuant to the Milford Agreement was fair from a financial point of view. No limitations were imposed by the CFX Board of Directors upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering the Milford Opinion.

    The full text of the Milford Opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix D and is incorporated herein by reference. CFX shareholders are urged to read the Milford Opinion in its entirety. The Milford Opinion is directed to the CFX Board of Directors, addresses only the fairness of the consideration to be paid by CFX pursuant to the Milford Agreement from a financial point of view and does not constitute a recommendation to any CFX shareholder as to how such shareholder should vote. The Milford Opinion was rendered to the CFX Board of Directors for its consideration in determining whether to approve the Milford Agreement. The following summary of the Milford Opinion is qualified in its entirety by reference to the full text of the Milford Opinion.

    In rendering the Milford Opinion, Alex. Brown reviewed certain publicly available financial information concerning CFX and Milford and certain internal financial analyses and other information furnished to it by CFX and Milford. Alex. Brown also held discussions with members of the senior managements of CFX and Milford regarding the business and prospects of their respective financial institutions. In addition, Alex. Brown (i) reviewed the reported price and trading activity for CFX

Common Stock and Milford Common Stock, (ii) compared certain financial and stock market information for CFX and Milford, respectively, with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Milford Agreement, (iv) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (v) reviewed the potential pro forma impact of the Milford Merger on CFX's financial condition, operating results and per share figures and (vi) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate.

    In conducting its review and arriving at the Milford Opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of all of the financial and other information reviewed by and discussed with it for purposes of the Milford Opinion. With respect to the financial forecasts reviewed by Alex. Brown in rendering the Milford Opinion, Alex. Brown assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CFX and Milford as to the likely future financial performance of CFX and Milford. Alex. Brown did not make an independent evaluation or appraisal of the assets or liabilities of Milford nor was it furnished with any such appraisal.

    While the summary set forth below describes all analyses and factors that Alex. Brown deemed material in its presentation to the CFX Board of Directors, it does not purport to be a complete description of the analyses and factors considered by Alex. Brown in this regard. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Milford Opinion. No one of the analyses performed by Alex. Brown was assigned a greater significance than any other. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which the businesses actually may be sold. Alex. Brown's opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the Milford Opinion. Furthermore, no opinion is being expressed as to the prices at which shares of CFX may trade at any future time.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing the Milford Opinion, Alex. Brown, using publicly available information, compared selected financial information, including book value, tangible book value, latest twelve months ("LTM") earnings, asset quality ratios and loan loss reserve levels, for Milford and a selected group of savings bank organizations.

    The selected group of savings bank organizations comprised New England savings banks with total assets between $100 million and $300 million, a total of 10 institutions were included, namely: Branford Savings Bank (CT), Bethel Bancorp (ME), Hingham Institution for Savings (MA), Home Port Bancorp, Inc.
(MA), Ipswich Savings Bank (MA), KSB Bancorp, Inc. (ME), Mayflower Co-operative Bank (MA), New Hampshire Thrift Bancshares (NH), Portsmouth Bank Shares (NH), Tolland Bank (CT) (the "Selected Savings Banks"). As of February 7, 1996, the relative multiples implied by the market price of Milford Common Stock and the mean market price of the common stock of the Selected Savings Banks to such selected December 31, 1995 financial data was: to latest twelve months earnings, 10.5x for Milford and 10.9x for the Selected Savings Banks; to stated book value, 101% for Milford and 101% for the Selected Savings Banks; to tangible book value, 101% for Milford and 104% for the Selected Savings Banks; and to total assets, 10.1% for Milford and 8.5% for the Selected Savings Banks. Alex. Brown noted that no company used in the Selected Savings Bank was identical to Milford. From this analysis, Alex. Brown concluded that Milford Common Stock traded at similar multiples to the average trading level of the Selected Savings Banks.

    ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS. In preparing the Milford Opinion, Alex. Brown reviewed the financial terms, to the extent publicly available, of certain selected merger and acquisition transactions for savings banks based upon the acquisition price relative to stated book value, stated tangible book value, latest twelve months earnings, total assets and based upon the premiums to core deposits and to market price. The market price premium is measured against the market price of the common stock one month prior to the acquisition announcement of each transaction in an attempt to eliminate any price movements due to information leakage which may have occurred. The analysis included a review and comparison of the maximum, minimum and mean multiples represented by a sample of recently effected or pending savings bank acquisitions nationwide having a transaction value between $10 million and $75 million which were announced since January 1, 1995 (a total of 102 transactions), as further segmented into: (i) transactions in which the selling savings bank achieved a return on average assets between 0.90% and 1.25% in the year of its announced acquisition (27 transactions) ("Profitability-Segmented Transactions"); (ii) transactions in which the selling savings bank possessed nonperforming assets less than 1.50% of its total assets (79 transactions) ("Asset-Quality Segmented"); and (iii) transactions in which the selling savings bank was headquartered in New England (9 transactions) ("New England Transactions").

    The relative multiples implied by the merger consideration and each of the selected acquisition transaction segmentations, respectively, are provided in the following table:

                                CFX CORPORATION
                  RECENT SAVINGS BANK ACQUISITION TRANSACTIONS

                                                            PURCHASE PRICE AS A MULTIPLE OF:
                                                  ----------------------------------------------------
                                                                TANG. BOOK                              CORE DEPOSIT    MARKET
                                                  BOOK VALUE      VALUE      LTM EARNINGS    ASSETS       PREMIUM       PREMIUM
                                                  -----------  ------------  ------------  -----------  ------------  -----------
ALL NATIONWIDE TRANSACTIONS
  Mean..........................................      149.4%        152.9%         15.4x        15.2%          6.9%        33.5%
  Maximum.......................................      254.4%        381.9%         24.1x        30.6%         22.5%       262.3%
  Minimum.......................................       93.4%         95.6%          8.0x         6.2%         (0.7)%       (9.5)%
NATIONAL TRANSACTIONS WITH ROAA BETWEEN 0.90%
 AND 1.25%
  Mean..........................................      151.9%        152.5%         14.3x        16.0%          7.5%        23.5%
  Maximum.......................................      204.4%        204.4%         21.8x        28.0%         17.7%        72.8%
  Minimum.......................................      122.0%        123.1%          8.0x         8.5%          2.1%        (1.8)%
NATIONAL TRANSACTIONS WITH NPAs/ASSETS LESS
 THAN  1.50%
  Mean..........................................      148.0%        149.2%         15.5x        15.5%          6.9%        30.9%
  Maximum.......................................      254.4%        254.4%         24.1x        30.6%         17.7%       262.3%
  Minimum.......................................       93.4%         95.6%          8.0x         6.2%         (0.7)%       (9.5)%
NEW ENGLAND TRANSACTIONS
  Mean..........................................      142.8%        143.2%         13.5x        14.1%          5.2%        39.0%

MILFORD CO/OP ACQUISITION.......................      168.2%        168.2%         17.5X        17.4%          8.4%        66.7%

    Alex. Brown concluded from its review of selected acquisition transactions that the relevant multiples (as calculated on a fully diluted basis as of December 31, 1995) implied by the per share merger consideration were within the range of multiples implied in each of the aforementioned transaction segmentations.

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Alex. Brown estimated the present value of the future dividend streams and terminal value that Milford could produce over a five-year period. Base projections for Milford's 1996 balance sheet and income statement were provided by Milford and CFX management. In producing a range of Per Milford Share Values, Alex. Brown utilized the following assumptions: discount rates range from 11% to 15%, terminal price/ earnings multiples range from 12.0x to 15.0x and earnings include estimated savings in Milford's noninterest expense in 1996 and 1997, remaining constant at the estimated 1997 level through the year 2000. The discounted cash flow analysis produced a range of net present values of Milford Common Stock from $36.08 to $50.46. The values reflected in the foregoing range were not intended to represent the price at which 100% of Milford Common Stock could actually be sold. These analyses did not purport to be indicative of actual values or expected values of the shares of Milford. Alex. Brown noted that the discounted cash flow analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including expense savings levels, terminal values and discount rates which future values may be significantly more or less than such estimates. The range does not purport to be an appraisal range.

    PRO FORMA MERGER ANALYSIS. Alex. Brown analyzed certain pro forma effects on CFX (assuming effectiveness of the Safety Fund Merger) from the Milford Merger in 1996 and 1997 assuming the payment of the merger consideration. Based on certain assumptions, including those by CFX management with respect to cost savings and other synergies from the Milford Merger, and the earnings projections of CFX (pro forma for the Safety Fund Merger) and Milford, the analysis showed that the Milford Merger would be accretive to CFX's earnings per share in 1996 by 0.4% and in 1997 by 0.4%; additionally, the pro forma pooling merger analysis showed the Milford Merger would be 1.7% dilutive to CFX's tangible book value per share. Alex. Brown noted orally that the earnings accretion levels to CFX from the Milford Merger would be greater than 0.4% in both 1996 and 1997 in the absence of the Safety Fund Merger, although the overall CFX earnings per share levels would be lower.

    COMPENSATION OF FINANCIAL ADVISOR. Pursuant to the terms of an engagement letter dated September 27, 1995 and its Addendum C dated February 7, 1996, CFX will pay Alex. Brown an aggregate fee of $200,000 for acting as financial advisor in connection with the Milford Merger, including rendering the Milford Opinion. The fee is payable upon consummation of the Milford Merger. Whether or not the Milford Merger is consummated, CFX also has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with the transaction. CFX has also agreed to indemnify Alex. Brown and certain related persons against certain liabilities relating to or arising out of its engagement.

    Additionally, CFX has agreed to pay Alex. Brown $100,000, in quarterly installments of $25,000, as a non-contingent retainer for providing CFX increased consultation regarding its relationship with the equity capital markets.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGERS; WAIVER

    The Agreements contain representations and warranties by CFX and each of Safety Fund and Milford, respectively, regarding various customary legal, regulatory, financial and business matters. Except as otherwise provided in the Agreements, these representations and warranties will not survive the consummation of the Mergers.

    The obligations of CFX and each of Safety Fund and Milford, respectively, to consummate the Mergers are conditioned upon, among other things: (i) approval of the Agreements by the shareholders of CFX and each of Safety Fund and Milford, respectively; (ii) the absence of orders prohibiting the Mergers; (iii) the receipt of all necessary regulatory approvals and the expiration of all applicable waiting periods, without any condition or requirement that causes the Board of Directors of CFX or one of Safety Fund or Milford, respectively, to abandon its respective Merger; (iv) approval for listing on the AMEX, subject to official notice of issuance, of the shares of CFX Common Stock to be issued in the respective Merger; (v) the receipt of tax opinions satisfactory to CFX and each of Safety Fund and Milford, respectively; (vi) receipt of all necessary permits and authorizations; (vii) with respect to Safety Fund only, the effectiveness under the Securities Act of 1933, as amended ("Securities Act"), of a registration statement covering the issuance of CFX Common Stock in connection with the Safety Fund Merger and the absence of any proceeding by the Commission to suspend such effectiveness; and (viii) receipt of other customary closing documents.

    In addition, as a condition to CFX's obligation to consummate the Milford Merger, no event may occur that precludes the Milford Merger from being accounted for as a pooling-of-interests. See "-- Accounting Treatment."

    Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Mergers may be waived at any time by the party for whose benefit they operate, in a writing signed by both parties to the respective Agreement, and each Agreement may be amended or supplemented at any time by written agreement of the parties to that Agreement, except that any such waiver or amendment executed after approval of an Agreement by the shareholders of the company acquired under such Agreement which reduces the amount or form of consideration to be delivered to such shareholders pursuant to that Agreement requires the further approval of such shareholders.

REGULATORY AND OTHER APPROVALS

    To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to the particular statutes and regulations and the regulations promulgated under such statutes.

    CFX, Safety Fund and Milford are not aware of any other governmental approvals or actions that are required for consummation of the Mergers except as described below. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the respective Merger to which such approval or action relates and would not be conditioned in a manner that would cause CFX, or Safety Fund or Milford in the case of their respective Agreements to abandon the Mergers.

    SAFETY FUND. The Safety Fund Merger is subject to approval by the Board of Governors of the Federal Reserve System ("Federal Reserve") under the BHCA, which requires that the Federal Reserve take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve from approving the Safety Fund Merger if it would violate certain antitrust standards, unless it finds that the anticompetitive effect of the Safety Fund Merger is clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, the Federal Reserve must take into account the parties' record of performance in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. Federal Reserve regulations require publication of notice of the application for approval of the Safety Fund Merger and provide an opportunity for the public to comment on the application in writing and to request a hearing. The Safety Fund Merger may not be consummated until the 30th day after such approval (or such shorter period as the Federal Reserve may prescribe with the concurrence of the Attorney General, but not less than 15 days), during which time the United States Department of Justice ("DOJ") may challenge the Safety Fund Merger on antitrust grounds.

    In addition, the Safety Fund Merger requires the approval of the Massachusetts Board of Bank Incorporation ("MBBI"). Such approval is based upon the determination that the proposed transaction does not unreasonably affect competition among Massachusetts banking institutions and that it promotes public convenience and advantage. In making such a determination, the MBBI must consider, among other things, a showing of net new benefits, including initial capital investment, job creation plans, consumer and business services and commitments to maintain and open branch offices within a bank's statutorily delineated local community.

    Prior to approving the Safety Fund Merger, the MBBI must receive notice from the Massachusetts Housing Partnership Fund ("MHP Fund") that arrangements satisfactory to the MHP Fund have been made for the proposed acquiror to make
0.9 percent of its assets located in Massachusetts available for call by the MHP Fund for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks ("Commissioner"), which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the MHP Fund. Pursuant to this requirement, SFNB and CFX, as lender and guarantor, respectively, are entering into a Loan Agreement with the MHP Fund's Board pursuant to which SFNB agrees to make funds available for call by the MHP Fund's Board.

    The parties to the Safety Fund Agreement have filed applications for the foregoing regulatory approvals. The Safety Fund Merger will not proceed in the absence of all such required approvals. There can be no assurance that the Federal Reserve or the MBBI will approve the Safety Fund Merger, and if approved, there can be no assurance as to the date of such approvals, that such approvals will not be conditioned upon matters that would cause the Board of Directors of CFX or Safety Fund to abandon the Safety Fund Merger, or that no action will be brought by DOJ challenging the Safety Fund Merger. See "-- Representations and Warranties; Conditions to the Mergers; Waiver" and "-- Effective Times of the Mergers; Termination."

    MILFORD. The Milford Merger is subject to the approval of the Federal Deposit Insurance Corporation ("FDIC") under Section 18(c) of the Federal Deposit Insurance Act, as amended (the "Bank Merger Act"), which requires that the FDIC take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The Bank Merger Act prohibits the FDIC from approving the Milford Merger if it would violate certain antitrust standards, unless it finds that the anticompetitive effect of the Milford Merger is clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, the FDIC must take into account the parties' record of performance in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. FDIC regulations require publication of notice of the application for approval of the Milford Merger and provide an opportunity for the public to comment on the application in writing and to request a hearing. The Milford Merger may not be consummated until the 30th day after such approval (or such shorter period as the FDIC may prescribe with the concurrence of the Attorney General, but not less than 15 days), during which time the United States Department of Justice ("DOJ") may challenge the Milford Merger on antitrust grounds. The Milford Merger also requires written notice to the Office of Thrift Supervision ("OTS") of the Department of the Treasury under regulations adopted by the OTS under the Home Owners' Loan Act of 1933.

    In addition, the Milford Merger requires the approval of the New Hampshire Bank Commissioner ("Bank Commissioner") following a public hearing at which any interested person may appear. The Bank Commissioner's approval is based upon a determination that the public convenience and advantage and the interest of the merging institutions and their members, shareholders and depositors will be promoted by the Milford Merger and that the Milford Merger can be effected without reducing the amount standing to the credit of any depositor and without the necessity of imposing restrictions (other than restrictions already in effect under applicable state and federal laws and regulations) on the withdrawal of funds by depositors. The approval of the Bank Commissioner is also required for CFX Bank to continue to operate the existing branch offices of Milford as branch offices of CFX Bank following the Milford Merger.

    The parties to the Milford Agreement have filed applications for the foregoing regulatory approvals. The Milford Merger will not proceed in the absence of all such required approvals. There can be no assurance that the FDIC or the Bank Commissioner will approve the Milford Merger, and if approved, there can be no assurance as to the date of such approvals, that such approvals will not be conditioned upon matters that would cause the Board of Directors of CFX or Milford to abandon the Milford

Merger, or that no action will be brought by DOJ challenging the Milford Merger. See "-- Representations and Warranties; Conditions to the Mergers; Waiver" and "-- Effective Times of the Mergers; Termination."

BUSINESS PENDING THE MERGERS

    Under the terms of the Agreements, each of CFX, Safety Fund and Milford and its respective subsidiaries generally is prohibited from taking any action that affects the ability of CFX, Safety Fund or Milford to consummate its respective Merger or Mergers or that disqualifies the respective Merger or Mergers as poolings-of-interests for accounting purposes or tax free reorganizations under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    Each of Safety Fund and Milford, including its subsidiaries, is also required to use reasonable efforts to preserve intact its business and interests and operate its business in the usual, regular and ordinary course. In addition, without CFX's prior consent or as otherwise provided in the Agreements, each of Safety Fund and Milford may not declare or pay any dividends or other distributions on capital stock other than pursuant to specified limits, increase compensation or fringe benefits of directors, officers or employees beyond customary limits, or take certain other actions.

    Each of Safety Fund and Milford has also agreed in its respective Agreement, subject to certain exceptions, that it will not authorize or permit any of its officers, directors or agents to directly or indirectly solicit or initiate inquiries or proposals relating to its acquisition or purchase other than as contemplated in the respective Agreements, and that CFX will be notified upon receipt by either Safety Fund or Milford of such an inquiry or proposal.

    In addition, under the Safety Fund Agreement, each of CFX, Safety Fund and their respective subsidiaries generally is prohibited from taking any action that materially affects the ability of CFX or Safety Fund to obtain any necessary governmental approvals, materially increases the period of time necessary to obtain such approvals, materially affects its ability to perform its covenants and agreements under the Safety Fund Agreement, or results in the representations and warranties of CFX and Safety Fund in the Safety Fund Agreement not being true and correct on the date of the Safety Fund Agreement or at any future date on or prior to the date of closing of the Safety Fund Merger. Also under the Safety Fund Agreement, CFX may not enter into certain other acquisitions that require the approval of CFX shareholders, equal or exceed $30 million or are reasonably likely to materially delay the Merger without the prior written consent of Safety Fund.

EFFECTIVE TIMES OF THE MERGERS; TERMINATION

    CFX anticipates that the Mergers will be consummated in the second half of 1996. However, consummation could be delayed as a result of delays in obtaining the necessary governmental and regulatory approvals or if any other condition to consummation of the Mergers is not satisfied. There can be no assurances as to if or when such approvals will be obtained or that the Mergers will be consummated. See "-- Regulatory and Other Approvals."

    The Agreements may be terminated at any time prior to their consummation, whether before or after shareholder approvals: (i) at any time by the mutual written agreement of CFX and either Safety Fund or Milford, respectively; (ii) by either party to an Agreement in the event of a material breach by the other party of any agreement, representation or warranty in the respective Agreement after notice and an opportunity to cure; (iii) by either party to an Agreement in the event that the Mergers are not consummated on or before January 5, 1997 in the case of the Safety Fund Merger and December 31, 1996 in the case of the Milford Merger, subject to extension in certain circumstances; (iv) by either party to an Agreement if the other party's shareholders fail to approve such Agreement; (v) by either party to a Merger if such Merger is disapproved by a relevant regulatory authority.

    In addition, if the respective CFX Trading Price is below a certain price, each of Safety Fund and Milford may terminate its respective Agreement if CFX elects not to adjust the respective Exchange Ratio as provided for in each Agreement. See "-- Terms of the Mergers."

MANAGEMENT AND OPERATIONS AFTER THE MERGERS

    SAFETY FUND. Subsequent to the Safety Fund Merger, those persons serving as directors of CFX immediately prior to the Effective Time will continue as directors of CFX, together with the following four directors of Safety Fund:

    Christopher W. Bramley, age 54, Director of Safety Fund since 1994, currently President and CEO of Safety Fund and President and CEO of SFNB, previously an Executive Vice President, Shawmut Bank, N.A., and President and CEO of Shawmut Worcester County Bank. Mr. Bramley beneficially owns 24,877 shares of Safety Fund Common Stock;

    P. Kevin Condron, age 50, Director of Safety Fund since 1984, currently President and CEO of Central Supply, Inc. (wholesale plumbing and heating). Mr. Condron beneficially owns 23,140 shares of Safety Fund Common Stock;

    William E. Aubuchon, III, age 51, Director of Safety Fund since 1974, currently Chairman of the Board and CEO of W. E. Aubuchon Co., Inc. (retail hardware). Mr. Aubuchon beneficially owns 11,869 shares of Safety Fund Common Stock; and

    David R. Grenon, age 56, Director of Safety Fund since 1979, currently Chairman of Advisory Board and Assistant Clerk, The Protector Group Insurance Agency, Inc. (property and casualty insurance agency), previously President and CEO of The Protector Group Insurance Agency, Inc., Director and shareholder, The Protector Insurance Agency, Inc. (financial services insurance agency) and Director of Commerce Holdings, Inc. and Commerce Group, Inc. Mr. Grenon beneficially owns 41,364 shares of Safety Fund Common Stock.

    Under the Safety Fund Agreement, CFX agrees, to the extent permitted by applicable law and appropriate regulators, to maintain SFNB in existence as a separate subsidiary of CFX for at least three years following the Effective Time, subject to regulatory considerations, safe and sound banking practices and the fiduciary duties of CFX's directors. In addition, nine of those persons currently serving as directors of SFNB will be designated by CFX, after consultation with Safety Fund, to continue to serve as directors of SFNB for at least three years from the Effective Time, subject to regulatory considerations, safe and sound banking practices and the fiduciary duties of CFX's directors, and CFX initially will elect up to three additional CFX representatives as directors of SFNB.

    MILFORD. On the Effective Date, those persons serving as directors of CFX Bank immediately prior to the Effective Date will continue to serve as directors of CFX Bank together with two directors to be designated by Milford subject to CFX Bank's approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Mergers will constitute tax-free  reorganizations within the meaning  of
Section 368(a) of the Code in which no gain or loss will be recognized by CFX by reason of the Mergers.

ACCOUNTING TREATMENT

    CFX expects to account for the Mergers using the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of CFX and Safety Fund, and CFX and Milford, respectively, will be combined and carried forward at their previously recorded amounts. Revenue and expenses of CFX and Safety Fund, and of CFX and Milford, respectively, will be combined at historically recorded amounts. In this connection, the Board of Directors of CFX has determined to omit the regular second quarter cash dividend normally payable to CFX shareholders in order to comply with the accounting rules related to the payment of special dividends preceding a business combination. Omission of the second quarter dividend in an amount equal to the special dividend paid by CFX in January 1996 will permit CFX to account for the Mergers as pooling transactions. CFX's Board of Directors expects to resume the payment of normal dividends to CFX shareholders in the third quarter of 1996. As described below, however, it is still possible that the Safety Fund Merger will not qualify for pooling-of-interests accounting.

    SAFETY FUND. In the Safety Fund Agreement, CFX and Safety Fund agreed to consummate the Safety Fund Merger whether it could be accounted for as a pooling-of-interests transaction or had to be accounted for as a purchase transaction. CFX and Safety Fund also agreed that they would not take any action that would disqualify the Safety Fund Merger as a pooling-of-interests for accounting purposes.

    The Safety Fund Agreement provides that CFX is to consult with its independent certified public accountants not later than the second business day preceding the Effective Time to determine whether a Pooling Determination can be made. The Safety Fund Exchange Ratio will differ depending upon whether such a Pooling Determination is made but a Pooling Determination is not a condition to consummation of the Safety Fund Merger, which may be consummated if accounted for as a purchase transaction. Under the purchase method of accounting, the assets and liabilities of Safety Fund will be adjusted to their estimated fair market value at the date of acquisition, which is why the Per Safety Fund Share Values under the purchase accounting Exchange Ratios are lower than under the Pooling Determination Exchange Ratios. Pro forma financial information provided herein is presented assuming use of each of the pooling-of-interests and purchase accounting methods. See "-- Terms of the Mergers" and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)."

    During the negotiation of the Safety Fund Agreement, both CFX and Safety Fund recognized that, while they anticipated being able to account for the transaction as a pooling-of-interests, the ability of one or more Safety Fund shareholders, holding ten percent or more of the outstanding shares of Safety Fund Common Stock, to dissent from the transaction could preclude the use of such an accounting treatment (the parties also noted that a Safety Fund shareholder owned 9.9 percent of the outstanding shares of Safety Fund Common Stock and had applied for the requisite federal approval to acquire up to 51% of such shares, which approval subsequently was granted). In recognition of this fact, the parties agreed that the Safety Fund Merger would be consummated even if the transaction could not be accounted for as a pooling-of-interests (although with certain distinct results). Because the Safety Fund Merger may be accounted for as either a pooling-of-interests transaction or a purchase transaction, information regarding the different possible financial results of the transaction under the two accounting methods is being provided to shareholders herein.

    MILFORD. Under the Milford Agreement, it is a condition to the obligations of CFX and Milford to consummate the Milford Merger that the Milford Merger be accounted for as a pooling-of-interests transaction. See "-- Representations and Warranties; Conditions to the Mergers; Waiver." The pooling-of-interests accounting method is described above. See "-- Safety Fund."

STOCK OPTION AGREEMENTS

    In connection with execution of the Agreements, CFX and each of Safety Fund and Milford executed Stock Option Agreements pursuant to which Safety Fund granted CFX an option ("Safety Fund Option") to purchase up to 332,000 authorized but unissued shares of Safety Fund Common Stock (constituting approximately 16.7 percent of the shares of Safety Fund Common Stock that would be outstanding following the exercise of the Safety Fund Option) at a price of $20 per share and Milford granted CFX an option ("Milford Option") to purchase up to 131,300 authorized but unissued shares of Milford Common Stock (constituting approximately 16.7 percent of the shares of Milford Common Stock that would be outstanding following the exercise of the Milford Option) at a price of $30 per share, such numbers of shares and exercise prices being subject to adjustment under certain circumstances. The Options are exercisable only upon the occurrence and continuation of certain events that could jeopardize consummation of the Mergers pursuant to the terms of their respective Agreements, one of which has occurred in the case of the Stock Option Agreement between CFX and Safety Fund.

MARKETS AND MARKET PRICES

    CFX Common Stock is listed and traded on the AMEX under the symbol "CFX." Since December 12, 1995, Safety Fund Common Stock has been listed and traded on the Nasdaq Stock Market under the symbol "SFCO." Prior to that date, Safety Fund Common Stock was traded over the counter. The following table therefore shows the market value per share for each of CFX and Safety Fund and the Safety Fund Equivalent at the dates set forth below assuming that a Pooling Determination had or had not been made at the dates set forth below:

                                                                 CLOSING SALES PRICE
                                                               ------------------------
                                                                            SAFETY FUND   SAFETY FUND    SAFETY FUND
                                                               CFX COMMON     COMMON      EQUIVALENT     EQUIVALENT
                                                                  STOCK        STOCK     PER SHARE (1)  PER SHARE (2)
                                                               -----------  -----------  -------------  -------------
Market value per common share:
  January 4, 1996 (3)........................................   $    15.38   $   23.25     $   26.15      $   23.38
  March 29, 1996 (4).........................................   $    14.75   $   22.50     $   25.08      $   22.42

- ------------------------
(1) Assuming that a Pooling Determination had been made, the equivalent market value per share of Safety Fund Common Stock represents the closing sales price of CFX Common Stock on the dates reported multiplied by a Safety Fund Exchange Ratio of 1.7. The Safety Fund Exchange Ratio would differ if the CFX Trading Price were above $17.87 or below $13.21. See "-- Terms of the Merger -- Safety Fund."

(2) Assuming that a Pooling Determination had not been made, the equivalent market value per share of Safety Fund Common Stock represents the closing sales price of CFX Common Stock on the dates reported multiplied by a Safety Fund Exchange Ratio of 1.52. The Safety Fund Exchange Ratio would differ if the CFX Trading Price were above $16.44 or below $13.16. See "-- Terms of the Merger -- Safety Fund."

(3) The business day immediately preceding the public announcement of the Safety Fund Merger. In the case of Safety Fund, no trades occurred on January 4, 1996 and data is presented as of January 3, 1996, the date on which the most recent sale of Safety Fund Common Stock occurred prior to the public announcement of the Safety Fund Merger.

(4) The business day immediately preceding the Record Date.

    Milford Common Stock is not traded or listed on any national securities exchange and there is no established public trading market for Milford Common Stock. The following table shows the average of the high and low sales prices for CFX Common Stock and the average of the bid and asked prices for Milford Common Stock on February 8, 1996, the date immediately preceding the date on which the Milford Merger was announced and March 29, 1996, the date immediately preceding the Record Date and the Milford Equivalent at the dates set forth below.

                                                                               HISTORICAL
                                                                     ------------------------------     MILFORD
                                                                          CFX        MILFORD COMMON   EQUIVALENT
DATE                                                                  COMMON STOCK       STOCK       PER SHARE (1)
- -------------------------------------------------------------------  --------------  --------------  -------------
Market value per common share:
  February 8, 1996.................................................    $   14.94       $   24.00       $   39.50
  March 29, 1996...................................................    $   14.75       $   34.00       $   39.01

- ------------------------
(1) The equivalent market value per share of Milford Common Stock represents the closing price of CFX Common Stock on the dates reported multiplied by an Exchange Ratio of 2.6446. The Exchange Ratio would differ if the CFX Trading Price were above $17.39 or below $12.86. See
    "-- Terms of the Merger."

    The table below sets forth high and low sales prices for CFX Common Stock as quoted on the AMEX and sets forth for Safety Fund Common Stock: (i) high and low sales prices as quoted on the Nasdaq Stock Market for the first quarter of 1996;
(ii) high and low sales prices as reported by Bloomberg Financial Markets for the four quarters of 1995; and (iii) high and low bid quotations in the over the counter market based on transactions known to Safety Fund management for the four quarters of 1994, in all cases as adjusted for stock splits and stock dividends. The prices reported below for Safety Fund Common Stock for each of the four quarters of 1995 and 1994 are approximate and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The table below also sets forth the cash dividends declared for the periods indicated, as adjusted for stock splits and stock dividends:

                                                                 CFX                           SAFETY FUND
                                                   -------------------------------  ---------------------------------
QUARTER ENDED                                        HIGH        LOW     DIVIDENDS    HIGH        LOW      DIVIDENDS
- -------------------------------------------------  ---------  ---------  ---------  ---------  ---------  -----------
1996
  June 30, 1996 (through April 25)...............  $   15.00  $   14.00  $  --      $    25.00 $    22.50 $   --
  March 31, 1996.................................       15.88      14.00     0.1800      25.00      22.00        0.00
1995
  December 31, 1995 (1)..........................       17.50      14.13     0.3429      26.00      15.67        0.00
  September 30, 1995.............................       17.13      14.25     0.1524      15.67      13.33        0.00
  June 30, 1995..................................       16.13      11.63     0.1524      14.83      13.33        0.00
  March 31, 1995.................................       12.13      10.13     0.1475      14.00      10.33        0.00
1994
  December 31, 1994..............................       11.00      10.00     0.1292      10.33       9.33        0.00
  September 30, 1994.............................       11.75      10.38     0.1249      10.67       9.33        0.00
  June 30, 1994..................................       12.13       9.88     0.1143      12.00      11.33        0.00
  March 31, 1994.................................       11.00      10.00     0.1143      13.33      16.00        0.00

- ------------------------
(1) Safety Fund was listed on the Nasdaq Stock Market on December 12, 1995. The high and low sales prices reported by Nasdaq for the period from December 12, 1995 through December 31, 1995 were $26.00 and $18.50, respectively.

    The following table sets forth the high and low sales prices for Milford Common Stock as reported to Milford by local market makers. Milford Common Stock is not traded or listed on any national securities exchange and there is no established public trading market for Milford Common Stock. Because of this, the prices listed below are approximate. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                            MILFORD
                                               ---------------------------------
QUARTER ENDED                                   HIGH      LOW     DIVIDENDS (1)
- ---------------------------------------------  -------   ------   --------------
1996
  June 30, 1996 (through April 25)...........  $ 35.00   $ 33.50  $    --
  March 31, 1996.............................    34.00     21.00          0.50
1995
  December 31, 1995..........................    22.00     20.38       --
  September 30, 1995.........................    22.00     20.00          0.40
  June 30, 1995..............................    20.00     18.50       --
  March 31, 1995.............................    18.625    15.75          0.25
1994
  December 31, 1994..........................    15.75     13.50       --
  September 30, 1994.........................    16.00     13.50          0.30
  June 30, 1994..............................    13.50     12.25       --
  March 31, 1994.............................    12.00     11.50          0.225

- ------------------------
(1) Milford declares dividends on a semi-annual basis. The March 31, 1996 dividend of $0.50 per share of Milford Common Stock is adjusted for the Merger and approximates the CFX dividend multiplied by an Exchange Ratio of 2.6446.

    Generally, the amount of future dividends paid by CFX will be determined in light of CFX's results of operations, financial condition, regulatory constraints and other factors deemed relevant by CFX's Board of Directors. In order to comply with technical financial accounting rules related to the payment of special dividends preceding a business combination, the CFX Board has determined to omit CFX's regular cash dividend for the second quarter of 1996. Omission of the second quarter dividend in an amount equal to the special dividend paid by CFX in January 1996 is necessary to permit CFX to account for the Mergers as pooling transactions. See "-- Accounting Treatment." CFX expects to resume normal dividends during the third quarter of 1996. The ability to maintain normal dividends in the future also could be affected by the level of core earnings, economic conditions, credit quality, regulatory policies, capital needs, growth objectives, the ability of bank and nonbank subsidiaries to upstream dividends to CFX and other relevant factors. CFX engages in no business other than acting as the holding company for its subsidiaries. The only funds available to CFX for the payment of dividends are cash and cash equivalents held at the holding company level, dividends paid to CFX by its subsidiaries and borrowings.

COMPARATIVE PER SHARE DATA

    The  following tables set forth  at the dates and  for the periods indicated
(i) historical consolidated per share data for CFX Common Stock, Safety Fund Common Stock and Milford Common Stock, (ii) pro forma combined per share data for CFX Common Stock (with Safety Fund only and with Milford only), (iii) pro forma combined per share data for CFX Common Stock (with Safety Fund and Milford), (iv) equivalent per share data for Safety Fund Common Stock reflecting consummation of the Safety Fund Merger and consummation of the Safety Fund Merger and the Milford Merger and (v) equivalent per share data for Milford Common Stock reflecting consummation of the Milford Merger and consummation of the Safety Fund Merger and the Milford Merger. The first table presents pro forma information at a Safety Fund Exchange Ratio of 1.7 assuming that the Pooling Determination is made. The second table presents pro forma information at a Safety Fund Exchange Ratio of 1.52 assuming the Pooling Determination is not made.

    The CFX pro forma combined data (with Safety Fund only) represents the effect of the Safety Fund Merger on a share of CFX Common Stock. The Safety Fund equivalent pro forma data represents the CFX pro forma combined data (with Safety Fund only) multiplied by 1.7 and 1.52, respectively, and thereby reflects the effect of the Safety Fund Merger on a share of Safety Fund Common Stock.

    The CFX pro forma combined data (with Milford only) represents the effect of the Milford Merger on a share of CFX Common Stock. The Milford equivalent pro forma data represents the CFX pro forma combined data (with Milford) multiplied by a Milford Exchange Ratio of 2.6446, and thereby reflects the effect of the Milford Merger on a share of Milford Common Stock.

    The CFX pro forma combined data (with Safety Fund and Milford) represents the effect of the Safety Fund Merger and the Milford Merger on a share of CFX Common Stock. The Safety Fund equivalent pro forma data (assuming the Safety Fund Merger and Milford Merger) represents the CFX pro forma combined data (with Safety Fund and Milford) multiplied by the applicable Safety Fund Exchange Ratio (1.7 for the pooling-of-interests table and 1.52 for the purchase table) and thereby reflects the effect of the two Mergers on a share of Safety Fund Common Stock. The Milford equivalent pro forma data (assuming the Safety Fund Merger and Milford Merger) represents the CFX pro forma combined data (with Safety Fund and Milford) multiplied by a Milford Exchange Ratio of 2.6446, and thereby reflects the effect of the Mergers on a share of Milford Common Stock. Earnings per share data is based on net earnings before cumulative effects of changes in accounting principles for all companies.

    The information is derived from the historical financial statements of CFX, including the related notes thereto, incorporated by reference in this Proxy Statement, and the historical financial statements of Safety Fund and Milford, including the related notes thereto, appearing elsewhere herein, and the pro forma combined financial information giving effect to the Mergers, appearing elsewhere herein, and should be read in conjunction with such information. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Mergers been consummated during the periods or as of the dates for which the pro forma data is presented or which will be attained in the future. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)," "AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE" and "INDEX TO FINANCIAL INFORMATION." Furthermore, there can be no assurance that the CFX Trading Price will be such that the Safety Fund Exchange Ratio would be
1.7 for a pooling-of-interests transaction or 1.52 for a purchase transaction or such that the Milford Exchange Ratio would be 2.6446. See "-- Terms of the Mergers."

             POOLING-OF-INTERESTS ACCOUNTING FOR SAFETY FUND MERGER

                                                                           CFX                                          CFX
                                                                        PRO FORMA                                    PRO FORMA
                                                                      COMBINED WITH    SAFETY FUND                 COMBINED WITH
                                                CFX      SAFETY FUND   SAFETY FUND   EQUIVALENT PRO     MILFORD       MILFORD
                                            HISTORICAL   HISTORICAL     ONLY (1)        FORMA (2)     HISTORICAL     ONLY (3)
                                            -----------  -----------  -------------  ---------------  -----------  -------------
Earnings (loss) Per Common Share (8)
  Year Ended
    1995..................................   $    1.04    $    1.12     $     .94       $    1.60      $    2.33     $    1.01
    1994..................................   $     .81    $     .10     $     .59       $    1.00      $    1.80     $     .78
    1993..................................   $     .85    $   (1.82)    $     .31       $     .53      $    1.47     $     .79
Dividends Declared Per Share (9)
  Year Ended
    1995..................................   $     .80    $  --       $       .80    $       1.36     $      .65   $       .80
    1994..................................  $      .48   $   --       $       .48    $        .82     $      .53   $       .48
    1993..................................  $      .38   $      .13   $       .38    $        .65     $      .48   $       .38
Book Value Per Share
  End of 1995.............................  $    11.98   $    12.88   $     10.78    $      18.33     $    23.78   $     11.42

                                                                 CFX       SAFETY FUND
                                                              PRO FORMA    EQUIVALENT        MILFORD
                                                              COMBINED      PRO FORMA    EQUIVALENT PRO
                                                MILFORD      WITH SAFETY  CFX/ MILFORD/    FORMA CFX/
                                            EQUIVALENT PRO    FUND AND       SAFETY         MILFORD/
                                               FORMA (4)     MILFORD (5)    FUND (6)     SAFETY FUND (7)
                                            ---------------  -----------  -------------  ---------------
Earnings (loss) Per Common Share (8)
  Year Ended
    1995..................................     $    2.67      $     .93     $    1.58       $    2.46
    1994..................................     $    2.06      $     .61     $    1.04       $    1.61
    1993..................................     $    2.09      $     .34     $     .58       $     .90
Dividends Declared Per Share (9)
  Year Ended
    1995..................................  $       2.12     $      .80   $      1.36    $       2.12
    1994..................................  $       1.27     $      .48   $       .82    $       1.27
    1993..................................  $       1.00     $      .38   $       .65    $       1.00
Book Value Per Share
  End of 1995.............................  $      30.20     $    10.52   $     17.88    $      27.82

- ------------------------------

(1) The pro forma per share data gives effect to the Safety Fund Merger but does not reflect anticipated expenses and nonrecurring charges which may result from the Safety Fund Merger. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Safety Fund Merger. CFX pro forma dividends per share represent CFX historical dividends per share.

(2) The equivalent pro forma per share data for Safety Fund represents the pro forma combined data for CFX (CFX and Safety Fund only) multiplied by a Safety Fund Exchange Ratio of 1.7.

(3) The pro forma per share data gives effect to the Milford Merger but does not reflect anticipated expenses and nonrecurring charges which may result from the Milford Merger. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Milford Merger. CFX pro forma dividends per share represent CFX historical dividends per share.

(4) The equivalent pro forma per share data for Milford represents the pro forma combined data for CFX (CFX and Milford only) multiplied by a Milford Exchange Ratio of 2.6446.

(5) The pro forma per share data gives effect to the Mergers but does not reflect anticipated expenses and nonrecurring charges which may result from the Mergers. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Mergers. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." CFX pro forma dividends per share represent CFX historical dividends per share.

(6) The equivalent pro forma per share data for Safety Fund represents the pro forma combined data for CFX (CFX, Safety Fund and Milford) multiplied by a Safety Fund Exchange Ratio of 1.7.

(7) The equivalent pro forma per share data for Milford represents the pro forma combined data for CFX (CFX, Safety Fund and Milford) multiplied by a Milford Exchange Ratio of 2.6446.

(8)  Before cumulative effect of change in accounting principle.

(9) The amount of future dividends payable by CFX will depend upon the earnings and financial condition of CFX and other factors described under "-- Markets and Market Prices."

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

                                                                           CFX                                          CFX
                                                                        PRO FORMA                                    PRO FORMA
                                                                      COMBINED WITH    SAFETY FUND                 COMBINED WITH
                                                CFX      SAFETY FUND   SAFETY FUND   EQUIVALENT PRO     MILFORD       MILFORD
                                            HISTORICAL   HISTORICAL     ONLY (1)        FORMA (2)     HISTORICAL     ONLY (3)
                                            -----------  -----------  -------------  ---------------  -----------  -------------
Earnings Per Common Share
  Year Ended
    1995..................................   $    1.04    $    1.12     $     .83       $    1.26      $    2.33     $    1.01
Dividends Declared Per Share (8)
  Year Ended
    1995..................................   $     .80    $  --       $       .80    $       1.22     $      .65   $       .80
Book Value Per Share
  End of 1995.............................  $    11.98   $    12.88   $     12.87    $      19.56     $    23.78   $     11.42

                                                                 CFX       SAFETY FUND
                                                              PRO FORMA    EQUIVALENT        MILFORD
                                                              COMBINED      PRO FORMA    EQUIVALENT PRO
                                                MILFORD      WITH SAFETY  CFX/ MILFORD/    FORMA CFX/
                                            EQUIVALENT PRO    FUND AND       SAFETY         MILFORD/
                                               FORMA (4)     MILFORD (5)    FUND (6)     SAFETY FUND (7)
                                            ---------------  -----------  -------------  ---------------
Earnings Per Common Share
  Year Ended
    1995..................................     $    2.67      $     .83     $    1.26       $    2.20
Dividends Declared Per Share (8)
  Year Ended
    1995..................................  $       2.12     $      .80   $      1.22    $       2.12
Book Value Per Share
  End of 1995.............................  $      30.20     $    12.30   $     18.70    $      32.53

- ------------------------------

(1) The pro forma per share data gives effect to the Safety Fund Merger but does not reflect anticipated expenses and nonrecurring charges which may result from the Safety Fund Merger. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Safety Fund Merger. CFX pro forma dividends per share represent CFX historical dividends per share.

(2) The equivalent pro forma per share data for Safety Fund represents the pro forma combined data for CFX (CFX and Safety Fund only) multiplied by a Safety Fund Exchange Ratio of 1.52.

(3) The pro forma per share data gives effect to the Milford Merger but does not reflect anticipated expenses and nonrecurring charges which may result from the Milford Merger. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Milford Merger. CFX pro forma dividends per share represent CFX historical dividends per share.

(4) The equivalent pro forma per share data for Milford represents the pro forma combined data for CFX (CFX and Milford only) multiplied by a Milford Exchange Ratio of 2.6446.

(5) The pro forma per share data gives effect to the Mergers but does not reflect anticipated expenses and nonrecurring charges which may result from the Mergers. The pro forma information presented does not reflect anticipated merger and integration costs, nor does it reflect potential savings or revenue enhancements resulting from the Mergers. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." CFX pro forma dividends per share represent CFX historical dividends per share.

(6) The equivalent pro forma per share data for Safety Fund represents the pro forma combined data for CFX (CFX, Safety Fund and Milford) multiplied by a Safety Fund Exchange Ratio of 1.52.

(7) The equivalent pro forma per share data for Milford represents the pro forma combined data for CFX (CFX, Safety Fund and Milford) multiplied by a Milford Exchange Ratio of 2.6446.

(8) The amount of future dividends payable by CFX will depend upon the earnings and financial condition of CFX and other factors described under "-- Markets and Market Prices."

                                CFX CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data, excluding average balance and net interest margin data, for the five years ended December 31, 1995 is derived from the audited consolidated financial statements of CFX. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE."

                                                         AT OR FOR THE YEARS ENDED DECEMBER 31, (1)
                                               ---------------------------------------------------------------
                                                  1995         1994       1993 (2)       1992      1991 (3)(4)
                                               -----------  -----------  -----------  -----------  -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income...............  $   64,575   $   55,443   $   52,025   $   58,812   $   65,252
  Interest expense...........................      31,694       24,139       22,352       30,501       40,001
                                               -----------  -----------  -----------  -----------  -----------
  Net interest and dividend income...........      32,881       31,304       29,673       28,311       25,251
  Provision for loan and lease losses........       1,624          437        3,060        3,153        3,965
                                               -----------  -----------  -----------  -----------  -----------
  Net interest and dividend income after
   provision for loan and lease losses.......      31,257       30,867       26,613       25,158       21,286
  Other income...............................       9,421        6,516        6,543        2,386        1,319
  Other expense..............................      28,397       27,929       25,654       21,810       21,624
                                               -----------  -----------  -----------  -----------  -----------
  Income before income tax and cumulative
   effect of change in accounting principle..      12,281        9,454        7,502        5,734          981
  Income taxes...............................       4,335        3,548        1,331        2,465          678
                                               -----------  -----------  -----------  -----------  -----------
  Net income before cumulative effect of
   change in accounting principle............       7,946        5,906        6,171        3,269          303
  Cumulative effect of change in accounting
   principle.................................      --           --           --               50        1,603
                                               -----------  -----------  -----------  -----------  -----------
  Net income.................................       7,946        5,906        6,171        3,319        1,906
  Preferred stock dividends..................          89          268          270          270          270
                                               -----------  -----------  -----------  -----------  -----------
  Net income available to common stock.......  $    7,857   $    5,638   $    5,901   $    3,049   $    1,636
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------
ENDING BALANCE SHEET DATA:
  Assets.....................................  $  900,549   $  839,204   $  817,070   $  742,365   $  736,095
  Investments................................     125,491      130,393      199,580      127,654      138,158
  Net loans and leases.......................     691,283      632,849      535,376      540,116      534,724
  Allowance for loan and lease losses........       7,689        7,558        7,952        8,392        7,327
  Foreclosed real estate.....................       1,129        1,985        3,810       12,847       12,324
  Deposits...................................     665,723      625,429      623,599      648,455      628,538
  Advances from Federal Home Loan Bank of
   Boston....................................     100,814       92,201       46,801       --           20,500
  Other borrowed funds.......................      31,735       27,316       20,882        6,107          350
  Shareholders' equity.......................      89,954       86,573       84,007       80,455       79,251
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent
   share.....................................  $     1.04   $     0.81   $     0.85   $     0.44   $     0.24
  Dividends declared per share...............  $     0.80   $     0.48   $     0.38   $     0.32   $     0.37
  Dividend payout ratio......................       76.92%       59.26%       44.71%       72.73%      154.17%
  Book value per share.......................  $    11.98   $    11.77   $    11.53   $    11.09   $    10.95
  Shareholders' equity to assets at period
   end.......................................        9.99%       10.32%       10.28%       10.84%       10.77%
  Average total shareholders' equity to
   average total assets......................       10.20%       10.00%       11.02%       11.00%       11.00%
  Return on average assets...................        0.90%        0.66%        0.79%        0.40%        0.23%
  Return on average common shareholders'
   equity....................................        8.90%        6.89%        7.47%        3.99%        2.15%
  Net interest margin........................        4.14%        4.13%        4.30%        4.07%        3.87%

                                CFX CORPORATION
                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Prior period financial data has been restated to reflect the pooling-of-interests with Orange Savings Bank, CFX's 3 for 2 stock split declared on June 13, 1995 to shareholders of record on June 23, 1995 and CFX's 5% stock dividend declared on December 12, 1995 to shareholders of record on December 22, 1995.

(2) On September 1, 1993, CFX, through its subsidiary, Cheshire County Savings Bank, acquired the remaining 52.4% of Colonial Mortgage, Inc. ("Colonial") (renamed CFX Mortgage, Inc.). Previously, CFX owned 47.6% of Colonial and, as a result of the purchase, Colonial became a wholly owned subsidiary. The transaction was accounted for by the purchase method of accounting.

(3) On September 7, 1991, CFX, through its subsidiary, the Valley Bank, acquired certain assets and assumed all deposits of The Family Bank and Trust. The Family Bank and Trust had been declared insolvent by the New Hampshire Bank Commissioner and placed into Federal Deposit Insurance Corporation receivership on September 6, 1991.

(4) Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," was adopted by CFX effective January 1, 1991. The cumulative effect of the change in accounting principle on years prior to 1991 was to increase 1991 net income available to CFX Common Stock by $1,603,000, or $.23 per share.

                          THE SAFETY FUND CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data, excluding average balance and net interest margin data, for the five years ended December 31, 1995 is derived from the audited consolidated financial statements of Safety Fund. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information contained herein. See "INDEX TO FINANCIAL INFORMATION."

                                                                 AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------
                                                      1995          1994        1993 (1)        1992          1991
                                                  ------------  ------------  ------------  ------------  ------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income..................  $    21,457   $    17,264   $    18,060   $    20,787   $    23,605
  Interest expense..............................        7,641         5,228         5,765         7,919        11,557
                                                  ------------  ------------  ------------  ------------  ------------
  Net interest and dividend income..............       13,816        12,036        12,295        12,868        12,048
  Provision for loan losses.....................        1,300         2,200         8,283         2,855         5,039
                                                  ------------  ------------  ------------  ------------  ------------
  Net interest and dividend income after
   provision for loan losses....................       12,516         9,836         4,012        10,013         7,009
  Other income..................................        4,059         3,823         4,264         4,021         5,208
  Other expense.................................       14,016        13,424        12,614        12,646        11,198
                                                  ------------  ------------  ------------  ------------  ------------
  Income (loss) before income taxes and
   cumulative effect of change in accounting
   principle....................................        2,559           235        (4,338)        1,388         1,019
  Income taxes..................................          706            77        (1,410)          341           237
                                                  ------------  ------------  ------------  ------------  ------------
  Net income (loss) before cumulative effect of
   change in accounting principle...............        1,853           158        (2,928)        1,047           782
  Cumulative effect of change in accounting
   principle....................................       --            --              (180)       --            --
                                                  ------------  ------------  ------------  ------------  ------------
  Net income (loss).............................  $     1,853   $       158   $    (3,108)  $     1,047   $       782
                                                  ------------  ------------  ------------  ------------  ------------
                                                  ------------  ------------  ------------  ------------  ------------
ENDING BALANCE SHEET DATA:
  Assets........................................  $   287,483   $   271,061   $   252,091   $   260,725   $   270,022
  Investments...................................      106,162       103,437        83,234        76,615        75,836
  Net loans.....................................      153,084       135,041       138,977       151,386       164,225
  Allowance for loan losses.....................        7,350         6,417         7,739         3,669         3,466
  Foreclosed real estate........................           50           533           300         6,968         5,801
  Deposits......................................      252,788       235,475       219,796       227,223       226,790
  Advances from Federal Home Loan Bank of
   Boston.......................................       --            --            --            --            --
  Other borrowed funds..........................       11,120        15,637         7,444        10,286        18,324
  Stockholders' equity..........................       21,387        16,653        19,674        21,526        20,472
PER SHARE DATA AND OTHER SELECTED RATIOS: (2)
  Earnings (loss) per common and common
   equivalent share.............................  $      1.12   $      0.10   $     (1.93)  $      0.66   $      0.49
  Dividends declared per share..................       --            --       $      0.13   $      0.13   $      0.56
  Dividend payout ratio.........................       --            --            --             19.70%       114.29%
  Book value per share..........................  $     12.88   $     10.05   $     12.26   $     13.41   $     12.91
  Shareholders' equity to assets at period
   end..........................................         7.44%         6.14%         7.80%         8.26%         7.58%
  Average shareholders' equity to average
   assets.......................................         6.98%         7.22%         8.74%         8.07%         8.18%
  Return (loss) on average assets...............         0.66%         0.06%        (1.21)%        0.39%         0.30%
  Return (loss) on average equity...............         9.72%         0.90%       (13.84)%        4.89%         3.69%
  Net interest margin...........................         5.38%         5.33%         5.42%         5.41%         5.17%

                          THE SAFETY FUND CORPORATION
                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," was adopted by Safety Fund effective January 1, 1993. The cumulative effect of the change in accounting principle on years prior to 1993 was to increase the 1993 net loss by $180,000 or $.11 per share.

(2) Prior period common per share data has been restated to reflect Safety Fund's 3 for 2 stock split declared in November 1995.

                           MILFORD CO-OPERATIVE BANK
                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data, excluding average balance and net interest margin data, for the five years ended June 30, 1995 is derived from the audited financial statements of Milford. The selected historical financial data for the six-month periods ended December 31, 1995 and 1994 is derived from the unaudited financial statements of Milford. The data should be read in conjunction with the financial statements, related notes and other financial information included elsewhere in this Proxy Statement. See "INDEX TO FINANCIAL INFORMATION."

                                               AT OR FOR THE
                                              SIX MONTHS ENDED
                                                DECEMBER 31,               AT OR FOR THE YEARS ENDED JUNE 30,
                                            --------------------  -----------------------------------------------------
                                              1995       1994       1995     1994 (1)     1993       1992       1991
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                (UNAUDITED)               (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income............  $   5,295  $   4,703  $   9,763  $   8,673  $   9,500  $  10,382  $  10,105
  Interest expense........................      2,653      2,185      4,560      4,260      5,048      6,686      6,841
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest and dividend income........      2,642      2,518      5,203      4,413      4,452      3,696      3,264
  Provision for loan and lease losses.....         60         40         93         95        400        660        185
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest and dividend income after
   provision for possible loan losses.....      2,582      2,478      5,110      4,318      4,052      3,036      3,079
  Other income............................        426        347        754        855      1,074        632        461
  Other expense...........................      1,892      1,741      3,637      3,517      3,339      2,767      2,491
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and
   cumulative effect of change in
   accounting principle...................      1,116      1,084      2,227      1,656      1,787        901      1,049
  Income taxes............................        367        368        720        631        756        501        400
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income before cumulative effect of
   change in accounting principle.........        749        716      1,507      1,025      1,031        400        649
  Cumulative effect of change in
   accounting principle...................     --         --         --            170     --         --         --
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income..............................  $     749  $     716  $   1,507  $   1,195  $   1,031  $     400  $     649
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
  Assets..................................  $ 156,848  $ 150,200  $ 154,352  $ 151,118  $ 150,365  $ 143,318  $ 119,135
  Investments.............................     82,662     83,311     87,928     87,411     86,809     81,036    114,325
  Net loans...............................     68,145     60,466     60,818     58,168     58,113     56,934     67,511
  Allowance for loan and lease losses.....        409        426        438        491        525        392        126
  Foreclosed real estate..................          7         81     --         --            364        523        214
  Deposits................................    138,313    132,388    135,747    133,221    133,214    125,233    104,570
  Advances from Federal Home Loan Bank of
   Boston.................................      2,000      3,000      2,000      3,000      3,000      5,000      2,000
  Shareholder's equity....................     15,692     13,826     15,042     13,873     13,006     12,270     12,005

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common
   equivalent share.......................  $    1.13  $    1.09  $    2.29  $    1.82  $    1.57  $    0.61  $    0.99
  Dividends declared per share............  $    0.40  $    0.30  $    0.55  $    0.50  $    0.45  $    0.43  $    0.40
  Dividend payout ratio...................      35.40%     27.52%     24.02%     23.90%     28.66%     70.49%     40.40%
  Book value per share....................  $   23.78  $   21.07  $   22.86  $   21.15  $   19.83  $   18.70  $   18.30
  Shareholders' equity to assets at period
   end....................................      10.00%      9.21%      9.75%      9.18%      8.65%      8.56%     10.08%
  Average shareholders' equity to average
   assets.................................       9.88%      9.20%      9.47%      8.92%      8.61%      9.25%     10.54%
  Return on average assets................       0.96%      0.95%      0.99%      0.79%      0.70%      0.30%      0.58%
  Return on average equity................       9.75%     10.34%     10.43%      8.89%      8.16%      3.30%      5.52%
  Net interest margin.....................       3.53%      3.48%      3.62%      3.09%      3.15%      2.82%      2.93%

                           MILFORD CO-OPERATIVE BANK
                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," was adopted by Milford effective July 1, 1993. The cumulative effect of the change in accounting principle on periods prior to July 1, 1993 was to increase net income for the year ended June 30, 1993 by $170,000 or $.26 per share.

                 CFX CORPORATION -- THE SAFETY FUND CORPORATION

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma combined financial data for CFX after giving effect to the Safety Fund Merger, as if it had occurred as of the beginning of each of the periods presented, after giving effect to: (i) certain pro forma adjustments using a Safety Fund Exchange Ratio of 1.7 as if the Safety Fund Merger had been accounted for as a pooling-of-interests; and (ii) certain pro forma adjustments using a Safety Fund Exchange Ratio of 1.52 as if the Safety Fund Merger had been accounted for as a purchase. The actual Safety Fund Exchange Ratio will depend on the market price of CFX Common Stock during a valuation period in the ten days preceding the receipt of the last regulatory approval for consummation of the Safety Fund Merger. See "PROPOSAL II & III -- PROPOSED MERGERS -- Terms of the Mergers -- Safety Fund." This information should be read in conjunction with the historical financial statements of CFX and Safety Fund, related notes and other financial information incorporated by reference herein or included elsewhere in this Proxy Statement. The pro forma consolidated financial statements may not be indicative of the financial position or results that actually would have occurred had the Safety Fund Merger been consummated on the dates indicated, or which will be attained in the future. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)," "AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE" and "INDEX TO FINANCIAL INFORMATION."

                 CFX CORPORATION -- THE SAFETY FUND CORPORATION
              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                 1995        1994        1993        1995
                                              ----------  ----------  ----------  ----------
                                                     POOLING-OF-INTERESTS          PURCHASE
                                              ----------------------------------  ----------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income..............  $   86,032  $   72,707  $   70,085  $   85,757
  Interest expense..........................      39,335      29,376      28,117      39,007
                                              ----------  ----------  ----------  ----------
  Net interest and dividend income..........      46,697      43,340      41,968      46,750
  Provision for loan and lease losses.......       2,924       2,637      11,343       2,924
                                              ----------  ----------  ----------  ----------
  Net interest and dividend income after
   provisions for loan and lease losses.....      43,773      40,703      30,625      43,826
  Other income..............................      13,480      10,339      10,807      13,480
  Other expense.............................      42,413      41,353      38,268      43,628
                                              ----------  ----------  ----------  ----------
  Income before income taxes and cumulative
   effect of change in accounting
   principle................................      14,840       9,689       3,164      13,678
  Income taxes..............................       5,041       3,625        (79)       5,273
                                              ----------  ----------  ----------  ----------
  Net income before cumulative effect of
   change in accounting principle...........       9,799       6,064       3,243       8,405
  Preferred stock dividends.................          89         268         270          89
                                              ----------  ----------  ----------  ----------
  Net income available to common stock
   before cumulative effect of change in
   accounting principle.....................  $    9,710  $    5,796  $    2,973  $    8,316
                                              ----------  ----------  ----------  ----------
                                              ----------  ----------  ----------  ----------
ENDING BALANCE SHEET DATA:
  Assets....................................  $1,188,032  $1,110,032  $1,069,161  $1,206,878
  Investments...............................     231,653     233,830     282,814     231,188
  Net loans and leases......................     844,367     767,890     667,124     845,175
  Allowance for loan and lease losses.......      15,039      13,975      15,691      15,039
  Foreclosed real estate....................       1,179       2,518       4,110       1,179
  Deposits..................................     918,511     860,904     843,395     919,003
  Advances from Federal Home Loan Bank of
   Boston...................................     100,814      92,201      46,801     100,814
  Other borrowed funds......................      42,855      42,953      28,326      42,855
  Shareholders' equity......................     111,341     103,226     103,681     129,180
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent
   share before cumulative effect of change
   in accounting principle..................  $     0.94  $     0.59  $     0.31  $     0.83
  Dividends declared per share..............  $     0.58  $     0.34  $     0.29  $     0.60
  Dividend payout ratio.....................       61.70%      57.62%      93.55%      72.29%
  Book value per share......................  $    10.78  $    10.46  $    10.69  $    12.87
  Shareholders' equity to assets at period
   end......................................        9.37%       9.30%       9.70%      10.70%
  Average shareholders' equity to average
   assets...................................        9.42%       9.37%      10.44%      10.81%
  Return on average assets..................        0.84%       0.52%       0.30%       0.71%
  Return on average equity..................        8.90%       5.59%       2.83%       6.55%
  Net interest margin.......................        4.38%       4.35%       4.56%       4.41%

                  CFX CORPORATION -- MILFORD CO-OPERATIVE BANK
              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma combined financial data for CFX after giving effect to the Milford Merger, as if it had occurred as of the beginning of each of the periods presented, after giving effect to certain pro forma adjustments using a Milford Exchange Ratio of 2.6446 as if the Milford Merger had been accounted for as a pooling-of-interests. The actual Milford Exchange Ratio will depend on the market price of CFX Common Stock during the ten days preceding the receipt of the last regulatory approval for consummation of the Milford Merger. See "PROPOSAL II & III -- PROPOSED MERGERS -- Terms of the Mergers -- Milford." This information should be read in conjunction with the historical financial statements of CFX and Milford, related notes and other financial information incorporated by reference herein or included elsewhere in this Proxy Statement. The pro forma consolidated financial statements may not be indicative of the financial position or results that actually would have occurred had the Milford Merger been consummated on the dates indicated, or which will be attained in the future. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)" and "INDEX TO FINANCIAL INFORMATION."

                  CFX CORPORATION -- MILFORD CO-OPERATIVE BANK

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                           AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------------
                                                                               1995          1994         1993
                                                                           -------------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                            DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income...........................................  $      74,930  $    64,372  $    61,016
  Interest expense.......................................................         36,723       28,410       26,835
                                                                           -------------  -----------  -----------
  Net interest and dividend income.......................................         38,207       35,962       34,181
  Provision for loan and lease losses....................................          1,737          497        3,325
                                                                           -------------  -----------  -----------
  Net interest and dividend income after provision for loan and lease
   losses................................................................         36,470       35,465       30,856
  Other income...........................................................         10,253        7,256        7,508
  Other expense..........................................................         32,184       31,441       29,201
                                                                           -------------  -----------  -----------
  Income before income taxes and cumulative effect of change in
   accounting principle..................................................         14,539       11,280        9,163
  Income taxes...........................................................          5,054        4,195        2,030
                                                                           -------------  -----------  -----------
  Net income before cumulative effect of change in accounting
   principle.............................................................          9,485        7,085        7,133
  Preferred stock dividends..............................................             89          268          270
                                                                           -------------  -----------  -----------
  Net income available to common stock before cumulative effect of change
   in accounting principle...............................................  $       9,396  $     6,817  $     6,863
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

ENDING BALANCE SHEET DATA:
  Assets.................................................................  $   1,057,397  $   989,404  $   966,303
  Investments............................................................        208,153      213,078      261,110
  Net loans and leases...................................................        759,428      693,314      586,010
  Allowance for loan and lease losses....................................          8,098        7,984        8,430
  Foreclosed real estate.................................................          1,136        2,066        3,810
  Deposits...............................................................        804,036      757,817      754,898
  Advances from Federal Home Loan Bank of Boston.........................        102,814       95,201       49,801
  Other borrowed funds...................................................         31,735       27,316       20,882
  Shareholders' equity...................................................        105,646      100,399       97,653
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent share before cumulative
   effect of change in accounting principle..............................  $        1.01  $      0.78  $      0.79
  Dividends declared per share...........................................  $        0.69  $      0.42  $      0.34
  Dividend payout ratio..................................................          68.32%       53.85%       43.04%
  Book value per share...................................................  $       11.42  $     11.42  $     11.21
  Shareholders' equity to assets at period end...........................           9.99%       10.15%       10.11%
  Average shareholders' equity to average assets.........................           9.66%        9.18%        8.79%
  Return on average assets...............................................           0.91%        0.68%        0.78%
  Return on average equity...............................................           9.01%        6.87%        7.35%
  Net interest margin....................................................           3.99%        3.93%        4.08%

  CFX CORPORATION -- THE SAFETY FUND CORPORATION -- MILFORD CO-OPERATIVE BANK

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma combined financial data for CFX after giving effect to the Safety Fund Merger and the Milford Merger, as if they had both occurred as of the beginning of each of the periods presented, after giving effect to: (i) certain pro forma adjustments using a Safety Fund Exchange Ratio of 1.7 as if the Safety Fund Merger had been accounted for as a pooling-of-interests; (ii) certain pro forma adjustments using a Safety Fund Exchange Ratio of 1.52 as if the Safety Fund Merger had been accounted for as a purchase; and (iii) certain pro forma adjustments using a Milford Exchange Ratio of 2.6446 as if the Milford Merger had been accounted for as a pooling-of-interests. The actual exchange ratios will depend on the market prices of CFX Common Stock during valuation periods prior to receipt of the last regulatory approval necessary for consummation of the Safety Fund Merger and Milford Merger, respectively. See "PROPOSAL II & III -- PROPOSED MERGERS -- Terms of the Mergers." This information should be read in conjunction with the historical financial statements of CFX, Safety Fund and Milford, related notes and other financial information incorporated by reference herein or included elsewhere in this Proxy Statement. The pro forma consolidated financial statements may not be indicative of the financial position or results that actually would have occurred had the Mergers been consummated on the dates indicated, or which will be attained in the future. See "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)," "AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE" and "INDEX TO FINANCIAL INFORMATION."

  CFX CORPORATION -- THE SAFETY FUND CORPORATION -- MILFORD CO-OPERATIVE BANK

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                 1995        1994        1993        1995
                                              ----------  ----------  ----------  ----------
                                                     POOLING-OF-INTERESTS          PURCHASE
                                              ----------------------------------  ----------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest and dividend income..............  $   96,387  $   81,636  $   79,076  $   96,112
  Interest expense..........................       4,364      33,638      32,600      44,036
                                              ----------  ----------  ----------  ----------
  Net interest and dividend income..........      52,023      47,998      46,476      52,076
  Provision for loan and lease losses.......       3,037       2,697      11,608       3,037
                                              ----------  ----------  ----------  ----------
  Net interest and dividend income after
   provisions for loan and lease losses.....      48,986      45,301      34,868      49,039
  Other income..............................      14,312      11,079      11,772      14,312
  Other expense.............................      46,200      44,865      41,815      47,415
                                              ----------  ----------  ----------  ----------
  Income before income taxes and cumulative
   effect of change in accounting
   principle................................      17,098      11,515       4,825      15,936
  Income taxes..............................       5,760       4,272         620       5,992
                                              ----------  ----------  ----------  ----------
  Net income before cumulative effect of
   change in accounting principle...........      11,338       7,243       4,205       9,944
  Preferred stock dividends.................          89         268         270          89
                                              ----------  ----------  ----------  ----------
  Net income available to common stock
   before cumulative effect of change in
   accounting principle.....................  $   11,249  $    6,975  $    3,935  $    9,855
                                              ----------  ----------  ----------  ----------
                                              ----------  ----------  ----------  ----------
ENDING BALANCE SHEET DATA:
  Assets....................................  $1,344,880  $1,260,465  $1,218,394  $1,363,726
  Investments...............................     314,315     295,915     344,344     313,850
  Net loans and leases......................     912,512     828,355     724,987     913,320
  Allowance for loan and lease losses.......      15,448      14,401      16,169      15,448
  Foreclosed real estate....................       1,186       2,599       4,110       1,186
  Deposits..................................   1,056,824     993,292     974,694   1,057,316
  Advances from Federal Home Loan Bank of
   Boston...................................     102,814      95,201      49,801     102,814
  Other borrowed funds......................      42,855      42,953      28,326      42,855
  Shareholders' equity......................     127,033     117,052     117,327     144,872

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent
   share before cumulative effect of change
   in accounting principle..................  $     0.93  $     0.61  $     0.34  $     0.83
  Dividends declared per share..............  $     0.53  $     0.32  $     0.27  $     0.54
  Dividend payout ratio.....................       56.99       52.46       79.41       65.06%
  Book value per share......................  $    10.52  $    10.09  $    10.26  $    12.30
  Shareholders' equity to assets at
   period end...............................        9.45%       9.29%       9.63%      10.62%
  Average shareholders' equity to average
   assets...................................        9.66%       9.18%       8.79%      10.68%
  Return on average assets..................        0.86%       0.56%       0.34%       0.74%
  Return on average equity..................        9.08%       5.94%       3.33%       6.95%
  Net interest margin.......................        4.28%       4.21%       4.36%       4.29%

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

    The following unaudited pro forma combined condensed financial statements have been prepared to reflect the Safety Fund Merger on both a pooling-of-interests basis and a purchase basis and the Milford Merger on a pooling-of-interests basis. Under pooling-of-interests accounting treatment for the Safety Fund Merger and the Milford Merger , the recorded assets and liabilities of CFX, Safety Fund and Milford are carried forward to the combined company at their recorded amounts. See "PROPOSALS II & III -- PROPOSED SAFETY FUND AND MILFORD MERGERS -- Accounting Treatment." Under purchase accounting, the assets and liabilities of Safety Fund are adjusted to their estimated fair value at the date of acquisition. The following pro forma financial statements reflect the exchange of Safety Fund Common Stock for CFX Common Stock in connection with the Safety Fund Merger at a Safety Fund Exchange Ratio of 1.7 for a pooling-of-interests transaction and a Safety Fund Exchange Ratio of 1.52 for a purchase transaction and reflect the exchange of Milford Common Stock for CFX Common Stock at a Milford Exchange Ratio of 2.6446. The actual Exchange Ratios will depend on the CFX Trading Price. This unaudited pro forma combined financial information should be read in conjunction with the consolidated historical financial statements of CFX, including notes thereto, incorporated by reference herein, and the consolidated historical financial statements of Safety Fund and Milford, including notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE" and "INDEX TO FINANCIAL INFORMATION."

    The unaudited pro forma combined condensed financial statements give effect to the Safety Fund Merger and the Milford Merger, but do not reflect anticipated expenses and nonrecurring charges which may result from the Safety Fund Merger and the Milford Merger or estimated expense savings and revenue enhancements anticipated to result from the Safety Fund Merger and the Milford Merger.

    The unaudited pro forma combined financial data is not necessarily indicative of the financial position and results of future operations of the combined entity or the actual financial position and results of operations that would have been achieved had the Safety Fund Merger and Milford Merger been consummated at the dates indicated. The unaudited pro forma combined condensed balance sheets reflect preliminary pro forma adjustments made to combine CFX with Safety Fund, utilizing both the pooling-of-interests accounting method and the purchase accounting method, and with Milford utilizing the pooling-of-interests accounting method, respectively. The actual adjustments to CFX's accounts will be made as of the effective times of the Mergers and may differ from those reflected in the pro forma financial statements.

                   POOLING ACCOUNTING FOR SAFETY FUND MERGER

                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                               DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                     CFX                                        CFX
                                                                  PRO FORMA                                  PRO FORMA    CFX FULLY
                         CFX        SAFETY FUND     PRO FORMA    COMBINED W/     MILFORD       PRO FORMA    COMBINED W/   PRO FORMA
                     (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS   SAFETY FUND   (HISTORICAL)   ADJUSTMENTS     MILFORD      COMBINED
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
ASSETS                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Cash and due from
 banks.............    $ 28,766       $ 13,305                   $   42,071      $  2,321                   $   31,087    $   44,392
Federal funds
 sold..............                      2,500                        2,500                                                    2,500
Interest bearing
 deposits with
 other banks.......         327                                         327        13,148                       13,475        13,475
Federal Home Loan
 Bank of Boston
 stock.............       7,388                                       7,388           655                        8,043         8,043
Securities
 available for
 sale..............      98,047         63,738                      161,785        31,419                      129,466       193,204
Securities held to
 maturity..........      19,729         39,924                       59,653        37,440                       57,169        97,093
Mortgage loans held
 for sale..........       6,554                                       6,554                                      6,554         6,554
Loans and leases...     698,972        160,434                      859,406        68,554                      767,526       927,960
  Less allowance
   for loan and
   lease losses....       7,689          7,350                       15,039           409                        8,098        15,448
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
    Net Loans and
     Leases........     691,283        153,084                      844,367        68,145                      759,428       912,512
Premises and
 equipment.........      13,548          9,639                       23,187         2,066                       15,614        25,253
Mortgage servicing
 rights............       4,373                                       4,373                                      4,373         4,373
Goodwill and
 deposit base
 intangibles.......       9,884                                       9,884                                      9,884         9,884
Foreclosed real
 estate............       1,129             50                        1,179             7                        1,136         1,186
Other assets.......      19,521          5,243                       24,764         1,647                       21,168        26,411
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
                       $900,549       $287,483                   $1,188,032      $156,848                   $1,057,397    $1,344,880
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
  Interest
   bearing.........    $617,872       $184,897                   $  802,769      $132,155                   $  750,027    $  934,924
  Noninterest
   bearing.........      47,851         67,891                      115,742         6,158                       54,009       121,900
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
    Total
     Deposits......     665,723        252,788                      918,511       138,313                      804,036     1,056,824
  Short-term
   borrowed
   funds...........      31,735         11,120                       42,855                                     31,735        42,855
  Advances from
   FHLBB...........     100,814                                     100,814         2,000                      102,814       102,814
  Other
   liabilities.....      12,323          2,188                       14,511           843                       13,166        15,354
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
    Total
     Liabilities...     810,595        266,096                    1,076,691       141,156                      951,751     1,217,847
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
SHAREHOLDERS'
 EQUITY:
  Common stock
   (1)(2)(3).......       5,007          8,303        (6,421)         6,889           660           503          6,170         8,052
  Paid-in
   capital.........      65,763          7,585         6,421         79,769         6,636          (503)        71,896        85,902
  Retained
   earnings........      19,422          4,815                       24,237         8,251                       27,673        32,488
  Net unrealized
   gains (losses)
   on securities
   available for
   sale, after tax
   effects.........        (238)           684                          446           145                          (93)          591
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
    Total
     Shareholders'
     Equity........      89,954         21,387                      111,341        15,692                      105,646       127,033
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
                       $900,549       $287,483                   $1,188,032      $156,848                   $1,057,397    $1,344,880
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
                     ------------   ------------   -----------   -----------   ------------   -----------   -----------   ----------
Number of common
 shares
 outstanding.......       7,510          1,661                       10,333           660                        9,255        12,078
Common
 shareholders'
 equity per share
 (4)...............    $  11.98       $  12.88                   $    10.78      $  23.78                   $    11.42    $    10.52

                   POOLING ACCOUNTING FOR SAFETY FUND MERGER

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                           CFX                       CFX
                                                                        PRO FORMA                 PRO FORMA    CFX FULLY
                                                 CFX      SAFETY FUND   COMB. W/      MILFORD     COMB. W/     PRO FORMA
                                             (HISTORICAL) (HISTORICAL) SAFETY FUND  (HISTORICAL)   MILFORD     COMBINED
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and dividend income:
  Interest on loans and leases.............   $  56,908    $  14,484    $  71,392    $   5,354    $  62,262    $  76,746
  Interest and dividends on securities.....       6,853        6,709       13,562        4,195       11,048       17,757
  Other interest income....................         814          264        1,078          806        1,620        1,884
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest and Dividend Income.....      64,575       21,457       86,032       10,355       74,930       96,387
                                             -----------  -----------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits.....................      25,362        7,031       32,393        4,886       30,248       37,279
  Interest on borrowings...................       6,332          610        6,942          143        6,475        7,085
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest Expense.................      31,694        7,641       39,335        5,029       36,723       44,364
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend Income.......      32,881       13,816       46,697        5,326       38,207       52,023
Provision for loan and lease losses........       1,624        1,300        2,924          113        1,737        3,037
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend Income after
     Provision for Loan and Lease Losses...      31,257       12,516       43,773        5,213       36,470       48,986
Other income...............................       9,421        4,059       13,480          832       10,253       14,312
Other expense..............................      28,397       14,016       42,413        3,787       32,184       46,200
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Income before Income Taxes.............      12,281        2,559       14,840        2,258       14,539       17,098
Income taxes...............................       4,335          706        5,041          719        5,054        5,760
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Income.............................       7,946        1,853        9,799        1,539        9,485       11,338
Preferred stock dividends..................          89                        89                        89           89
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Income Available to Common Stock...   $   7,857    $   1,853    $   9,710    $   1,539    $   9,396    $  11,249
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------
Weighted average common shares outstanding
 (5).......................................       7,534        1,657       10,351          660        9,279       12,096
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share..................   $    1.04    $    1.12    $    0.94    $    2.33    $    1.01    $    0.93
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------

                   POOLING ACCOUNTING FOR SAFETY FUND MERGER

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                           CFX                       CFX
                                                                        PRO FORMA                 PRO FORMA    CFX FULLY
                                                 CFX      SAFETY FUND   COMB. W/      MILFORD     COMB. W/     PRO FORMA
                                             (HISTORICAL) (HISTORICAL) SAFETY FUND  (HISTORICAL)   MILFORD     COMBINED
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and dividend income:
  Interest on loans and leases.............   $  46,068    $  11,853    $  57,921    $   4,625    $  50,693    $  62,546
  Interest and dividends on securities.....       8,531        5,212       13,743        3,614       12,145       17,357
  Other interest income....................         844          199        1,043          690        1,534        1,733
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest and Dividend Income.....      55,443       17,264       72,707        8,929       64,372       81,636
                                             -----------  -----------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits.....................      19,177        4,864       24,041        4,081       23,258       28,122
  Interest on borrowings...................       4,962          364        5,326          120        5,152        5,516
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest Expense.................      24,139        5,228       29,367        4,271       28,410       33,638
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend Income.......      31,304       12,036       43,340        4,658       35,962       47,998
Provision for loan and lease losses........         437        2,200        2,637           60          497        2,697
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend Income after
     Provision for Loan and Lease Losses...      30,867        9,836       40,703        4,598       35,465       45,301
Other income...............................       6,516        3,823       10,339          740        7,256       11,079
Other expense..............................      27,929       13,424       41,353        3,512       31,441       44,865
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Income before Income Taxes.............       9,454          235        9,689        1,826       11,280       11,515
Income taxes...............................       3,548           77        3,625          647        4,195        4,272
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Income.............................       5,906          158        6,064        1,179        7,085        7,243
Preferred stock dividends..................         268                       268                       268          268
                                             -----------  -----------  -----------  -----------  -----------  -----------
    Net Income Available to Common Stock...   $   5,638    $     158    $   5,796    $   1,179    $   6,817    $   6,975
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------
Weighted average common shares outstanding
 (5).......................................       7,001        1,613        9,743          656        8,736       11,478
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share..................   $    0.81    $    0.10    $    0.59    $    1.80    $    0.78    $    0.61
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------

                   POOLING ACCOUNTING FOR SAFETY FUND MERGER

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                                                          CFX                          CFX
                                                                       PRO FORMA                    PRO FORMA    CFX FULLY
                                               CFX      SAFETY FUND    COMB. W/        MILFORD      COMB. W/     PRO FORMA
                                           (HISTORICAL) (HISTORICAL)  SAFETY FUND   (HISTORICAL)     MILFORD     COMBINED
                                           -----------  -----------  -------------  -------------  -----------  -----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and dividend income:
  Interest on loans and leases...........   $  45,056    $  13,439     $  58,495      $   4,963     $  50,019    $  63,458
  Interest and dividends on securities...       6,155        4,382        10,537          3,662         9,817       14,199
  Other interest income..................         814          239         1,053            366         1,180        1,419
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Total Interest and Dividend Income...      52,025       18,060        70,085          8,991        61,016       79,076
                                           -----------  -----------  -------------  -------------  -----------  -----------
Interest expense:
  Interest on deposits...................      21,632        5,514        27,146          4,291        25,923       31,437
  Interest on borrowings.................         720          251           971            192           912        1,163
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Total Interest Expense:..............      22,352        5,765        28,117          4,483        26,835       32,600
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Net Interest and Dividend Income.....      29,673       12,295        41,968          4,508        34,181       46,476
Provision for loan and lease losses......       3,060        8,283        11,343            265         3,325       11,608
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Net Interest and Dividend Income
     after Provision for Loan and Lease
     Losses..............................      26,613        4,012        30,625          4,243        30,856       34,868
Other income.............................       6,543        4,264        10,807            965         7,508       11,772
Other expense............................      25,654       12,614        38,268          3,547        29,201       41,815
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Income (Loss) before Income Taxes and
     Cumulative Effect of Change in
     Accounting Principle................       7,502       (4,338)        3,164          1,661         9,163        4,825
Income taxes.............................       1,331       (1,410)          (79)           699         2,030          620
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Net Income (Loss) before Cumulative
     Effect of Change in Accounting
     Principle...........................       6,171       (2,928)        3,243            962         7,133        4,205
Preferred stock dividends................         270                        270                          270          270
                                           -----------  -----------  -------------  -------------  -----------  -----------
    Net Income (Loss) Available to Common
     Stock before Cumulative Effect of
     Change in Accounting Principle......   $   5,901    $  (2,928)    $   2,973      $     962     $   6,863    $   3,935
                                           -----------  -----------  -------------  -------------  -----------  -----------
                                           -----------  -----------  -------------  -------------  -----------  -----------
Weighted average common shares
 outstanding (5).........................       6,948        1,605         9,677            656         8,683       11,412
                                           -----------  -----------  -------------  -------------  -----------  -----------
                                           -----------  -----------  -------------  -------------  -----------  -----------
Earnings per common share before
 cumulative effect of change in
 accounting principle....................   $    0.85    $   (1.82)    $    0.31      $    1.47     $    0.79    $    0.34
                                           -----------  -----------  -------------  -------------  -----------  -----------
                                           -----------  -----------  -------------  -------------  -----------  -----------

                   POOLING ACCOUNTING FOR SAFETY FUND MERGER

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1)  Common Stock at December 31, 1995:

     CFX, $0.66 2/3 par value, 22,500,000 authorized shares, of which 7,509,921 shares have been issued and are outstanding.

     SAFETY FUND, $5.00 par value, 3,200,000 authorized shares, of which 1,660,665 shares have been issued and are outstanding.

     MILFORD, $1.00 par value, 1,800,000 authorized shares, of which 659,917 shares have been issued and are outstanding.

(2) The pro forma financial statements reflect the exchange of Safety Fund and Milford Common Stock for CFX Common Stock in connection with the mergers at the exchange ratios of 1.7 and 2.6446, respectively.

     In combining the companies, a pro forma adjustment at December 31, 1995 was made to reflect the issuance of 2,823,131 shares of CFX Common Stock to Safety Fund shareholders and 1,745,216 shares of CFX Common Stock to Milford shareholders in exchange for the outstanding shares of Safety Fund and Milford Common Stock.

(3) The merger agreements provide that each holder of Safety Fund and Milford Common Stock, who would otherwise have been entitled to a fraction of CFX Common Stock, will be paid the cash value of such fraction. Such cash payments have not been reflected in the pro forma information.

(4) Pro forma common shareholders' equity per share was computed by dividing combined historical common shareholders' equity by the sum of the common shares outstanding at period end, adjusted to give effect to one or both of the mergers, assuming the exchange ratios of 1.7 and 2.6446, respectively.

(5) Pro forma weighted average common shares outstanding represent the historical weighted average common shares outstanding of CFX during the periods, plus the historical weighted average common shares outstanding of Safety Fund and Milford adjusted to give effect to one or both of the mergers, assuming the exchange ratios of 1.7 and 2.6446, respectively.

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                               DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                        CFX
                                                                     PRO FORMA                             CFX
                                                                     COMB. W/                           PRO FORMA  CFX FULLY PRO
                               CFX       SAFETY FUND   PRO FORMA      SAFETY    MILFORD    PRO FORMA   COMBINED W/     FORMA
                          (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS      FUND    (HISTORICAL) ADJUSTMENTS   MILFORD    COMBINED
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
ASSETS                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Cash and due from
 banks................... $     28,766  $     13,305                 $ 42,071  $   2,321               $   31,087  $      44,392
Federal funds sold.......                      2,500                    2,500                                              2,500
Interest bearing deposits
 with other banks........          327                                    327     13,148                   13,475         13,475
Federal Home Loan Bank of
 Boston stock............        7,388                                  7,388        655                    8,043          8,043
Securities available for
 sale....................       98,047        63,738    (1,565)(a)    160,220     31,419                  129,466        191,639
Securities held to
 maturity................       19,729        39,924     1,100(b)      60,753     37,440                   57,169         98,193
Mortgage loans held for
 sale....................        6,554                                  6,554                               6,554          6,554
Loans and leases.........      698,972       160,434       808(b)     860,214     68,554                  767,526        928,768
  Less allowance for loan
   and lease losses......        7,689         7,350                   15,039        409                    8,098         15,448
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
    Net Loans and
     Leases..............      691,283       153,084       808        845,175     68,145                  759,428        913,320
Premises and equipment...       13,548         9,639    (3,000)(b)     20,187      2,066                   15,614         22,253
Mortgage servicing
 rights..................        4,373                                  4,373                               4,373          4,373
Goodwill and deposit base
 intangibles.............        9,884                  20,628(b)      30,512                               9,884         30,512
Foreclosed real estate...        1,129            50                    1,179          7                    1,136          1,186
Other assets.............       19,521         5,243       875(b)      25,639      1,647                   21,168         27,286
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
                          $    900,549  $    287,483  $ 18,846       $1,206,878 $ 156,848              $1,057,397  $   1,363,726
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
  Interest bearing....... $    617,872  $    184,897  $    492(b)    $803,261  $ 132,155               $  750,027  $     935,416
  Noninterest bearing....       47,851        67,891                  115,742      6,158                   54,009        121,900
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
    Total Deposits.......      665,723       252,788       492        919,003    138,313                  804,036      1,057,316
Short-term borrowed
 funds...................       31,735        11,120                   42,855                              31,735         42,855
Advances from FHLBB......      100,814                                100,814      2,000                  102,814        102,814
Other liabilities........       12,323         2,188       515(b)      15,026        843                   13,166         15,869
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
    Total Liabilities....      810,595       266,096     1,007       1,077,698   141,156                  951,751      1,218,854
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
SHAREHOLDERS' EQUITY:
  Common stock
   (1)(2)(3).............        5,007         8,303    (6,620)(a)      6,690        660         503        6,170          7,853
  Paid-in capital........       65,763         7,585    29,958(a)     103,306      6,636        (503)      71,896        109,439
  Retained earnings......       19,422         4,815    (4,815)(b)     19,422      8,251                   27,673         27,673
  Net unrealized gains
   (losses) on securities
   available for sale,
   after tax effects.....         (238 )          684     (684)(b)       (238 )       145                     (93 )           (93)
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
    Total Shareholders'
     Equity..............       89,954        21,387    17,839        129,180     15,692                  105,646        144,872
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
                          $    900,549  $    287,483  $ 18,846       $1,206,878 $ 156,848              $1,057,397  $   1,363,726
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
                          ------------- ------------- ------------   --------- ---------- -----------  ----------- -------------
Number of common shares
 outstanding.............        7,510         1,661                   10,034        660                    9,255         11,779
Common shareholders'
 equity per share (4).... $      11.98  $      12.88                 $  12.87  $   23.78               $    11.42  $       12.30

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                 CFX                       CFX
                                                                              PRO FORMA                 PRO FORMA    CFX FULLY
                                          CFX      SAFETY FUND   PRO FORMA    COMB. W/      MILFORD     COMB. W/     PRO FORMA
                                      (HISTORICAL) (HISTORICAL) ADJUSTMENTS  SAFETY FUND  (HISTORICAL)   MILFORD     COMBINED
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and dividend income:
  Interest on loans and leases......   $  56,908    $  14,484    $     (51)(e)  $  71,341  $   5,354    $  62,262    $  76,695
  Interest and dividends on
   securities.......................       6,853        6,709         (138)(d)     13,424      4,195       11,048       17,619
  Other interest income.............         814          264          (86)(c)        992        806        1,620        1,798
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest and Dividend
     Income.........................      64,575       21,457         (275)      85,757       10,355       74,930       96,112
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits..............      25,362        7,031         (328)(f)     32,065      4,886       30,248       36,951
  Interest on borrowings............       6,332          610                     6,942          143        6,475        7,085
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total Interest Expense..........      31,694        7,641         (328)      39,007        5,029       36,723       44,036
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend
     Income.........................      32,881       13,816           53       46,750        5,326       38,207       52,076
Provision for loan and lease
 losses.............................       1,624        1,300                     2,924          113        1,737        3,037
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net Interest and Dividend Income
     after Provision for Loan and
     Lease Losses...................      31,257       12,516           53       43,826        5,213       36,470       49,039
Other income........................       9,421        4,059                    13,480          832       10,253       14,312
Other expense.......................      28,397       14,016        1,215(  (h)     43,628      3,787     32,184       47,415
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Income before Income Taxes......      12,281        2,559       (1,162)      13,678        2,258       14,539       15,936
Income taxes........................       4,335          706          232(i)      5,273         719        5,054        5,992
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net Income......................       7,946        1,853       (1,394)       8,405        1,539        9,485        9,944
Preferred stock dividends...........          89                                     89                        89           89
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net Income Available to Common
     Stock..........................   $   7,857    $   1,853    $  (1,394)   $   8,316    $   1,539    $   9,396    $   9,855
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Weighted average common shares
 outstanding (5)....................       7,534        1,657                    10,053          660        9,316       11,835
                                      -----------  -----------               -----------  -----------  -----------  -----------
                                      -----------  -----------               -----------  -----------  -----------  -----------
Earnings per common share...........   $    1.04    $    1.12                 $    0.83    $    2.33    $    1.01    $    0.83
                                      -----------  -----------               -----------  -----------  -----------  -----------
                                      -----------  -----------               -----------  -----------  -----------  -----------

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS PRO FORMA PURCHASE ACCOUNTING ADJUSTMENTS

AT DECEMBER 31, 1995

a) Pursuant to the Safety Fund Merger agreement and in the event that the Safety Fund Merger is accounted for utilizing the purchase method of accounting, each of the outstanding shares of Safety Fund common stock (1,660,665 shares), has the potential of being converted into 1.52 shares of CFX Common Stock, subject to adjustments pursuant to the Safety Fund Merger agreement. Using a CFX Trading Price of $15.54, the total cost (including acquisition costs of $1,565,000) would be $40,791,000.

b) To reflect the adjustment of Safety Fund's assets and liabilities to estimated fair value:

                                                                                            IN THOUSANDS
                                                                                            ------------
Net assets as reported by Safety Fund.....................................................   $   21,387
Fair value adjustments:
  Investments.............................................................................        1,100
  Loans...................................................................................          808
  Premises and equipment..................................................................       (3,000)
  Deposits................................................................................         (492)
  Excess of projected pension benefits over plan assets...................................         (515)
  Deferred tax effects of fair value adjustments at 41.7%.................................          875
                                                                                            ------------
  Estimated fair value of net assets......................................................       20,163
  Total cost..............................................................................       40,791
                                                                                            ------------
  Excess of cost over estimated fair value of net assets acquired (goodwill)..............   $   20,628
                                                                                            ------------
                                                                                            ------------

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

YEAR ENDED DECEMBER 31, 1995

    For purposes of determining the pro-forma effect of the Safety Fund Merger on CFX's pro-forma condensed consolidated statement of income, the following pro-forma adjustments have been made:

                                                                                                     INCREASE
                                                                                                (DECREASE) IN NET
                                                                                                      INCOME
                                                                                                ------------------
       c)  Decrease in interest income resulting from the reduction in funds
           available at 5.5%.......................................................                 $      (86)

       d)  Decrease in interest income on investments resulting from amortization over the average life (8 years) of the adjustments to the fair value of
           investments.............................................................                       (138)

       e)  Decrease in interest income on loans resulting from amortization over the average life (16 years) of the adjustments to the fair value of
           loans...................................................................                        (51)

       f)  Decrease in interest expense on deposits resulting from amortization over the average life (1.5 years) of the adjustments to the fair value
           of deposits.............................................................                        328

       g)  Decrease in pension expense from adjustments to the projected benefits
           in excess of plan assets................................................                        354

       h)  Depreciation and amortization:

           -- Decrease in depreciation expense resulting from adjustments to the
              fair value of premises and equipment.................................        150

           -- Amortization over 12 years of the cost in excess of net assets
              acquired (goodwill)..................................................     (1,719)         (1,569)
                                                                                     ---------        --------
           Subtotal................................................................                     (1,162)

       i)  Increase in income tax provision (purchase accounting adjustments,
           excluding amortization of goodwill, at 41.7%)...........................                       (232)
                                                                                                      --------
                                                                                                    $   (1,394)
                                                                                                      --------
                                                                                                      --------

OTHER PRO FORMA ADJUSTMENTS

(1)  Common Stock at December 31, 1995:

     CFX, $0.66 2/3 par value, 22,500,000 authorized shares, of which 7,509,921 shares have been issued and are outstanding.

     SAFETY FUND, $5.00 par value, 3,200,000 authorized shares, of which 1,660,665 shares have been issued and are outstanding.

     MILFORD, $1.00 par value, 1,800,000 authorized shares, of which 659,917 shares have been issued and are outstanding.

(2) The pro forma financial statements reflect the exchange of Safety Fund and Milford Common Stock for CFX Common Stock in connection with the mergers at the exchange ratios of 1.52 and 2.6446, respectively.

                   PURCHASE ACCOUNTING FOR SAFETY FUND MERGER

     In combining the companies, a pro forma adjustment at December 31, 1995 was made to reflect the issuance of 2,524,211 shares of CFX Common Stock to Safety Fund shareholders and 1,745,216 shares of CFX Common Stock to Milford shareholders in exchange for the outstanding shares of Safety Fund and Milford Common Stock.

(3) The merger agreements provide that each holder of Safety Fund and Milford Common Stock, who would otherwise have been entitled to a fraction of CFX Common Stock, will be paid the cash value of such fraction. Such cash payments have not been reflected in the pro forma information.

(4) Pro forma common shareholders' equity per share was computed by dividing combined historical common shareholders' equity by the sum of the common shares outstanding at period end, adjusted to give effect to one or both of the mergers, assuming the exchange ratios of 1.52 and 2.6446, respectively.

(5) Pro forma weighted average common shares outstanding represent the historical weighted average common shares outstanding of CFX during the period, plus the historical weighted average common shares outstanding of Safety Fund and Milford adjusted to give effect to one or both of the mergers, assuming the exchange ratios of 1.52 and 2.6446, respectively.

           CERTAIN INFORMATION REGARDING THE SAFETY FUND CORPORATION

    Safety Fund, a Massachusetts corporation, is a registered bank holding company under the BHCA. It has two wholly owned subsidiaries, SFNB, a national banking association, and Safety Fund Realty Corporation, which is currently inactive. SFNB has three wholly owned subsidiaries: The Lenders/Massachusetts, Inc., Prichard Plaza Realty Corp. and Safety Fund Securities Corporation. Through 1993, The Lenders/Massachusetts, Inc. originated, packaged and sold residential mortgage loans; in 1994, it ceased such activities but continues to service loans. Prichard Plaza Realty Corp. operates one commercial real estate property, the principal tenant of which is SFNB. Safety Fund Securities Corporation invests in debt securities for the benefit of Safety Fund.

    SFNB provides numerous services to industry, commerce and government, including the maintenance of demand, savings and time deposit accounts and the granting of various types of loans, including loans under lines of credit and revolving credit, term loans, real estate mortgage loans and other specialized loans.

    The services provided by SFNB to individuals include checking accounts, savings and time accounts, mortgage loans, consumer and other installment loans, credit arrangements and secured and unsecured personal loans.

    SFNB's Trust Division furnishes a wide range of trust services to individuals, corporations, municipalities and charitable organizations. SFNB acts as trustee of personal, corporate, pension, profit-sharing and other employee benefit trusts, provides investment, advisory and custody services and acts as executor, administrator and trustee of estates.

            CERTAIN INFORMATION REGARDING MILFORD CO-OPERATIVE BANK

    Milford is a New Hampshire chartered stock co-operative bank headquartered in Milford, New Hampshire, the deposits of which are insured by the Savings Association Insurance Fund of the FDIC. As a federally insured state co-operative bank, Milford is subject to supervision and regulation by the OTS and by the Department of Banking of the State of New Hampshire ("Department"). The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB").

    Milford received its charter on September 1, 1890. On October 1, 1986, Milford converted from a state-chartered mutual co-operative bank to a state-chartered stock co-operative bank. Milford has six offices located in New Hampshire and has never previously been involved in any mergers or acquisitions. Milford's market area is southern New Hampshire.

    The principal business activities of Milford are to attract savings deposits from the general public and to invest these deposits in loans secured by mortgages on residential and other real estate, such as conventional and home equity loans that enable borrowers to purchase or improve property, as well as commercial, construction and consumer loans. Milford also invests in a variety of investment securities, including United States government securities and related obligations and mortgage-backed securities.

              PROPOSAL IV -- RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Wolf & Company, P.C. ("Wolf & Company"), independent public accountants, as the auditors for CFX for the year ending December 31, 1996. At the meeting, the shareholders will vote upon a proposal to ratify the selection of the firm as auditors.

    The financial statements of CFX and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 were audited by Wolf & Company. Other services rendered during the year 1995 by Wolf & Company included tax preparation and tax planning and consultations and services to CFX in connection with filings with the SEC pursuant to section 12 of the Exchange Act. It is expected that representatives of Wolf & Company, P.C. will be present at the Annual Meeting and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

    An affirmative vote of a majority of the shares of common stock of CFX represented in person or by proxy at the Annual Meeting is necessary for ratification of the appointment of Wolf & Company, P.C. as auditors. The Board of Directors of CFX recommends that you vote "FOR" ratifying the selection of Wolf & Company, P.C. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS AUDITORS.

                             SHAREHOLDER PROPOSALS

    To be included in the Proxy Statement for the next annual meeting, shareholder proposals must be received by November 15, 1996.

    CFX's Articles of Incorporation require shareholders to comply with certain provisions in nominating persons for election to the Board of Directors. In general, advance notice of a proposed nomination is required to be received by the Secretary of CFX not less than 30 days nor more than 60 days prior to any meeting of the shareholders. The Articles contain certain other procedures which must be followed in making such nominations.

           AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

    CFX, Safety Fund and Milford are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, CFX and Safety Fund file reports, proxy statements and other information with the SEC and Milford files reports, proxy statements and other information with the OTS. Such reports, proxy statements and other information filed by CFX and Safety Fund can be inspected and copied at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at: 7 World Trade Center (13th floor), New York, New York 10006 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, Washington, D.C. 20549. Reports, proxy statements and other information filed by Milford can be inspected and copied at the public reference facilities maintained by the OTS at the Office of Public Information, OTS, 1700 G Street, N.W., Washington, DC 20552, and can be obtained by written request from such office at prescribed rates. Reports, proxy statements and other information filed by CFX can also be inspected at the offices of the AMEX, American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006, on which exchange CFX Common Stock is listed. Reports, proxy statements and other information filed by Safety Fund can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006, on which exchange Safety Fund Common Stock is traded.

    THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO CFX (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO MARK A. GAVIN, CHIEF FINANCIAL OFFICER, CFX CORPORATION, 102 MAIN STREET, KEENE, NEW HAMPSHIRE 03431. TELEPHONE REQUESTS MAY BE DIRECTED TO
(603) 352-2502. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 20, 1996. ALL DOCUMENTS WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF A REQUEST.

    The following documents filed by CFX with the Commission are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Current Report on Form 8-K dated as of January 5, 1996; (iii) Current Report on Form 8-K dated as of February 9, 1996; (iv) the description of CFX Common Stock contained in a registration statement filed by Cheshire Financial Corporation (now known as CFX) on Form 8-A dated November 13, 1990; and (v) Current Report on Form 8-K dated as of April 12, 1996, containing financial statements of Milford.

    All documents filed by CFX pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof until the date of the Annual Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                 OTHER MATTERS

    Management knows of no other matters to be brought before the meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board of Directors.

                                          By Order of the Board of Directors
                                           and President,

                                          [/S/ CHRISTOPHER V. BEAN]

                                          Christopher V. Bean
                                          SECRETARY

                         INDEX TO FINANCIAL STATEMENTS

THE SAFETY FUND CORPORATION
  Report of Independent Auditors..........................................   F-2
  Consolidated Balance Sheets as of December 31, 1995 and 1994............   F-4
  Consolidated Statements of Operations for the Years Ended December 31,
   1995, 1994 and 1993....................................................   F-5
  Consolidated Statements of Stockholders' Equity for the Years Ended
   December 31, 1995, 1994 and 1993.......................................   F-6
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1995, 1994 and 1993....................................................   F-7
  Notes to Consolidated Financial Statements..............................   F-8
  Management's Discussion and Analysis of Financial Condition and Results
   of
   Operations.............................................................  F-27

MILFORD CO-OPERATIVE BANK
  Independent Auditors Report.............................................  F-37
  Balance Sheets as of June 30, 1995 and 1994 and December 31, 1995
   (Unaudited)............................................................  F-39
  Statements of Income for the Years Ended June 30, 1995, 1994 and 1993
   and the Six Months Ended December 31, 1995 and 1994 (Unaudited)........  F-40
  Statements of Changes in Stockholders' Equity for the Years Ended June
   30, 1995, 1994 and 1993 and the Six Months Ended December 31, 1995 and
   1994 (Unaudited).......................................................  F-41
  Statements of Cash Flows for the Years Ended June 30, 1995, 1994 and
   1993 and the Six Months Ended December 31, 1995 and 1994 (Unaudited)...  F-43
  Notes to Financial Statements...........................................  F-45
  Management's Discussion and Analysis of Financial Condition and Results
   of
   Operations.............................................................  F-60

                         REPORT OF INDEPENDENT AUDITORS

KPMG Peat Marwick LLP
Certified Public Accountants
99 High Street
Boston, MA 02110-2371

The Board of Directors and Stockholders
The Safety Fund Corporation:

    We have audited the accompanying consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                      [SIGNATURE]

January 22, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
The Safety Fund Corporation

    We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of The Safety Fund Corporation for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of The Safety Fund Corporation for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                                   [SIGNATURE]
Boston, Massachusetts
January 28, 1994

                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                           DECEMBER 31,
                                                                                ----------------------------------
                                                                                      1995              1994
                                                                                ----------------  ----------------
Cash and due from banks (Note 12).............................................  $     13,305,505  $     15,223,830
Federal funds sold............................................................         2,500,000         3,300,000
Investment securities available for sale (amortized cost of $62,427,502 in
 1995 and $56,788,854 in 1994) (Notes 2 and 7)................................        63,737,909        54,537,725
Investment securities held to maturity (market value of $41,024,069 in 1995
 and $43,213,908 in 1994) (Notes 2 and 7).....................................        39,924,078        45,598,639
Loans (Note 3)................................................................       160,433,831       141,458,341
Less allowance for possible loan losses (Note 4)..............................        (7,350,150)       (6,417,407)
                                                                                ----------------  ----------------
      Net loans...............................................................       153,083,681       135,040,934
                                                                                ----------------  ----------------
Premises and equipment, net (Note 5)..........................................         9,638,596        10,842,035
Accrued interest receivable...................................................         2,473,884         2,194,161
Other real estate owned, net (Note 4).........................................            50,000           533,470
Deferred income tax asset, net (Note 8).......................................         1,665,799         2,376,167
Other assets..................................................................         1,103,800         1,413,796
                                                                                ----------------  ----------------
      Total assets............................................................  $    287,483,252  $    271,060,757
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:..................................................................
  Deposits (Note 6):
    Interest bearing..........................................................  $    184,897,462  $    169,893,349
    Noninterest bearing.......................................................        67,891,000        65,581,158
                                                                                ----------------  ----------------
      Total deposits..........................................................       252,788,462       235,474,507
  Securities sold under repurchase agreements (Note 7)........................        11,119,611        15,637,436
  Treasury tax and loan notes.................................................         1,156,804         2,342,166
  Other liabilities...........................................................         1,031,315           954,004
                                                                                ----------------  ----------------
      Total liabilities.......................................................       266,096,192       254,408,113
                                                                                ----------------  ----------------
Commitments and contingencies (Notes 5, 11 and 12):
Stockholders' equity (Notes 10 and 13):
  Preferred stock, $10 par value; 100,000 shares authorized, none issued......
  Common stock, $5 par value; 3,200,000 shares authorized, 1,660,665 issued
   and outstanding in 1995 and 1,657,120 in 1994..............................         8,303,325         5,523,735
  Surplus.....................................................................         7,584,846        10,326,436
  Retained earnings...........................................................         4,815,433         2,964,004
  Net unrealized gain (loss) on investment securities available for sale (Note
   2).........................................................................           683,456        (2,161,531)
                                                                                ----------------  ----------------
      Total stockholders' equity..............................................        21,387,060        16,652,644
                                                                                ----------------  ----------------
      Total liabilities and stockholders' equity..............................  $    287,483,252  $    271,060,757
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

          See Accompanying Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                             1995            1994            1993
                                                                        --------------  --------------  --------------
Interest income:
  Interest on loans...................................................  $   14,483,998  $   11,852,620  $   13,438,678
  Interest and dividends on investment securities:
    Available for sale................................................       3,207,288       3,604,177        --
    Held to maturity..................................................       3,502,197       1,608,412       4,382,813
  Interest on federal funds sold......................................         263,506         198,832         239,417
                                                                        --------------  --------------  --------------
      Total interest income...........................................      21,456,989      17,264,041      18,060,908
                                                                        --------------  --------------  --------------
Interest expense:
  Interest on deposits................................................       7,031,330       4,864,132       5,514,081
  Interest on borrowed funds..........................................         609,929         363,864         251,240
                                                                        --------------  --------------  --------------
      Total interest expense..........................................       7,641,259       5,227,996       5,765,321
                                                                        --------------  --------------  --------------
Net interest income...................................................      13,815,730      12,036,045      12,295,587
Provision for possible loan losses (Note 4)...........................       1,300,000       2,199,605       8,283,372
                                                                        --------------  --------------  --------------
Net interest income after provision for possible loan losses..........      12,515,730       9,836,440       4,012,215
                                                                        --------------  --------------  --------------
Noninterest income:
  Trust fees..........................................................       2,246,165       2,169,426       2,250,298
  Service fees........................................................       1,138,865       1,057,408       1,000,601
  Gains (losses) on loans sold, net...................................          13,974        (318,257)       (206,417)
  Gains on sales of investment securities available for sale, net
   (Note 2)...........................................................             781          75,062        --
  Gains on sales of investment securities, net (Note 2)...............        --              --               677,545
  Other...............................................................         659,088         839,831         542,288
                                                                        --------------  --------------  --------------
      Total noninterest income........................................       4,058,873       3,823,470       4,264,315
                                                                        --------------  --------------  --------------
Noninterest expense:
  Salaries and wages..................................................       6,124,988       5,856,673       5,212,249
  Employee benefits...................................................       1,369,471       1,500,044       1,602,512
  Occupancy, net......................................................         940,020         829,416         865,889
  Equipment...........................................................       1,204,756       1,074,252       1,008,868
  Professional fees...................................................         854,609       1,073,404         967,316
  Marketing...........................................................         738,260         477,305         457,268
  Deposit insurance...................................................         330,090         538,801         558,988
  Other real estate owned, net........................................          56,284         352,992         187,850
  Directors' fees.....................................................         240,497         255,667         327,358
  Branch impairment write-down (Note 5)...............................         344,765        --              --
  Other...............................................................       1,811,974       1,466,108       1,426,054
                                                                        --------------  --------------  --------------
      Total noninterest expense.......................................      14,015,714      13,424,662      12,614,352
                                                                        --------------  --------------  --------------
Income (loss) before income taxes and cumulative effect of change in
 accounting principle.................................................       2,558,889         235,248      (4,337,822)
Income tax expense (benefit) (Note 8).................................         706,000          77,200      (1,410,000)
                                                                        --------------  --------------  --------------
Income (loss) before cumulative effect of change in accounting
 principle............................................................       1,852,889         158,048      (2,927,822)
Cumulative effect of change in accounting principle related to income
 taxes (Note 1).......................................................        --              --              (180,000)
                                                                        --------------  --------------  --------------
Net income (loss).....................................................  $    1,852,889  $      158,048  $   (3,107,822)
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
Per share amounts:
  Income (loss) before change in accounting principle.................  $         1.12  $          .10  $        (1.82)
  Cumulative effect of change in accounting principle.................        --              --                  (.11)
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
  Net income (loss)...................................................  $         1.12  $          .10  $        (1.93)
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
Weighted average shares outstanding...................................       1,657,420       1,613,466       1,605,281

          See Accompanying Notes to Consolidated Financial Statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              RETAINED
                                            COMMON STOCK      SURPLUS         EARNINGS         OTHER           TOTAL
                                            -------------  --------------  --------------  --------------  --------------
Balance, January 1, 1993..................  $   5,350,935  $   10,047,734  $    6,127,815  $     --        $   21,526,484
Net loss..................................       --              --            (3,107,822)       --            (3,107,822)
Cash dividends ($.13 per share)...........       --              --              (214,037)       --              (214,037)
Unrealized gain on investment securities
 available for sale, net of income
 taxes....................................       --              --              --             1,469,103       1,469,103
                                            -------------  --------------  --------------  --------------  --------------
Balance, December 31, 1993................      5,350,935      10,047,734       2,805,956       1,469,103      19,673,728
Net income................................       --              --               158,048        --               158,048
Issuance of 34,560 shares in connection
 with the exercise of employee stock
 options (Note 10)........................        172,800         278,702        --              --               451,502
Decline in fair value of investment
 securities available for sale, net of
 income taxes.............................       --              --              --            (3,630,634)     (3,630,634)
                                            -------------  --------------  --------------  --------------  --------------
Balance, December 31, 1994................      5,523,735      10,326,436       2,964,004      (2,161,531)     16,652,644
Net income................................       --              --             1,852,889        --             1,852,889
Issuance of 3,600 shares in connection
 with the exercise of employee stock
 options (Note 10)........................         18,000          20,000        --              --                38,000
Stock split...............................      2,761,590      (2,761,590)       --              --              --
Cash paid in lieu of partial shares
 related to stock split...................       --              --                (1,460)       --                (1,460)
Increase in fair value of investment
 securities available for sale, net of
 income taxes.............................       --              --              --             2,844,987       2,844,987
                                            -------------  --------------  --------------  --------------  --------------
Balance, December 31, 1995................  $   8,303,325  $    7,584,846  $    4,815,433  $      683,456  $   21,387,060
                                            -------------  --------------  --------------  --------------  --------------
                                            -------------  --------------  --------------  --------------  --------------

          See Accompanying Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                             1995          1994          1993
                                                                         ------------  ------------  ------------
Cash flows provided (used) by operating activities:
  Net income (loss)....................................................  $  1,852,889  $    158,048  $ (3,107,822)
  Adjustments to reconcile net income (loss) to net cash provided
   (used) by operating activities:
    Proceeds from sales of mortgage loans..............................     1,340,169    12,075,924    23,172,121
    Principal reductions on mortgage loans held for sale...............       --          5,402,930     1,405,863
    Origination of mortgage loans held for sale........................    (1,117,505)   (5,436,828)   (5,100,800)
    Repurchase of mortgage loans previously sold.......................      (253,609)   (3,902,992)  (25,054,968)
    (Gains) losses on loans sold, net..................................       (13,974)      318,257       206,417
    Depreciation and amortization......................................     1,194,372     1,180,392     1,131,439
    Branch impairment..................................................       344,765       --            --
    Gains on sales of investment securities available for sale, net....          (781)      (75,062)      --
    Gains on sales of investment securities, net.......................       --            --           (677,545)
    Amortization (accretion) of bond premiums and discounts, net.......       (72,209)      (13,200)      146,077
    Provision for possible losses on loans and other real estate
     owned.............................................................     1,331,237     2,365,231     8,422,685
    Deferred income tax expense (benefit)..............................      (381,049)      289,556    (1,421,400)
    Decrease (increase) in accrued interest receivable.................      (279,723)     (126,931)       96,280
    Decrease in other assets and OREO, net.............................       999,842       625,340       329,346
    Increase in other liabilities......................................        77,311       273,417        20,145
                                                                         ------------  ------------  ------------
      Net cash provided (used) by operating activities.................     5,021,735    13,134,082      (432,162)
                                                                         ------------  ------------  ------------
Cash flows provided (used) by investing activities:
  Purchase of investment securities available for sale.................       --        (10,796,441)      --
  Purchase of investment securities....................................   (20,096,250)  (40,446,512)  (23,701,180)
  Proceeds from sales of investment securities available for sale......     6,632,345    13,108,090       --
  Proceeds from sales of investment securities.........................       --            --         18,953,011
  Proceeds from maturities of investment securities available for
   sale................................................................     3,000,000     4,649,064       --
  Proceeds from maturities of investment securities....................    10,947,676       --          6,020,847
  (Increase) decrease in federal funds sold............................       800,000     8,100,000    (4,900,000)
  Net (increase) decrease in loans outstanding.........................   (19,535,441)   (6,720,922)   11,434,413
  (Purchases) disposals of premises and equipment......................      (335,698)     (903,834)     (701,504)
                                                                         ------------  ------------  ------------
      Net cash provided (used) by investing activities.................   (18,587,368)  (33,010,555)    7,105,587
                                                                         ------------  ------------  ------------
Cash flows provided (used) by financing activities:
  Increase (decrease) in securities sold under repurchase agreements...    (4,517,825)    8,193,217    (2,842,235)
  Increase (decrease) in treasury tax and loan notes...................    (1,185,362)   (2,154,280)    3,468,049
  Increase (decrease) in deposits......................................    17,313,955    15,678,535    (7,427,190)
  Cash dividends paid..................................................       --            --           (214,037)
  Proceeds from exercise of stock options..............................        38,000       451,502       --
  Payments in lieu of partial shares related to stock split............        (1,460)      --            --
                                                                         ------------  ------------  ------------
      Net cash provided (used) by financing activities.................    11,647,308    22,168,974    (7,015,413)
                                                                         ------------  ------------  ------------
Increase (decrease) in cash and due from banks.........................    (1,918,325)    2,292,501      (341,988)
Cash and due from banks, beginning of year.............................    15,223,830    12,931,329    13,273,317
                                                                         ------------  ------------  ------------
Cash and due from banks, end of year...................................  $ 13,305,505  $ 15,223,830  $ 12,931,329
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Supplemental disclosures of cash flow information:
Cash paid during year for:
  Interest.............................................................  $  7,501,517  $  5,175,195  $  5,782,150
  Income taxes.........................................................     1,119,109        27,846       369,000
Non-cash transactions:
  Transfers from loans to other real estate owned......................       237,613     1,016,830       481,000
  Transfer of property from other real estate owned to premises........       --            --          5,098,745
  Transfer of investment securities available for sale to investment
   securities held to maturity.........................................     4,126,119     5,357,472       --
  Transfer of investment securities held to maturity to investment
   securities available for sale.......................................    19,491,445       --            --

          See Accompanying Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES
    BASIS OF PRESENTATION AND CONSOLIDATION--The accounting and reporting policies of The Safety Fund Corporation (the "Company") conform to generally accepted accounting principles and to general practices within the banking industry.

    In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets, and income and expense for the periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for possible loan losses.

    The Company, a Massachusetts corporation, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. It is subject to the supervision and examination of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and files reports with the Federal Reserve Board as required under the Bank Holding Company Act. The Company has two wholly-owned subsidiaries, Safety Fund National Bank, a national banking association (the "Bank"), and Safety Fund Realty Corporation which is currently inactive. The Bank provides numerous services to industry, commerce and government, including the maintenance of demand, savings and time deposit accounts and the granting of various types of mortgage loans and other specialized loans. The services provided by the Bank to individuals include checking accounts, savings and time accounts, mortgage loans, consumer and other installment loans, credit arrangements, and secured and unsecured personal loans. The Bank's Trust Division furnishes a wide range of trust services to individuals, corporations, municipalities and charitable organizations. The Bank acts as trustee of personal, corporate, pension, profit-sharing and other employee-benefit trusts, provides investment, advisory and custody services and acts as executor, administrator and trustee of estates. The primary market area of the Bank is Worcester County, Massachusetts, particularly the communities of Fitchburg, Worcester, Leominster, Gardner, Westborough and Lunenburg. The Bank is a national banking association chartered under the National Bank Act. As such, it is subject to the supervision of the Office of the Comptroller of the Currency.

    The Bank has three wholly-owned subsidiaries, The Lenders/Massachusetts, Inc. ("Lenders"), Prichard Plaza Realty Corp. ("Prichard") and Safety Fund Securities Corporation ("Securities Corp."). Through 1993, Lenders originated, packaged and sold residential mortgage loans; in 1994, it ceased such activities but continues to service loans. Prichard operates one commercial real estate property, the principal tenant of which is the Bank. Securities Corp. invests in debt securities for the benefit of the Company. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

    INVESTMENT SECURITIES--Management determines the appropriate classification of investment securities at the time of purchase. Investment securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Investment securities that are bought and held principally for the purpose of selling in the near term are classified as trading and reported at fair value. Prior to December 31, 1993, investment securities not classified as held to maturity or trading were classified as held for sale and carried at the lower of cost or market value, with unrealized losses charged to earnings.

    In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). The Company adopted the provisions of the new Statement as of the end of 1993. In accordance with SFAS 115, prior period financial information was not restated to reflect the change in accounting principle. At the time of adoption, investment securities not classified as investment securities held to maturity or trading were classified as investment securities available for sale. Such securities are carried at fair value with unrealized gains and losses, net of income taxes, reported in a separate component of stockholders' equity. As a result of adoption, stockholders' equity was increased by $1,469,103 at December 31, 1993, representing the net unrealized gain in investment securities available for sale, less applicable income taxes. Transfers of investment securities from the available for sale category to the held to maturity category are recorded at the fair value of the investment securities at the time of transfer. Any unrealized gains or losses associated with such transfers remain in a separate component of stockholders' equity and are amortized over the remaining life of the securities as an adjustment to their yield.

    Premiums and discounts on debt securities are amortized and accreted on a straight-line method, the result of which is not materially different than that derived by use of the interest method.

    Realized gains and losses from sales and declines in value judged to be other than temporary on all investment securities are included in earnings. The cost of securities sold is based on the specific identification method.

    LOANS--Loans are generally placed on nonaccrual status when the obligation is contractually past due 90 days and/or, in the opinion of management, a loss of principal is likely to occur. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income and amortization of deferred loan fees is discontinued. Loans may be removed from nonaccrual when they become current as to principal and interest due and when concern no longer exists as to the collectibility of principal and interest. Interest received on nonaccruing loans is normally applied against principal. On an exception basis, such interest received may be reported as income if, in management's judgment, full collection of principal is likely.

    Discounts and premiums on loans are accreted over the remaining estimated lives of the related loans using a method which approximates the interest method. Loan origination and commitment fees and certain incremental loan origination costs are deferred and amortized over the contractual lives of the related loans, using a method which approximates the interest method.

    In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), which was amended in October, 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan, Income Recognition and Disclosure" ("SFAS 118"). On January 1, 1995 the Company adopted SFAS No. 114 and 118 which require changes in both the disclosure and impairment measurement of certain loans. Adoption of these statements has no material impact on the Company's financial position or results of operations because, prior to the adoption of the statement, the Company had assessed and still does assess, the adequacy of the allowance for possible loan losses and identified potential problem loans considering, among other factors, the fair market value of the collateral securing the loan. At December 31, 1995, the Company had $9,875,188 of impaired loans as defined under SFAS No. 114 and 118. Impaired loans are commercial, commercial real estate, and individually significant mortgage or consumer loans for which it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Nonaccrual loans are included in impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have become contractually past due 90 days. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or
(ii) the loan is not a commercial, commercial real estate or an individually significant mortgage or consumer loan. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan using the original contractual interest rate and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Mortgage and consumer loans, which are not individually significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Restructured, accruing loans entered into prior to the adoption of these statements are not required to be reported as impaired unless such loans are not performing according to the restructured terms at adoption of SFAS No. 114. Loan restructurings entered into after adoption of SFAS No. 114 are reported as impaired loans, and impairment is measured as described above using the loan's pre-modification rate of interest.

    It's the Company's policy to charge to the allowance for possible loan losses all loans or portions of loans as they are judged to be uncollectible. This policy is applicable to all segments of the Company's loan portfolio, including impaired loans. A loan is judged to be uncollectible when it is inadequately supported by the borrower's demonstrated capability to repay, there is permanent impairment to the collateral and there is a reasonable probability that the loan is otherwise uncollectible.

    LOAN SALES--Gains and losses on sales of mortgage loans are recognized at the time of sale based upon the difference between the selling price and the carrying value of the related loans sold. Such gains and losses are increased or decreased by the present value of the difference between the average interest rate on the loans sold and the agreed upon yield to the buyers, net of repurchase provisions for loans sold with recourse and servicing fees, and after consideration of estimated prepayment experience. The resulting excess service fee receivable, if any, is amortized as a reduction of service fee income using a method which approximates the interest method over the estimated life of the loans and adjusted for estimated prepayments. Mortgage loans held for sale are carried at the lower of aggregate cost or estimated market, based upon current market conditions. Prepayment experience is reviewed periodically and, when actual prepayments exceed estimated prepayments, the balance of the excess service fees receivable is adjusted accordingly by a charge to earnings.

    In May 1995, the Financial Accounting Standards Board issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which was adopted by the Company on January 1, 1996. This Statement requires the Company to recognize as separate assets the rights to service mortgage loans for others, regardless of how those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and that sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The Statement also requires the assessment of capitalized servicing rights for impairment based on fair value of the rights. The adoption of SFAS 122 is not expected to have a material impact on the Company's consolidated financial statements.

    ALLOWANCE FOR POSSIBLE LOAN LOSSES--The allowance for possible loan losses is based upon management's evaluation of inherent losses in the portfolio, current economic conditions and other pertinent factors. Management believes that the allowance for losses on loans is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. Additions to the allowance are charged to operations; realized losses, net of recoveries, are charged to the allowance. Loans are charged-off in whole or in part when, in management's opinion, collectibility is not probable. In addition, various regulatory agencies, as part of their examination process, periodically review the Company's allowance for possible loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    OTHER   REAL  ESTATE  OWNED--Other  real   estate  owned  ("OREO")  includes
foreclosed properties where the Bank has actually received title. OREO is recorded at the lower of the carrying value of the loan or the fair value of the property received, less estimated costs to sell ("fair value"). Losses arising from the acquisition of such properties are charged against the allowance for possible loan losses. Operating expenses are charged to current period earnings. Gains upon disposition are reflected in earnings as realized. An allowance for losses on other real estate owned is maintained for declines in the fair value of OREO. Additions to the allowance are charged to current period income and realized losses are charged to the allowance.

    PREMISES AND  EQUIPMENT--Premises and  equipment are  stated at  cost,  less accumulated depreciation and amortization which are computed using both straight-line and accelerated methods over the estimated useful lives of the related assets or the terms of the related leases, whichever is shorter.

    In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which was adopted on January 1, 1995. This Statement establishes the accounting standards for the impairment of long-lived assets, certain identifiable intangible assets, and goodwill related to such assets being held and used and for such assets and certain identifiable intangibles to be disposed of. The implementation of this Statement did not have a material effect on the Company's results of operations or financial condition.

    INCOME TAXES--Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Effective January 1, 1993, the Company adopted SFAS 109 and reported the $180,000 cumulative effect of that change in the 1993 statement of operations. As permitted under SFAS 109, the Company elected not to restate the financial statements of prior years.

    TRUST FEES--Fees from trust and agency services are generally recorded on the accrual method. Property held in trust for customers is not the property of the Company and is, accordingly, excluded from the consolidated balance sheet. However, trust assets may include funds on deposit with the Bank.

    INTEREST RATE SWAP AGREEMENT--In 1994, the Company entered into an interest rate swap to manage exposure to interest rate risk. The net differential to be paid or received on the swap is accounted for as an adjustment to the yield on the hedged assets. The Company applies hedge accounting as the asset being hedged exposes the Company to interest rate risk, and the swap is designated and effective as a hedge of a specific pool of assets. If an interest rate swap is terminated, the gain or loss is deferred and amortized over the shorter of the remaining contract life or the maturity of the hedged item.

    INTEREST RATE FLOOR AGREEMENT--In 1995, the Company entered into an interest rate floor agreement to manage exposure to interest rate risk. The amount paid on the floor is accounted for as an adjustment to the yield on the hedged assets. The Company applies hedge accounting as the asset being hedged exposes the Company to interest rate risk, and the floor is designated and effective as a hedge of a specific pool of assets. If an interest rate floor is terminated, the gain or loss is deferred and amortized over the shorter of the remaining contract life or the maturity of the hedged item. The Company receives an interest payment if the three-month London Interbank Offered Rate (LIBOR) declines below a predetermined rate. This payment would be based upon the rate difference between current LIBOR and the predetermined rate accrued on the notional value of the instrument. The transaction fee paid is amortized over the life of the contract.

    STOCK OPTIONS--In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which became effective on January 1, 1996. This Statement establishes a fair value based method of accounting for stock-based compensation plans under which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. However, the Statement allows a company to continue to measure compensation cost for such plans under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB 25, no compensation cost is recorded if, at the grant date, the exercise price of the options is equal to the fair market value of the company's common stock. The Company has elected to continue to follow the accounting provided for in APB Opinion No. 25. SFAS 123 requires companies which elect to continue to follow the accounting in APB 25 to disclose in the notes to their financial statements pro forma net income and earnings per share as if the fair value based method of accounting had been applied. The adoption of SFAS 123 is not expected to have a material impact on the Company's consolidated financial statements.

    SHARE DATA--Earnings per share computations are based on the weighted average number of shares outstanding during the periods. The dilutive impact of outstanding stock options is not material. Share amounts have been adjusted for the November 1995 three-for-two stock split in the form of a stock dividend.

2.  INVESTMENT SECURITIES

    Investment securities at December 31, 1995 are as follows:

                                                                           GROSS         GROSS
                                                                        UNREALIZED    UNREALIZED     ESTIMATED
                                                       AMORTIZED COST      GAINS        LOSSES      MARKET VALUE
                                                       --------------  -------------  -----------  --------------
Available for sale:
  U.S. Government obligations........................  $   23,563,789  $     543,589   $   5,968   $   24,101,410
  U.S. Government agencies and corporations..........      38,582,613        846,996      74,210       39,355,399
  Other securities...................................         281,100       --            --              281,100
                                                       --------------  -------------  -----------  --------------
                                                       $   62,427,502  $   1,390,585   $  80,178   $   63,737,909
                                                       --------------  -------------  -----------  --------------
                                                       --------------  -------------  -----------  --------------
Held to maturity:
  U.S. Government obligations........................  $    3,335,420  $       8,650   $  --       $    3,344,070
  U.S. Government agencies and corporations..........      23,482,316        600,808       1,746       24,081,378
  Mortgage-backed securities.........................      12,906,342        520,729      --           13,427,071
  Other securities...................................         200,000       --            28,450          171,550
                                                       --------------  -------------  -----------  --------------
                                                       $   39,924,078  $   1,130,187   $  30,196   $   41,024,069
                                                       --------------  -------------  -----------  --------------
                                                       --------------  -------------  -----------  --------------

    Investment securities at December 31, 1994 are as follows:

                                                                          GROSS         GROSS
                                                                       UNREALIZED    UNREALIZED      ESTIMATED
                                                       AMORTIZED COST     GAINS        LOSSES       MARKET VALUE
                                                       --------------  -----------  -------------  --------------
Available for sale:
  U.S. Government obligations........................  $   33,882,187   $  11,288   $     907,837  $   32,985,638
  U.S. Government agencies and corporations..........      22,625,567      18,518       1,373,098      21,270,987
  Other securities...................................         281,100      --            --               281,100
                                                       --------------  -----------  -------------  --------------
                                                       $   56,788,854   $  29,806   $   2,280,935  $   54,537,725
                                                       --------------  -----------  -------------  --------------
                                                       --------------  -----------  -------------  --------------
Held to maturity:
  U.S. Government obligation.........................  $    3,013,473   $  --       $      25,283  $    2,988,190
  U.S. Government agencies and corporations..........      28,841,901      --           1,845,686      26,996,215
  Mortgage-backed securities.........................      13,743,265      --             513,762      13,229,503
                                                       --------------  -----------  -------------  --------------
                                                       $   45,598,639   $  --       $   2,384,731  $   43,213,908
                                                       --------------  -----------  -------------  --------------
                                                       --------------  -----------  -------------  --------------

    U.S. Government agencies and corporations consist of securities issued by single issuers other than the U.S. Government. Those issuers include the Federal Home Loan Bank, the Federal National Mortgage Association, the Federal Home Loan Mortgage Association and other federally sponsored organizations.

    The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities of certain obligations may differ from contractual maturities because borrowers have the right to call or prepay.

                                                        AVAILABLE FOR SALE               HELD TO MATURITY
                                                  ------------------------------  ------------------------------
                                                                    ESTIMATED                       ESTIMATED
                                                  AMORTIZED COST   MARKET VALUE   AMORTIZED COST   MARKET VALUE
                                                  --------------  --------------  --------------  --------------
Due in one year or less.........................  $    9,023,111  $    9,124,380  $     --        $     --
Due after one year through five years...........      51,826,286      53,016,930       9,125,783       9,133,215
Due after five years through ten years..........       1,297,005       1,315,499      22,798,230      23,552,533
Due after ten years.............................         281,100         281,100       8,000,065       8,338,321
                                                  --------------  --------------  --------------  --------------
                                                  $   62,427,502  $   63,737,909  $   39,924,078  $   41,024,069
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------

    Proceeds from sales of investment securities during 1995, 1994 and 1993 were $6,632,345, $13,108,090 and $18,953,011, respectively. During 1995, gross gains realized were $23,315 and gross losses realized were $22,534. During 1994, gross gains realized were $138,421 and gross losses realized were $63,359. During 1993, gross gains realized were $718,170 and gross losses realized were $40,625.

    Investment securities with an amortized cost of approximately $49,400,000 and $44,400,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds on deposit and for other purposes.

    During 1994, the Company transferred securities with a fair value of $5,357,472 from its available for sale portfolio to its held to maturity portfolio. The transfer was the result of a strategic decision made in conjunction with the engagement of a new investment advisor, to hold a larger percentage of the Company's securities to maturity. At the time of transfer, the securities had an unrealized loss of $599,596. This unrealized loss is being amortized over the life of the securities transferred, which is approximately nine years.

    In 1995, the FASB allowed a one-time reassessment of the classifications of all securities held at the time. Accordingly, the Company reclassified $19,491,445 from held to maturity to available for sale and $4,126,119 from available for sale to held to maturity. Securities transferred from the available for sale portfolio to the held to maturity portfolio had an unrealized gain of $308,246 at the time of transfer. The unrealized gain will be accreted over the life of the securities transferred, which is approximately seven years.

    The "net unrealized gain on investment securities available for sale" included in the stockholders' equity section of the Company's balance sheet as of December 31, 1995, consists of three components:

Net unrealized gain on investment securities available for sale, net of
deferred income taxes of $515,432                                         $ 794,975

Net unrealized loss related to investment securities transferred during
1994 from the available for sale portfolio to the held to maturity
portfolio, net of deferred income taxes of $192,704                        (301,408)

Net unrealized gain related to investment securities transferred during
1995 from the available for sale portfolio to the held to maturity
portfolio, net of deferred income taxes of $118,357                         189,889
                                                                          ---------

                                                                          $ 683,456
                                                                          ---------
                                                                          ---------

3.  LOANS
    The composition of the loan portfolio at December 31 was as follows:

                                                                                      1995              1994
                                                                                ----------------  ----------------
Commercial and financial......................................................  $     46,708,532  $     54,780,992
Real estate--mortgage (commercial)............................................        49,351,760        34,191,352
Real estate--mortgage (residential)...........................................        57,744,940        47,091,565
Real estate--construction.....................................................         2,121,433           477,878
Installment and other.........................................................         4,508,787         4,926,135
                                                                                ----------------  ----------------
                                                                                     160,435,452       141,467,922
Unearned discount.............................................................            (1,621)           (9,581)
                                                                                ----------------  ----------------
                                                                                $    160,433,831  $    141,458,341
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

    The Company's loan portfolio included $530,685 of mortgage loans held for sale at December 31, 1995. There were no loans held for sale at December 31, 1994.

    A substantial portion of the Company's loan portfolio is collateralized by assets in the New England region, most especially Central Massachusetts. While the Company is not overly exposed to credit risk associated with a particular industry, the Company is exposed to geographic trends, both positive and negative. A portion of the risk related to the Company's loans secured by real estate is mitigated by owner occupancy of both residential and commercial properties.

    Information with respect to nonaccrual loans and troubled debt restructurings at December 31 is as follows:

                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Nonaccrual loans.....................................................  $   1,975,690  $   3,606,869  $   9,160,078
Troubled debt restructurings accruing interest.......................      1,162,220        979,687      3,268,222
Loans contractually past due 90 days and still accruing interest.....         40,866        105,022      2,235,211
Interest income that would have been recorded under original terms
 (for both nonaccrual loans and troubled debt restructurings)........        375,188        764,156      1,456,392
Interest income recorded during the period...........................        103,883        220,699        661,898

    At December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS Statement 114 was $9,875,188 (of which $1,635,840 was on a nonaccrual basis). Included in total impaired loans are $6,199,613 of impaired loans with specific valuation allowances aggregating to $2,031,195. All impaired loan relationships in excess of $100,000 were measured using either the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, $1,871,029, or the difference between the fair value of collateral and the recorded amount of the loan, $6,508,247. Impaired loan relationships less than $100,000 totaled $1,495,912. The average recorded investment in impaired loans during the twelve months ended December 31, 1995 was approximately $9,923,618. For the twelve months ended December 31, 1995, the Bank recognized interest income on impaired loans of $877,315. $1,122,744 of interest income would have been recognized under the original terms.

    Directors and officers of the Company and their associates were customers of, and have transactions with, Safety Fund National Bank in the ordinary course of business. All outstanding loans and commitments are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and do not involve more than normal risk of collectibility or other unfavorable features. Activity regarding loans to related parties during 1995 and 1994 was as follows:

                                                          BALANCE     NEW LOANS AND                    BALANCE
                                                         JANUARY 1      ADVANCES       PAYMENTS      DECEMBER 31
                                                       -------------  -------------  -------------  -------------
1995.................................................  $   4,213,851  $   2,086,374  $     991,907  $   5,308,318
1994.................................................      5,384,082      1,567,749      2,737,980      4,213,851

4.  ALLOWANCES FOR POSSIBLE LOSSES

    Activity in the allowances for possible losses for the years ended December 31, 1995, 1994 and 1993 was as follows:

                                                                                      OTHER REAL
                                                                         LOANS       ESTATE OWNED       TOTAL
                                                                     --------------  -------------  --------------
Balance, January 1, 1993...........................................  $    3,811,784   $    65,000   $    3,876,784
  Provision........................................................       8,283,372       139,313        8,422,685
  Charge-offs......................................................      (4,482,664)     (181,313)      (4,663,977)
  Recoveries.......................................................         127,000       --               127,000
                                                                     --------------  -------------  --------------
Balance, December 31, 1993.........................................       7,739,492        23,000        7,762,492
  Provision........................................................       2,199,605       165,626        2,365,231
  Charge-offs......................................................      (4,100,307)     (146,626)      (4,246,933)
  Recoveries.......................................................         578,617       --               578,617
                                                                     --------------  -------------  --------------
Balance, December 31, 1994.........................................       6,417,407        42,000        6,459,407
  Provision........................................................       1,300,000        31,236        1,331,236
  Charge-offs......................................................        (922,685)      (73,236)        (995,921)
  Recoveries.......................................................         555,428       --               555,428
                                                                     --------------  -------------  --------------
Balance, December 31, 1995.........................................  $    7,350,150   $   --        $    7,350,150
                                                                     --------------  -------------  --------------
                                                                     --------------  -------------  --------------

5.  PREMISES AND EQUIPMENT

    The composition of premises and equipment at December 31 was as follows:

                                                                                                     ESTIMATED
                                                                        1995            1994           LIFE
                                                                   --------------  --------------  -------------
Premises.........................................................  $   11,186,777  $   11,601,270    3-50 years
Equipment........................................................       5,750,681       6,606,042    3-15 years
                                                                   --------------  --------------
                                                                       16,937,458      18,207,312
Less accumulated depreciation and amortization...................       7,298,862       7,365,277
                                                                   --------------  --------------
                                                                   $    9,638,596  $   10,842,035
                                                                   --------------  --------------
                                                                   --------------  --------------

    During 1995, events occurred which caused the Company to consider one of its buildings to be impaired. Due to the re-engineering of a local highway's ramp system, the accessibility of this branch will be significantly impaired during 1996. The Company intends to close and sell the branch during 1996 and relocate to a suitable location in the local market area. Accordingly, in 1995 the Company recorded an impairment write-down of $344,765 which is reflected in the consolidated statement of operations. The $344,765 write-down represents the difference between the property's carrying value and its fair market value based on an independent appraisal performed during the fourth quarter of 1995.

    In 1993, the Company transferred a parcel of property from other real estate owned to bank premises. The carrying value of this property at the time of transfer was $5,098,745. The property is a commercial building in downtown
Fitchburg that houses certain operational activities of the Company and is available for lease to tenants on a long-term basis.

    The Company occupies certain premises under noncancellable operating leases which expire at various dates through 2119. Aggregate minimum future rental commitments under noncancellable operating leases as of December 31, 1995 are as follows:

   1996         1997         1998         1999        2000
- -----------  -----------  -----------  -----------  ---------
$   241,000  $   218,000  $   141,000  $   108,000  $  42,000

    Some of the leases for premises include options to renew for periods ranging from 5 to 15 years and some leases include an option to cancel at the end of 10 and 20 years. Total rent expense for premises and equipment charged to operations were approximately $245,000, $207,000 and $165,000 during 1995, 1994 and 1993, respectively.

6.  DEPOSITS

    The composition of deposits at December 31 was as follows:

                                                                                      1995              1994
                                                                                ----------------  ----------------
Interest bearing:
  NOW and money market deposits...............................................  $     76,781,029  $     72,748,225
  Savings deposits............................................................        24,226,320        22,560,457
  Time certificates of deposit in denominations of $100,000 or more...........        11,873,458        10,263,383
  Time deposits...............................................................        72,016,655        64,321,284
                                                                                ----------------  ----------------
    Total interest bearing....................................................       184,897,462       169,893,349
Noninterest bearing demand....................................................        67,891,000        65,581,158
                                                                                ----------------  ----------------
                                                                                $    252,788,462  $    235,474,507
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

7.  SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

    The Company sells securities under open-ended repurchase agreements with certain customers and institutions. The principal balance of the repurchase agreements may change daily. Specific securities are not sold and securities are not transferred to the name of the other party. Instead, the party has an interest in a portion of the securities held in the Company's investment portfolio in safekeeping. Amounts outstanding at December 31, 1995, 1994 and 1993 carried various maturity dates of 90 days or less. U.S. Government and agency securities with a total book value of $25,142,000, $25,271,000, and $18,757,000 were pledged as collateral and held by custodians to secure the agreements at December 31, 1995, 1994 and 1993, respectively. The approximate market values of the collateral at those dates were $26,650,000, $24,025,000, and $19,542,000, respectively.

    Information concerning securities sold under repurchase agreements at December 31 was as follows (dollars in thousands):

                                                                                   1995       1994       1993
                                                                                 ---------  ---------  ---------
Average rate at December 31....................................................       4.09%      4.52%      1.94%
Average rate during the year...................................................       3.97       3.33       2.13
Average balance outstanding during the year....................................  $  11,686  $   9,227  $   9,282
Maximum amount outstanding at any month-end....................................     15,389     15,637     10,264
Amount outstanding at December 31..............................................     11,120     15,637      7,444

8.  INCOME TAXES

    As discussed in Note 1, the Company adopted SFAS 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $180,000 was determined as of January 1, 1993 and is reported separately in the consolidated statement of operations for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of SFAS 109.

    Income tax expense (benefit) consisted of the following for the years ended December 31:

                                                                           1995           1994           1993
                                                                       -------------  ------------  --------------
Current income tax expense (benefit):
  Federal............................................................  $     710,607  $   (156,482) $     (226,926)
  State..............................................................        376,442       (55,874)         20,300
                                                                       -------------  ------------  --------------
    Total current income tax expense (benefit).......................      1,087,049      (212,356)       (206,626)
                                                                       -------------  ------------  --------------
Deferred income tax expense (benefit):
  Federal............................................................        (14,024)      169,345      (1,460,953)
  State..............................................................       (167,025)     (118,031)        257,579
  Change in valuation allowance......................................       (200,000)      238,242        --
                                                                       -------------  ------------  --------------
    Total deferred income tax expense (benefit)......................       (381,049)      289,556      (1,203,374)
                                                                       -------------  ------------  --------------
                                                                       $     706,000  $     77,200  $   (1,410,000)
                                                                       -------------  ------------  --------------
                                                                       -------------  ------------  --------------

    A reconciliation of the Company's income tax provision to the federal statutory rate is as follows:

                                                                                   1995        1994        1993
                                                                                 ---------  ----------  ----------
Expected income tax expense (benefit) at federal statutory rate................      34.00%      34.00%     (34.00%)
State income taxes, net of federal income tax benefit..........................       5.40      (48.79)       4.23
Tax exempt interest, net.......................................................     (7.04)     (55.21)      (3.85)
Change in valuation allowance..................................................     (7.82)      101.34      --
Other, net.....................................................................       3.05        1.47        1.12
                                                                                 ---------  ----------  ----------
Income tax expense (benefit) attributable to continuing operations.............      27.59%      32.81%     (32.50%)
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                                                       1995           1994
                                                                                   -------------  -------------
Deferred income tax assets:
  Allowance for possible loan losses.............................................  $   2,347,450  $   1,976,050
  Alternative minimum tax credit carryforward....................................        281,999        663,971
  Unrealized loss on investment securities available for sale....................       --              956,033
  State net operating loss carryforward..........................................        260,700        244,421
  Branch impairment write-down...................................................        143,888       --
  Employee benefits..............................................................       --               20,943
  Other..........................................................................         84,935         29,656
                                                                                   -------------  -------------
    Total deferred income tax assets.............................................      3,118,972      3,891,074
  Valuation allowance............................................................       (499,059)    (1,004,761)
                                                                                   -------------  -------------
                                                                                       2,619,913      2,886,313
                                                                                   -------------  -------------
Deferred income tax liabilities:
  Unrealized gain on investment securities available for sale....................        441,086       --
  Depreciation...................................................................        477,200        484,780
  Other..........................................................................         35,828         25,366
                                                                                   -------------  -------------
    Total deferred income tax liabilities........................................        954,114        510,146
                                                                                   -------------  -------------
  Net deferred income tax asset..................................................  $   1,665,799  $   2,376,167
                                                                                   -------------  -------------
                                                                                   -------------  -------------

    The realization of the Company's net deferred tax assets is dependent upon the ability to generate taxable income in future periods. The Company has evaluated the available evidence supporting the realization of its net deferred federal tax asset of $1,457,770 at December 31, 1995, including the amount and timing of future taxable income, and determined it is more likely than not that the asset will be realized. Deferred state tax assets, net of related federal tax, totaled $707,088 at December 31, 1995 and were reduced by a valuation allowance of $499,059. Given the nature of Massachusetts tax laws, the Company believes that uncertainty remains concerning the realization of various state tax benefits. These benefits may, however, be recorded in the future as realized or as it becomes more likely than not, in management's best judgment, that such tax benefits or portions thereof will be realized.

    The valuation allowance equals the amount of the net deferred income tax asset not recognized in the financial statements. Included in the 1994 valuation allowance of $1,004,761 is $305,701 which was attributable to the unrealized loss on investment securities available for sale and consequently was reflected in the statement of stockholders' equity. The subsequent decrease in the unrealized loss on investment securities classified as available for sale resulted in a decrease in the related deferred income tax asset and the related valuation allowance was reduced and recorded in stockholders' equity. Any other changes in the valuation allowance resulting from changes in circumstances that cause a change in judgment about the realizability of deferred income tax assets are recorded in the statement of operations.

9.  REGULATORY MATTERS
    Following the 1992 examination by the Office of the Comptroller of the Currency, the Bank entered into an informal Memorandum of Understanding. The Memorandum related to certain aspects of the Bank's operations, including asset quality monitoring and other administrative matters. During the third quarter of 1995, the Bank was subject to a regular safety and soundness examination by the Office of the Comptroller of the Currency. The Bank was notified that, as a result of that examination, the OCC removed the Memorandum of Understanding.

    The Company and the Bank are subject to capital adequacy standards. Although the Company's capital position is in full compliance with applicable regulatory guidelines, the Office of the Comptroller of the Currency has requested that the Bank endeavor to maintain a leverage ratio of at least 6% and the Board of Directors has adopted a resolution to that effect.

10. EMPLOYEE BENEFITS
    The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's highest five years of compensation. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for accumulated benefits earned attributed to service but also for those expected to be earned in the future.

    The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at December 31.

                                                                                       1995           1994
                                                                                   -------------  -------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits of $1,498,297
   ($1,346,197 in 1994)..........................................................  $   1,652,707  $   1,417,594
                                                                                   -------------  -------------
                                                                                   -------------  -------------
  Projected benefit obligation for service rendered to date......................  $   2,493,754  $   2,278,096
Plan assets at fair value (primarily U.S. Government obligations and various
 stocks and bonds)...............................................................      1,978,824      1,409,151
                                                                                   -------------  -------------
Projected benefits in excess of plan assets......................................       (514,930)      (868,945)
Unrecognized net asset at December 31, being recognized over 12 years............        (75,952)       (98,884)
Unrecognized net loss from past experience different from that assumed...........        616,081        918,291
                                                                                   -------------  -------------
Prepaid (accrued) pension cost...................................................  $      25,199  $     (49,538)
                                                                                   -------------  -------------
                                                                                   -------------  -------------

    Assumptions used in determining the actuarial present value of the projected benefit obligation as of December 31 are as follows:

                                                                                1995         1994         1993
                                                                             -----------  -----------  -----------
Discount rate..............................................................       7.50%        8.00%        7.50%
Rate of increase in future compensation levels.............................       5.00         5.00         5.00

    Net periodic pension cost for the years ended December 31 included the following components:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Service cost-benefits earned during the period................  $    187,336  $    149,078  $    207,777
Interest cost on projected benefit obligation.................       167,664       176,724       238,432
Actual return on plan assets..................................      (327,368)       68,906      (175,082)
Net amortization and deferral.................................       213,833      (198,342)      (56,788)
                                                                ------------  ------------  ------------
    Net periodic pension cost.................................  $    241,465  $    196,366  $    214,339
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    In addition to the net periodic pension cost stated above, the Company sustained settlement related expenses of $183,423 and $229,525 for 1994 and 1993, respectively. These expenses were the result of lump-sum pension payments made in those years to certain employees who left the Company. There were no settlement related expenses during 1995.

    Assumptions used in determining the net pension expense were as follows:

                                                           1995      1/1/94-6/30/94   7/1/94-12/31/94      1993
                                                        -----------  ---------------  ----------------  -----------
Rate of return on plan assets.........................       8.00%          8.00%            8.00%           9.00%
Discount rate.........................................       8.00           7.50             8.00            8.00
Rate of increase in future compensation levels........       5.00           5.00             5.00            5.00

    A 401(k) plan is available to employees offering a program of savings and investment by their contributions and those of the Company. The cost to the Company was approximately $97,000 in 1995 and $47,000 in 1994 and 1993. The Company's contribution is made on a discretionary basis.

    The Company does not maintain any formalized post-retirement benefit plans other than the pension plan described above.

    The Company had previously adopted a stock plan ("Old Plan") which expired in March 1994. Options to purchase 3,600 shares of common stock remained outstanding under the Old Plan at December 31, 1995 and options for 3,600 shares were exercised during 1995 at $10.55 per share. Options for 27,300 shares were cancelled during 1994. There were no options granted during 1994 or 1993. During 1994, as part of a settlement with the former chief executive officer, the Company agreed to extend to December 31, 1994 the date for exercise of 38,160 options which were previously reported in 1993 as cancelled options. The revised amount cancelled in 1993 is 24,990. During 1994, options for 51,840 shares were exercised at prices between $8.21 and $10.55 per share.

    During 1994, the Company adopted an incentive stock option plan ("New Plan") under which 150,000 shares were reserved for issuance. Options are granted at the fair market value as of the date of the grant. The options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date they are granted. During 1995, options to purchase 23,250 shares were granted under the New Plan (16,500 during 1994). At December 31, 1995, there were 110,250 shares remaining for issuance under the New Plan.

    At December 31, 1995, options for 3,600 shares under the Old Plan and 39,750 shares under the New Plan were outstanding. Such options are exercisable according to various vesting schedules and expire during years ranging from 1996 to 2005 at the following per share exercise prices:

NUMBER OF SHARES*
SUBJECT TO OPTION
     OPTIONS
 EXERCISABLE AS
OF* DECEMBER 31,
 1995 PER SHARE*
 EXERCISE PRICE
       16,500                 11,100           $   10.33
        3,600                  3,600               10.55
        7,500                  7,500               11.50
       15,750                  3,150               12.67
      -------                -------
       43,350                 25,350
      -------                -------
      -------                -------

- ------------------------
* All share amounts and per share prices reflect the November 1995 three-for-two stock split in the form of a stock dividend.
11. CONTINGENCIES
    The Company is involved in legal proceedings arising in the normal course of business. After reviewing such matters, the Company believes that their resolution will not materially affect its results of operations or financial position.

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
    The Company is party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments primarily consist of commitments to extend credit and standby letters of credit. Loan commitments are made to accommodate the financial needs of the Company's customers. Standby letters of credit commit the Company to make payments on behalf of customers when certain specified future events occur. They primarily are issued to guarantee other customer obligations.

    Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Company's normal credit policies. Collateral typically is obtained based on management's credit assessment of the customer. Loan commitments and standby letters of credit generally have fixed expiration dates or other termination clauses. Some commitments and letters of credit expire without being drawn upon. Accordingly, the total commitment amounts do not necessarily represent future cash requirements of the Company.

    The Company's maximum exposure to credit loss for loan commitments and standby letters of credit outstanding at December 31 were as follows:

                                                                      CONTRACT AMOUNT
                                                               ------------------------------
                                                                    1995            1994
                                                               --------------  --------------
Commitments to extend credit:
  Fixed-rate.................................................  $    3,919,255  $    1,259,500
  Adjustable-rate............................................      27,869,221      20,807,392
Standby letters of credit....................................         704,910         883,155

    The Company has also sold mortgage loans with recourse in the event of default by the borrower. Loans sold with recourse are accounted for as sales in the accompanying financial statements, with provision made for anticipated possible losses under recourse provisions. At December 31, 1995 and 1994, the outstanding balance of such mortgages was approximately $1,599,000 and
$2,100,000, respectively. The Company also services mortgage loans for others without recourse in the event of default. At December 31, 1995 and 1994, the outstanding principal balance on such mortgages was approximately $907,000 and $1,509,000, respectively.

    The Company's involvement with derivative financial instruments has been limited to an interest rate swap agreement and an interest rate floor agreement used solely for management of interest rate risk. The Company has outstanding a $5,000,000 interest rate swap agreement whereby, for a three year period ending December 1997, the Company receives a fixed payment of 7.95% on the amount of the agreement in exchange for a variable rate payment indexed to the three-month London Interbank Offered Rate (LIBOR) on the same agreement amount. The variable-rate payment on December 31, 1995 was 5.81%. As of December 31, 1995 the Company would have received $254,188 if it had terminated the agreement. The Company has outstanding a $10,000,000 interest rate floor agreement pursuant to which, for a five-year period, ending February 2000, the Company receives an interest payment if the three-month LIBOR declines below 6.25%. This payment would be based upon the rate difference between current LIBOR and 6.25% accrued on the notional value of $10,000,000. The transaction fee paid of $88,000 is currently being amortized over the life of the contract.

    Included in cash and due from banks are amounts on deposit with the Federal Reserve which are subject to withdrawal restrictions of $2,153,179 for 1995 and $3,822,322 for 1994.

13. PARENT COMPANY ONLY FINANCIAL INFORMATION
    The following information discloses certain Parent Company only financial information at December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

                                 BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1995            1994
                                                                                   --------------  --------------
ASSETS:
  Cash...........................................................................  $    1,042,819  $      921,796
  Investment in subsidiaries, at equity:
    Safety Fund National Bank....................................................      20,298,146      15,618,823
    Safety Fund Realty Corporation...............................................          46,095          44,561
  Other assets...................................................................        --                67,464
                                                                                   --------------  --------------
      Total assets...............................................................  $   21,387,060  $   16,652,644
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities....................................................................  $     --        $     --
  Stockholders' equity:
    Preferred stock, $10 par value; 100,000 shares authorized, none issued.......
    Common stock, $5 par value; 3,200,000 shares authorized, 1,660,665 issued and
     outstanding in 1995 and 1,657,120 in 1994...................................       8,303,325       5,523,735
  Surplus........................................................................       7,584,846      10,326,436
  Retained earnings..............................................................       4,815,433       2,964,004
  Net unrealized gain (loss) on investment securities available for sale.........         683,456      (2,161,531)
                                                                                   --------------  --------------
      Total stockholders' equity.................................................      21,387,060      16,652,644
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity.................................  $   21,387,060  $   16,652,644
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                            STATEMENTS OF OPERATIONS

                                                                                 YEARS ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                            1995          1994           1993
                                                                        -------------  -----------  --------------
Income:
  Dividend from subsidiary bank.......................................  $    --        $   --       $      214,037
  Other income........................................................         39,285       12,540           9,213
                                                                        -------------  -----------  --------------
    Total income......................................................         39,285       12,540         223,250
Expenses..............................................................         22,266        9,257           4,975
                                                                        -------------  -----------  --------------
Income before equity in undistributed earnings (losses) of
 subsidiaries.........................................................         17,019        3,283         218,275
Equity in undistributed earnings (losses) of subsidiaries.............      1,835,870      154,765      (3,326,097)
                                                                        -------------  -----------  --------------
Net income (loss).....................................................  $   1,852,889  $   158,048  $   (3,107,822)
                                                                        -------------  -----------  --------------
                                                                        -------------  -----------  --------------

                            STATEMENTS OF CASH FLOWS

                                                                                YEARS ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                           1995           1994           1993
                                                                      --------------  ------------  --------------
Cash flows from operating activities:
  Net income (loss).................................................  $    1,852,889  $    158,048  $   (3,107,822)
  Adjustment to reconcile net income (loss) to net cash provided by operating activities:
    Equity in undistributed (earnings) loss of subsidiaries.........      (1,835,870)     (154,765)      3,326,097
    Net change in other assets and liabilities......................          67,464         2,200         (31,537)
                                                                      --------------  ------------  --------------
Net cash provided by operating activities...........................          84,483         5,483         186,738
                                                                      --------------  ------------  --------------
Cash flows used for investing activities............................        --             --             --
Cash flows used for financing activities:
  Proceeds from exercise of stock options...........................          38,000       451,502        --
  Payments in lieu of partial shares related to stock split.........          (1,460)      --             --
  Cash dividends paid...............................................        --             --             (214,037)
                                                                      --------------  ------------  --------------
Net cash provided (used) by financing activities....................          36,540       451,502        (214,037)
                                                                      --------------  ------------  --------------
Increase (decrease) in cash.........................................         121,023       456,985         (27,299)
Cash, beginning of year.............................................         921,796       464,811         492,110
                                                                      --------------  ------------  --------------
Cash, end of year...................................................  $    1,042,819  $    921,796  $      464,811
                                                                      --------------  ------------  --------------
                                                                      --------------  ------------  --------------

    The Parent Company's Statements of Stockholders' Equity are identical to those presented earlier as the Consolidated Statements of Stockholders' Equity.

    The approval of the Comptroller of the Currency is required for a national bank to pay dividends if the total of all dividends declared in any calendar year exceeds the Bank's net profit (as defined) for that year combined with its retained net profits for the preceding two calendar years.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following estimates and assumptions were used by the Company in estimating the fair value of its financial instruments where it is practicable to estimate that value:

    Cash and federal funds sold:

       Cash and due from banks, together with federal funds sold, have a carrying amount that approximates fair value.

    Investment securities held to maturity and available for sale:

       For investment securities, fair values are based on quoted market prices or dealer quotes.

    Loans:

       For variable-rate loans that reprice frequently and with no significant credit risk, fair values are based on carrying values. The fair value of other loans is calculated taking into account estimates and assumptions pertaining to expected maturities, prepayment experience, discount rates and credit quality. The estimates and assumptions are derived from the Company's historical experience together with industry-wide trends in order to determine the discounted present value of those loans where no quoted market prices exist. Incremental credit risk for non-performing loans has been considered.

    Accrued interest receivable and payable:

       The  carrying  values  for   accrued  interest  receivable  and   payable
       approximate fair value because of the short term nature of these financial instruments.

    Deposits:

       The carrying value of demand deposits, NOW, savings and money market deposits approximates fair value. The fair value for fixed-rate time deposits is estimated using discounted cash flow methods that apply interest rates currently being offered on time deposits with similar terms of maturity to a schedule of aggregated expected monthly cash outflows on time deposits.

    Borrowings:

       The carrying amounts of securities sold under repurchase agreements and other borrowed funds with variable-interest rates or payable in three months or less approximate their fair values.

    Hedging instruments:

       For hedging instruments, fair values are based upon quoted market prices or dealer quotes. At December 31, 1995, the Company would have received $254,188 if it had terminated its interest rate swap agreement and $400,000 if it had terminated its interest rate floor agreement.

    Other off balance-sheet instruments:

       The fair value of the Company's unused lines of credit, commitments to originate and sell loans and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. At December 31, 1995 and 1994, the Company estimated the fair values of these financial instruments to be immaterial.

    The estimated fair values of the Company's financial instruments at December 31 are as follows (in thousands):

                                                                          1995                      1994
                                                                ------------------------  ------------------------
                                                                 CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                                                  AMOUNTS    FAIR VALUE     AMOUNTS    FAIR VALUE
                                                                -----------  -----------  -----------  -----------
Financial assets:
  Cash and due from banks.....................................  $    13,306  $    13,306  $    15,224  $    15,224
  Federal funds sold..........................................        2,500        2,500        3,300        3,300
  Investment securities available for sale....................       63,738       63,738       54,538       54,538
  Investment securities held to maturity......................       39,924       41,024       45,599       43,214
  Loans, net of allowance for possible loan losses............      153,084      153,892      135,041      132,862
  Accrued interest receivable.................................        2,474        2,474        2,194        2,194
Financial liabilities:
  Deposits....................................................      252,788      253,280      235,475      233,633
  Securities sold under repurchase agreements and other
   borrowed funds.............................................       12,276       12,276       17,980       17,980
  Accrued interest payable....................................          462          462          322          322

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the type of financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for some of the Bank's financial instruments, fair value estimates are based on judgements regarding future expected loss experience, cash flows, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions and changes in the loan, debt and interest rate markets could significantly affect the estimates. Further, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered.

15. SUBSEQUENT EVENT
    During January 1996 the Company announced it had signed a definitive agreement for the merger of the Company into CFX Corporation of Keene, New Hampshire. Upon consummation of the transaction, Safety Fund National Bank, the Company's bank subsidiary, would operate as a subsidiary of CFX.

    Pursuant to the definitive agreement and in the event that the transaction is accounted for as a pooling-of-interests, each of the outstanding shares of common stock has the potential to be converted into 1.7 shares of CFX's common stock. The actual number of shares of CFX's common stock issuable in the transaction is subject to adjustment based on the average price of CFX common stock for the ten trading days immediately before CFX receives the last regulatory approval required to consummate the transaction. In the event that the average price of CFX common stock is below $12.43, the exchange ratio becomes 1.806 shares; and if the average price of CFX common stock is above $18.65, the exchange ratio becomes 1.629 shares. Safety Fund has the right to terminate the agreement if the average price of CFX common stock is below $11.66 per share unless CFX agrees to increase the exchange ratio.

    The transaction is expected to be tax free to the holders of Safety Fund common stock and is subject to regulatory approval and the approval of both CFX's and Safety Fund's shareholders. It is anticipated that the transaction will be accounted for by the pooling-of-interests method of accounting. However, if the transaction is required to be accounted for under the purchase method of accounting, the stock exchange ratio would be 1.52 shares, subject to adjustments based on the average price of CFX common stock.

    The agreement also provides CFX with an option to acquire up to 19.9% of the outstanding Safety Fund common stock under certain circumstances. The parties expect to complete the transaction in the second half of 1996.

    Separately, the Board of Directors of Safety Fund also approved a shareholder rights plan that is designed to provide protection from a number of tactics that third parties could use to disrupt the proposed merger of CFX and Safety Fund and gain control of Safety Fund without offering a fair price to all shareholders.

    Under the rights plan, each Safety Fund shareholder of record as of January 5, 1996, will receive a dividend of one non-voting right for each share of the Company's common stock owned. Initially, the rights are attached to the Company's common shares, are not exercisable and do not represent any significant value to shareholders. The rights become exercisable and valuable if any person (other than CFX Corporation) acquires 15% or more of Safety Fund's common stock. At that time, all holders of Safety Fund common stock (including CFX but excluding any other person acquiring 15% or more of Safety Fund's common stock) will be entitled to purchase common stock at a substantial discount. The exercise of the rights would have a substantial dilutive effect on any person (other than CFX) who acquires 15% or more of Safety Fund's common stock. The Board may redeem the rights at $.01 per right at any time prior to the acquisition by a person or group of beneficial ownership of 15% or more of Safety Fund's common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Safety Fund Corporation (the "Company") earned a net profit of $1,852,889 or $1.12 per share for 1995. This performance represents a substantial improvement over 1994, at which time the Company reported a year end net profit of $158,048 or $0.10 per share (adjusted for 1995 stock split in the form of a stock dividend).

    The improvement in 1995 earnings performance was attributable to a large increase in net interest income and a substantial reduction in the loan loss provision. Net interest income increased $1,779,685 or 14.8% over year-end 1994, primarily due to loan growth and a favorable interest rate environment. The level of nonaccrual loans, troubled debt restructurings accruing interest, other real estate owned and loans contractually past due 90 days and still accruing interest declined by $1,996,272 or 38.2% to $3,228,776. This decline contributed to a reduction in the loan loss provision of $899,605 or 40.9% from $2,199,605 in 1994 to $1,300,000 in 1995. Further reduction in the level of troubled assets remains an important strategic initiative in the coming year.

    With the quality of the overall loan portfolio improving, management focused on growing the Company during 1995. Total deposits grew $17,313,955 or 7.4%, with the majority of the growth occurring in retail deposits. Total loans grew $18,975,490 or 13.4%, primarily due to more aggressive marketing of our commercial loans, residential real estate loans and home equity lines of credit.

    The growth in noninterest expense was $591,052 or 4.4%. However, this increase includes a fourth quarter valuation write-down of $344,765 relating to one of the Company's premises.

ASSET QUALITY

    Information with respect to nonaccrual and past due loans, other real estate owned and troubled debt restructurings at December 31 is as follows:

                                                                         1995           1994            1993
                                                                     -------------  -------------  --------------
Nonaccrual loans...................................................  $   1,975,690  $   3,606,869  $    9,160,078
Troubled debt restructurings accruing interest.....................      1,162,220        979,687       3,268,222
Loans contractually past due 90 days and still accruing interest...         40,866        105,022       2,235,211
Other real estate owned............................................         50,000        533,470         299,673
                                                                     -------------  -------------  --------------
                                                                     $   3,228,776  $   5,225,048  $   14,963,184
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

    Nonperforming loans, consisting of nonaccrual loans, troubled debt restructuring and loans contractually past due 90 days and still accruing interest, have improved steadily from 10.0% of total loans at December 31, 1993 to 3.3% at December 31, 1994 and to 2.0% at December 31, 1995. Nonperforming loans have also trended down as a percent of the Company's capital plus allowance for possible loan losses. Nonperforming loans were 53.5% of capital plus allowance for possible loan losses at December 31, 1993 and have since been reduced to 20.3% at December 31, 1994 and to 11.1% at December 31, 1995. The decrease in nonaccrual loans was due primarily to the collection of principal on past due accounts and to a return of several loans to accrual status. The decrease in loans past due 90 days and still accruing interest has been brought about through a combination of charge-offs, sales and payoffs. Loans on nonaccrual plus loans past due 90 days and still accruing interest has been reduced from 7.8% of total loans at December 31, 1993 to 2.6% at December 31, 1994 and to 1.3% total loans at December 31, 1995.

    A substantial portion of the Company's loan portfolio is collateralized by assets in the New England region, especially central Massachusetts. While the Company is not overly exposed to credit risk associated with a particular industry, the Company is exposed to geographic trends, both positive and negative. A portion of the risk related to the Company's loans secured by real estate is mitigated

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS by owner occupancy of both residential and commercial properties. The Company benefited from an improving local economy during 1993 and 1994 which facilitated an improvement in its nonperforming loans with over $1.5 million in loans returned to accrual status during 1995. Recovery in the local economy during these years, however, has generally trailed national economic growth based upon employment information compiled by the U.S. Bureau of Labor Statistics. The Company recognizes a continued slowdown in the regional economy and has considered its potential effect on the quality of the loan portfolio and on the adequacy of the allowance for possible loan losses.

    Lending policies and procedures were strengthened in 1994. Policies covering commercial loans, commercial real estate, real estate appraisals and nonaccrual were revised. Revisions address loan structure, terms and conditions, analysis of repayment capability and analysis of collateral values and include more detailed and specific instructions and guidelines in areas such as debt service coverage ratios, expanded use of loan covenants and lower individual lending authorities. Changes in senior lending personnel and the addition of credit analysts and a loan workout specialist contributed to the improvement in nonperforming assets. The Bank's risk rating program was revised by adding a watch category and by expanding rating criteria to ensure clarity. Additional training was provided to the lending staff. Training covered several topics including cash flow analysis and collateral evaluation.

    During the period of 1989 through 1993, the Bank's subsidiary, The Lenders/Massachusetts, Inc., originated, packaged and sold (with and without recourse) residential mortgage loans. The Company executed a plan during 1993 and 1994 whereby loans previously sold to investors, with the right of recourse, were repurchased from investors and subsequently sold to a third party, without the right of recourse. During the period 1993 through 1995, net charge-offs related to loans previously sold with recourse and subsequently repurchased were $3.3 million. The provision for possible loan losses related to this subsidiary during the same period was $4.0 million. During 1995, the Company continued to reduce its exposure on loans sold with recourse in the event of default by the borrower from $2,068,732 at December 31, 1994 to $1,598,891 at December 31, 1995.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

    The Company recognizes the slowdown in the regional economy and has considered its potential effect on the quality of the loan portfolio and on the adequacy of the allowance for possible loan losses. The allowance for possible loan losses takes into account specific credit reviews, past loan loss experience, current economic conditions and trends, the volume, growth, and composition of the loan portfolio and the Company's nonaccrual loan balances and loans contractually past due 90 days and still accruing interest. The allowance for possible loan losses is the result of calculations in accordance with the Company's reserve methodology.

    The Company has a grading system whereby loan officers are required to assess the appropriateness of loan gradings and specific reserves on classified loans and report any changes they deem necessary on a quarterly basis. The Company's loan review department, which is independent of the loan origination process, reviews loans on an established cycle to assess the adequacy of specific reserves and the appropriateness of loan gradings as determined by the loan officers. All large nonclassified loans are reviewed annually, at a minimum, or more frequently if warranted as a result of credit deterioration.

    The grading changes and specific reserves are presented to a committee consisting of members of senior management and then to the Audit Committee of the Board of Directors as part of the process to evaluate the adequacy of the Company's allowance for possible loan losses.

    Credits on the Company's internal loan "watchlist" are evaluated to estimate potential losses. The total reserves resulting from this analysis are "allocated" reserves. The allocated reserves provided for individual loans are supplemented by an unallocated amount for loan losses. This

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS unallocated amount is determined based on judgments regarding risk of error in the specific allocations as well as an analysis of various components of the loan portfolio, pools of risk, historical loss experience, economic conditions and trends and other factors. The composition of the allowance for possible loan losses at December 31 is as follows:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Commercial and financial...................................  $   1,401,809  $     165,931  $   2,472,829
Real estate-mortgage.......................................        927,846      1,096,913      1,455,785
Installment and other......................................        137,380          9,967          3,728
Past due interest..........................................       --               40,000        129,500
Unallocated................................................      4,883,115      5,104,596      3,677,650
                                                             -------------  -------------  -------------
                                                             $   7,350,150  $   6,417,407  $   7,739,492
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

    The above allocation is based on estimates and subjective judgments and is not necessarily indicative of the specific amounts or loan categories in which losses may ultimately occur.

    Activity in the allowance for possible loan losses for the past three years was as follows:

                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Allowance for possible loan losses, beginning of year................  $   6,417,407  $   7,739,492  $   3,811,784
Loans charged-off:
  Commercial and financial...........................................        328,708      1,607,140      1,312,831
  Real estate -- mortgage............................................        582,415      2,454,297      3,148,334
  Real estate -- construction........................................       --               24,897         16,046
  Installment loans to individuals...................................         11,562         13,973          5,453
                                                                       -------------  -------------  -------------
    Total loans charged-off..........................................        922,685      4,100,307      4,482,664
                                                                       -------------  -------------  -------------
Recoveries:
  Commercial and financial...........................................        276,584        217,416        115,394
  Real estate -- mortgage............................................        276,801        357,007         10,242
  Installment loans to individuals...................................          2,043          4,194          1,364
                                                                       -------------  -------------  -------------
    Total recoveries.................................................        555,428        578,617        127,000
                                                                       -------------  -------------  -------------
Net charge-offs......................................................        367,257      3,521,690      4,355,664
Provision for possible loan losses...................................      1,300,000      2,199,605      8,283,372
                                                                       -------------  -------------  -------------
Allowance for possible loan losses, end of year......................  $   7,350,150  $   6,417,407  $   7,739,492
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The   Company's  allowance  for  possible  loan   losses  as  a  percent  of
nonperforming loans increased from 52.8% at December 31, 1993 to 231.2% at December 31, 1995. During 1993, the Company made a significant provision to its allowance for possible loan losses in conjunction with a strategic decision to reduce aggressively its marginally performing and nonperforming loans. Provisions for 1994 and 1995 were based on management's quarterly analysis of the reserve's adequacy. Included in the analysis is consideration of not only the level of nonperforming loans but also the level of watch list loans and anticipated loan growth. During 1994 and 1995, the Company experienced lower losses than expected and higher recoveries than expected. The Company expects the reduction in charge-offs experienced since 1993 to continue during 1996. A projection of charge-offs is based on estimates and subjective judgements by management and is not necessarily indicative of charge-offs that may actually occur.

    Watch list loans are loans identified by management to have clearly defined weaknesses and are considered vulnerable to the anticipated regional economic slow down. The rate of reduction of watch

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS list loans has not kept pace with the reduction in nonperforming assets. Included in watch list loans are five loans totaling $4.8 million which are current as to principal and interest but which have collateral values less than existing balances and the borrowers exhibit clearly defined weaknesses.

REGULATORY MATTERS AND CAPITAL RESOURCES

    Following the 1992 examination by the Office of the Comptroller of the Currency, Safety Fund National Bank (the "Bank") entered into an informal Memorandum of Understanding. The Memorandum related to certain aspects of the Bank's operations, including asset quality monitoring and other administrative matters. During the third quarter of 1995, the Bank was subject to a regular safety and soundness examination by the Office of the Comptroller of the Currency. The Bank was notified that, as a result of that examination, the OCC removed the Memorandum of Understanding.

    The Federal Reserve Board has established risk-based standards for measuring capital adequacy for U.S. banking organizations. In general, the standards require banks and bank holding companies to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments and contingencies.

    The Federal Reserve Board standards classify capital into two tiers, referred to as Tier 1 and Tier 2. Tier 1 capital generally consists of common stockholders' equity and certain preferred stock. Tier 2 capital generally consists of other types of equity instruments and the allowance for loan and lease losses. All banks are required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted total assets with at least 4% Tier 1 capital.

    For most banks, including the Company's subsidiary bank, the minimum Tier 1 leverage ratio is to be 3.00% plus an additional cushion of at least 1.00% to 3.00% depending upon risk profiles and other factors. The Office of the Comptroller of the Currency has requested that the Bank endeavor to maintain a leverage ratio of at least 6% and the Board of Directors has adopted a resolution to that effect. As shown below, all regulatory ratios exceed the minimum required.

                                                                                                COMPANY       BANK
                                                                                              -----------  -----------
    Tier 1 Risk-Based Capital Ratio.........................................................      13.16%       12.46%
    Total Risk-Based Capital Ratio..........................................................      14.45        13.76
    Leverage Ratio..........................................................................       7.28         6.86

    The approval of the Comptroller of the Currency is required for a national bank to pay dividends if the total of all dividends declared in any calendar year exceeds the Bank's net profit (as defined) for that year combined with its retained net profits for the preceding two calendar years.

LIQUIDITY AND INTEREST RATE SENSITIVITY MANAGEMENT

    The primary functions of asset/liability management are to assure adequate liquidity and maintain an appropriate balance between interest sensitive earning assets and interest bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margins and to enhance consistent growth of net interest income through periods of changing interest rates.

    As a holding company, the Company's primary sources of liquidity are dividends from the Bank and interest earned on repurchase agreements with the Bank. The Company uses its liquidity to pay cash dividends to shareholders, fund operating expenses and pay income taxes.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Marketable investment securities, particularly those of shorter maturities, are a principal source of liquidity for the Bank. Available for sale securities maturing or likely to be called in two years or less amounted to approximately $20.3 million at December 31, 1995, representing 32.5% of the available for sale portfolio. Assets such as federal funds sold and maturing loans are also sources of liquidity.

    During 1994, the Company transferred securities with a fair value of $5,357,472 from its available for sale portfolio to its held to maturity portfolio. The transfer was the result of a strategic decision, made in conjunction with the engagement of a new investment advisor, to hold a larger percentage of the Company's securities to maturity. At the time of transfer, the securities had an unrealized loss of $599,596. This unrealized loss is being amortized over the life of the securities transferred, which is approximately nine years.

    In 1995, the FASB allowed a one-time reassessment of the classifications of all securities held at the time. Accordingly, the Company reclassified $19,491,445 from the held to maturity portfolio to available for sale and $4,126,119 from the available for sale portfolio to the held to maturity portfolio. Securities transferred from the available for sale portfolio to the held to maturity portfolio had an unrealized gain of $308,246 at the time of transfer. The unrealized gain will be accreted over the life of the securities transferred, which is approximately seven years.

    Historically, the overall liquidity of the Company has been enhanced by a high level of core deposits. Maintaining an ability to acquire large denomination time deposits and money fund accounts is a key to assuring liquidity. This involves maintenance of an appropriate maturity distribution of purchased funds as well as diversification of sources through various money markets. During 1995, deposits and securities sold under repurchase agreements increased $12.8 million or 5.1%. During the same period, the Company increased total loans $19.0 million or 13.4% during the period. Management believes the liquidity of the Bank is sufficient to meet future needs. The Bank does not currently accept brokered deposits.

    Interest rate sensitivity varies with different types of interest earning assets and interest bearing liabilities. Overnight federal funds on which rates change daily and loans which are indexed to the base rate differ considerably from longer term investment securities and fixed rate loans. Similarly, time deposits are much more interest sensitive than deposits such as savings accounts. The shorter term interest rate sensitivities are key to measuring the interest sensitivity gap, which is the difference between the total of interest sensitive earning assets and interest bearing liabilities. Generally, a financial institution with an excess of interest sensitive assets would have a higher net interest income in times of increasing market interest rates and lower net interest income in times of decreasing market interest rates.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following table shows the interest sensitivity gaps for five different time intervals as of December 31, 1995, based upon the Company's earliest repricing opportunity according to contractual terms. Loan balances do not take into account normal principal amortization or prepayments. During the first 365 days, there is an excess of interest bearing liabilities over interest earning assets.

                                                         INTEREST RATE SENSITIVITY GAPS AS OF DECEMBER 31, 1995:
                                                    ------------------------------------------------------------------
                                                                             91-365                OVER 2
                                                     IMMEDIATE   2-90 DAYS    DAYS     1-2 YEARS    YEARS      TOTAL
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                                              (IN MILLIONS)
INTEREST EARNING ASSETS:
Federal funds sold................................   $     2.5   $  --      $  --      $  --      $  --      $     2.5
Investment securities available for sale..........      --             2.0        7.0       11.3       42.1       62.4
Investment securities held to maturity............      --          --         --         --           39.9       39.9
Loans.............................................        82.5         0.2        0.6        2.5       74.6      160.4
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Total interest earning assets.....................        85.0         2.2        7.6       13.8      156.6      265.2
                                                    -----------  ---------  ---------  ---------  ---------  ---------
INTEREST BEARING LIABILITIES:
Deposits:
  Savings, N.O.W. and money market................       (98.8)       (2.5)    --         --         --         (101.3)
  Time............................................      --           (20.6)     (41.6)     (15.4)      (6.0)     (83.6)
Securities sold under repurchase agreements.......       (10.3)       (0.8)    --         --         --          (11.1)
Treasury tax and loan notes.......................      --            (1.2)    --         --         --           (1.2)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Total interest bearing liabilities................      (109.1)      (25.1)     (41.6)     (15.4)      (6.0)    (197.2)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Interest sensitivity gap..........................   $   (24.1)  $   (22.9) $   (34.0) $    (1.6) $   150.6  $    68.0
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Cumulative gap....................................   $   (24.1)  $   (47.0) $   (81.0) $   (82.6) $    68.0  $  --
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------  ---------  ---------

    One of the objectives of the Company's asset/liability management strategy is to effectively manage its interest rate sensitivity gap.

    In 1994, the Company entered into an interest rate swap to manage exposure to interest rate risk. At December 31, 1995, the Company had outstanding a $5,000,000 interest rate swap agreement pursuant to which, for a three year period, ending December 1997, the Company receives a fixed payment of 7.95% on the amount of the agreement in exchange for a variable-rate payment indexed to the three-month London Interbank Offered Rate (LIBOR) on the same agreement amount. The variable-rate payment on December 31, 1995 was 5.81%. During 1995, the Company earned $93,176 net, under this agreement, which is included in interest income.

    During 1995, the Company entered into an interest rate floor agreement to manage exposure to interest rate risk. At December 31, 1995, the Company had outstanding a $10,000,000 interest rate floor agreement pursuant to which, for a five-year period, ending February 2000, the Company receives an interest payment if the three-month LIBOR declines below 6.25%. This payment would be based upon the rate difference between current LIBOR and 6.25% accrued on the notional value of $10,000,000. The transaction fee paid of $88,000 is currently being amortized over the life of the contract. Interest earned during 1995 totalled $17,569 on this agreement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1995 COMPARED TO 1994

    The Company had net income of $1,852,889 ($1.12 per share) in 1995 compared to net income of $158,048 ($.10 per share) in 1994. The following discussion summarizes the major components of the increase in earnings.

NET INTEREST INCOME

    The largest component of the Company's operating income is net interest income. Changes in net interest income generally occur due to fluctuations in the balances and/or mixes of interest earning asset and interest bearing liabilities, and changes in their corresponding interest yields and costs. Changes in nonperforming assets, together with interest lost and recovered on those assets, also impact comparisons of net interest income.

    Net interest income increased $1,779,685 or 14.8% during 1995 compared to 1994. Growth in earning assets favorably affected the year-to-year comparison as average earning assets in 1995 reached $256.9 million, up $31.2 million or 13.8% from 1994, with growth in average investment securities and federal funds sold accounting for 58.3% of this increase and loans accounting for 41.7%. A portion of the revenue gains generated by asset growth in 1995 was offset by mix and rate changes in the Company's liability structure. Overall, the Company's net yield on interest earning assets increased slightly from 5.3% in 1994 to 5.4% in 1995.

    Income from interest on loans was higher during 1995 than 1994 by $2,631,378 or 22.2%. During 1995, the Company's average loans outstanding was $153.0 million compared to $140.0 million in 1994. The net growth in the loan portfolio has been accomplished primarily through the origination of residential and commercial mortgage loans. The average yield on loans outstanding increased from 8.5% to 9.5% due to a higher prime lending rate throughout all of 1995 and a lower level of nonaccrual loans during 1995 as compared to 1994.

    Total interest income from investment securities available for sale and investment securities held to maturity increased $1,496,896 or 28.7% during 1995. The average balance in the overall investment security portfolio increased $18.6 million to 23.1% compared to 1994. The increased portfolio was due primarily to the usage of excess liquidity generated by increased deposits, both interest bearing and noninterest bearing. The average yields on the portfolios increased from 6.5% to 6.8%. Market rates were generally higher during 1995 than 1994 giving the Company the opportunity to reinvest maturity proceeds at higher rates.

    Interest expense on deposits was also higher during 1995 than 1994 by $2,167,198 or 44.6%. Average interest bearing deposits increased $19.0 million or 11.5%, from $164.7 million in 1994 to $183.7 million in 1995. The increase was primarily in personal certificate of deposit products and a money fund product designed especially for funeral home pre-need arrangements. The Company's average rate paid on interest bearing deposits increased from 3.0% in 1994 to 3.8% during 1995 as overall market rates increased due to Federal Reserve Bank rate tightening and also due to increased competitiveness among financial institutions for deposit customers. Interest expense on borrowed funds also increased by $246,065 due primarily to higher rates and increased issuance of securities sold under repurchase agreements during the period.

PROVISION FOR POSSIBLE LOAN LOSSES

    The provision for possible loan losses decreased during 1995 as compared to 1994 by $899,605 or 40.9%. The amount provided during the period is the result of applying the Company's allowance methodology and management's assessment as to the adequacy of the allowance. That assessment takes into account specific credit reviews, past loan loss experience, current economic conditions and trends, the volume, growth, and composition of the loan portfolio and the Company's nonaccrual loan balances and loans contractually past due 90 days and still accruing interest.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NONINTEREST INCOME

    Gains on loans sold were $13,974 during 1995 compared to a net loss of $318,257 during 1994. During 1994 the Company sold several under-performing loans, including a bulk sale at a discount. The 1994 loss included a $300,000 first quarter write-down relating to certain loans which the Company anticipated selling.

    Other income decreased $180,743 or 21.5% during 1995 as compared to 1994. Other income in 1994, included proceeds from the settlement of a lawsuit in the amount of $134,215.

NONINTEREST EXPENSE

    Salary expense increased $268,315 or 4.6% during 1995 as compared to 1994. The increase was due to severance related costs associated with internal restructuring of $140,401 and increased expenses related to incentive compensation plans of $215,237.

    Benefit expense decreased during 1995 as compared to 1994 by $130,573 or 8.7%. During 1994, the Company incurred a noncash pension settlement expense of $167,656 relating to former employees who took lump-sum pension distributions during the third quarter of 1994.

    Occupancy and equipment expenses increased $241,108 or 12.7% during 1995 as compared to 1994. The increase was due primarily to the full-year of operation of two additional branches and also the upgrade of certain computer systems software.

    Professional fees decreased during 1995 as compared to 1994 by $218,795 or 20.4%. The decrease was due primarily to reduced legal, consulting and appraisal expenses associated with troubled assets.

    Marketing expenses increased during 1995 by $260,955 or 54.7%. The Company initiated several new marketing campaigns during 1995. The Company also increased the frequency of radio and newspaper advertising, and incurred costs associated with product development and production of advertising materials.

    Deposit insurance expense decreased during 1995 by $208,711 or 38.7%. The Federal Deposit Insurance Corporation reduced its premium on insured deposits as of June 1, 1995.

    Other real estate owned expense decreased $296,708 or 84.1% due primarily to a decrease in provisions for losses on other real estate owned and the reduced operating expenses associated with fewer properties.

    Other expense increased during 1995 as compared to 1994 by $345,866 or 23.6%. During the first quarter of 1995, the Company sustained a theft of customer checks being transported from a branch office to the Company's main office. The Company accrued $100,000 which represents the amount not recoverable through insurance claims. Also, the Company incurred increased telephone, automated teller machine, training, supplies and postage charges associated with increased customers and two additional branches operating throughout the 1995 period.

    During 1995, events occurred which caused the Company to consider one of its buildings to be impaired. Due to the re-engineering of a local highway's ramp system, the accessibility of this branch will be significantly impaired during 1996. The Company intends to close and sell the branch during 1996 and relocate to a suitable location in the local market area. Accordingly, in 1995 the Company recorded an impairment write-down of $344,765 which is reflected in the consolidated statement of operations. The $344,765 write-down represents the difference between the property's carrying value and its fair market value based on an independent appraisal performed during the fourth quarter of 1995.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INCOME TAX EXPENSE

    The Company recorded tax expense of $706,000 during 1995 as compared to $77,200 during 1994. The Company's effective tax rate of 27.6% during 1995 was less than the statutory rate due to two primary factors. First, the Company pays a reduced tax because of the Company's investment in tax exempt assets and the use of its Massachusetts security corporation, which is taxed at a preferential state rate. Secondly, the Company reduced the valuation allowance on its deferred tax asset by $200,000 during the period. The effective rate of 32.8% recorded during 1994 was based on an evaluation of the Company's tax history and status of temporary differences.

1994 COMPARED TO 1993

    The Company had net income of $158,048 ($.10 per share) during 1994 compared to a net loss of $3,107,822 ($1.93 per share) during 1993. The following discussion summarizes the major components of the change in results.

NET INTEREST INCOME

    The largest component of the Company's operating income is net interest income. Changes in net interest income generally occur due to fluctuations in the balances and/or mixes of interest earning assets and interest bearing liabilities, and changes in their corresponding interest yields and costs. Changes in nonperforming assets, together with interest lost and recovered on those assets, also impact comparisons of net interest income.

    Net interest income decreased $259,542 or 2.1% during 1994 compared to 1993. A modest decline in earning assets unfavorably affected the year-to-year comparison as average earning assets in 1994 were down $1.1 million compared to 1993. Average loans declined $11.5 million or 7.6% as the Company focused its efforts on reducing marginally performing and nonperforming loans. The average amount of loans on nonaccrual were also higher during 1994. The Company's net yield on interest earning assets also declined slightly from 5.4% in 1993 to 5.3% in 1994.

    Income from interest on loans was lower during 1994 than 1993 by $1,586,058 or 11.8%. During 1994, the Company's average loans outstanding was $140.0 million compared to $151.5 million in 1993. In addition to the volume decline discussed above, the average yield on loans outstanding decreased from 8.9% to 8.5% due to a higher level of nonaccrual loans during 1994 as compared to 1993.

    Total interest income from investment securities available for sale and investment securities held to maturity increased $829,776 or 18.9% during 1994. The average balance in the overall investment security portfolio increased $13.2 million or 19.6% compared to 1993. The increased portfolio was due primarily to the usage of excess liquidity generated by increased noninterest bearing deposits and proceeds from loan maturities, payoffs and sales. The average yields on the taxable portfolio remained flat for 1994 and 1993 at 6.5%.

    Interest expense on deposits was lower during 1994 than 1993 by $649,949 or 11.8%. Average interest bearing deposits decreased $7.0 million or 4.1%, from $171.7 million in 1993 to $164.7 million in 1994. The decrease was primarily in interest bearing demand and savings products. The Company's average rate paid on interest bearing deposits also decreased from 3.2% in 1993 to 3.0% during 1994 as the Company more aggressively managed its deposit pricing.

PROVISION FOR POSSIBLE LOAN LOSSES

    The provision for possible loan losses decreased during 1994 as compared to 1993 by $6,083,767 or 73.4%. The amount provided during 1994 is the result of applying the Company's reserve methodology and management's assessment as to the adequacy of the reserve. The amount provided in 1993 was in

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS conjunction with the strategic decision to reduce aggressively marginally performing and nonperforming loans and other real estate owned. The Bank's increased reserves helped to facilitate the accelerated disposition of problem assets during 1994.

NONINTEREST INCOME

    Net losses on loans sold increased $111,840 or 54.2% during 1994 as the Company sold several under-performing loans, including a bulk sale at a discount. The loss included a $300,000 write-down relating to certain loans which the Company anticipated selling. The Company continued to execute the plan started in 1993 whereby loans previously sold to investors, with the right of recourse, were repurchased from investors and subsequently sold to a third party, without the right of recourse.

    Gains on investment securities sold declined by $602,483. Due to a less favorable market, the Company had substantially less investment security sales during 1994.

    Other income increased $297,543 or 54.9% due primarily to the settlement of a lawsuit during the third quarter whereby the Company received $134,215, the receipt of a $51,408 distribution from the Company's ATM network and an increase of $59,550 related to a full year of ATM customer fees.

NONINTEREST EXPENSE

    Salary expense increased $644,424 or 12.4% during 1994. The increase was due primarily to severance related items paid to former senior officers and increased personnel in the credit administration and problem loan resolution areas.

    Professional fees increased $106,088 or 11.0% due primarily to additional legal, appraisal and consulting services relating to loan issues.

    Other real estate owned, net increased $165,142 or 87.9% due to insurance, real estate taxes and other expenses associated with other real estate owned.

    Director fees decreased $71,691 or 21.9% due to a reduced annual stipend and a reduction of Board size.

INCOME TAX EXPENSE

    Income tax expense was $77,200 for 1994 as opposed to a benefit of $1,410,000 for 1993. The change was largely the result of the Company generating pretax income in 1994 compared to a loss in 1993. See Note 8 for information regarding income tax matters.

                    [ SHATSWELL, MacLEOD & CO. LETTERHEAD ]

The Board of Directors and Stockholders
Milford Co/operative Bank

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Milford Co/operative Bank as of June 30, 1995 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Milford Co/operative Bank as of June 30, 1994 and 1993 were audited by other auditors whose report dated August 4, 1994 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Milford Co/operative Bank as of June 30, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 11 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", effective July 1, 1993.

As discussed in Note 1 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of July 1, 1994.

                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
July 20, 1995

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Milford Co/operative Bank:

    We have audited the accompanying statements of financial condition of Milford Co/operative Bank as of June 30, 1994 and 1993 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milford Co/operative Bank at June 30, 1994 and 1993 and the results of its operations and cash flows for each of the three years in the period ended June 30, 1994 in conformity with generally accepted accounting principles.

    As  discussed in  Note 1 to  the financial  statements, Milford Co/operative
Bank  has  adopted  Statement  of   Financial  Accounting  Standards  No.   109,
"Accounting for Income Taxes," effective July 1, 1993.

/s/ COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
August 4, 1994

                           MILFORD CO/OPERATIVE BANK
                                 BALANCE SHEETS

                                                                           JUNE 30,
                                                  DECEMBER 31,   ----------------------------
                                                      1995           1995           1994
                                                  -------------  -------------  -------------
                                                   (UNAUDITED)
ASSETS:
Cash and due from banks.........................  $   2,320,741  $   1,605,747  $   1,893,484
Interest bearing deposits.......................     13,148,094     16,967,728     17,329,095
                                                  -------------  -------------  -------------
    Total cash and cash equivalents.............     15,468,835     18,573,475     19,222,579
Investments in securities (fair values of
 $68,692,837, $69,739,867 and $67,697,186 at
 December 31, 1995, June 30, 1995 and 1994,
 respectively) (Note 2).........................     68,858,713     70,305,364     69,456,296
Loans receivable, net (Notes 7, 10 and 17)......     68,145,461     60,818,640     58,168,010
Accrued interest receivable:
  Loans.........................................        484,048        434,212        371,921
  Investment securities.........................        624,382        726,971        590,446
  Mortgage-backed securities....................        145,995        150,378        141,033
Stock in Federal Home Loan Bank of Boston, at
 cost (Note 10).................................        655,100        655,100        626,200
Premises and equipment, net (Note 9)............      2,066,070      2,138,750      2,167,156
Deferred federal income tax benefit (Note 11)...        171,552        228,748        238,569
Other assets....................................        228,146        320,199        136,024
                                                  -------------  -------------  -------------
                                                  $ 156,848,302  $ 154,351,837  $ 151,118,234
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
LIABILITIES:
Deposit accounts (Note 8).......................  $ 138,312,611  $ 135,746,914  $ 133,221,464
Advances from Federal Home Loan Bank of Boston
 (Note 10)......................................      2,000,000      2,000,000      3,000,000
Advance payments by borrowers for taxes and
 insurance......................................        133,125        305,008        240,656
Accrued expenses and other liabilities..........        710,544      1,257,343        783,048
                                                  -------------  -------------  -------------
    Total liabilities...........................    141,156,280    139,309,265    137,245,168
                                                  -------------  -------------  -------------
Commitments and contingent liabilities (Notes 14
 and 18)
STOCKHOLDERS' EQUITY:
  Common stock, par value $1.00 per share;
   authorized 1,800,000 shares; issued and
   outstanding 659,917 shares at December 31,
   1995, 657,717 shares at June 30, 1995 and
   656,217 shares in 1994.......................        659,917        657,717        656,217
  Paid-in capital...............................      6,636,132      6,613,032      6,597,282
  Retained earnings (subject to restrictions)...      8,250,809      7,765,928      6,619,567
  Net unrealized holding gain on securities
   available-for-sale...........................        145,164          5,895
                                                  -------------  -------------  -------------
  Total stockholders' equity....................     15,692,022     15,042,572     13,873,066
                                                  -------------  -------------  -------------
                                                  $ 156,848,302  $ 154,351,837  $ 151,118,234
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                              STATEMENTS OF INCOME

                                                    SIX MONTHS ENDED
                                                      DECEMBER 31,              YEARS ENDED JUNE 30,
                                                 ----------------------  ----------------------------------
                                                    1995        1994        1995        1994        1993
                                                 ----------  ----------  ----------  ----------  ----------
                                                 (UNAUDITED) (UNAUDITED)
Interest and dividend income:
  Mortgage loan................................  $2,540,373  $2,276,803  $4,721,642  $4,423,566  $4,923,667
  Other loans..................................     190,146     150,437     328,990     252,571     266,186
  Investment securities........................   1,346,581   1,142,487   2,364,812   1,869,254   1,488,005
  Mortgage-backed securities...................     840,343     745,601   1,531,025   1,611,972   2,412,558
  Other........................................     377,897     387,662     816,995     515,419     409,087
                                                 ----------  ----------  ----------  ----------  ----------
      Total interest and dividend income.......   5,295,340   4,702,990   9,763,464   8,672,782   9,499,503
                                                 ----------  ----------  ----------  ----------  ----------
Interest expense:
  Deposit accounts (Note 8)....................   2,582,519   2,088,459   4,392,218   4,069,153   4,785,298
  Borrowings...................................      70,526      96,104     167,529     190,602     262,617
                                                 ----------  ----------  ----------  ----------  ----------
      Total interest expense...................   2,653,045   2,184,563   4,559,747   4,259,755   5,047,915
                                                 ----------  ----------  ----------  ----------  ----------
      Net interest income......................   2,642,295   2,518,427   5,203,717   4,413,027   4,451,588
Provision for probable loan losses (Note 7)....      60,000      40,000      93,000      95,000     400,000
                                                 ----------  ----------  ----------  ----------  ----------
      Net interest income after provision for
       probable loan losses....................   2,582,295   2,478,427   5,110,717   4,318,027   4,051,588
                                                 ----------  ----------  ----------  ----------  ----------
Other income:
  Customer service charges.....................     211,162     209,398     412,803     380,197     330,257
  Gain (loss) on sales of investment
   securities, net.............................      51,166      (4,455)    (10,470)    108,389     332,838
  Other........................................     163,175     142,506     351,304     366,527     410,936
                                                 ----------  ----------  ----------  ----------  ----------
      Total other income.......................     425,503     347,449     753,637     855,113   1,074,031
                                                 ----------  ----------  ----------  ----------  ----------
Other expense:
  Compensation and fringe benefits (Note 12)...     911,370     848,524   1,736,587   1,634,366   1,487,599
  Occupancy and equipment......................     233,229     220,402     473,363     470,911     481,137
  Advertising..................................      33,584      26,851      61,751      70,760      50,260
  Data processing service fees.................     178,630     163,709     333,538     316,276     277,337
  Federal insurance premium....................     152,851     150,156     300,844     301,060     287,525
  Other........................................     382,492     332,161     731,402     724,181     754,181
                                                 ----------  ----------  ----------  ----------  ----------
      Total other expense......................   1,892,156   1,741,803   3,637,485   3,517,554   3,338,039
                                                 ----------  ----------  ----------  ----------  ----------
Income before income taxes and cumulative
 effect of change in accounting principle......   1,115,642   1,084,073   2,226,869   1,655,586   1,787,580
Income taxes (Note 11).........................     367,190     368,000     719,589     630,747     756,278
                                                 ----------  ----------  ----------  ----------  ----------
  Income before cumulative effect of change in
   accounting principle........................     748,452     716,073   1,507,280   1,024,839   1,031,302
Cumulative effect of change in accounting
 principle (Notes 1 and 11)....................                                         169,926
                                                 ----------  ----------  ----------  ----------  ----------
      Net income...............................  $  748,452  $  716,073  $1,507,280  $1,194,765  $1,031,302
                                                 ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------
Earnings and dividends per share (Note 1)
  Income before cumulative effect of change in
   accounting principle........................  $     1.13  $     1.09  $     2.29  $     1.56  $     1.57
  Cumulative effect of change in accounting
   principle...................................                                             .26
                                                 ----------  ----------  ----------  ----------  ----------
      Net income...............................  $     1.13  $     1.09  $     2.29  $     1.82  $     1.57
                                                 ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------
      Cash dividends...........................  $      .40  $      .30  $      .55  $      .50  $      .45

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1992..........................   656,217    $656,217  $6,597,282  $5,016,906       $                 $ 12,270,405
Dividends paid..................................                                      (295,297)                            (295,297)
Net income......................................                                     1,031,302                            1,031,302
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1993..........................   656,217     656,217   6,597,282   5,752,911                           13,006,410
Dividends paid..................................                                      (328,109)                            (328,109)
Net income......................................                                     1,194,765                            1,194,765
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1994..........................   656,217     656,217   6,597,282   6,619,567                           13,873,066
Issuance of common stock........................     1,500       1,500      15,750                                           17,250
Net unrealized holding loss on adoption of SFAS
 No. 115 as of July 1, 1994 (Notes 1 and 3).....                                                      (210,197)            (210,197)
Net change in unrealized
 holding loss on securities
 available-for-sale.............................                                                       216,092              216,092
Dividends paid..................................                                      (360,919)                            (360,919)
Net income......................................                                     1,507,280                            1,507,280
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1995..........................   657,717    $657,717  $6,613,032  $7,765,928       $   5,895         $ 15,042,572
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------

                           MILFORD CO/OPERATIVE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (CONTINUED)

                                                                         SIX MONTHS ENDED DECEMBER 31, 1994
                                                  ---------------------------------------------------------------------------------
                                                                                     (UNAUDITED)
                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1994..........................   656,217    $656,217  $6,597,282  $6,619,567       $                 $ 13,873,066
Net unrealized holding loss on adoption of SFAS
 No. 115 as of July 1, 1994.....................                                                      (210,197)            (210,197)
Net change in unrealized
 holding loss on securities
 available-for-sale, net of taxes...............                                                      (355,806)            (355,806)
Net income......................................                                       716,073                              716,073
Dividends paid..................................                                      (196,865)                            (196,865)
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, December 31, 1994......................   656,217    $656,217  $6,597,282  $7,138,775       $(566,003)        $ 13,826,271
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------


                                                                         SIX MONTHS ENDED DECEMBER 31, 1995
                                                  ---------------------------------------------------------------------------------
                                                                                     (UNAUDITED)
                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1995..........................   657,717    $657,717  $6,613,032  $7,765,928       $   5,895         $ 15,042,572
Issuance of common stock........................     2,200       2,200      23,100                                           25,300
Net change in unrealized
 holding gain on securities
 available-for-sale, net of taxes...............                                                       139,269              139,269
Net income......................................                                       748,452                              748,452
Dividends paid..................................                                      (263,571)                            (263,571)
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, December 31, 1995......................   659,917    $659,917  $6,636,132  $8,250,809       $ 145,164         $ 15,692,022
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                            STATEMENTS OF CASH FLOWS

                                                                  SIX MONTHS ENDED
                                                                    DECEMBER 31,                   YEARS ENDED JUNE 30,
                                                              -------------------------  ----------------------------------------
                                                                  1995         1994          1995          1994          1993
                                                              ------------  -----------  ------------  ------------  ------------
                                                              (UNAUDITED)   (UNAUDITED)
Cash flows provided by (used in) operating activities:
  Net income................................................  $    748,452  $   716,073  $  1,507,280  $  1,194,765  $  1,031,302
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization...........................       124,666       82,986       207,779       128,398       135,055
    Provision for probable loan losses......................        60,000       40,000        93,000        95,000       400,000
    Securities losses.......................................                      4,455        58,830        55,899        33,840
    Securities gains........................................       (51,166)                   (48,360)     (164,288)     (366,678)
    Gross receipts associated with loans originated for
     resale.................................................        49,771       87,799       181,073    10,832,368     9,703,031
    Gross payments associated with loans originated for
     resale.................................................       (50,000)     (88,000)     (179,000)  (10,807,540)   (9,612,169)
    (Gain) loss on loan sales...............................           229          201        (2,073)      (24,828)      (90,862)
    Gain on sale of other real estate owned.................        (7,954)
    Writedown of other real estate owned....................        20,000
  Changes in assets and liabilities:
    Accrued and deferred income taxes.......................        57,196       (4,355)        6,785      (157,726)          525
    Accrued interest receivable.............................        57,136       17,893      (208,161)     (187,504)      269,321
    Other assets............................................        62,834      (49,780)     (148,120)      119,732       (28,203)
    Accrued expenses and other liabilities..................      (546,799)     (27,855)      474,295      (120,953)      270,926
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by operating activities...................       524,365      779,417     1,943,328       963,323     1,746,088
                                                              ------------  -----------  ------------  ------------  ------------
Cash flows provided by (used in) investing activities:
  Purchases of securities available-for-sale................   (13,592,796)  (1,125,570)  (16,379,936)
  Proceeds from maturities of securities
   available-for-sale.......................................     6,500,000                  5,689,758
  Proceeds from sales of securities
   available-for-sale.......................................    10,594,552    3,500,000     9,491,900
  Purchases of securities held-to-maturity..................    (7,664,765)  (1,998,367)   (5,879,883)
  Proceeds from maturities of securities
   held-to-maturity.........................................     2,500,000    5,000,000     6,227,554
  Proceeds from the sales and maturities of investment
   securities...............................................                                             41,599,657    14,100,769
  Purchases of investment securities........................                                            (50,753,724)  (27,750,000)
  Redemption (purchase) of stock in Federal Home Loan Bank
   of Boston................................................                                  (28,900)      105,900
  Net increase in loans receivable..........................    (7,490,108)  (2,337,056)   (2,866,573)      (64,489)   (1,578,328)
  Purchases of mortgage-backed securities...................                                            (12,005,098)   (4,244,007)
  Proceeds from sales/paydowns of
   mortgage-backed securities...............................     3,300,095      891,355                   9,162,868     5,472,841
  Purchases of collateralized mortgage obligations..........                                             (1,000,000)  (13,235,000)
  Proceeds from sales/paydowns of collateralized mortgage
   obligations..............................................                    241,654                  13,679,770    11,846,000
  Capital expenditures......................................       (51,986)    (140,127)     (179,373)     (193,367)     (125,407)
  Proceeds from sales of other real estate owned............       120,459                    131,096
  Capitalization of other real estate owned.................                                  (44,208)
  Change in other real estate owned.........................                    (80,642)                    363,979       159,064
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by (used in) investing activities.........    (5,784,549)   3,951,247    (3,838,565)      895,496   (15,354,068)
                                                              ------------  -----------  ------------  ------------  ------------

                           MILFORD CO/OPERATIVE BANK
                            STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                  SIX MONTHS ENDED
                                                                    DECEMBER 31,                   YEARS ENDED JUNE 30,
                                                              -------------------------  ----------------------------------------
                                                                  1995         1994          1995          1994          1993
                                                              ------------  -----------  ------------  ------------  ------------
                                                              (UNAUDITED)   (UNAUDITED)
Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts...............     2,565,697     (833,561)    2,525,450        (7,351)    7,981,346
  Proceeds from Federal Home Loan Bank of Boston advance....                                2,000,000
  Repayment of Federal Home Loan Bank of Boston advance.....                               (3,000,000)                 (2,000,000)
  (Decrease) increase in advanced payments by borrowers for
   taxes and insurance......................................      (171,882)      (9,850)       64,352           493        58,345
  Dividends paid............................................      (263,571)    (196,865)     (360,919)     (328,109)     (295,297)
  Issuance of common stock..................................        25,300                     17,250
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by (used in) financing activities.........     2,155,544   (1,040,276)    1,246,133      (334,967)    5,744,394
                                                              ------------  -----------  ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents........    (3,104,640)   3,690,388      (649,104)    1,523,852    (7,863,586)
Cash and cash equivalents at beginning of period............    18,573,475   19,222,579    19,222,579    17,698,727    25,562,313
                                                              ------------  -----------  ------------  ------------  ------------
Cash and cash equivalents at end of period..................  $ 15,468,835  $22,912,967  $ 18,573,475  $ 19,222,579  $ 17,698,727
                                                              ------------  -----------  ------------  ------------  ------------
                                                              ------------  -----------  ------------  ------------  ------------
Supplemental cash flow information:
  Cash paid during period for:
    Interest................................................  $  2,653,045  $ 2,184,563  $  4,559,747  $  4,259,755  $  5,047,915
    Taxes...................................................       394,495      325,539       710,230       605,000       655,000
  Loans transferred to other real estate owned..............                                  122,943

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 1 -- ACCOUNTING POLICIES
    The accounting and reporting policies of Milford Co/operative Bank conform to generally accepted accounting principles and predominant practices within the banking industry. The financial statements of the Bank were prepared using the accrual basis of accounting. The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the financial statements and other data herein.

    CASH EQUIVALENTS:

    Cash equivalents consist of cash on hand and in banks and interest bearing deposits.

    INVESTMENT SECURITIES, AFTER THE ADOPTION OF SFAS NO. 115:

    As of July 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). The Statement establishes standards of financial accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. SFAS No. 115 requires that the Bank classify debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

    - Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the financial statements.

    - Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

    - Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

    INVESTMENT SECURITIES, PRIOR TO THE ADOPTION OF SFAS NO. 115:

    Investment securities are carried at cost, adjusted for amortization of premium and accretion of discount over the term of the security.

    Gains or losses on sales of investment securities are recognized when realized using the specific identification method.

    Investments in mortgage-backed securities consist principally of mortgage pass-through certificates with agencies of the federal government and are carried at cost, adjusted for amortization of premium and accretion of discount over the life of the security. Gains and losses on the sale of such securities are recognized when realized and shown net in the statement of income.

    Collateralized mortgage obligations are also carried at cost. The principal value of the investment is reduced as payments on the obligation are received, with the balance due upon maturity.

    LOAN ORIGINATION FEES:

    Loan origination fees and related direct loan origination costs are amortized to interest income over the life of the associated loan as an adjustment of the loan yield.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)
    PROVISION FOR LOSSES ON LOANS:

    The allowance for loan losses is established through a provision for loan losses charged to operations and is maintained at a level considered adequate by management to provide for reasonably foreseeable loan losses. Realized losses, net of recoveries, are charged directly to the allowance.

    The provision and the level of the allowance are evaluated on a regular basis by management and are based upon management's periodic review of the collectability of the loans in light of historical experience, known and inherent risks in the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.

    OTHER REAL ESTATE OWNED:

    Other real estate owned includes properties acquired through foreclosure and consists principally of single family residences and condominiums. These properties are carried at the lower of the carrying amount or the estimated fair value less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

    PREMISES AND EQUIPMENT:

    Assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are being depreciated over their estimated useful life of 5 to 50 years and furniture, fixtures and equipment are being amortized over their estimated useful life of 1 to 10 years. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposition the cost and accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is credited or charged to income.

    INCOME TAXES:

    Effective July 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for income taxes. The cumulative effect of this accounting change totaling $169,926 has been reported separately in the 1994 statement of income. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at the legislated tax rates which are expected to be in effect when the temporary differences reverse. The Bank's deferred tax assets and liabilities are reviewed regularly and adjustments are recognized as deferred income tax expense or benefit based on management's judgement regarding their realizability.

    Deferred income taxes arise from differences in the timing of the recognition of certain expenses for financial statement and income tax reporting purposes. The principal sources of these differences are in the cost for book and tax purposes of fixed assets, the allowance for loan losses, deferred origination fees, loss carryforward and certain other nondeductible accruals.

    EARNINGS PER SHARE:

    Earnings per share is computed based on the weighted average number of shares outstanding. For the periods presented, outstanding stock options were not entered into the calculation of primary earnings per share since the impact is not dilutive.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 2 -- INVESTMENTS IN SECURITIES
    The aggregate carrying amounts and fair values of investments in securities at June 30 were:

                                                      1995                            1994
                                         ------------------------------  ------------------------------
                                            CARRYING                        CARRYING
                                             AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                         --------------  --------------  --------------  --------------
Available-for-sale (Note 3)............  $   31,681,762  $   31,681,762  $               $
Held-to-maturity (Note 4)..............      38,623,602      38,058,105
Investment securities before the
 adoption of SFAS No. 115 (Note 5).....                                      44,973,669      44,143,837
Mortgage-backed securities and
 collateralized mortgage obligations
 before the adoption of SFAS No. 115
 (Note 6)..............................                                      24,482,627      23,553,349
                                         --------------  --------------  --------------  --------------
                                         $   70,305,364  $   69,739,867  $   69,456,296  $   67,697,186
                                         --------------  --------------  --------------  --------------
                                         --------------  --------------  --------------  --------------

    There were no securities of issuers which exceeded 10% of stockholders' equity at June 30, 1995.

    A total par value of $3,700,000 and $4,000,000 of debt securities was pledged to secure treasury tax and loan and public funds on deposit at June 30, 1995 and 1994, respectively.

NOTE 3 -- INVESTMENTS IN SECURITIES AVAILABLE-FOR-SALE
    Investments in securities available-for-sale at June 30, 1995 are carried at fair value on the balance sheet and are summarized as follows:

                                                                  GROSS        GROSS
                                                 AMORTIZED     UNREALIZED   UNREALIZED
                                                    COST         HOLDING      HOLDING         FAIR
                                                   BASIS          GAINS       LOSSES         VALUE
                                               --------------  -----------  -----------  --------------
Marketable equity securities.................  $    2,165,216  $     1,006  $    33,609  $    2,132,613
Debt securities issued by the U.S. Treasury
 and other U.S. government corporations and
 agencies....................................      18,795,597      167,215      136,974      18,825,838
Mortgage-backed securities...................      10,712,017       54,593       43,299      10,723,311
                                               --------------  -----------  -----------  --------------
                                               $   31,672,830  $   222,814  $   213,882  $   31,681,762
                                               --------------  -----------  -----------  --------------
                                               --------------  -----------  -----------  --------------

    Information   about  the  contractual  maturities  of  investments  in  debt securities classified as available-for-sale at June 30, 1995 is summarized as follows:

                                                                           AMORTIZED
                                                                              COST            FAIR
                                                                             BASIS           VALUE
                                                                         --------------  --------------
Debt securities other than mortgage-backed securities:
  Due within one year..................................................  $    1,002,857  $      997,955
  Due after one year through five years................................      10,600,000      10,591,024
  Due after five years through ten years...............................       7,192,740       7,236,859
Mortgage-backed securities.............................................      10,712,017      10,723,311
                                                                         --------------  --------------
                                                                         $   29,507,614  $   29,549,149
                                                                         --------------  --------------
                                                                         --------------  --------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 3 -- INVESTMENTS IN SECURITIES AVAILABLE-FOR-SALE (CONTINUED)
    The adoption of SFAS No. 115 as of July 1, 1994 had the following effect on the financial statements:

Reduction of stockholders' equity:
  Net unrealized holding loss on securities available-for-sale...........  $ 318,480
  Less tax effect........................................................    108,283
                                                                           ---------
                                                                           $ 210,197
                                                                           ---------
                                                                           ---------

    For the year ended June 30, 1995, proceeds from sales of securities available-for-sale amounted to $9,491,900. Gross realized gains and gross realized losses on those sales amounted to $48,360 and $58,830, respectively.

NOTE 4 -- INVESTMENTS IN SECURITIES HELD-TO-MATURITY
    Investments in securities held-to-maturity at June 30, 1995 are carried at amortized cost on the balance sheet and are summarized as follows:

                                                                   GROSS        GROSS
                                                  AMORTIZED     UNREALIZED   UNREALIZED
                                                     COST         HOLDING      HOLDING         FAIR
                                                    BASIS          GAINS       LOSSES         VALUE
                                                --------------  -----------  -----------  --------------
Debt securities issued by the U.S. Treasury
 and other U.S. government corporations and
 agencies.....................................  $   22,005,870   $  46,157   $   290,133  $   21,761,894
Mortgage-backed securities....................      16,617,732      49,709       371,230      16,296,211
                                                --------------  -----------  -----------  --------------
                                                $   38,623,602   $  95,866   $   661,363  $   38,058,105
                                                --------------  -----------  -----------  --------------

    Information   about  the  contractual  maturities  of  investments  in  debt securities classified as held-to-maturity at June 30, 1995 is summarized as follows:

                                                                           AMORTIZED
                                                                              COST            FAIR
                                                                             BASIS           VALUE
                                                                         --------------  --------------
Debt securities other than mortgage-backed securities:
  Due within one year..................................................  $    4,997,754  $    4,963,154
  Due after one year through five years................................      16,008,116      15,835,091
  Due after five years through ten years...............................       1,000,000         963,649
Mortgage-backed securities.............................................      16,617,732      16,296,211
                                                                         --------------  --------------
                                                                         $   38,623,602  $   38,058,105
                                                                         --------------  --------------
                                                                         --------------  --------------

NOTE 5 -- INVESTMENT SECURITIES BEFORE THE ADOPTION OF SFAS NO. 115
    The carrying value and approximate fair value of investment securities were as follows as of June 30, 1994:

                                                                            CARRYING          FAIR
                                                                             VALUE           VALUE
                                                                         --------------  --------------
U.S. government and related obligations................................  $   21,725,024  $   21,391,867
Federal bonds and notes................................................      23,248,645      22,751,970
                                                                         --------------  --------------
                                                                         $   44,973,669  $   44,143,837
                                                                         --------------  --------------
                                                                         --------------  --------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 5 -- INVESTMENT SECURITIES BEFORE THE ADOPTION OF SFAS NO. 115 (CONTINUED) Proceeds from the sales and maturities of investment securities amounted to
$41,599,657  and  $14,100,769  for  the  years ended  June  30,  1994  and 1993, respectively.

    Realized gains on the sales of investment securities for the years ended June 30, 1994 and 1993 amounted to $164,288 and $366,678, respectively, while net realized losses on sales of investment securities for the same period amounted to $55,899 and $33,840, respectively.

    At June 30, 1994, gross unrealized gains on U.S. Government and related obligations amounted to $55,211, while gross unrealized losses amounted to $388,368.

    Additionally, gross unrealized gains on federal bonds and notes amounted to $39,105 at June 30, 1994, while gross unrealized losses amounted to $535,780.

NOTE 6 -- MORTGAGE-BACKED SECURITIES AND COLLATERALIZED MORTGAGE OBLIGATIONS BEFORE THE ADOPTION OF SFAS NO. 115
    The  carrying  value   and  approximate   fair  value   of  investments   in
mortgage-backed securities and collateralized mortgage obligations were as follows as of June 30, 1994:

                                                                            CARRYING          FAIR
                                                                             VALUE           VALUE
                                                                         --------------  --------------
Mortgage pass-through certificates with agencies of the U.S.
 Government............................................................  $   12,767,915  $   12,005,131
Collateralized mortgage obligations....................................      11,714,712      11,548,218
                                                                         --------------  --------------
                                                                         $   24,482,627  $   23,553,349
                                                                         --------------  --------------
                                                                         --------------  --------------

    Gross unrealized gains on mortgage pass through certificates amounted to $19,645 at June 30, 1994, while gross unrealized losses amounted to $782,425.

    Gross unrealized gains on collateralized mortgage obligations amounted to $39,791 at June 30, 1994, while gross unrealized losses amounted to $206,285.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 7 -- LOANS
    Loans receivable are summarized as follows as of June 30:

                                                                              1995            1994
                                                                         --------------  --------------
Mortgage loans:
  Conventional.........................................................  $   48,757,179  $   45,658,237
  Construction.........................................................         916,700       1,010,914
  Commercial...........................................................       3,063,994       3,790,542
  Home equity loans....................................................       5,555,485       6,305,564
                                                                         --------------  --------------
                                                                             58,293,358      56,765,257
                                                                         --------------  --------------
Other loans:
  Home improvement.....................................................          85,138          59,889
  Municipalities.......................................................         667,784         250,000
  Consumer and other...................................................       2,856,834       2,147,624
                                                                         --------------  --------------
                                                                              3,609,756       2,457,513
                                                                         --------------  --------------
                                                                             61,903,114      59,222,770
                                                                         --------------  --------------
Deferred loan fees.....................................................        (206,344)       (176,591)
Unadvanced portion of loans in process.................................        (440,273)       (387,112)
Allowance for estimated loan losses....................................        (437,857)       (491,057)
                                                                         --------------  --------------
                                                                             (1,084,474)     (1,054,760)
                                                                         --------------  --------------
    Loans receivable, net..............................................  $   60,818,640  $   58,168,010
                                                                         --------------  --------------
                                                                         --------------  --------------

    Included in mortgage loans at June 30, 1995 and 1994 are approximately $734,000 and $706,000, respectively, of second mortgage loans.

    Certain of the Bank's mortgage loans are pledged as collateral for advances from the Federal Home Loan Bank of Boston, as set forth in Note 10.

    The Bank is servicing  mortgage loans for  other investors of  approximately
$26,000,000,   $28,000,000  and  $24,000,000  at  June  30,  1995,  1994,  1993,
respectively.

    At June  30,  1995  and  1994 the  Bank  had  approximately  $1,854,000  and
$1,601,000, respectively in overdue loans, of which approximately $227,000 and $424,000, respectively were overdue greater than 90 days including $20,000 and $152,000, respectively that are on non-accrual status.

    An analysis of the activity in the allowance for probable loan losses is as follows for the years ended June 30:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Balance, beginning of year....................................  $    491,057  $    524,639  $    391,676
Provision for probable loan losses............................        93,000        95,000       400,000
Recoveries....................................................                       1,026
Loans charged off.............................................      (146,200)     (129,608)     (267,037)
                                                                ------------  ------------  ------------
Balance, end of year..........................................  $    437,857  $    491,057  $    524,639
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 8 -- DEPOSITS
    Deposit account balances and weighted average interest rates at June 30 are summarized as follows:

                                                                      1995                           1994
                                                          -----------------------------  -----------------------------
                                                                             WEIGHTED                       WEIGHTED
                                                                              AVERAGE                        AVERAGE
                                                               AMOUNT          RATE           AMOUNT          RATE
                                                          ----------------  -----------  ----------------  -----------
Savings and club accounts...............................  $     21,142,878       2.23%   $     22,526,872       2.24%
N.O.W...................................................        31,127,622       1.83          28,687,511       1.45
Money market investment accounts........................        20,647,866       2.93          26,484,849       2.55
Certificates:
  Investment Accounts:
    Jumbo...............................................            51,450       5.49               8,928       3.44
    91 day..............................................         1,369,301       5.00           1,183,169       2.50
    6 month.............................................         6,199,644       5.02           7,933,198       3.20
    1 year..............................................        19,965,343       5.50          13,190,178       3.51
    2 year..............................................         7,427,789       5.30           6,000,376       4.31
    3 year..............................................        12,917,201       5.15          13,237,268       5.14
    IRA fixed rate......................................        14,897,820       6.22          13,969,115       5.95
                                                          ----------------               ----------------
      Total certificate accounts........................        62,828,548                     55,522,232
                                                          ----------------               ----------------
                                                          $    135,746,914               $    133,221,464
                                                          ----------------               ----------------
Weighted average rate of deposit accounts...............                         3.77%                          3.09%
Contractual maturity of certificate accounts:
  Within one year.......................................  $     40,155,614       63.9%   $     30,512,289       54.9%
  From one to two years.................................        12,985,172       20.7          12,428,694       22.4
  Over two years........................................         9,687,762       15.4          12,581,249       22.7
                                                          ----------------      -----    ----------------      -----
                                                          $     62,828,548      100.0%   $     55,522,232      100.0%
                                                          ----------------      -----    ----------------      -----
                                                          ----------------      -----    ----------------      -----

    Interest on deposit accounts classified by type is as follows for the years ended June 30:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Savings and club accounts..................................  $     502,011  $     466,560  $     625,854
N.O.W. and money market investment accounts................      1,076,542      1,049,573      1,284,148
Certificates...............................................      2,813,665      2,553,020      2,875,296
                                                             -------------  -------------  -------------
                                                             $   4,392,218  $   4,069,153  $   4,785,298
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 9 -- PREMISES AND EQUIPMENT
    A summary of premises and equipment follows as of June 30:

                                                                               1995            1994
                                                                          --------------  --------------
Land....................................................................  $      516,684  $      516,684
Buildings and improvements..............................................       2,132,595       2,074,408
Furniture, fixtures and equipment.......................................       1,086,311       1,025,130
                                                                          --------------  --------------
                                                                               3,735,590       3,616,222
Accumulated depreciation................................................      (1,596,840)     (1,449,066)
                                                                          --------------  --------------
                                                                          $    2,138,750  $    2,167,156
                                                                          --------------  --------------
                                                                          --------------  --------------

NOTE 10 -- ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON
    Advances from Federal Home Loan Bank of Boston consist of the following as of June 30,:

                      1995
 INTEREST    ----------------------
   RATE             DUE DATE            AMOUNT
- -----------  ----------------------  -------------
   6.87%       February 26, 1996      $2,000,000


                      1994
 INTEREST    ----------------------
   RATE             DUE DATE            AMOUNT
- -----------  ----------------------  -------------
   6.26%       February 14, 1995      $3,000,000

    First mortgage loans on residential property with unpaid principal amounts of approximately 150% of the above advances and all stock in the Federal Home Loan Bank of Boston are pledged as collateral for the advances.

NOTE 11 -- INCOME TAXES
    The Bank prospectively adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of July 1, 1993. The cumulative effect of this change in accounting for income taxes as of July 1, 1993 was to increase net income by $169,926 and is reported separately in the statement of income for the year ended June 30, 1994. The fourth quarter of 1994 includes a revision to the amount of the accounting change previously reported.

    The new standard requires that a valuation reserve be established if it is more likely than not that all or portion of the deferred tax asset will not be realized. At June 30, 1995 and 1994 the Bank has a $42,836 valuation reserve for the capital loss carryfoward which may not be fully utilized. The capital loss carryforward amounts to $111,298 and will expire on June 30, 1997.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
    The components of income tax expense (benefit) are as follows for the years ended June 30:

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Current:
  Federal........................................................  $   712,805  $   613,956  $   645,086
  State..........................................................                    47,701      100,753
                                                                   -----------  -----------  -----------
                                                                       712,805      661,657      745,839
                                                                   -----------  -----------  -----------
Deferred:
  Federal........................................................        6,784      (24,810)      10,439
  State..........................................................                    (6,100)
                                                                   -----------  -----------  -----------
                                                                         6,784      (30,910)      10,439
                                                                   -----------  -----------  -----------
    Total income tax expense.....................................  $   719,589  $   630,747  $   756,278
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

    Federal income tax expense for the periods presented was different from the amounts computed by applying the statutory federal income tax rate to income before federal income taxes due to the following for the years ended June 30:

                                                                             PERCENT OF INCOME BEFORE
                                                                               FEDERAL INCOME TAXES
                                                                       -------------------------------------
                                                                          1995         1994         1993
                                                                       -----------  -----------  -----------
Statutory federal income tax rate....................................       34.0%        34.0%        34.0%
Increase in federal income taxes resulting from:
  Federal bad debt deduction allowable...............................                     2.4          3.1
  Other..............................................................       (1.7)         1.6          1.8
                                                                             ---          ---          ---
Effective federal income tax rate....................................       32.3%        38.0%        38.9%
                                                                             ---          ---          ---
                                                                             ---          ---          ---

    Deferred  income  tax  expense  results  from  timing  differences  in   the
recognition of income and expenses for tax and financial statement purposes. The components of the net deferred tax asset at June 30, are as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Deferred tax assets:
  Allowance for loan losses...................................................  $   115,802  $   146,143
  Deferred origination fees...................................................       79,659       69,543
  Capital loss carryforward...................................................       42,836       42,836
  Deferred compensation.......................................................       26,690       14,658
  Banking premises and equipment..............................................        9,634        8,225
                                                                                -----------  -----------
Gross deferred tax asset......................................................      274,621      281,405
  Valuation reserve...........................................................      (42,836)     (42,836)
                                                                                -----------  -----------
                                                                                    231,785      238,569
                                                                                -----------  -----------
Deferred tax liability:
  Unrealized gain on securities available-for-sale............................       (3,037)
                                                                                -----------  -----------
Gross deferred tax liability..................................................       (3,037)
                                                                                -----------  -----------
Net deferred tax asset........................................................  $   228,748  $   238,569
                                                                                -----------  -----------
                                                                                -----------  -----------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
    A summary of changes in the net deferred tax asset for the years ended June 30, is as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Balance at beginning of year..................................................  $   238,569  $    31,407
Cumulative effect of change in accounting principle...........................                   169,926
Deferred tax benefit..........................................................                    30,910
Allowance for loan losses.....................................................      (30,341)
Deferred origination fees.....................................................       10,116
Deferred compensation.........................................................       12,032
Banking premises and equipment................................................        1,409
Unrealized gain on securities available-for-sale..............................       (3,037)
Adjustment resulting from amended federal and state income tax returns........                     6,326
                                                                                -----------  -----------
Balance at end of year........................................................  $   228,748  $   238,569
                                                                                -----------  -----------
                                                                                -----------  -----------

    $6,326 of the other assets previously reported for June 30, 1994 have been reclassified to deferred tax assets to reflect an adjustment resulting from the filing of amended federal and state income tax returns for 1994 and 1993.

    The nature and tax effect of the change in each type of income and expense item that gives rise to deferred taxes for the year ended June 30, 1993 are as follows:

Deferred director's compensation..........................................  $  (1,292)
Deferred origination fees.................................................      9,644
Other.....................................................................      2,087
                                                                            ---------
  Total deferred provision................................................  $  10,439
                                                                            ---------
                                                                            ---------

NOTE 12 -- EMPLOYEE BENEFIT PLAN
    The Bank currently has a defined contribution retirement plan ("the Plan") for all eligible officers and employees. Under the Plan, the Bank contributes a percentage of a participant's salary, determined annually by the Board of Directors, up to a maximum of fifteen percent. Retirement expense was approximately $105,150, $96,000 and $87,000 for the years ended June 30, 1995, 1994 and 1993, respectively.

NOTE 13 -- STOCKHOLDERS' EQUITY
    In October 1986, pursuant to a Plan of Conversion adopted by the Board of Directors, the Bank converted from a state-chartered mutual co-operative bank to a state-chartered stock co-operative bank through the issuance of 653,217 shares of common stock at a price of $11.50 per share. Net proceeds were $7,218,999.

    Under OTS regulations implementing capital standards established by the Financial Institutions Reform Recovery and Enforcement Act ("FIRREA"), in addition to meeting the 3% leverage ratio of core capital to total assets requirement and the 1.5% tangible capital to total assets requirement, savings institutions must achieve and maintain a minimum ratio of total capital to total risk-weighted assets of 8%. Management anticipates that the Bank will continue to meet all capital regulations.

    Risk-based capital includes $421,000 for a portion of the allowance for loan losses. The capital for financial statement purposes does not include the $421,000.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 13 -- STOCKHOLDERS' EQUITY (CONTINUED)
    At June 30, the Bank had the following approximate amounts and percentages of assets and risk-based assets of required and actual regulatory capital under the new standards:

                                                                             1995
                                                        ----------------------------------------------
                                                               REQUIRED                 ACTUAL
                                                        ----------------------  ----------------------
                                                            (IN THOUSANDS)          (IN THOUSANDS)
Tangible..............................................        1.5%   $   2,317        9.7%   $  15,019
Core leverage.........................................        3.0        4,634        9.7       15,019
Risk-based............................................        8.0        4,561       27.1       15,440

    At June 30, 1995, retained earnings includes approximately $1,534,000 of tax bad debt reserves for which no provision for federal income taxes had been made. If in the future this amount is used for any purpose other than to absorb loan losses, federal income taxes will be imposed at the then applicable rates.

    In accordance with the Plan of conversion, Eligible Deposit Account Holders of the Bank on September 30, 1985 were granted a priority in the event of a complete liquidation to receive a liquidation account established for that purpose equal to the net worth of the Bank prior to the conversion. The total amount of the liquidation account will be reduced to the extent that the balances of eligible accounts are reduced subsequent to conversion. After the conversion, no dividends may be paid to stockholders if such dividends reduce the retained earnings of the Bank below the amount required for the liquidation account. The regulations of the FDIC impose additional restrictions on the payment of dividends to stockholders.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES
    On June 27, 1995, the Board of Directors of the Bank declared a $.40 per share dividend to be paid to shareholders of record as of July 28, 1995 payable on September 1, 1995.

    The Bank has entered into several operating leases for the rental of certain office space, expiring in December, 1997 through May 2002. Minimum annual lease payments under these leases are as follows as of June 30:

1996.............................................  $  22,200
1997.............................................     22,800
1998.............................................     23,700
1999.............................................     21,600
2000.............................................     21,600
Thereafter.......................................     39,600
                                                   ---------
                                                   $ 151,500
                                                   ---------
                                                   ---------

    Rent expense for the years ended June 30, 1995, 1994 and 1993 was approximately $22,200, $22,200 and $27,600, respectively.

NOTE 15 -- STOCK OPTION PLAN
    At a special meeting of stockholders on March 17, 1987, the stockholders approved a stock option plan for employees and officers of the Bank. Under the plan, the number of shares of authorized but unissued shares of common stock reserved for option grants equals 10% of the total number of shares issued in the conversion or 65,322. At that time, 38,500 options were granted to officers and employees at an exercise price of $11.50 per share. At June 30, 1995 there were 31,750 options outstanding and at

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 15 -- STOCK OPTION PLAN (CONTINUED)
June 30, 1994 there were 33,250 options outstanding. During the year ended June 30, 1995 1,500 options were exercised. All options outstanding are currently exercisable and expire within 10 years from date of issuance.

NOTE 16 -- SIGNIFICANT CONCENTRATIONS OF CREDIT RISK
    All of the Bank's business is with customers in southern New Hampshire. The Bank writes primarily real estate mortgages for one to four family residential real estate. At June 30, 1995, approximately 89% of the Bank's portfolio consisted of loans collateralized by residential real estate. The Bank's policy for extending credit is based upon the appraised value of collateral along with the borrower's ability to meet income requirements established by the Bank.

    All of the Bank's interest bearing deposits are maintained at the Federal Home Loan Bank of Boston.

NOTE 17 -- RELATED PARTY TRANSACTIONS
    A law firm associated with a director of the Bank was paid approximately $197,000, $136,000 and $288,000 in legal fees for the years ended June 30, 1995, 1994 and 1993, respectively, in conjunction with the closing of loans, foreclosure proceedings and other legal work. Certain directors have outstanding loans with the Bank. The outstanding balances range from $5,000 to $79,796. Interest rates on these loans range from 8.125% to 11.00%. The outstanding balance of such loans totaled approximately $314,000 at June 30, 1995 and $297,000 at June 30, 1994.

    Certain directors have overdraft protection on their accounts in the amounts of $2,000, $25,000 or $50,000. None of the amounts available are currently being used. In the event the overdraft protection is used, interest on the drawn amounts are either 18% or 19%.

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and lines of credit.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and lines of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon the total commitment amounts do not necessarily represent future cash requirements.

    The Bank evaluates each customer's credit worthiness on an individual case basis. The amount of collateral obtained by the Bank upon extension of credit is based upon management's credit evaluation. Collateral held varies but it is primarily comprised of mortgages on one to four family residential properties

    In December 1991, the Financial Accounting Standards Board issued Statement No. 107, "Disclosures about Fair Value of Financial Instruments". This Statement requires disclosures of the estimated fair values of essentially all financial instruments.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Many of the Bank's assets and liabilities have immediate or short-term (generally 90 days or less) contractual maturities. For these financial instruments the difference between contractual rates and current rates of interest would produce only minimal differences between recorded book value and estimated fair value. Therefore, for purposes of the disclosure, estimated fair value of financial instruments with immediate and short term maturities is assumed to be the same as the recorded book value. These instruments include the balance sheet lines Cash and Due from Banks, Interest Bearing Deposits, Accrued Interest Receivable and Advance Payments by Borrowers for Taxes and Insurance.

    The estimated fair values do not purport to represent the underlying value of the Bank or the value of the financial instruments at any future date.
Furthermore, the methods used to derive some of the estimated fair values necessitated the use of assumptions, including expected future cash flows, current rates of interest, and the existence of an active market which, for many of these instruments, does not exist. The estimated fair values also exclude the value of intangible assets (such as customer relationships and servicing rights) which are inseparable from the financial instruments and which would in an active market, be expected to have value. Estimated fair market values were determined as follows:

    INVESTMENT SECURITIES, MORTGAGE-BACKED SECURITIES AND COLLATERALIZED MORTGAGE OBLIGATIONS

    The fair values are based on quoted market prices.

    LOANS RECEIVABLE

    The estimated fair value is determined by discounting contractual cash flows from the loans using current lending rates for new loans with similar remaining maturities. The resulting value is reduced by an estimate of losses inherent in the portfolio.

    STOCK IN FEDERAL HOME LOAN BANK OF BOSTON

    Stock in the Federal Home Loan Bank of Boston is valued at cost, which represents redemption value and approximate fair value.

    DEPOSIT ACCOUNTS

    The fair value of Demand, Savings, and Money Market Deposits with no defined maturity, by Statement No. 107 definition, is the amount payable on demand at the reporting date. The fair value of fixed rate time deposits is estimated by discounting the future cash flows to be paid, using the current rates at which similar deposits with similar remaining maturities would be issued.

    ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON

    The fair value of the Bank's borrowings are estimated using discounted cash flow analysis, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    At June 30, the carrying amounts and estimated fair values of financial instruments is as follows:

                                                      1995                      1994
                                            ------------------------  ------------------------
                                             CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            -----------  -----------  -----------  -----------
                                                 (IN THOUSANDS)            (IN THOUSANDS)
Financial assets:
  Cash and due from banks.................  $     1,606  $     1,606  $     1,893  $     1,893
  Interest bearing deposits...............       16,968       16,968       17,329       17,329
  Investments in securities...............       70,305       69,740       69,456       67,697
  Loans receivable........................       60,819       60,666       58,168       57,905
  Accrued interest receivable.............        1,312        1,312        1,103        1,103
  Federal Home Loan Bank stock............          655          655          626          626
Financial liabilities:
  Deposit accounts........................      135,747      135,698      133,221      133,372
  Advances from Federal Home Loan Bank of
   Boston.................................        2,000        2,002        3,000        3,019

Off-balance-sheet assets (liabilities)

                                                                            NOTIONAL AMOUNT
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Commitments to originate loans
  Fixed rate............................................................  $    (701) $    (118)
  Variable rate.........................................................        (78)      (605)
Letters of credit.......................................................       (489)
Unadvanced portions of loans:
  In process............................................................       (440)      (387)
  Commercial lines of credit............................................        (12)        (3)
  Home equity...........................................................     (4,653)    (4,332)

    There is no material difference between the notional amount and the estimated fair value of the above off-balance sheet liabilities.

NOTE 19 -- RECLASSIFICATION
    Certain amounts in the prior years have been reclassified to be consistent with the current year's statement presentation.

                           MILFORD CO/OPERATIVE BANK
                       NOTES TO THE FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 (UNAUDITED)

(1) ACCOUNTING PRINCIPLES
    The financial information as of December 31, 1995, the results of operations for the three and six months ended December 31, 1995 and 1994, the cash flows for the six months ended December 31, 1995 and 1994, and the statement of changes in stockholders' equity for the six months ended December 31, 1995, are unaudited, but in the opinion of management reflect all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire year.

(2) INCOME TAXES
    The provision for income taxes differs from the statutory rate due primarily to differences in the loan loss provision for book and tax purposes.

(3) CUMULATIVE EFFECT ON PRIOR YEARS FROM A CHANGE IN ACCOUNTING PRINCIPLE
    The bank has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires a change from the deferred method to the asset and liability method of accounting for income taxes. The Bank has included the cumulative effect of this change in the method of accounting for income taxes as of the beginning of the 1994 fiscal year in the statement of income.

(4) ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES
    As of July 1, 1994, the Bank adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which classifies securities as either held-to-maturity, available-for-sale or trading. Securities held-to-maturity are reported at amortized cost. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. The Bank did not have any securities reported as trading securities as of September 30, 1995. Securities which are available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity (net of taxes). On July 1, 1994, in conjunction with the adoption of SFAS No. 115, the Bank classified $27,716,866 of securities as available-for-sale and recorded an unrealized loss of $155,399 (net of taxes) as a separate component of stockholders' equity. During the six months ended December 31, 1995, the amount was an unrealized gain (net of taxes) of $145,184.

    Securities available-for-sale consist of the following at December 31, 1994:

                                                                           GROSS        GROSS
                                                          AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                             COST          GAINS        LOSSES         VALUE
                                                        --------------  -----------  ------------  --------------
Marketable equity securities..........................  $    2,232,604  $     4,129  $    (28,832) $    2,207,901
Investment securities.................................  $   19,307,791  $   261,901  $    (69,826) $   19,499,866
Mortgage-backed securities............................  $    9,658,085  $    58,882  $     (6,309) $    9,710,658
                                                        --------------  -----------  ------------  --------------
                                                        $   31,198,480  $   324,912  $   (104,967) $   31,418,425
                                                        --------------  -----------  ------------  --------------
                                                        --------------  -----------  ------------  --------------

    Securities held-to-maturity consist of the following at December 31, 1995:

                                                                            GROSS        GROSS
                                                           AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                              COST          GAINS        LOSSES         VALUE
                                                         --------------  -----------  ------------  --------------
Investment securities..................................  $   21,005,437   $  36,943   $    (86,440) $   20,955,940
Mortgage-backed securities.............................  $   16,434,851   $  53,601   $   (169,980) $   16,318,472
                                                         --------------  -----------  ------------  --------------
                                                         $   37,440,288   $  90,544   $   (256,420) $   37,274,412
                                                         --------------  -----------  ------------  --------------
                                                         --------------  -----------  ------------  --------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Bank's profitability depends primarily on (1) the difference between the yield on its loan and investment portfolios and the cost of its deposit accounts and borrowings (the spread), and (2) non-interest income.

    The Bank's assets are comprised primarily of mortgage loans on single family dwellings with adjustable rates, consumer loans on boats, automobiles, personal equipment, home equity loans with adjustable rates, mortgage-backed securities and U.S. government and agency securities.

    A principal strategy of the Bank has been to achieve high net interest margins while decreasing the sensitivity of its earnings to interest rate fluctuations by matching more closely the effective maturities or repricings of its interest-sensitive assets and liabilities. In implementing this strategy, the Bank has sought to increase the interest sensitivity of its assets to changing interest rates by emphasizing the origination and/or purchase of adjustable rate and intermediate term fixed-rate mortgage loans and mortgage-backed securities and consumer loans with shorter term or adjustable rates. At June 30, 1995, $45.0 million in loans and mortgage-backed securities had adjustable interest rates which represented 51.08% of the total loan and mortgage-backed securities portfolio.

    During the fiscal year, interest rates rose, stalled and fell. The effect on the market was basically nonexistent as the refinancing activity peaked the year before. Subsequently, sales to the secondary market slowed and mortgages originated were retained in the Bank's loan portfolio.

LIQUIDITY AND INTEREST RATE SENSITIVITY MANAGEMENT

    Liquidity management involves Milford's ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margins and to enhance consistent growth of net interest income through periods of changing interest rates.

    Milford's most important liquidity source is liability liquidity, the ability to raise new funds and to renew maturing liabilities in a variety of markets. The most important factor in assuring liability liquidity is maintaining the confidence of Milford depositors. Funds are primarily generated locally and regionally and Milford has no brokered depositors. Other types of assets, such as Federal Home Loan Bank of Boston ("FHLBB") daily overnight account and maturing loans, are supplemental sources of liquidity. In addition, at June 30, 1995 Milford has a line of credit with the FHLBB for $3,000,000.

    Milford evaluates its sensitivity to changes in interest rates by monitoring the timing of repricing of interest-sensitivity analysis. The interest rate sensitivity gap is the difference between rate sensitive assets and rate sensitive liabilities. A positive gap exists when rate sensitive assets exceed rate sensitive liabilities and indicates that a greater volume of assets than liabilities will be impacted by changes in interest rates during the stated period. With a positive gap, earnings will generally increase when rates rise and decrease when rates decline within the period. Conversely, when rate sensitive liabilities exceed rate sensitive assets, the gap is referred to as negative and indicates that a greater volume of liabilities than assets will be impacted by changes in interest rates during the period. With a negative gap, earnings will generally decrease when rates rise and increase when rates decline within the period. Milford seeks to insulate itself from interest rate risk over the near term. Toward that end, Milford monitors the relative volume, maturity and yields of interest-earning assets and interest-bearing liabilities over various time horizons, with particular emphasis on the immediate one year time horizon. As evidenced by the following interest sensitivity table, due to Milford's positive gap, increases in rates would generally enhance earnings and decrease in rates would generally inhibit earnings.

                         INTEREST-SENSITIVITY ANALYSIS

                                                                              AT JUNE 30,
                                                          ----------------------------------------------------
                                                            1995       1994       1993       1992       1991
                                                          --------   --------   --------   --------   --------
                                                                         (DOLLARS IN THOUSANDS)
Interest-sensitive assets:
  Interest-bearing deposits............................   $ 16,968   $ 17,329   $ 15,974   $ 24,342   $ 21,937
  U.S. Government and related obligations..............      9,010     21,725     23,274      6,540      8,747
  Federal bonds and notes..............................     33,954     23,249     12,611     15,363      3,446
  Variable rate mortgages..............................     42,404     43,289     44,856     44,185     48,237
  Loans secured by deposits............................      --         --         --             7         17
  Education loans......................................      --         --             1          3          4
  Consumer loans.......................................      3,610      2,458      2,621      3,063      7,541
  Mortgage-backed certificates.........................     27,341     24,483     34,218     34,058      4,127
                                                          --------   --------   --------   --------   --------
    Total..............................................   $133,287   $132,533   $133,555   $127,561   $ 94,056
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
    Total assets.......................................   $154,352   $151,118   $150,365   $143,318   $119,135
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
  Ratio of interest-sensitive assets to total assets...      86.35%     87.70%     88.82%     89.01%     78.94%
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
Interest-sensitive liabilities:
  Deposit accounts:
    Money Market investment accounts, NOW and savings
     accounts..........................................   $ 72,918   $ 77,700   $ 77,409   $ 65,563   $ 43,989
  Certificates due within one year.....................     40,156     30,512     35,495     44,706     45,960
  FHLB advances due within one year....................      2,000      3,000      --         2,000      --
                                                          --------   --------   --------   --------   --------
    Total..............................................   $115,074   $111,212   $112,904   $112,269   $ 89,949
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
    Total liabilities..................................   $139,309   $137,245   $137,358   $131,048   $107,129
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
  Ratio of interest-sensitive liabilities to total
   liabilities.........................................      82.60%     81.03%     82.20%     85.67%     83.96%
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------
  Ratio of interest-sensitive assets to
   interest-sensitive liabilities......................     115.83%    119.17%    118.29%    113.62%    104.56%
                                                          --------   --------   --------   --------   --------
                                                          --------   --------   --------   --------   --------

                             RESULTS OF OPERATIONS

COMPARISON OF YEARS 1995 AND 1994

    NET INCOME

    Net income was $1,507,280 and $1,194,765 for the years ended June 30, 1995 and 1994, respectively, reflecting an increase of 26.16%. The increase is generally attributable to a widening net interest margin as interest-sensitive assets are repricing upward while interest-sensitive liabilities (particularly certificates of deposit) are lagging behind in repricing. This increase is greater than the one-time gain of $169,926 as a result of last year's adoption of the Statement of Financial Accounting Standards No. 109. Earnings per share increased to $2.29 from $1.82 in the comparable period of 1994. Net interest income increased to $5,203,717 for the year ended June 30, 1995 from $4,413,027 at June 30, 1994. The net interest margin for fiscal year 1995 was 3.62% compared to 3.09% in 1994.

    INTEREST INCOME

    Total interest income was $9,763,464 for the year ended June 30, 1995 compared to $8,672,782 for the fiscal year ended June 30, 1994. The increase in interest income as stated earlier is primarily attributable to a repricing of interest-sensitive assets. The rate on earning assets has risen from 6.25% in 1994 to 7.25% reflecting the comparative rise in rates nationally. This increase in rates in addition to a depleted loan refinancing market resulted in a decrease in loan originations to $16,691,786 in 1995 from $25,378,673 in 1994. The total net loan portfolio was $60,818,640 at year end, an increase of 4.56% from 1994's balance of $58,168,010. This increase is generally attributable to a reduction of mortgages sold on the secondary market. Mortgages sold on the secondary market in 1995 were $179,000 compared to $10,807,540 for the same period one year ago. As rates rise, management believes it is not advantageous to sell loans locked in at a lower rate in a rising rate environment. By retaining these loans in portfolio, the Bank does not risk selling these loans at a discount. The rate of return on these loans still provide a favorable return. The weighted average yield on the loan portfolio was 8.23% for the year ended June 30, 1995, an increase from 7.72% the previous year. The increase is due to an increase in rates in the adjustable mortgage portfolio. The investment portfolio yielded 5.84% as compared to 5.31% in 1994. A rise in interest rates during the year has resulted in this increase. The Bank owns over $27 million in mortgage-backed securities and when interest rates rise, prepayments subside and the result is a higher yield, contributing to the rise in yield of the total investment portfolio. Management reacts to changes in the area's market conditions by offering competitive loan rates when demand for loans is high and investing in high quality securities when loan demand declines.

    INTEREST EXPENSE

    Total interest expense increased to $4,559,747 from $4,259,755 for the year ended June 30, 1994. The increase is caused by a rise in interest rates during the year in addition to an increase in total deposits. The weighted average interest rate paid on deposits for fiscal 1995 was 3.77% compared to 3.09% for the previous year. Average deposit balances increased $1,314,346 for the fiscal year ended June 30, 1995. The current year's interest expense includes $4,392,218 of interest paid on deposits. Management chooses to react to interest rate changes in the market by offering competitive certificate of deposit rates which encourages investment in these accounts and lags any rise in the weighted average yield. The Bank reflects a growth in certificate of deposit balances of $7.5 million in 1995. There is a $2,000,000 FHLBB advance with a rate of 6.87% due to mature in February of 1996. This advance generated $167,529 of interest expense during 1995.

    PROVISION FOR PROBABLE LOAN LOSSES

    During the fiscal year 1995, $93,000 was added to the allowance for estimated loan losses compared to $95,000 in 1994. This addition increased the allowance for loan losses to 176.87% of the non-performing loans which includes restructured loans of $401,000. At June 30, 1995, the allowance for probable loan losses decreased to $437,857 from $491,057 at June 30, 1994. The New Hampshire economy continues along in a period of slow economic growth and has resulted in lesser amounts being set aside for loan losses.

    NON-INTEREST INCOME

    Total non-interest income was $753,637 for the year ended June 30, 1995, representing a decrease of $101,476 or 11.87% from the year ended June 30, 1994. This decrease reflects the sale of investments in 1995. The sale of investments actually recorded a loss for fiscal 1995 of $10,470 compared to a gain of $108,389 for fiscal 1994.

    NON-INTEREST EXPENSE

    Non-interest expense increased $119,931, or 3.4% from $3,517,554 at June 30, 1994. The major reasons for the increase include an increase in compensation and benefits of $102,221, or 6.25%, and increased data processing costs of $17,262, or 5.46% as the number of deposit accounts continues to grow.

    TAXES

    State and federal income tax expense was $719,589, compared to $630,747 for the year ended June 30, 1994. The combined federal and state effective tax rate for fiscal 1995 was 32.3% compared to 38% for 1994.

COMPARISON OF THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994

    NET INCOME

    Net income for the three month period ended December 31, 1995 decreased 6.46% to $368,502 compared to $393,958 for the three months ended December 31, 1994. The decrease is primarily attributable to legal fees and other outside services associated with the research and development of the Bank's merger plan. These fees totaled $30,000 per-taxed dollars.

    INTEREST INCOME

    Interest income was $2,647,865 and $2,392,035 for the three months ended December 31, 1995 and 1994, respectively. The continued repricing of interest-sensitive assets was the primary reason for the rise in interest income from December 31, 1994. The yield on average earning-assets for December 31, 1995 was 7.28% compared to 6.78% one year ago. The weighted average rate for the loan portfolio had risen to 8.48% at December 31, 1995 from 8.29% at December 31, 1994. The net loan portfolio balance increased $7,680,395 to $68,145,461 at December 31, 1995 compared to $60,465,066 at December 31, 1994. Management's strategy is to continue offering competitive loan rates and allow market conditions to drive loan demand. With liquidity at 42.1% or $56,774,250, management is able to respond to market demands. If loan demand lessens, management is able to redirect its attention to high quality investment securities. The ceiling caps on our adjustable rate mortgages which restricted a major jump in rates on mortgages in prior years are now allowing interest rates to adjust upwards to their indices. Portfolio securities also experienced a rise in yields. The yield on securities was 6.36% at December 31, 1995, compared to 5.75% one year ago, while the balance increased $5,696,000 to $68,638,768 (at cost) at December 31, 1995 from December 31, 1994.

    INTEREST EXPENSE

    Interest expense increased to $1,330,455 for the three months ended December 31, 1995 from $1,092,319 for the three months ended December 31, 1994. The weighted average rate on savings deposits was 3.83% at December 31, 1995 and 3.32% at December 31, 1994. The rise in the average rate is a result of renewing certificates of deposit which are repricing at a higher rate. The deposit account balances were $138,312,611 at December 31, 1995, compared to $132,387,903 one year ago. Included in interest expense is $35,255 of borrowing expense as the Bank has a $2,000,000 FHLBB advance due in February, 1996.

    PROVISION FOR PROBABLE LOAN LOSSES

    During the quarter, $30,000 was added to the provision for probable loan losses. This addition increases the reserve account to $409,518 or 191% of non-performing loans. The balance in the provision for loan loss account one year ago was $426,021 or 142% of non-performing loans.

    NON-INTEREST INCOME

    Total non-interest income of $218,442 for the three months ended December 31, 1995 increased $32,047 or 17.19% from the three months ended December 31, 1994. A major reason for the increase was a gain on the sale of investments of $22,103 for the second fiscal quarter of 1995 compared to a loss of $4,455 for the same time period one year ago. A one-time reclassification of securities under FASB 115 from held-to-maturity to available-for-sale and vice versa was allowed during this quarter which offered the Bank an opportunity to re-evaluate its investment portfolio and sell some of its holdings.

    NON-INTEREST EXPENSE

    Non-interest expense increased to $957,077 for the three months ended December 31, 1995, compared to $887,326 for the same period in 1994. The increase is primarily attributable to elevated outside service fees related to the Bank's merger plan in addition to increased compensation, supplies and data processing costs associated with the Bank's continued deposit and loan growth.

    IMPACT OF NEW ACCOUNTING STANDARDS

    In June, 1993, FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS No. 114") which states that impaired loans will be recorded at the present value of future principal and interest expected to be collected using the loan's contractual interest rate adjusted for deferred fees and unamortized premium/discounts. SFAS No. 114 and its amendment SFAS No. 118 are effective for the Bank in its fiscal year ending June 30, 1996 and may be adopted early. SFAS No. 118, "Accounting by Creditors for Impairment of a Loan:
Income Recognition and Disclosures," allows creditors to use existing methods for recognizing interest income on impaired loans and requires that an entity disclose its policy for recognizing interest on impaired loans, including how cash receipts are recorded as well as other specific disclosures. The Bank adopted SFAS No. 114 as of July 1, 1995, with no adverse impact on the financial position or net income of the Bank. The amounts of disclosure required by SFAS No. 114 as of December 31, 1995 and for the six months then ended are not material to the financial statements.

COMPARISON OF THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994

    NET INCOME

    Net income was $748,452 and $716,073 for the six months ended December 31, 1995 and 1994 respectively, reflecting an increase of 4.52%. The increase is primarily attributable to the widening net interest margin as interest-sensitive assets are repricing upward while interest-sensitive liabilities (particularly certificates of deposit) are lagging behind in repricing. The net interest margin at December 31, 1995 was 3.61% compared to 3.32% at December 31, 1994.

    INTEREST INCOME

    Interest income was $5,293,340 for the six months ended December 31, 1995, an increase of $592,350 or 12.6% over 1994 interest income of $4,702,990. The increase is principally due to a rise in rates of interest earning assets and an increase in the net loan and investment portfolio balances.

    INTEREST EXPENSE

    Interest expense increased to $2,653,045 for the six months ended December 31, 1995, compared to $2,184,563 for the same period in 1994. This increase is primarily due to the recent upward adjustment of interest-sensitive liabilities and an increase in the deposit portfolio of $5.9 million dollars. These two factors reflected a 21.45% increase in interest expense. There is also $70,526 in borrowing expense as a result of a $2,000,000 FHLBB advance due to mature in February, 1996.

    PROVISION FOR PROBABLE LOAN LOSSES

    The provision for probable loan losses received $60,000 additional for the six months ended December 31, 1995. Non-performing loans totaled $214,377 compared to $299,845 one year ago.

    NON-INTEREST INCOME

    Non-interest income increased to $423,503 for the six months ended December 31, 1995 from $347,449 for the corresponding period in 1994, representing a 22.46% increase. The main reason for the increase was a gain on sale of securities in 1995 of $51,166 compared to a loss of $4,455 for the same period one year ago.

    NON-INTEREST EXPENSE

    Non-interest expense for the six months ended December 31, 1995 totaled $1,892,156 compared with $1,741,803 for the six months ended December 31, 1994, representing a 8.63% increase. Increased data processing costs, compensation, occupancy and outside service fees associated with the growth of the savings base and loan portfolio was instrumental in the increase.

COMPARISON OF YEARS 1994 AND 1993

    NET INCOME

    Net income was $1,194,765 and $1,031,302 for the years ended June 30, 1994 and 1993, respectively, reflecting an increase of 15.85%. The increase is generally attributable to the Bank's adoption of the Statement of Financial Accounting Standards No. 109 which created a one-time gain of $169,926. Earnings per share increased to $1.82 from $1.57 in the comparable period 1993. Net interest income decreased to $4,413,027 for the year ended June 30, 1994 from $4,451,588 at June 30, 1993.

    INTEREST INCOME

    Total interest income was $8,672,782 compared to $9,499,503 at June 30, 1993. The decrease in interest income is primarily attributable to a repricing of interest-sensitive assets. Total loan originations increased to $25,378,673 from $25,689,055 in 1993. The total loan portfolio was $58,168,010 at year end. With market rates down, refinancing to lower fixed rate mortgages is flourishing. Prepayments are also thriving. Bank management has seized the opportunity to offer and retain 10 year fixed rate mortgages in the Bank's portfolio and sell longer term fixed rate mortgages. This strategy is a reaction to the large loan demand created with depressed rates and gives the Bank an opportunity to shorten the life expectancy of its fixed rate mortgage portfolio. The weighted average yield on the loan portfolio was 7.72% for the year ended June 30, 1994, a decrease from 8.55% the previous year. The reduction in rates on the adjustable rate mortgages kept in the Bank's portfolio is also a contributing factor in the drop in the weighted average loan rate. The investment portfolio yielded 5.31% as compared to 6.03% in 1993. This is due to a general decline in market rates during the year.

    INTEREST EXPENSE

    Total interest expense decreased to $4,259,755 from $5,047,915 for the year ended June 30, 1993. The decrease is caused by a reduction in average interest rates paid on deposits. The weighted average rate paid on deposits for fiscal 1994 was 3.11% compared to 3.66% for fiscal 1993. Average deposit balances increased $3,948,809 for the fiscal year ended June 30, 1994. With market rates depressed, management chose to improve its asset/liability repricing mismatch by offering competitive rates on its longer term certificates of deposit. During 1994, the Bank gained $5.65 million in three and five year certificates. Interest expense includes $4,069,153 of interest paid on deposits. There is $3,000,000 FHLBB advance with a rate of 6.26% due to mature in February of 1995. This advance generated $190,602 of interest expense during 1994.

    PROVISION FOR PROBABLE LOAN LOSSES

    During the year $95,000 was added to the allowance for estimated loan losses compared to $400,000 in 1993. This addition increased the allowance for loan losses to 111.1% of the non-performing loans. At June 30, 1994, the allowance for probable loan losses decreased to $491,057 from $524,639. The Bank's management believes the New Hampshire economy is in a period of slow economic growth which has resulted in lesser amounts being set aside for loan losses.

    NON-INTEREST INCOME

    Total non-interest income was $855,113 for the year ended June 30, 1994, representing a decrease of $218,918 or 20.38%. This decrease is represented by a lower level of gain on sale of investments during the period. The gain on sale of investments was $332,838 one year ago compared to $108,389 this year.

    NON-INTEREST EXPENSE

    Non-interest expense increased $178,762, or 2.29% from $3,438,792 at June 30, 1993. The major reason for the increase includes an increase in compensation and benefits of $146,767, or 9.87%, as staff and salaries increased due to the addition of the full service New Boston branch in late 1992 and increased data processing costs of $38,939, or 14.04% as the number of deposit accounts has grown.

    TAXES

    State and federal income tax expense was $630,747 and $756,278 for the years ended June 30, 1994 and 1993, respectively. The combined federal and state effective tax rate for fiscal 1994 was 38.0% compared to 38.9% for 1993.

COMPARISON OF THE THREE MONTHS ENDED DECEMBER 31, 1994 AND 1993

    NET INCOME

    Net income for the three month period ended December 31, 1994 increased 28.66% to $393,958 compared to $306,210 for the three months ended December 31, 1993. The increase is primarily attributable to the widening net interest margin as interest-sensitive assets are repricing upward while interest-sensitive liabilities (particularly certificates of deposit) are lagging behind in repricing. The net interest margin at December 31, 1994 was 3.32% compared to 3.17% at December 31, 1993.

    INTEREST INCOME

    Interest income was $2,392,035 and $2,244,656 for the three months ended December 31, 1994 and 1993, respectively. The continued repricing of interest-sensitive assets was the primary reason for the rise in interest income from December 31, 1993. The yield on earning assets for December 31, 1994 was 6.78% compared to 5.95% one year ago. The weighted average rate for the loan portfolio has risen to 8.29% at December 31, 1994 from 7.69% at December 31, 1993. The loan portfolio balance increased $3,080,212 to $60,465,066 as December 31, 1994. Newly originated fixed rate mortgages have higher rates than those originated one year ago and Bank management has opted to keep the new higher yielding fixed rate mortgages in the Bank's portfolio rather than invest in securities that do not return as high a yield. This is a change in policy from prior years when fixed rate mortgages were being sold on the secondary market. Portfolio securities also experienced a rise in yields. The yield on securities was 5.75% at December 31, 1994, compared to 5.33% one year ago, while the balance increased $1,412,942 to $62,942,768 (at cost) at December 31, 1994.

    INTEREST EXPENSE

    Interest expense increased slightly to $1,092,319 for the three months ended December 31, 1994 from $1,069,131 for the three months ended December 31, 1993. To maintain its repricing time horizon of its liabilities, management has chosen to offer a competitive rate on its certificates of deposit. In a rising rate environment, this strategy has allowed the Bank to keep its maturity structure in place as the balance in certificates of deposit of two years or more has risen $3.5 million since December, 1993. The weighted average rate on savings deposits was 3.32% at December 31, 1994 and 3.13% at December 31, 1993. The deposit account balances were $132,387,903 at December 31, 1994, compared to $131,299,096 one year ago.

    PROVISION FOR PROBABLE LOAN LOSSES

    During the quarter, $30,000 was added to the provision for probable loan losses. This addition increases the allowance for loan loss account to $142,021 or 142% of non-performing loans. The balance in this account one year ago was $478,469.

    TOTAL NON-INTEREST INCOME

    Total non-interest income of $186,395 for the three months ended December 31, 1994 decreased $46,618 or 20% from the three months ended December 31, 1993. A major reason for the decrease was due to a change in the gain on the sale of securities and loans from $53,054 one year ago compared to a loss of $4,455 for the three months ended December 31, 1994.

    TOTAL NON-INTEREST EXPENSE

    Non-interest expense remained virtually unchanged, at $887,326 and $889,995 for the three months ended December 31, 1994 and 1993, respectively.

COMPARISON OF THE SIX MONTHS ENDED DECEMBER 31, 1994 AND 1993

    NET INCOME

    Net income was $716,073 and $731,583 for the six months ended December 31, 1994 and 1993, respectively, reflecting a decrease of 2.12%. The Bank's adoption of the Statement of Financial Accounting Standards No. 109 created a one-time gain of $169,926 during 1993, contributing to the decrease in the later period. Net income before the cumulative effect of this change in accounting principal was $716,073 and $561,657 for the six months ended December 31, 1994 and 1993, respectively, reflecting an increase of 27.5%.

    INTEREST INCOME

    Interest income was $4,702,990 for the six months ended December 31, 1994, an increase of $256,893 or 5.78% over 1993 interest income of $4,446,097. The increase is principally due to a rising interest rate environment which is increasing the yield on interest-sensitive assets. In a rising rate environment, loan demand declines, and management chooses to remain liquid and invest in short-term high quality investment securities.

    INTEREST EXPENSE

    Interest expense remained relatively unchanged at $2,184,563 compared to $2,171,990 for the six months ended December 31, 1994 and 1993 respectively. Interest-sensitive liabilities are beginning to adjust upwards, but the effect has not currently affected the statement of operations.

    PROVISION FOR PROBABLE LOAN LOSSES

    The provision for probable loan losses received $40,000 additional for the six months ended December 31, 1994. Non-performing loans totaled $299,845 compared to $442,012 one year ago.

    NON-INTEREST INCOME

    Non-interest income decreased to $347,248 for the six months ended December 31, 1994 from $462,421 for the corresponding period in 1993, representing a 24.91% decrease. The gain on sale of securities and loans in 1993 of $100,055 has adversely affected non-interest income for 1994 since a loss of $4,656 was recorded over the same time span in 1994.

    NON-INTEREST EXPENSE

    Non-interest expense for the six months ended December 31, 1994 totaled $1,741,602 compared with $1,747,871 for the six months ended December 31, 1993, representing a .36% decrease.

RATE/VOLUME ANALYSIS

    The single most significant contributor to the Bank's level of profitability is its net interest income, which is a function of both the interest rates that it earns or pays, and the amount, or volume, of its interest-earning assets and interest-bearing liabilities. The relative significance that the rate and volume have had in various periods on the Bank's results of operations can be observed by measuring the extent to which the change in each has been responsible for increases in net interest income.

    The effect on net interest income of changes in interest rates and in the amounts of interest-earning assets and interest-bearing liabilities is shown in the following table. Information is provided on changes for the periods indicated attributable to (1) changes in volume (change in average balance multiplied by prior period yield), and (2) changes in interest rates (changes in yield multiplied by prior period average balance), and (3) the combined effect of changes in interest rates and volume not solely attributable to either volume or rate alone.

                                                                      YEAR ENDED JUNE 30,
                             -----------------------------------------------------------------------------------------------------
                                       1995 VS 1994                     1994 VS 1993                      1993 VS. 1992
                                   INCREASE (DECREASE)              INCREASE (DECREASE)                INCREASE (DECREASE)
                                          DUE TO                           DUE TO                            DUE TO
                             --------------------------------  ------------------------------  -----------------------------------
                                              RATE/                            RATE/                              RATE/
                              RATE   VOLUME   VOLUME   TOTAL   RATE   VOLUME   VOLUME   TOTAL   RATE    VOLUME    VOLUME    TOTAL
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
                                                                    (DOLLARS IN THOUSANDS)
Interest income:
  Loan portfolio...........  $  208    156       10       374  $(549)    40       (4)    (513) $  (604)   (529)      58     (1,075)
  Investment portfolio.....     253    213       30       496   (108)   522      (33)     381     (711)    206     (457)      (962)
  Mortgage-backed
   securities..............     181   (230)     (32)      (81)  (261)  (597)      57     (801)    (138)  1,634     (226)     1,270
  Other....................     423    (68)     (53)      302     36     67        3      106      (92)   (114)      91       (115)
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
    Total..................  $1,065     71      (45)    1,091  $(882)    32       23     (827)  (1,545)  1,197     (534)      (882)
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
Interest expense:
  Deposits.................     278     41        4       323   (757)    51      (10)    (716)  (2,056)    678     (224)    (1,602)
  FHLB advances............       8    (30)      (1)      (23)   (25)   (50)       3      (72)     (83)     60      (13)       (36)
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
    Total..................  $  286     11        3       300   (782)     1       (7)    (788)  (2,139)    738     (237)    (1,638)
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
Net change in net interest
 income....................  $  779  $  60     $(48)   $  791  $(100) $  31     $ 30    $ (39) $   594  $  459    $(297)   $   756
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------
                             ------  ------   ------   ------  -----  ------   ------   -----  -------  -------   ------   -------

LIQUIDITY AND CAPITAL RESOURCES

    Under current Office of Thrift Supervision regulations, Milford Co/operative Bank is required to maintain a specified ratio of cash and short-term investment securities to net withdrawable deposits and borrowings with maturities of one year or less. This liquidity ratio, currently 5%, may vary from time to time depending upon current economic conditions and deposit flows. As part of its asset/ liability management program, the bank historically maintained liquidity in excess of regulatory requirements to better match its short-term liabilities.

    The Bank's principal sources of funds for investment and meeting cash flow and liquidity requirements are scheduled loan payments, loan prepayments, deposit growth and advances from the FHLB. Additionally, the Bank maintains an investment portfolio of available-for-sale securities to meet liquidity needs.

    As a federally insured co-operative bank, the Bank is required to maintain a certain level of net worth in accordance with federal regulations. Milford Co/operative Bank had the following approximate amounts of required and actual regulatory capital at June 30, 1995.

                                                   REQUIRED           ACTUAL
                                                --------------   ----------------
                                                     (DOLLARS IN THOUSANDS)
Tangible.....................................   1.5%    $2,317    9.7%    $15,019
Core Leverage................................   3.0%     4,634    9.7%     15,019
Tier 1 Risk-Based............................   8.0%     4,561   26.3%     15,019
Total Risk-Based.............................   8.0%     4,561   27.1%     15,440

IMPACT OF INFLATION AND CHANGING PRICES

    The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of our money over time due to inflation.

    Unlike  most  industrial  companies,  virtually   all  of  the  assets   and
liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of the general levels of inflation. Interest rates do not necessarily move in the same direction or at the same magnitude as the price of goods and services, since such prices are affected by inflation. In the current interest rate environment, liquidity and the maturity of the Bank's assets and liabilities are critical to the maintenance of acceptable performance levels.

IMPACT OF ACCOUNTING STANDARDS

    In March 1995, the FASB issued SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment and reported at the lower of carrying amount or fair value, less cost to sell, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. Management anticipates that the adoption of SFAS No. 121 will not have a material impact on the financial condition or results of operations of the Bank.

    In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122"). SFAS No. 122 amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," requiring separate capitalization of the costs of rights to service mortgage loans for others regardless of whether these rights are acquired through a purchase or loan origination activity. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995, and applies only to servicing rights on loans sold subsequent to adoption. Management anticipates that the adoption of SFAS No. 122 will not have a material impact upon the financial condition or results of operations of the Bank.

    In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 encourages a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt this method for all employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vested period. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995.

                                   APPENDIX A

                                                                      AS AMENDED

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                                CFX CORPORATION
                                      AND
                          THE SAFETY FUND CORPORATION
                                JANUARY 5, 1996

                               TABLE OF CONTENTS
                                   ARTICLE I
                         THE MERGER AND THE BANK MERGER

      1.1  The Merger....................................................................  A-6
      1.2  Effective Time................................................................  A-6
      1.3  Charter and By-laws...........................................................  A-6
      1.4  Directors and Committees of Surviving Corporation and Buyer...................  A-6
      1.5  Officers of Surviving Corporation.............................................  A-7
      1.6  Surviving Bank................................................................  A-7
      1.7  Additional Actions............................................................  A-7
      1.8  Additional Agreements.........................................................  A-8
      1.9  Effects of the Merger.........................................................  A-8
     1.10  The Option Agreement..........................................................  A-8

                                             ARTICLE II

                                        CONVERSION OF SHARES

      2.1  Conversion....................................................................  A-8
      2.2  Certain Defined Terms.........................................................  A-8
      2.3  Determination of Applicable Exchange Ratio....................................  A-8
      2.4  Pooling of Interests Accounting Exchange Ratios...............................  A-9
      2.5  Purchase Accounting Exchange Ratios...........................................  A-9
      2.6  Conversion of Stock...........................................................  A-10
      2.7  Procedures for Exchange of Safety Fund Common Stock for Merger Consideration..  A-10
      2.8  Buyer Sub Common Stock........................................................  A-12
      2.9  Dissenters' Rights............................................................  A-12
     2.10  Stock Options.................................................................  A-12
     2.11  Termination, Notice and Cure..................................................  A-13

                                            ARTICLE III

                           REPRESENTATIONS AND WARRANTIES OF SAFETY FUND

      3.1  Corporate Organization........................................................  A-14
      3.2  Capitalization................................................................  A-14
      3.3  Authority.....................................................................  A-15
      3.4  No Violation..................................................................  A-15
      3.5  Consents and Approvals........................................................  A-16
      3.6  Regulatory Approval...........................................................  A-16
      3.7  Financial Statements..........................................................  A-16
      3.8  Safety Fund Reports...........................................................  A-17
      3.9  Absence of Certain Changes or Events..........................................  A-17
     3.10  Legal Proceedings.............................................................  A-17
     3.11  Taxes and Tax Returns.........................................................  A-18
     3.12  Properties....................................................................  A-18
     3.13  Certain Contracts.............................................................  A-19
     3.14  Certain Defaults..............................................................  A-19
     3.15  Insurance.....................................................................  A-19
     3.16  Employee Benefit Plans........................................................  A-20
     3.17  Compliance with Applicable Law; Regulatory Examinations.......................  A-20
     3.18  Broker's Fees.................................................................  A-21
     3.19  Safety Fund Information.......................................................  A-21

     3.20  Environmental Issues..........................................................  A-21
     3.21  Material Interests of Certain Persons.........................................  A-21
     3.22  Certain Transactions..........................................................  A-21
     3.23  Regulatory Agreements.........................................................  A-21
     3.24  Labor Matters.................................................................  A-22
     3.25  Administration of Trust Accounts..............................................  A-22
     3.26  Intellectual Property.........................................................  A-22
     3.27  Loan Portfolio................................................................  A-22
     3.28  Absence of Undisclosed Liabilities............................................  A-23

                                             ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1  Corporate Organization........................................................  A-23
      4.2  Capitalization................................................................  A-23
      4.3  Authority.....................................................................  A-23
      4.4  No Violation..................................................................  A-24
      4.5  Consents and Approvals........................................................  A-24
      4.6  Regulatory Approval...........................................................  A-24
      4.7  Financial Statements..........................................................  A-24
      4.8  Buyer Reports.................................................................  A-25
      4.9  Absence of Certain Changes or Events..........................................  A-25
     4.10  Legal Proceedings.............................................................  A-25
     4.11  Compliance with Applicable Law; Regulatory Examinations.......................  A-26
     4.12  Broker's Fee..................................................................  A-26
     4.13  Buyer Information.............................................................  A-26
     4.14  Environmental Issues..........................................................  A-26
     4.15  Capital.......................................................................  A-26
     4.16  Regulatory Agreements.........................................................  A-27
     4.17  Absence of Undisclosed Liabilities............................................  A-27
     4.18  Buyer Sub.....................................................................  A-27

                                             ARTICLE V

                                      COVENANTS OF SAFETY FUND

      5.1  Conduct of Business...........................................................  A-27
      5.2  No Solicitation...............................................................  A-29
      5.3  Current Information...........................................................  A-29
      5.4  Access to Properties and Records..............................................  A-30
      5.5  Financial and Other Statements................................................  A-30
      5.6  Approval of Safety Fund's Stockholders........................................  A-30
      5.7  Disclosure Supplements........................................................  A-30
      5.8  Failure to Fulfill Conditions.................................................  A-31
      5.9  Consents and Approvals of Third Parties.......................................  A-31
     5.10  All Reasonable Efforts........................................................  A-31
     5.11  Safety Fund Subsidiaries......................................................  A-31

                                             ARTICLE VI

                                         COVENANTS OF BUYER

      6.1  Conduct of Business...........................................................  A-31
      6.2  Certain Business Transactions.................................................  A-31
      6.3  Current Information...........................................................  A-32
      6.4  Access to Properties and Records..............................................  A-32
      6.5  Financial and Other Statements................................................  A-32
      6.6  Consents and Approvals of Third Parties.......................................  A-32
      6.7  All Reasonable Efforts........................................................  A-33
      6.8  Failure to Fulfill Conditions.................................................  A-33
      6.9  Disclosure Supplements........................................................  A-33
     6.10  Employee Benefits.............................................................  A-33
     6.11  Directors and Officers Indemnification and Insurance..........................  A-34
     6.12  Stock Exchange Listing........................................................  A-35
     6.13  Buyer Sub.....................................................................  A-35

                                            ARTICLE VII

                                    REGULATORY AND OTHER MATTERS

      7.1  Proxy Statement-Prospectus....................................................  A-36
      7.2  Regulatory Approvals..........................................................  A-36
      7.3  Affiliates; Publication of Combined Financial Results.........................  A-36

                                            ARTICLE VIII

                                         CLOSING CONDITIONS

      8.1  Conditions to Each Party's Obligations under this Agreement...................  A-37
      8.2  Conditions to the Obligations of Buyer under this Agreement...................  A-38
      8.3  Conditions to the Obligations of Safety Fund under this Agreement.............  A-39

                                             ARTICLE IX

                                            THE CLOSING

      9.1  Time and Place................................................................  A-40
      9.2  Deliveries at the Closing.....................................................  A-40

                                             ARTICLE X

                                 TERMINATION, AMENDMENT AND WAIVER

     10.1  Termination...................................................................  A-40
     10.2  Effect of Termination.........................................................  A-40
     10.3  Expenses......................................................................  A-41
     10.4  Amendment, Extension and Waiver...............................................  A-41

                                             ARTICLE XI

                                        CERTAIN DEFINITIONS

     11.1  Certain Definitions...........................................................  A-42

                                            ARTICLE XII

                                           MISCELLANEOUS

     12.1  Confidentiality...............................................................  A-42
     12.2  Public Announcements..........................................................  A-42
     12.3  Survival......................................................................  A-43
     12.4  Notices.......................................................................  A-43
     12.5  Parties in Interest...........................................................  A-43
     12.6  Complete Agreement............................................................  A-44
     12.7  Counterparts..................................................................  A-44
     12.8  Severability..................................................................  A-44
     12.9  Governing Law.................................................................  A-44
    12.10  Headings......................................................................  A-44

                   AGREEMENT AND PLAN OF MERGER (AS AMENDED)

    THIS AGREEMENT AND PLAN OF MERGER dated as of January 5, 1996 (this "AGREEMENT"), by and between CFX Corporation, a New Hampshire corporation ("Buyer"), and The Safety Fund Corporation, a Massachusetts corporation ("SAFETY FUND"). (Certain capitalized terms used herein shall have the meanings defined in Section 11.1 hereof.)

    WHEREAS, Buyer intends to organize a Massachusetts corporation that will be a wholly-owned direct or indirect subsidiary of Buyer ("BUYER SUB"); and

    WHEREAS, the respective Boards of Directors of Buyer and Safety Fund have approved the acquisition of Safety Fund by Buyer pursuant to the merger of Buyer Sub with and into Safety Fund (the "MERGER"); and

    WHEREAS, the parties hereto desire that, following the consummation of the Merger, Safety Fund will merge with and into Buyer (the "BHC MERGER") pursuant to a merger agreement in a form to be specified by Buyer and reasonably satisfactory to Safety Fund and consistent with the terms of this Agreement, and that Buyer may cause the merger of Orange Savings Bank ("ORANGE SAVINGS"), a wholly-owned subsidiary of Buyer, with Safety Fund National Bank ("SFNB"), a wholly-owned subsidiary of Safety Fund (the "BANK MERGER"), pursuant to a merger agreement (the "BANK MERGER AGREEMENT") in a form to be specified by Buyer and reasonably satisfactory to Safety Fund and consistent with the terms of this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                         THE MERGER AND THE BANK MERGER

    1.1 THE MERGER. As promptly as practicable following the satisfaction or waiver of the conditions to the parties' respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof): (a) unless theretofore done, Buyer shall organize the Buyer Sub in accordance with Massachusetts law; (b) Buyer Sub shall be merged with and into Safety Fund, with Safety Fund as the surviving corporation (the "SURVIVING CORPORATION"); and (c) the separate existence of Buyer Sub shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Buyer Sub shall be vested in and assumed by Safety Fund.

    1.2 EFFECTIVE TIME. The Merger shall be effected by the filing of articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of The Commonwealth of Massachusetts (the "SECRETARY OF STATE") in accordance with Massachusetts law to become effective on the day of the closing ("CLOSING DATE") provided for in Article IX hereof (the "CLOSING"). The term "EFFECTIVE TIME" shall mean the time on the Closing Date (or a subsequent date not later than the opening of business on the next business day) when the Merger becomes effective as set forth in the Articles of Merger.

    1.3 CHARTER AND BY-LAWS. The Charter and By-laws of the Surviving Corporation shall be the Articles of Organization, as amended (the "CHARTER"), and By-laws of Buyer Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

    1.4  DIRECTORS AND COMMITTEES OF SURVIVING CORPORATION AND BUYER.

    (a) The Directors of Buyer Sub immediately prior to the Effective Time shall be the initial Directors of Surviving Corporation, each to hold office in accordance with the Charter and By-Laws of Surviving Corporation.

    (b) Prior to or at the Effective Time, four directors of Safety Fund to be designated by Buyer after consultation with Safety Fund shall be elected to the Board of Directors of Buyer, to be divided proportionately among the classes. The Board of Directors of Buyer shall nominate such persons for re-election, and support their re-election at the next succeeding annual meeting of shareholders of Buyer to its Board of Directors, to be divided proportionately among the classes of directors. Prior to the Effective Time, Buyer, in consultation with Safety Fund, shall reconstitute the committees of its Board of Directors (as well as its joint management-Board committees) so as to achieve substantially proportionate representation, taking into account to the extent practicable the specific skills, education and experience of the various designees, for the directors of Safety Fund designated to become directors of Buyer.

    1.5   OFFICERS  OF  SURVIVING  CORPORATION.    The  officers  of  Buyer  Sub
immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    1.6  SURVIVING BANK.

    (a) In the event Buyer determines to accomplish the Bank Merger immediately following the Merger and the BHC Merger:

        (1) The Bank Merger Agreement shall specify which of SFNB and Orange Savings shall be the surviving bank in the Bank Merger ("SURVIVING BANK"), provided that the name of the Surviving Bank shall include the words "Safety Fund".

        (2) Buyer agrees, to the extent permitted by applicable law and appropriate federal and state bank regulators, to maintain the Surviving Bank in existence as a separate subsidiary for at least three years following the Effective Time, subject to regulatory considerations, safe and sound banking practices, and the fiduciary duties of Buyer's directors.

        (3) The officers of SFNB immediately prior to the Effective Time shall continue to be the officers of the Surviving Bank following the Effective Time, each to hold office in accordance with the Charter and By-Laws of the Surviving Bank. Nine directors of SFNB to be designated by Buyer after consultation with Safety Fund shall continue to be directors of the Surviving Bank following the Effective Time, each to hold office in accordance with the Charter and By-Laws of the Surviving Bank. Buyer intends initially to elect up to three additional directors to serve on the Board of the Surviving Bank. Buyer agrees that the continuing directors of SFNB will be kept in place for at least three years, subject to regulatory considerations, safe and sound banking practices, and the fiduciary duties of Buyer's directors.

        (4) To the extent any of the Persons designated in this Agreement to serve as a director of Buyer or Surviving Bank is unable or unwilling, as of the Effective Time, to serve in such position, Buyer and Safety Fund shall agree on another member of the SFNB Board to serve as a replacement for such designee.

    (b) In the event Buyer determines not to accomplish the Bank Merger immediately following the Merger and the BHC Merger, Buyer agrees to take all the measures specified in Sections 1.6(a)(2), (3) and (4) with respect to SFNB to the same extent as they would have been applied to the Surviving Bank.

    (c) Nothing herein shall be deemed to preclude Buyer from accomplishing the Bank Merger at any time from and after the Effective Time as may be determined by the Board of Directors of Buyer.

    1.7 ADDITIONAL ACTIONS. If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Surviving Corporation, title to and possession of any property or right of Buyer Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Buyer Sub and its proper officers and directors shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Surviving Corporation are fully authorized in the name of Buyer Sub or otherwise to take any and all such action.

    1.8 ADDITIONAL AGREEMENTS. Safety Fund shall cause SFNB to execute and deliver the Bank Merger Agreement as soon as practicable following Buyer's request therefor. Safety Fund shall, and shall cause SFNB to, execute all other documents and take all actions as may be necessary or desirable for consummation of the BHC Merger and the Bank Merger, as described in the recitals hereto.

    1.9  EFFECTS OF  THE MERGER.   At and after the  Effective Time, the  Merger
shall have the effects set forth in Chapter 156B, Section 80 of the General Laws of The Commonwealth of Massachusetts, as amended.

    1.10 THE OPTION AGREEMENT. The parties acknowledge that Safety Fund and Buyer have entered into that certain Stock Option Agreement dated as of even date herewith (the "OPTION AGREEMENT") pursuant to which Safety Fund has granted to Buyer the right to purchase certain shares of Safety Fund Common Stock (as defined in Section 2.1 hereof) upon terms and conditions specified in the Option Agreement.

                                   ARTICLE II
                              CONVERSION OF SHARES

    2.1 CONVERSION. At the Effective Time, each share of common stock, par value $5.00 per share, of Safety Fund ("SAFETY FUND COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as such term is defined in Section hereof) and other than Safety Fund Common Stock then owned by Safety Fund, any Safety Fund Subsidiary, Buyer, or any Buyer Subsidiary (in each case other than in a fiduciary capacity or in connection with debts previously contracted)), including each attached right issued pursuant to the Shareholder Rights Plan (as hereinafter defined), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for an amount of common stock, par value $0.66 2/3 per share, of Buyer ("BUYER COMMON STOCK") equal to one share multiplied by the appropriate Exchange Ratio (rounded to the nearest four decimal places) determined in accordance with Section 2.4 or Section 2.5 hereof, as the case may be (the "MERGER CONSIDERATION").

    2.2 CERTAIN DEFINED TERMS. As used herein, the following capitalized terms shall have the specified values or meanings.

    (a) "BUYER INDEX PRICE" shall mean $15.54 per share of Buyer Common Stock.

    (b) "BUYER TRADING PRICE" shall mean the average closing price of Buyer Common Stock on the American Stock Exchange ("STOCK EXCHANGE") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) for the ten consecutive trading days ending on the business day before the date on which the last regulatory approval required to consummate the transactions contemplated hereby is obtained.

    (c) "POOLING DETERMINATION" shall mean either (i) a determination by Buyer that it is permissible under applicable financial and regulatory accounting principles for Buyer to record the Merger under the pooling of interests method of accounting or (ii) a determination that, solely as a result of actions of Buyer in breach of this Agreement, it is impermissible under applicable financial and regulatory accounting principles for Buyer to record the Merger under the pooling of interests method of accounting and that Buyer will be required to use the purchase method of accounting for the Merger.

    2.3 DETERMINATION OF APPLICABLE EXCHANGE RATIO. The parties expect the Merger to be accounted for under the pooling of interests method of accounting. In view of the fact that, among other possibilities, a shareholder might take actions so as to preclude pooling treatment for the Merger, the parties have agreed that the Merger Consideration shall be paid as follows. Not later than the second business day preceding the Effective Time, Buyer shall consult with its independent certified public accountants as to whether a Pooling Determination can be made, and shall promptly advise Safety Fund of the determination. If, as of the close of business on the day preceding the Effective Time, a Pooling Determination shall have been made, the Exchange Ratio shall be the Pooling Exchange Ratio and the provisions of Section 2.4 shall apply. If as of such time it shall not have been possible to make a Pooling Determination the Exchange Ratio shall be the Purchase Exchange Ratio and the provisions of Section 2.5 shall apply.

    2.4 POOLING OF INTERESTS ACCOUNTING EXCHANGE RATIOS. The "POOLING EXCHANGE RATIO" shall be determined as follows:

        (a) If the Buyer Trading Price is equal to or greater than 85 percent of the Buyer Index Price and is no greater than 115 percent of the Buyer Index Price, the Pooling Exchange Ratio shall be 1.700.

        (b) If the Buyer Trading Price is greater than 115 percent of the Buyer Index Price and is no greater than 120 percent of the Buyer Index Price, the Pooling Exchange Ratio shall be equal to:

                           Buyer Index Price X 1.955
                           -------------------------
                              Buyer Trading Price

        (c) If the Buyer Trading Price is greater than 120 percent of the Buyer Index Price, the Pooling Exchange Ratio shall be 1.629.

        (d) If the Buyer Trading Price is less than 85 percent of the Buyer Index Price and is equal to or greater than 80 percent of the Buyer Index Price, the Pooling Exchange Ratio shall be equal to:

                           Buyer Index Price X 1.445
                           -------------------------
                              Buyer Trading Price

        (e) If the Buyer Trading Price is less than 80 percent of the Buyer Index Price, the Pooling Exchange Ratio shall be 1.806 unless the Buyer Trading Price is less than 75 percent of the Buyer Index Price and the Pooling Exchange Ratio is increased or this Agreement is terminated in accordance with the terms of Section 2.11 hereof.

        (f) Notwithstanding any other provisions of this Section 2.4, in the event that before the Effective Time an announcement is made with respect to a business combination involving the acquisition of Buyer or a substantial portion of its assets, the Pooling Exchange Ratio shall not be less than 1.700.

    2.5 PURCHASE ACCOUNTING EXCHANGE RATIOS. The "PURCHASE EXCHANGE RATIO" shall be determined as follows:

        (a) If the Buyer Trading Price is equal to or greater than $13.16 and is less than $16.45, the Purchase Exchange Ratio shall be equal to 1.520.

        (b) If the Buyer Trading Price is equal to or greater than $16.45 and less than $20.84, the Purchase Exchange Ratio shall be equal to:

                                     $25.00
                               ------------------
                              Buyer Trading Price

        (c) If the Buyer Trading Price is equal to or greater than $20.84, the Purchase Exchange Ratio shall be equal to 1.200.

        (d) If the Buyer Trading Price is less than $13.16 and equal to or greater than $12.50, the Purchase Exchange Ratio shall be:

                                     $20.00
                               ------------------
                              Buyer Trading Price

        (e) If the Buyer Trading Price is less than $12.50 the Purchase Exchange Ratio shall be 1.600 unless the Purchase Exchange Ratio is increased or this Agreement is terminated in accordance with the terms of Section 2.12 hereof.

        (f) Notwithstanding any other provisions of this Section 2.5, in the event that before the Effective Time an announcement is made with respect to a business combination involving the acquisition of Buyer or a substantial portion of its assets, the Purchase Exchange Ratio shall not be less than 1.520.

    2.6  CONVERSION OF STOCK.

    (a) All Safety Fund Common Stock converted into Buyer Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "CERTIFICATE") previously representing any such Safety Fund Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Buyer Common Stock, and (ii) cash in lieu of fractional shares into which the Safety Fund Common Stock represented by such Certificate have been converted. Certificates previously representing Safety Fund Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with this Section 2.6, without any interest thereon.

    (b) If prior to the Effective Time Buyer should split or combine its common stock (or other securities which are convertible into such common stock) or pay a dividend or other distribution in such common stock or convertible securities, all without Buyer receiving consideration therefor, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio, the Buyer Index Price and the Buyer Trading Price.

    (c) At the Effective Time, all shares of Safety Fund Common Stock held in the treasury of Safety Fund other than in a fiduciary capacity or in connection with debts previously contracted and all shares of Safety Fund Common Stock owned by Buyer or owned beneficially by any subsidiary of Buyer other than in a fiduciary capacity or in connection with debts previously contracted shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

    2.7 PROCEDURES FOR EXCHANGE OF SAFETY FUND COMMON STOCK FOR MERGER CONSIDERATION.

    (a) BUYER TO MAKE SHARES AVAILABLE. Buyer shall take all steps necessary on and as of the Effective Time to deliver to the Exchange Agent (as hereinafter defined), for the benefit of the holders of Certificates, for exchange in accordance with this Section 2.7, certificates representing shares of Buyer Common Stock and the cash in lieu of fractional shares to be paid pursuant to this Section 2.7 (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "EXCHANGE FUND") to be issued and paid in exchange for outstanding Safety Fund Common Stock in accordance with this Agreement. The Exchange Agent shall be such banking institution, corporate trust company, or other stock transfer agent appointed by Buyer and reasonably satisfactory to Safety Fund to act as exchange agent hereunder. The Exchange Agent shall act as agent on behalf of record holders (individually, a "RECORD HOLDER") of Safety Fund Common Stock at the Effective Time, other than Safety Fund, any Safety Fund Subsidiary, Buyer, or any Buyer Subsidiary (in each case other than in a fiduciary capacity or in connection with debts previously contracted), or any Person holding Dissenting Shares.

    (b) EXCHANGE OF CERTIFICATES. Within three business days after the Effective Time, Buyer shall take all steps necessary to cause the Exchange Agent to mail to each Record Holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing the Buyer Common Stock and the cash in lieu of fractional shares into which the Safety Fund Common Stock represented by such Certificates shall have been converted as a result of the Merger. The form letter (which shall be subject to the reasonable approval of Safety Fund) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate for the number of whole shares of Buyer Common Stock to which such holder of Safety Fund Common Stock shall have become entitled pursuant to the provisions of this Section 2.7 and (y) a check representing the amount of cash in lieu of the fractional shares, if any, which such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of this Section 2.7, and the Certificates so surrendered shall forth with be cancelled. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof. Certificates surrendered for exchange by any person who is an "affiliate" of Safety Fund for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged for certificates representing shares of Buyer Common Stock until Buyer has received the written agreement of such person contemplated by Section 7.3 hereof.

    (c) RIGHTS OF CERTIFICATE HOLDERS AFTER THE EFFECTIVE TIME. The holder of a Certificate that prior to the Merger represented issued and outstanding Safety Fund Common Stock shall have no rights, after the Effective Time, with respect to such Safety Fund Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement or to perfect the rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the applicable provisions of Massachusetts law. No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
Section  2.7.  After the  surrender  of a  Certificate  in accordance  with this
Section 2.7, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate.

    (d) FRACTIONAL SHARES. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former holder of Safety Fund Common Stock who otherwise would be entitled to receive a fractional share of Buyer Common Stock, an amount in cash determined by multiplying the closing sale price of Buyer Common Stock on the Stock Exchange as reported by THE WALL STREET JOURNAL for the trading day immediately preceding the date of the Effective Time (the "LAST CLOSING PRICE") by the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.7(b) hereof. No interest will be paid on the cash which the holders of such fractional shares shall be entitled to receive upon such delivery.

    (e) SURRENDER BY PERSONS OTHER THAN RECORD HOLDERS. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the Record Holder thereof, then it shall be a condition of the payment of the Merger Consideration that such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the Record Holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the Record Holder and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (f) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, there shall be no transfers on the stock transfer books of Safety Fund of the Safety Fund Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 2.7.

    (g) RETURN OF EXCHANGE FUND. At any time following the 12-month period after the Effective Time, Buyer shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Buyer (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that maybe payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Buyer nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

    2.8 BUYER SUB COMMON STOCK. Each share of common stock of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation at the Effective Time.

    2.9 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, Safety Fund Common Stock which is issued and outstanding immediately prior to the Effective Time and which is owned by stockholders who, pursuant to applicable law, (a) deliver to Safety Fund in the manner provided by law, before the taking of the vote of Safety Fund's stockholders on the Merger, a written objection to the Merger and a written demand for the appraisal of their shares if the Merger is effected and
(b) whose shares are not voted in favor of the Merger, nor consented thereto in writing (the "DISSENTING SHARES"), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Chapter 156B, 86-98 of the Massachusetts Business Corporation Law (as amended, the "MBCL"). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the Safety Fund Common Stock of such holder shall there upon be deemed to have been converted into and be exchangeable for, at the Effective Time, the right to receive the Merger Consideration. Buyer shall have the right to participate in any proceeding involving dissenters' rights.

    2.10 STOCK OPTIONS. (a) At the Effective Time, each holder of a then outstanding stock option to purchase Safety Fund Common Stock ("SAFETY FUND OPTION") pursuant to the 1984 Incentive Stock Option Plan or the 1994 Incentive and Nonqualified Stock Option Plan (collectively, the "SAFETY FUND STOCK OPTION PLANS") (it being understood that the aggregate number of shares of Safety Fund Common Stock subject to purchase pursuant to the exercise of such Safety Fund Options is not and shall not be more than 65,850), whether vested or unvested, will be assumed by Buyer. Each Safety Fund Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Safety Fund Stock Option Plans immediately prior to the Effective Time, except that (i) such Safety Fund Option shall be exercisable (when vested) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Safety Fund Common Stock covered by the Safety Fund Option multiplied by the Exchange Ratio, provided that any fractional share of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (ii) the exercise price per share of Buyer Common Stock shall be equal to the exercise price per share of Safety Fund Common Stock of such Safety Fund Option, divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

    (b) After the Effective Time, Buyer shall issue to each holder of an outstanding Safety Fund Option a document evidencing the foregoing assumption of such Safety Fund Option by Buyer.

    (c) It is the intention of the parties that the Safety Fund Options assumed by Buyer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") to the extent that the Safety Fund Options qualified as incentive stock options immediately prior to the Effective Time.

    (d) Buyer shall not issue or pay for any fractional share otherwise issuable upon exercise of a Safety Fund Option. Prior to the Effective Time, Buyer shall reserve for issuance (and, if not previously registered pursuant to the Securities Act, register) the number of shares of Buyer Common Stock necessary to satisfy Buyer's obligations with respect to the issuance of Buyer Common Stock pursuant to the exercise of Safety Fund Options.

    (e) The provisions of this Section 2.10 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each holder of a Safety Fund Option and his or her heirs and representatives.

    2.11 TERMINATION, NOTICE AND CURE. (a) If (i) the Buyer Trading Price is less than $11.65 and a Pooling Determination can be made or (ii) the Buyer Trading Price is less than $12.50 and a Pooling Determination cannot be made, Safety Fund may elect by giving written notice to Buyer prior to the third business day immediately preceding the Closing Date to terminate this Agreement pursuant to Section 10.1(f). Within two business days thereafter:

        (1) in the event the Exchange Ratio is a Pooling Exchange Ratio, Buyer may elect to increase the Exchange Ratio to:

                                       $21.06

                               ----------------------
                                Buyer Trading Price

    and

        (2) in the event the Exchange Ratio cannot be a Pooling Exchange Ratio, Buyer may elect either to (X) increase the Exchange Ratio to that Exchange Ratio which when multiplied by the Buyer Trading Price has a value of $20.00 or (Y) offer an Exchange Ratio of 1.600 plus an amount of cash which when added to the product of 1.600 and the Buyer Trading Price has an aggregate value of $20.00 per share of Safety Fund Common Stock;

    (b) In  the event  Buyer makes  an  election referred  to in  the  preceding
Section 2.11(a), this Agreement shall not terminate and the Exchange Ratio shall be determined in accordance with such Section 2.11(a). In the event Buyer does not elect to increase the Exchange Ratio, this Agreement shall terminate on the date established as the Closing Date with the consequences specified in Section
10.2 hereof.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF SAFETY FUND

    Safety Fund hereby represents and warrants to Buyer as follows:

    3.1 CORPORATE ORGANIZATION. (a) Safety Fund is a corporation, duly organized and validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The subsidiaries listed in Exhibit 21 of Safety Fund's Annual Report on Form 10-KSB for the year ended December 31, 1994 constitute all of Safety Fund's subsidiaries (the "SAFETY FUND SUBSIDIARIES"). Except as set forth in SCHEDULE 3.1 of the Safety Fund Disclosure Schedules (the "SCHEDULES"), each of the Safety Fund Subsidiaries is a bank or corporation, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. SFNB is a national banking association organized under the National Bank Act. Each of Safety Fund and the Safety Fund Subsidiaries has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and, except as set forth in
SCHEDULE 3.1, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not or would not have a Material Adverse Effect (as defined in Section 11.1) on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    (b) Neither Safety Fund nor any of the Safety Fund Subsidiaries owns, controls or holds with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, other than not more than five percent of any equity security registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than as disclosed on SCHEDULE 3.1 hereto and except, in the case of Safety Fund, for stock of the Safety Fund Subsidiaries.

    3.2   CAPITALIZATION.   (a)   The authorized  capital stock  of Safety  Fund
consists solely of 3,200,000 shares of Safety Fund Common Stock and 100,000 shares of preferred stock, $10.00 par value ("SAFETY FUND PREFERRED SHARES"). There are 1,660,665 shares of Safety Fund Common Stock issued and outstanding, no shares of Safety Fund Common Stock held in its treasury and no Safety Fund Preferred Shares issued and outstanding or held in its treasury. In connection with the shareholder rights plan ("SHAREHOLDER RIGHTS PLAN") adopted by Safety Fund as of the date of this Agreement, an aggregate of 3,200 shares of its Series A Participating Cumulative Preferred Stock (the "SERIES A PREFERRED") have been created and have been reserved for issuance. All issued and outstanding Safety Fund Common Stock has been, and the Series A Preferred upon issuance will be, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. The authorized, issued and outstanding capital stock of each Safety Fund Subsidiary is set forth in SCHEDULE 3.2 hereto. All issued and outstanding shares of each of the Safety Fund Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares or interests of each of the Safety Fund Subsidiaries are owned by Safety Fund and are held by Safety Fund free and clear of any security interest, pledge, lien, claim or other encumbrance or restriction on voting or transfer.

    (b) Except pursuant to the Option Agreement and the Shareholder Rights Plan and except for options to acquire not more than 50,850 shares of Safety Fund Common Stock pursuant to stock options outstanding as of the date hereof under the Safety Fund Stock Option Plans, neither Safety Fund nor any of the Safety Fund Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of Safety Fund, or shares of any of the Safety Fund

Subsidiaries. The names of the optionees, the date of grant of each option to purchase Safety Fund Common Stock, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Safety Fund Stock Option Plans are set forth on SCHEDULE 3.2. Except as set forth on SCHEDULE 3.2 and except for restrictions on transferability of rights granted pursuant to the Shareholder Rights Plan (as set forth in such Shareholder Rights Plan), there are no agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares to which Safety Fund is a party, nor does Safety Fund have knowledge of any such agreements or understandings to which Safety Fund is not a party with respect to the voting of any such shares or which restrict the transfer of such shares. The Safety Fund Common Stock is listed on the Nasdaq small-cap market.

    3.3 AUTHORITY. Safety Fund has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by at least a majority of Safety Fund's directors. The Board of Directors of Safety Fund has directed that this Agreement and the transactions contemplated hereby be submitted to Safety Fund's stockholders for approval at a meeting of such stockholders and has recommended approval of this Agreement by Safety Fund's stockholders. Except for the adoption of this Agreement by a vote of the holders of a majority of the outstanding shares of Safety Fund Common Stock and except for any actions required or appropriate to be taken by Safety Fund with respect to the rights of any dissenting shareholders under Chapter 156B, SectionSection86-98 of the MBCL, no other corporate proceedings on the part of Safety Fund are necessary to consummate the transactions contemplated by this Agreement. Each of this Agreement and the Option Agreement has been duly and validly executed and delivered by Safety Fund, constitutes avalid and binding obligation of Safety Fund, and is enforceable against Safety Fund in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

    3.4 NO VIOLATION. Neither the execution and delivery of this Agreement or the Option Agreement by Safety Fund, nor the consummation by Safety Fund of the transactions contemplated hereby or thereby, nor the compliance by Safety Fund with any of the terms or provisions hereof, does or will:

        (a) violate any provision of the Charter or By-laws of Safety Fund or any of the Safety Fund Subsidiaries,

        (b) assuming that the consents and approvals referred to in Section 3.5 hereof are duly obtained, violate any statute, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to Safety Fund or any of the Safety Fund Subsidiaries or any of their respective properties, securities or assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole, or

        (c) assuming that the consents and approvals referred to in Section 3.5 hereof are duly obtained and except as set forth on SCHEDULE 3.4 hereto, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Safety Fund or any of the Safety Fund Subsidiaries under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Safety Fund or any of the Safety Fund Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    3.5     CONSENTS  AND  APPROVALS.    Neither  the  execution,  delivery  and
performance of this Agreement or the Option Agreement by Safety Fund nor consummation of the transaction contemplated hereby or thereby requires any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, domestic or foreign, including, without limitation, any Bank Regulator (as hereinafter defined), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state takeover laws, and filing and recordation of appropriate merger documents as required by Massachusetts, New Hampshire and Federal law, (ii) for consents and approvals of or filings or registrations with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE"), the Office of the Comptroller of the Currency (the "OCC"), the Massachusetts Board of Bank Incorporation (the "BBI"), the Massachusetts Commissioner of Banks ("MASSACHUSETTS COMMISSIONER"), and the Massachusetts Housing Partnership Fund ("MHP") (each of the foregoing, a "BANK REGULATOR"), and (iii) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Merger, the BHC Merger or the Bank Merger or otherwise prevent Safety Fund from performing its obligations under this Agreement, or would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole, or on Buyer.

    3.6 REGULATORY APPROVAL. Safety Fund is not aware of any reason why the conditions set forth in Section 8.1(c) hereof would not be satisfied without significant delay. Safety Fund is not aware of any reason why the Merger cannot qualify as a "pooling of interests" for accounting purposes.

    3.7 FINANCIAL STATEMENTS. (a) The consolidated balance sheets of Safety Fund as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1994, 1993 and 1992, certified by KPMG Peat Marwick LLP for 1994 and by Ernst & Young LLP for 1993 and 1992 in the form delivered to Buyer prior to execution and delivery of this Agreement (all of the above being collectively referred to as the "SAFETY FUND AUDITED FINANCIAL STATEMENTS"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the footnotes thereto and except as required or permitted by SFAS 109 and 115) and present fairly in all material respects the consolidated financial position of and results of operations of Safety Fund at the dates, and for the periods, stated therein.

    (b) The consolidated balance sheets of Safety Fund as of September 30, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the nine months ended September 30, 1995 and 1994 in the form delivered to Buyer prior to execution and delivery of this Agreement (herein after referred to collectively as the "SAFETY FUND INTERIM FINANCIAL STATEMENTS") present fairly, and the financial statements referred to in Section 5.5 hereof will present fairly, in all material respects the consolidated financial position and results of operations of Safety Fund for the periods indicated thereon and have been, and the financial statements referred to in Section 5.5 hereof will be, prepared in accordance with GAAP applied on a consistent basis (except for the omission of notes to the Safety Fund Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material, and except as required or permitted by SFAS 109 and 115) with all prior periods and throughout the periods indicated.

    (c) The Safety Fund Audited Financial Statements and the Safety Fund Interim Financial Statements are herein referred to together as the "SAFETY FUND FINANCIAL STATEMENTS."

    (d) The books and records of Safety Fund and each Safety Fund Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are incompliance in all material respects with all applicable legal and accounting requirements. The minute books of Safety Fund and the Safety Fund Subsidiaries contain records which are accurate in all material respects of all corporate actions of the respective shareholders and Board of Directors (including committees of its Board of Directors).

    3.8 SAFETY FUND REPORTS. Since January 1, 1991, Safety Fund and the Safety Fund Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed (except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole), with (i) the Securities and Exchange Commission ("SEC") pursuant to the Securities Act or the Exchange Act, (ii) the OCC, (iii) the Federal Reserve, and (iv) any applicable state securities or banking authorities (all such reports and statements are collectively referred to herein as the "SAFETY FUND REPORTS"). As of their respective dates, no such Safety Fund Reports filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date shall be deemed to modify information as of an earlier date and except that Safety Fund has corrected a scrivener's error with a filing of an amended Form 10-QSB, for the quarter ended September 30, 1995.

    3.9   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on SCHEDULE
3.9 hereto, since December 31, 1994, Safety Fund and the Safety Fund Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

        (a) any change or event which, individually or in the aggregate with other changes and events, has had a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole;

        (b) except as permitted by Section 5.1(b) with respect to actions that occur after the date hereof and as set forth in SCHEDULE 3.9(B) hereto or in the ordinary course of business consistent with past practice with respect to actions that occurred prior to the date hereof, any increase in the compensation payable or to become payable to any of the officers, directors or employees of Safety Fund or any of the Safety Fund Subsidiaries or any bonus payment or arrangement made to or with any of them;

        (c) any agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business (none of which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole);

        (d) any change in any of the accounting methods or practices of Safety Fund or anyof the Safety Fund Subsidiaries other than changes required by applicable law or by GAAP;

        (e) any change in the credit policies or procedures of Safety Fund or any Safety Fund Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect; or

        (f) any material election made by Safety Fund or any Safety Fund Subsidiary for federal or state income tax purposes.

    3.10 LEGAL PROCEEDINGS. (a) Except as set forth on SCHEDULE 3.10 hereto and except for matters which, individually or in the aggregate, would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole, neither Safety Fund nor any of the Safety Fund Subsidiaries is a party to any, and there are no pending or, to the best of Safety Fund's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against Safety Fund or any of the Safety Fund Subsidiaries; and neither Safety Fund nor any of the Safety Fund Subsidiaries is a party to or subject to any order, judgment or decree.

    (b) SCHEDULE 3.10 lists, as of the date of this Agreement, all pending litigation involving any claim against Safety Fund or any Safety Fund Subsidiary, whether directly or by counterclaim, involving a "lender liability" cause of action.

    (c) There are no actions, suits or proceedings instituted, pending or, to the knowledge of Safety Fund, threatened (and which if asserted would be reasonably likely to have an unfavorable outcome) against any present or former director or officer of Safety Fund or any Safety Fund Subsidiary that might give rise to a claim for indemnification against Safety Fund or any Safety Fund Subsidiary that is reasonably likely to have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    3.11 TAXES AND TAX RETURNS. (a) Safety Fund, all Safety Fund Subsidiaries, and all predecessors of Safety Fund have timely filed all federal, state, and local tax returns required by applicable law to be filed except for filings which are filed pursuant to routine extensions permitted by law or the failure to file which or the late filing of which would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. Such returns were accurate and complete in all material respects except where the failure to be accurate or complete would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    (b) Safety Fund, all Safety Fund Subsidiaries, and all predecessors of Safety Fund have paid or, where payment is not required to have been made, have set up adequate reserves or accruals in the Safety Fund Financial Statements for the payment of all taxes required to be paid in respect of the periods covered by such returns and as of the date hereof, including but not limited to accruals or withholdings relating to any tax withholding, social security or unemployment provisions of the applicable federal, state and local laws, except where the failure to do so would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. As of the respective dates of the Safety Fund Financial Statements in which such reserves or accruals are established and the date hereof, neither Safety Fund nor any Safety Fund Subsidiary had any liability for any such taxes in excess of the amounts so paid or reserved or accruals so established which was material to Safety Fund and the Safety Fund Subsidiaries, taken as a whole. Except for taxes which are being contested in good faith and for which adequate reserves or accruals are reflected in the Safety Fund Financial Statements, neither Safety Fund nor any of the Safety Fund Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge the failure to pay which would have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed.

    (c) No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitively) against Safety Fund or any of the Safety Fund Subsidiaries which have not been settled and paid or adequately reserved against in the Safety Fund Financial Statements and no requests for waivers of the time to assess any tax are pending. Safety Fund and the Safety Fund Subsidiaries file consolidated federal income tax returns. Safety Fund's consolidated federal income tax returns have not been audited by the IRS since prior to 1988.

    (d) None of the transactions contemplated hereby or the termination of the employment of any employee of Safety Fund or any Safety Fund Subsidiary prior to or following consummation of the transactions contemplated hereby could result in Buyer or any Buyer Subsidiary making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

    3.12 PROPERTIES. Except (i) as may be reflected in the Safety Fund Financial Statements,(ii) for any lien for current taxes not yet delinquent,
(iii) for pledges to secure deposits, (iv) for liens on real estate acquired by foreclosure or substantively repossessed, and (v) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title that do not have a Material Adverse Effect on the value of personal or real property reflected in the Safety Fund Financial Statements or acquired since the date of such statements and which do not materially interfere with or impair the present and continued use of such property, Safety Fund and the Safety

Fund Subsidiaries have good title, free and clear of any liens, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the consolidated balance sheets of Safety Fund included in the Safety Fund Financial Statements and all personal and real property acquired since such date, except such personal and real property as has been disposed of in the ordinary course of business.

    3.13 CERTAIN CONTRACTS. Except as set forth in SCHEDULE 3.13 hereto and except for agreements, indentures, arrangements and contracts which are exhibits to Safety Fund's Annual Report on Form 10-KSB for the year ended December 31, 1994, accurate copies of which have been made available to Buyer, neither Safety Fund nor any of the Safety Fund Subsidiaries is a party to, is bound by, owns properties subject to, or receives benefits under:

        (a) any agreement, arrangement or other contract not made in the ordinary course of business that (x) would be required to be filed as an exhibit to a Form 10-K or 10-KSB under the Exchange Act or (y) is or may reasonably be expected to be material to the financial condition, business or results of operations of Safety Fund and the Safety Fund Subsidiaries, taken as a whole,

        (b) any agreement, indenture or other instrument relating to the borrowing of money by Safety Fund or any Safety Fund Subsidiary or the guarantee by Safety Fund or any Safety Fund Subsidiary of any such obligation (other than instruments relating to transactions entered into in the ordinary course of the business of Safety Fund or in the ordinary course of business of any Safety Fund Subsidiary),

        (c) any agreement, arrangement or commitment which cannot be terminated at will relating to the employment of a consultant or the employment, election or retention of any present or former director, officer or employee,

        (d) any contract, agreement or understanding with a labor union,

        (e) any agreement (other than any agreement (x) with a banking customer entered into by any Safety Fund Subsidiary in the ordinary course of business under which any Safety Fund Subsidiary provides banking services to such banking customer or (y) relating to the sale of mortgage loans, including forward commitments) that involves a payment or series of payments of more than $100,000 from or to Safety Fund or any Safety Fund Subsidiary, or

        (f) any agreement containing covenants that limit the ability of Safety Fund or any Safety Fund Subsidiary to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Safety Fund or any Safety Fund Subsidiary may carry on its business.

    3.14 CERTAIN DEFAULTS. Except as set forth in SCHEDULE 3.14 hereto, neither Safety Fund nor any Safety Fund Subsidiary, nor, to the knowledge of Safety Fund, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement pursuant to which Safety Fund or any Safety Fund Subsidiary has borrowed funds or is otherwise the obligor, which default would have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    3.15  INSURANCE.   (a) The  deposit accounts of  any Safety Fund  Subsidiary
which are of an insurable type are insured by the FDIC to the extent permitted by the Bank Insurance Fund of the FDIC.

    (b) Safety Fund has made available to Buyer correct and complete copies of all material policies of insurance of Safety Fund and the Safety Fund Subsidiaries currently in effect. Neither Safety Fund nor any of the Safety Fund Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on Safety Fund's financial statements included in Safety Fund's Quarterly Report on Form 10-QSB for the period ended September 30, 1995, except for any such liability that would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. Except as set forth on SCHEDULE 3.15 hereto, neither Safety Fund nor any Safety Fund Subsidiary has received any notice of termination of any such insurance coverage or material increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased.

    3.16 EMPLOYEE BENEFIT PLANS. (a) Except as described on SCHEDULE 3.16 hereto, neither Safety Fund nor any of the Safety Fund Subsidiaries has any obligation, contingent or otherwise, under any employment, consulting, retirement or severance agreement which would require Safety Fund or any Safety Fund Subsidiary to make payments exceeding $100,000 for any employee or former employee.

    (b) Schedule 3.16 hereto sets forth a complete list of all ERISA Plans (as defined below). Except as set forth in SCHEDULE 3.16, neither Safety Fund nor any Safety Fund Subsidiary maintains or contributes to any "multi-employer plan" as that term is defined at Section 4001(a)(3) of ERISA, and neither Safety Fund nor any Safety Fund Subsidiary has incurred any material liability under Section 4062, 4063 or 4201 of ERISA. To the knowledge of Safety Fund, each pension plan, as defined at Section 3(2) of ERISA, maintained by Safety Fund or any Safety Fund Subsidiary (each, a "PENSION PLAN") which is intended to be qualified under
Section 401(a) of the Code is so qualified. Except as set forth in SCHEDULE 3.16 hereto, to the knowledge of Safety Fund, since January 1, 1991, (i) each welfare plan, as defined at Section 3(1) of ERISA, maintained by Safety Fund or a Safety Fund Subsidiary (each, a "WELFARE PLAN"), and each Pension Plan (the Pension Plans and Welfare Plans being hereinafter referred to as "ERISA PLANS"), has been administered substantially in accordance with the terms of such plan and the provisions of ERISA, (ii) nothing has been done or omitted to be done with respect to any ERISA Plan that would result in any material liability on the part of Safety Fund or any Safety Fund Subsidiary, including the loss of any material tax deduction, under ERISA or the Code, (iii) no "reportable event" as defined at Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any Pension Plan subject to Title IV of ERISA, and (iv) except for continuation of health coverage to the extent required under Section 4980B of the Code, there are no unfunded obligations under any ERISA Plan providing benefits after termination of employment.

    (c) Schedule hereto sets forth a complete list of all material employment, consulting, retirement and severance agreements with individuals and all material incentive, bonus, fringe benefit and other employee benefit arrangements of Safety Fund and the Safety Fund Subsidiaries, covering employees or former employees of Safety Fund and the Safety Fund Subsidiaries.

    (d) Safety Fund has made available to Buyer copies of all ERISA Plans, copies of all agreements and arrangements referred to in (c) above that have been reduced to writing, and a written summary of the material terms of all such agreements or arrangements that have not been reduced to writing.

    3.17 COMPLIANCE WITH APPLICABLE LAW; REGULATORY EXAMINATIONS. (a) Safety Fund and each of the Safety Fund Subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to Safety Fund or any of the Safety Fund Subsidiaries, except as set forth on SCHEDULE 3.17 hereto and except for violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries taken as a whole, and neither Safety Fund or any of the Safety Fund Subsidiaries has knowledge of any violation of any of the above.

    (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of Safety Fund and the Safety Fund Subsidiaries and except as set forth on SCHEDULE 3.17 hereto, no regulatory agency has initiated any proceeding or, to the best knowledge of Safety Fund, investigation into the business or operations of Safety Fund or any of the Safety Fund Subsidiaries
since prior to December 31, 1991. Safety Fund has not received any objection from any regulatory agency to Safety Fund's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Safety Fund or any of the Safety Fund Subsidiaries.

    3.18 BROKER'S FEES. Neither Safety Fund, any Safety Fund Subsidiary, nor any of its officers or directors has employed any broker, finder or investment advisor, or incurred any liability for any broker's fees, commissions, finder's fees or investment advisory fees in connection with any of the transactions contemplated by this Agreement, except that Safety Fund has engaged, and will pay a fee to, McConnell, Budd & Downes, Inc. (the "SAFETY FUND INVESTMENT ADVISOR"). The Safety Fund Investment Advisor has delivered an opinion to the Board of Directors of Safety Fund stating its opinion that the consideration to be received by Safety Fund's stockholders pursuant to the Merger is fair to such stockholders, from a financial point of view.

    3.19 SAFETY FUND INFORMATION. The information relating to Safety Fund and the Safety Fund Subsidiaries to be contained in the PROXY STATEMENT-PROSPECTUS (as defined in Section 7.1) and any application to any Bank Regulator, or any other statement or application filed with any other governmental body in connection with the Merger, the BHC Merger, the Bank Merger, and the other transactions contemplated by this Agreement, will not contain as of the date of such Proxy Statement-Prospectus and as of the date of the Special Meeting (defined in Section 5.6) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Safety Fund makes and will make no representation or warranty with respect to any information supplied by Buyer which is contained in any of the foregoing documents. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Buyer and its subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    3.20 ENVIRONMENTAL ISSUES. Except as set forth on SCHEDULE 3.20 hereto and except where such violation, liability or noncompliance would not have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole: (i) neither Safety Fund nor any of the Safety Fund Subsidiaries has violated during the last five years or is in violation of any Environmental Law (as defined in Section 11.1); (ii) none of the properties owned or leased by Safety Fund or any Safety Fund Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance (as defined in Section 11.1); (iii) neither Safety Fund nor any of the Safety Fund Subsidiaries is liable for any off-site contamination; (iv) neither Safety Fund nor any of the Safety Fund Subsidiaries is liable under any Environmental Law; and (v) Safety Fund and each of the Safety Fund Subsidiaries is, and has during the last five years been, in compliance with all of their respective Environmental Permits (as defined in Section 11.1). For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

    3.21    MATERIAL INTERESTS  OF  CERTAIN PERSONS.    Except as  set  forth on
SCHEDULE 3.21 or in the proxy statement for Safety Fund's 1995 Annual Meeting of Stockholders, to the knowledge of Safety Fund, no officer or director of Safety Fund, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Safety Fund or any of the Safety Fund Subsidiaries that would be required to be disclosed in a proxy statement to stockholders under Regulation 14A of the Exchange Act.

    3.22  CERTAIN TRANSACTIONS.   Since December 31,  1994, neither Safety  Fund
nor any Safety Fund Subsidiary has entered into any material transactions involving interest rate and currency swaps, options and futures contracts, or any other similar transactions, except as disclosed in Schedule 3.22 hereto.

    3.23 REGULATORY AGREEMENTS. Neither Safety Fund nor any Safety Fund Subsidiary is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the OCC, the Federal

Reserve or any other financial services regulatory agency that relates to the conduct of the business of Safety Fund or any Safety Fund Subsidiary, nor has Safety Fund or any of the Safety Fund Subsidiaries been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

    3.24 LABOR MATTERS. With respect to their employees, neither Safety Fund nor any Safety Fund Subsidiary has engaged in any unfair labor practice as defined under applicable federal law. Since January 1, 1994, Safety Fund and the Safety Fund Subsidiaries have not experienced any attempt by organized labor or its representatives to make Safety Fund or any Safety Fund Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Safety Fund or any Safety Fund Subsidiary. There is no unfair labor practice charge or other complaint by any employee or former employee of Safety Fund or any Safety Fund Subsidiary against any of them pending before any governmental agency arising out of Safety Fund's or such Safety Fund Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole; there is no labor strike or labor disturbance pending or threatened against any of them; and neither Safety Fund nor any Safety Fund Subsidiary has experienced a work stoppage or other labor difficulty since January 1, 1994.

    3.25 ADMINISTRATION OF TRUST ACCOUNTS. Each Safety Fund Subsidiary has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. None of Safety Fund, any Safety Fund Subsidiary, or any director, officer or employee of Safety Fund or any Safety Fund Subsidiary acting on behalf of Safety Fund or a Safety Fund Subsidiary, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate as would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

    3.26 INTELLECTUAL PROPERTY. Safety Fund and each Safety Fund Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property, as hereinafter defined, necessary in all material respects to conduct the business and operations of Safety Fund and the Safety Fund Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole. For purposes of this
Section 3.26, the term "Intellectual Property" means all domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

    3.27 LOAN PORTFOLIO. SCHEDULE 3.27 sets forth all of the loans in original principal amount in excess of $200,000 of Safety Fund or any Safety Fund Subsidiary that as of the date of this Agreement are classified by Safety Fund or any Bank Regulator as "Special Mention", "Substandard", "Doubtful", "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans by category, it being understood that no representation is being made that the OCC or any other Bank Regulator would agree with the loan classifications contained in SCHEDULE 3.27.

    3.28 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Safety Fund nor any Safety Fund Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, except (i) as set forth on the consolidated balance sheet of Safety Fund and its subsidiaries as at December 31, 1994 contained in the Safety Fund Reports, including the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1994, and (iii) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby represents and warrants to Safety Fund as follows:

    4.1 CORPORATE ORGANIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Buyer has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not or would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole. Buyer is registered as a bank holding company under the BHCA. Buyer has previously made available to Safety Fund for inspection true and complete copies as amended to date of the Charter and By-laws of Buyer.

    4.2 CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of Buyer consists solely of 22,500,000 shares of common stock ("BUYER COMMON SHARES") and 3,000,000 shares of preferred stock ("BUYER PREFERRED SHARES"). As of the date hereof, there are 7,087,550 Buyer Common Shares issued and outstanding, no Buyer Common Shares held in its treasury, and no Buyer Preferred Shares issued and outstanding. All issued and outstanding Buyer Common Shares have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and (at the Effective Time) will be fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

    (b) As of the date hereof, except for the options to acquire not more than 732,000 Buyer Common Shares pursuant to stock options under the CFX Stock Option Plan (the "BUYER STOCK OPTION PLAN"), Buyer is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of Buyer. There are no agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares to which Buyer is a party, nor does Buyer have knowledge of any such agreements or understandings to which Buyer is not a party with respect to the voting of any such shares or which restrict the transfer of such shares. Buyer Common Shares are listed on the Stock Exchange.

    4.3 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement and the Option Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the

Board of Directors of Buyer. No corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated by this Agreement, except that the affirmative vote of the holders of a majority of the votes cast by the holders of Buyer Common Stock eligible to vote thereon is required to authorize the issuance of Buyer Common Stock pursuant to this Agreement in accordance with Stock Exchange policy. Each of this Agreement and the Option Agreement has been duly and validly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer, and is enforceable against Buyer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

    4.4 NO VIOLATION. Neither the execution and delivery of this Agreement or the Option Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor the compliance by Buyer with any of the terms or provisions hereof or thereof, does or will:

        (a) violate any provision of the Charter or By-laws of Buyer,

        (b) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained, violate any statute, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its subsidiaries or any of their respective properties, securities or assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole, or

        (c) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained and except as set forth on SCHEDULE 4.4 hereto, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole.

    4.5 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the Option Agreement by Buyer does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or other governmental or regulatory authority or instrumentality, domestic or foreign, including, without limitation, any Bank Regulator, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or the laws of certain states under which a "blue sky" filing or consent may be required, state takeover laws, and filing and recordation of appropriate merger documents as required by Massachusetts and New Hampshire law, (ii) for consents and approvals of or filings or registrations with the Bank Regulators, and (iii) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Merger, the BHC
Merger, or the Bank Merger or otherwise prevent Buyer from performing its obligations under this Agreement, or would not have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole.

    4.6 REGULATORY APPROVAL. Buyer is not aware of any reason why the conditions set forth in Section 8.1(c) hereof would not be satisfied without significant delay. Buyer is not aware of any reason why the Merger cannot qualify as a "pooling of interests" for accounting purposes.

    4.7 FINANCIAL STATEMENTS. (a) The consolidated balance sheets of Buyer as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, cash flows and changes in financial position for the years ended December 31, 1994 and 1993, certified by Wolf & Company, P.C., and for the year ended December 31, 1992, certified by Ernst & Young LLP, in the form delivered to Safety Fund prior to execution and delivery of this Agreement (all of the above being collectively referred to as the "BUYER AUDITED FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the footnotes thereto and except as required or permitted by SFAS 109 and 115) and present fairly in all material respects the consolidated financial position of and results of operations of Buyer at the dates, and for the periods, stated therein.

    (b) The consolidated balance sheets of Buyer as of September 30, 1995 and 1994, and the related consolidated statements of income for the nine months ended September 30, 1995 and 1994 in the form delivered to Safety Fund prior to execution and delivery of this Agreement (hereinafter referred to collectively as the "BUYER INTERIM FINANCIAL STATEMENTS") present fairly, and the financial statements referred to in Section 6.5 hereof will present fairly, in all material respects the consolidated financial position and results of operations of Buyer at the dates and for the periods indicated thereon and are prepared in accordance with GAAP applied on a consistent basis (except for the omission of notes to the Buyer Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material, and except as required or permitted by SFAS 109 and 115) with all prior periods and throughout the periods indicated.

    (c) The Buyer Audited Financial Statements and the Buyer Interim Financial Statements are herein referred to together as the "BUYER FINANCIAL STATEMENTS."

    (d) The books and records of Buyer and each Buyer Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Buyer and the Buyer Subsidiaries contain records which are accurate in all material respects of all corporate actions of the respective shareholders and Board of Directors (including committees of its Board of Directors).

    4.8 BUYER REPORTS. Buyer has previously made available to Safety Fund a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1991 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act (the "BUYER REPORTS") and (b) communication mailed by Buyer to its shareholders since January 1, 1991, and, as of their respective dates, no such Buyer Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date.

    4.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on  SCHEDULE
4.9 hereto,since December 31, 1994, there has not been:

        (a) any change or event which, individually or in the aggregate with other changes and events, has had a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole;

        (b) any change in any of the accounting methods or practices of Buyer or any of its subsidiaries other than changes required by applicable law or by GAAP; or

        (c) any incurrence by Buyer of any liability that has had, or to the knowledge of Buyer, could reasonably be expected to have, a Material Adverse Effect upon Buyer and its subsidiaries, taken as a whole.

    4.10 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.10 hereto and except for matters which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole, neither Buyer nor any of its subsidiaries is a party to any, and there are no pending or, to the best of Buyer's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against Buyer or any of its subsidiaries; and neither Buyer nor any of its subsidiaries is a party to or subject to any order, judgment or decree.

    4.11 COMPLIANCE WITH APPLICABLE LAW; REGULATORY EXAMINATIONS. (a) Buyer and each of its subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to Buyer or any of its subsidiaries, except for violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on Buyer and its subsidiaries taken as a whole, and neither Buyer or any of its subsidiaries has knowledge of any violation of any of the above.

    (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of Buyer and its subsidiaries, no regulatory agency has initiated any proceeding or, to the best knowledge of Buyer, investigation into the business or operations of Buyer or any of its subsidiaries since prior to December 31, 1991. Buyer has not received any objection from any regulatory agency to Buyer's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Buyer or any of its subsidiaries.

    4.12 BROKER'S FEE. Neither Buyer, any subsidiary, nor any of its officers or directors has employed any broker, finder or investment advisor, or incurred any liability for any broker's fees, commissions, finder's fees or investment advisory fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee to, Alex. Brown & Sons Incorporated (the "BUYER INVESTMENT ADVISOR").

    4.13 BUYER INFORMATION. The information relating to Buyer to be contained in the Proxy Statement-Prospectus (as contemplated by Section 7.1) and any application to any Bank Regulator, or any other statement or application filed with any governmental body in connection with the Merger, the BHC Merger, the Bank Merger and the other transactions contemplated by this Agreement will not contain as of the date of such Proxy Statement-Prospectus or filing any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. Notwithstanding the foregoing, Buyer makes and will make no representation or warranty with respect to any information supplied by Safety Fund which is contained in any of the foregoing documents. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Safety Fund or the Safety Fund Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    4.14 ENVIRONMENTAL ISSUES. Except where such violation, liability or noncompliance would not have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole: (i) neither Buyer nor any of its subsidiaries has violated during the last five years or is in violation of any Environmental Law; (ii) none of the properties owned or leased by Buyer or any subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) neither Buyer nor any of its subsidiaries is liable for any off-site contamination; (iv) neither Buyer nor any of its subsidiaries is liable under any Environmental Law; and (v) Buyer and each of its subsidiaries is, and has during the last five years been, in compliance with, all of their respective Environmental Permits. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

    4.15 CAPITAL. As of September 30, 1995, Buyer's Tier 1 risk-based capital ratio, total risk-based capital ratio, and leverage ratio, each calculated in accordance with the capital guidelines of the Federal Reserve applicable to bank holding companies on a fully phased-in basis, were each in excess of the specified minimum levels for qualification as "well capitalized."

    4.16 REGULATORY AGREEMENTS. Neither Buyer nor any of its subsidiaries is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the FDIC, the Federal Reserve, the New Hampshire Bank Commissioner, or other financial services regulatory agency that restricts Buyer's ability to perform its obligations hereunder, nor has Buyer or any of its subsidiaries been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

    4.17 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Buyer nor any Buyer Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, except (i) as set forth on the consolidated balance sheet of Buyer and its subsidiaries as at December 31, 1994 contained in the Buyer Reports, including the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1994, and (iii) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer and the Buyer Subsidiaries, taken as a whole.

    4.18 BUYER SUB. (a) Upon its formation, Buyer Sub will be a corporation, duly organized, validly existing and in good standing under the laws of Massachusetts, all of the outstanding capital stock of which is, or will be prior to the Effective Time, owned directly or indirectly by Buyer free and clear of any lien, charge or other encumbrance. From and after its incorporation, Buyer Sub has not and will not engage in any activities other than in connection with or as contemplated by this Agreement.

    (b) Buyer Sub has, or will have prior to the Effective Time, all corporate power and authority to consummate the transactions contemplated hereunder and carry out all of its obligations with respect to such transactions. The consummation of the transactions contemplated hereby has been, or will have been prior to the Closing, duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer Sub.

                                   ARTICLE V
                            COVENANTS OF SAFETY FUND

    5.1  CONDUCT OF BUSINESS.

    (a) AFFIRMATIVE COVENANTS. During the period from the date of this Agreement to the Effective Time, except with the written consent of Buyer, Safety Fund will operate its business, and it will cause each of the Safety Fund Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and take no action which would (i) materially adversely affect the ability of Buyer or Safety Fund to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement.

    (b) NEGATIVE COVENANTS. Safety Fund agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by Buyer in writing, Safety Fund will not, and will cause each of the Safety Fund Subsidiaries not to:

        (1) change or waive any provision of its Charter or By-laws;

        (2) change the number of shares of its authorized or issued capital stock (except (i) as may be required by the Option Agreement, (ii) for the issuance of Safety Fund Common Stock pursuant to the exercise of outstanding stock options under the Safety Fund Stock Option Plans, as contemplated by
    Section 3.2(b) hereof, and (iii) in connection with its adoption of the Shareholder Rights Plan);

        (3) except in connection with its adoption of the Shareholder Rights Plan or as described in SCHEDULE 6.10, issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Safety Fund or any of the Safety Fund Subsidiaries, or any securities convertible into shares of such stock; except that (i) Safety Fund may issue shares of Safety Fund Common Stock or permit treasury shares to become outstanding in accordance with the terms of the Safety Fund Stock Option Plans, and (ii) Safety Fund may issue shares of Safety Fund Common Stock to Buyer in accordance with the terms of the Option Agreement;

        (4) except pursuant to the Shareholder Rights Plan, effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

        (5) declare or pay any dividends or other distributions with respect to its capital stock except pursuant to the Shareholder Rights Plan and except for a quarterly cash dividend not in excess of $.05, $.06, $.07, $.08 and $.09 per share in the first, second, third and fourth quarters of 1996 and the first quarter of 1997, respectively, declared and paid in accordance with applicable law, regulation and contractual and regulatory commitments and for dividends paid by any Safety Fund Subsidiary to Safety Fund, PROVIDED, HOWEVER, that Safety Fund's then-current quarterly cash dividend may be increased to the Increased Dividend (as defined below) per share of Safety Fund Common Stock beginning in the first quarter of 1997, and (ii) that the parties agree (x) to consult with respect to the amount of the last Safety Fund quarterly dividend payable prior to the Effective Time with the objective of assuring that the shareholders of Safety Fund do not receive a shortfall, or dividend or distribution from both Safety Fund and Buyer, for such quarter based on the record and payment dates of their last dividend prior to the Merger and the record and payment dates of the first dividend of Buyer following the Merger and (y) that Safety Fund may pay a special dividend to holders of record of Safety Fund Common Stock immediately prior to the Effective Time consistent with the objective described in clause (x) above. The parties agree that Buyer dividends paid in any calendar quarter are paid with respect to the then-preceding calendar quarter and that Safety Fund dividends to be paid in any calendar quarter will be paid with respect to the then-preceding calendar quarter. The quarterly "INCREASED DIVIDEND" shall be determined by multiplying the quarterly dividend then being paid by Buyer with respect to each share of Buyer Common Stock by 1.700;

        (6) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

        (7) except in the ordinary course of business consistent with past practice, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, or acquire any equity, debt, or other investment securities;

        (8) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair;

        (9) except as described on SCHEDULE 5.1(B), grant any increase in rates of compensation to its employees, except merit increases in accordance with past practices and general increases to employees as a class in accordance with past practice or as required by law; grant any increase in rates of compensation to its directors; adopt or amend in any material respect or terminate any employee benefit plan, pension plan or incentive plan except as required by law, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or enter into any employment, severance or similar agreements or arrangements with any directors or officers;

        (10) make application for the opening or closing of any, or open or close any, branch or automated banking facility except as previously disclosed to Buyer;

        (11) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices;

        (12) merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

        (13) make any material change in its accounting methods or practices, except changes as may be required by GAAP or by regulatory requirements;

        (14) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

        (15) enter into any transactions involving interest rate and currency swaps, options and futures contracts, or any other similar off-balance sheet transactions;

        (16) take any action that would result in the representations and warranties of Safety Fund contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date; or

        (17) agree to do any of the foregoing.

    5.2 NO SOLICITATION. Safety Fund shall not authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any non-public information, relating to any such inquiry or proposal. Nothing contained in this
Section 5.2 shall prohibit Safety Fund or Safety Fund's Board from taking and disclosing to Safety Fund's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making such other disclosure to Safety Fund's stockholders which, in the judgment of the Safety Fund Board, based upon the advice of outside counsel, may be required under applicable law, or making disclosure to the Safety Fund's stockholders of the absence of an opinion from the Safety Fund Investment Advisor as to the fairness of the Merger Consideration dated the date of the Proxy Statement. Safety Fund will take all reasonable actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Safety Fund will notify Buyer immediately if any such inquiries or takeover proposals are received by, any such information requested from, or any such negotiations or discussions are sought to be initiated or continued with, Safety Fund, indicating in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Safety Fund or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Safety Fund or any of its Subsidiaries other than the transactions contemplated or permitted by this Agreement or the Option Agreement.

    5.3 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, Safety Fund will cause one or more of its representatives to confer with representatives of Buyer and report the general status of its ongoing operations at such times as Buyer may reasonably request. Safety Fund will promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Safety Fund. Safety Fund will also provide Buyer such information with respect to such events as Buyer may reasonably request from time to time.

    5.4 ACCESS TO PROPERTIES AND RECORDS. Safety Fund shall permit Buyer reasonable access to its properties and those of the Safety Fund Subsidiaries, and shall disclose and make available to Buyer during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest; PROVIDED, HOWEVER, that Safety Fund shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Safety Fund shall provide and shall request its auditors to provide Buyer with such historical financial information regarding it (and related audit reports and consents) as Buyer may reasonably request for securities disclosure purposes.

    5.5 FINANCIAL AND OTHER STATEMENTS. (a) Promptly upon receipt thereof, Safety Fund will furnish to Buyer copies of each annual, interim or special audit of the books of Safety Fund and the Safety Fund Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Safety Fund by such accountants in connection with each annual, interim or special audit of the books of Safety Fund and the Safety Fund Subsidiaries made by such accountants.

    (b) As soon as practicable, Safety Fund will furnish to Buyer copies of all such financial statements and reports as it shall send to its stockholders, the SEC, the OCC or any other regulatory authority, except as legally prohibited thereby.

    (c) Safety Fund will advise Buyer promptly of Safety Fund's receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of Safety Fund or any of the Safety Fund Subsidiaries.

    (d) With reasonable promptness, Safety Fund will furnish to Buyer such additional financial data as Buyer may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

    5.6 APPROVAL OF SAFETY FUND'S STOCKHOLDERS. Safety Fund will take all reasonable steps necessary to duly call, give notice of, solicit proxies for, convene and hold a special meeting (the "SPECIAL MEETING") of its stockholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby. The date of the Special Meeting shall occur as soon as practicable following the effectiveness of the Registration Statement on Form S-4 (as more fully described in Section 7.1) filed with the SEC. The Board of Directors of Safety Fund will recommend to Safety Fund's stockholders the approval of this Agreement and the transactions contemplated hereby and will use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Safety Fund's stockholders of this Agreement and the transactions contemplated hereby, PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Board of Directors of Safety Fund from failing to make such a recommendation or modifying or withdrawing its recommendation, if such Board shall have concluded in good faith with the advice of counsel that such action is required to prevent such Board from breaching its fiduciary duties to the stockholders of Safety Fund, and no such action shall constitute a breach of this Agreement.

    5.7 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, Safety Fund will promptly supplement or amend the Schedules delivered in connection herewith pursuant to Article III with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII or the compliance by Safety Fund with the covenants set forth in Section 5.1 hereof.

    5.8 FAILURE TO FULFILL CONDITIONS. In the event that Safety Fund determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Buyer.

    5.9 CONSENTS AND APPROVALS OF THIRD PARTIES. Safety Fund shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Safety Fund may utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

    5.10 ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, Safety Fund agrees to use all reasonable efforts to take, or cause to be taken, all corporate or other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

    5.11 SAFETY FUND SUBSIDIARIES. Safety Fund undertakes and agrees that, if so requested by Buyer, it shall take all necessary action to facilitate the merger of Safety Fund Subsidiaries (other than SFNB) with subsidiaries of Buyer effective on or after the Effective Time; PROVIDED,HOWEVER, that in no event shall the Closing be delayed in order to facilitate any such merger and PROVIDED FURTHER, HOWEVER, that Safety Fund shall not be required to take any action that could adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or the treatment of the Merger as a pooling of interests for accounting purposes.

                                   ARTICLE VI
                               COVENANTS OF BUYER

    6.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except with the written consent of Safety Fund and except as provided below, Buyer will take no action which would (i) materially adversely affect the ability of Buyer or Safety Fund to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement, or (iii) disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, or (iv) result in the representations and warranties of Buyer contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date; provided that nothing herein contained shall preclude Buyer from exercising its rights under the Option Agreement or from taking any action described on SCHEDULE 6.1 hereto.

    6.2 CERTAIN BUSINESS TRANSACTIONS. Buyer will not enter into any agreement with respect to an Acquisition of another Person without the prior written consent of Safety Fund if such Acquisition would (i) require the approval of Buyer's shareholders; or (ii) involve Buyer's payment of consideration having a value that equals or exceeds $30 million; or (iii) be reasonably likely to result in a delay in the consummation of the Merger in any material respect; or
(iv) be reasonably likely to reduce in any material respect the chances that the Merger will be consummated in accordance with the terms of this Agreement. Safety Fund agrees not to withhold unreasonably or delay any response to a request by Buyer for consent under this Section 6.2. The term "Acquisition" shall mean Buyer's purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 50% or more of the voting power of a Person other than Safety Fund; or Buyer's purchase or other acquisition of assets of another Person as a going concern, but shall not include: (i) internal reorganizations or consolidations involving subsidiaries,
(ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a banking subsidiary in its fiduciary capacity, or (iv) the creation of new subsidiaries other than in the context of a purchase or acquisition of assets from another Person.

    6.3 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, Buyer will cause one or more of its representatives to confer with representatives of Safety Fund and report the general status of its ongoing operations at such times as Safety Fund may reasonably request. Buyer will promptly notify Safety Fund of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Buyer. Buyer will also provide Safety Fund such information with respect to such events as Safety Fund may reasonably request from time to time.

    6.4 ACCESS TO PROPERTIES AND RECORDS. Buyer shall permit Safety Fund reasonable access to its properties and those of its subsidiaries, and shall disclose and make available to Safety Fund during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Safety Fund may have a reasonable interest; PROVIDED, HOWEVER, that Buyer shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

    6.5 FINANCIAL AND OTHER STATEMENTS. (a) Promptly upon receipt thereof, Buyer will furnish to Safety Fund copies of each annual, interim or special audit of the books of Buyer and its subsidiaries made by its independent accountants and copies of all internal control reports submitted to Buyer by such accountants in connection with each annual, interim or special audit of the books of Buyer and its subsidiaries made by such accountants.

    (b) As soon as practicable, Buyer will furnish to Safety Fund copies of all such financial statements and reports as it shall send to its stockholders, the SEC, the OCC or any other regulatory authority, except as legally prohibited thereby.

    (c) Buyer will advise Safety Fund promptly of Buyer's receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of Buyer or any of its subsidiaries.

    (d) With reasonable promptness, Buyer will furnish to Safety Fund such additional financial data as Safety Fund may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

    6.6 CONSENTS AND APPROVALS OF THIRD PARTIES. Buyer shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer may utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

    6.7 ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, Buyer agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

    6.8 FAILURE TO FULFILL CONDITIONS. In the event that Buyer determines that a condition to its obligation to complete the Merger, the BHC Merger, or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Safety Fund.

    6.9 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, Buyer will promptly supplement or amend the Schedules delivered in connection herewith pursuant to Article IV with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

    6.10   EMPLOYEE  BENEFITS.   (a)   All  employees  of Safety  Fund  and  its
Subsidiaries as of the Effective Time shall become employees of Buyer or a Subsidiary as of the Effective Time. Nothing in this Agreement shall give any employee of Safety Fund or its Subsidiaries a right to continuing employment with Buyer after the Effective Time. Any employee of Safety Fund whose employment with Buyer is terminated after the Effective Time shall be entitled to the same severance benefits generally available to employees of Buyer, PROVIDED, HOWEVER, that for purposes of determining eligibility for and vesting of such severance benefits, service with Safety Fund or any Safety Fund Subsidiary prior to the Effective Time shall be treated as service with an "employer" to the same extent as if such persons had been employees of Buyer. A copy of Buyer's severance policy has previously been made available to Safety Fund.

    (b) As soon as practicable after the Effective Time, Buyer shall provide or cause to be provided to all employees of Safety Fund and any Safety Fund Subsidiary who remain employed by Buyer or any of Buyer's Subsidiaries after the Effective Time with employee benefits which, in the aggregate, are no less favorable than those generally afforded to other employees of Buyer or Buyer's Subsidiaries holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees, PROVIDED, HOWEVER, that (i) for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes), service with Safety Fund or any Safety Fund Subsidiary prior to the Effective Time shall be treated as service with an "employer" to the same extent as if such persons had been employees of Buyer, (ii) this Section 6.10 shall not be construed to limit the ability of Buyer and its Subsidiaries to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate, and (iii) neither Buyer nor any of its Subsidiaries shall be required to provide any employees or former employees of Safety Fund with post-retirement medical benefits more favorable than those provided to new hires of Buyer.

    (c) Safety Fund has listed certain employment and change of control agreements and a tin parachute plan in SCHEDULE 6.10 hereto. Following the Effective Time, Buyer shall honor or cause its Subsidiaries to honor in accordance with their terms all such employment and change of control agreements and the tin parachute plan and assume or cause its Subsidiaries to assume all duties, liabilities and obligations under such agreements and arrangements. Buyer agrees that the consummation of the transactions contemplated hereby constitutes a "Change in Control" as defined in the change of control agreements entered into between Safety Fund or any Safety Fund Subsidiary and certain officers as disclosed in SCHEDULE 6.10 hereto. The provisions of this Section 6.10(c) are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, officer, employee and former employee covered hereby and his or her heirs and representatives.

    6.11  DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.

    (a) CONTRACTUAL INDEMNIFICATION. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, administrative or criminal, including, without limitation, any such claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Safety Fund or any Safety Fund Subsidiary (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party, based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond to such claim, action, suit, proceedings or investigation. It is understood and agreed that from and after the Effective Time, Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any and all losses, claims, damages, liabilities and fines, and amounts paid in settlement, in connection with any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time). In connection with any such claim, action, suit, proceeding or investigation, (x) Buyer shall pay expenses (including without limitation reasonable attorney fees) in advance of the final disposition of any such claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable law upon receipt of any undertaking required by applicable law, and (y) Buyer shall use all reasonable efforts to assist in the vigorous defense of any such matter; PROVIDED, HOWEVER, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer does not assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    (b) PROCEDURAL LIMITATIONS. Any Indemnified Party wishing to claim indemnification under Section 6.11(a) shall, upon learning of any such claim, action, suit, proceeding or investigation, notify Buyer thereof, PROVIDED that the failure so to notify shall not affect the obligations of Buyer under Section 6.11(a) except to the extent such failure materially prejudices it. As a condition to receiving indemnification under Section 6.11(a), the party claiming indemnification shall assign, by separate writing, to Buyer all right, title and interest to and in proceeds of any insurance maintained or provided by Safety Fund or Buyer or any of the irrespective affiliates for the benefit of claimant, to the extent of indemnification actually received from Buyer hereunder. Any Person entitled to indemnification pursuant to Section 6.11(a) shall be required to cooperate in the defense and investigation of any claim as to which indemnification may be made and shall send such notices as Buyer may reasonably request under any applicable directors and officers liability or bankers' blanket bond insurance coverage to preserve claims of which the claiming party is aware. No person shall be entitled to indemnification under Section 6.11(a) if such Person is seeking indemnification based on a claim (other than a claim arising as a supplier to, customer of or borrower from Buyer or the Buyer Subsidiaries or Safety Fund or the Safety Fund Subsidiaries) brought by such person or by an entity of which such person is a general partner, executive officer, director, trustee, beneficiary or controlling person unless such Person or entity has waived any right to participate in any damage or other award to such claiming party or other entity in any such action, suit or proceeding.

    (c) CHARTER AND BY-LAWS. All rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in Safety Fund's Charter and By-laws, or similar governing documents of any Safety Fund Subsidiary, as in effect as of the date hereof with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Buyer shall indemnify, defend and hold harmless the Indemnified Parties pursuant to the rights surviving pursuant to the preceding sentence to the full extent permitted under applicable law.

    (d) PURCHASE OF INSURANCE. Buyer, from and after the Effective Time, will cause the persons who served as directors or officers of Safety Fund on or before the Effective Time to be covered by Safety Fund's existing directors' and officers' liability insurance policy (PROVIDED that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section 6.11(d) to insurance coverage more favorable than that provided to him or her in such capacities at the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Time. Such insurance coverage shall commence on the Effective Date and will be provided for a period of no less than six years after the Effective Time; PROVIDED, HOWEVER, that in no event shall Buyer be required to expend in any year more than 150% of the current per annum amount expended by Safety Fund to maintain or procure insurance coverage pursuant hereto. Safety Fund agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for there under at Buyer's request.

    (e) SUCCESSORS OR ASSIGNS. To the extent not otherwise provided by applicable law, contract or otherwise, and to the extent necessary under the circumstances for Buyer's successors or assigns to be bound, in the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 6.11.

    (f) THIRD PARTY BENEFICIARY. The provisions of this Section 6.11 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director or officer covered hereby and his or her heirs and representatives.

    6.12  STOCK EXCHANGE LISTING.   Buyer shall apply  for approval to list  the
shares of Buyer Common Stock to be issued in the Merger on the Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

    6.13 BUYER SUB. Prior to the Effective Time, Buyer will take any and all necessary action to cause (i) Buyer Sub to be organized, (ii) Buyer Sub to become a direct or indirect wholly-owned subsidiary of Buyer, (iii) the directors and stockholder or stockholders of Buyer Sub to approve the transactions contemplated by this Agreement, and (iv) Buyer Sub to execute one or more counterparts of this Agreement and to deliver at least one such counterpart so executed to Safety Fund, whereupon Buyer Sub shall become a party to and be bound by this Agreement.

                                  ARTICLE VII
                          REGULATORY AND OTHER MATTERS

    7.1 PROXY STATEMENT-PROSPECTUS. For the purposes (x) of registering Buyer's Common Stock to be issued to holders of Safety Fund's Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the Safety Fund shareholders' meeting, Buyer and Safety Fund shall cooperate in the preparation of a registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "REGISTRATION STATEMENT"), including a proxy statement/ prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Safety Fund to the Safety Fund shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "PROXY STATEMENT-PROSPECTUS"). Buyer shall file the Registration Statement with the SEC. Each of Buyer and Safety Fund shall use their best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Safety Fund shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Buyer shall also use its best efforts to obtain all necessary state securities law or"Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Safety Fund shall furnish all information concerning Safety Fund and the holders of Safety Fund Common Stock as may be reasonably requested in connection with any such action. Safety Fund and Buyer shall each promptly notify the other if at any time it becomes aware that the Proxy Statement-Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Safety Fund and Buyer shall cooperate in the preparation of a supplement or amendment to the Proxy Statement-Prospectus, which corrects such misstatement or omission, and shall cause the same to be filed with the SEC and distributed to stockholders of Safety Fund.

    7.2 REGULATORY APPROVALS. Each of Safety Fund and Buyer will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger, the BHC Merger, and the Bank Merger. Safety Fund and Buyer will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of Safety Fund or Buyer to any governmental body in connection with the Merger, the BHC Merger, the Bank Merger, and the other transactions contemplated by this Agreement. Safety Fund and Buyer shall have the right to review and approve in advance all characterizations of the information relating to Buyer or Safety Fund, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Safety Fund and Buyer shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body.

    7.3 AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS. (a) Each of Buyer and Safety Fund shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by Safety Fund to approve this Agreement, a written agreement, in the form of EXHIBIT 7.3 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock or Safety Fund Common Stock held by such "affiliate", and, in the case of the "affiliates" of Safety Fund, the shares of Buyer Common Stock to be received by such "affiliate" in the Merger: (1) otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder or (2) unless the parties shall have agreed that it will be impossible to obtain pooling treatment for the Merger, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Buyer and Safety Fund.

    (b) Buyer shall use  its best efforts to  publish no later than  twenty-five
(25) days after the end of the first calendar quarter in which there are at least thirty (30) days of post-Merger combined operations (which calendar quarter may be the calendar quarter in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

    8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

        (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in accordance with applicable law and Stock Exchange policy by the requisite vote of the stockholders of Safety Fund and Buyer.

        (b) INJUNCTIONS. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

        (c) REGULATORY APPROVALS. All necessary approvals, authorizations and consents of all governmental bodies required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, not reasonably foreseen as of the date of this Agreement, that would, in the good faith reasonable judgment of the Board of Directors of either Buyer or Safety Fund, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or of Safety Fund or SFNB or otherwise materially impair the value of Safety Fund or SFNB to Buyer; PROVIDED, HOWEVER, that no condition or requirement that relates primarily to regulatory matters existing at the date hereof with respect to Buyer's pre-Merger business or activities shall be deemed to affect the business, operations, financial condition, property or assets of the combined enterprise or of Safety Fund or otherwise materially impair the value of Safety Fund to Buyer.

        (d) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) STOCK EXCHANGE LISTING. The shares of Buyer Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

        (f) TAX OPINION. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Effective Time, each of Buyer and Safety Fund shall have received an opinion of Arnold & Porter reasonably acceptable in form and substance to Buyer and Safety Fund dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

           (1) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code,

           (2) The exchange of Safety Fund Common Stock to the extent exchanged for Buyer Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Safety Fund,

           (3) The basis of the Buyer Common Stock to be received (including any fractional shares deemed received for tax purposes) by a Safety Fund shareholder will be the same as the basis of the Safety Fund Common Stock surrendered pursuant to the Merger in exchange therefor, and

           (4) The holding period of the shares of Buyer Common Stock to be received by a shareholder of Safety Fund will include the period during which the shareholder held the shares of Safety Fund Common Stock surrendered in exchange therefor, PROVIDED the Safety Fund Common Stock surrendered is held as a capital asset at the Effective Time.

        Each of Buyer and Safety Fund shall provide Arnold & Porter with a letter setting forth the facts, assumptions and representations on which Arnold & Porter may rely in rendering its opinion.

    8.2   CONDITIONS  TO THE  OBLIGATIONS OF  BUYER UNDER  THIS AGREEMENT.   The
obligations of Buyer under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Safety Fund set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Buyer; PROVIDED, HOWEVER, that (i) in determining whether or not the condition contained in this Section 8.2(a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 8.2(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole; and Safety Fund shall have delivered to Buyer a certificate of Safety Fund to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Safety Fund as of the Effective Time.

        (b) AGREEMENTS AND COVENANTS. Safety Fund shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Safety Fund to be performed or complied with by it at or prior to the Effective Time under this Agreement and Buyer shall have received a certificate signed on behalf of Safety Fund by the Chief Executive Officer and Chief Financial Officer of Safety Fund to such effect dated as of the Effective Time.

        (c) PERMITS, AUTHORIZATIONS, ETC. Safety Fund and the Safety Fund Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Safety Fund, the lawful consummation of the BHC Merger by the Surviving Corporation, and the lawful consummation of the Bank Merger by SFNB, the failure to obtain which would have a Material Adverse Effect on Safety Fund and the Safety Fund Subsidiaries, taken as a whole.

        (d) LEGAL OPINION. Buyer shall have received an opinion, dated the Closing Date, from Foley, Hoag & Eliot, counsel to Safety Fund as to such matters as Buyer may reasonably request with respect to the transactions contemplated hereby. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Safety Fund, Buyer, Affiliates of the foregoing, and others.

        (e) ACCOUNTANTS' LETTER. Buyer shall have received a "comfort" letter from the independent certified public accountants for Safety Fund, dated (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Safety Fund, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

        Safety Fund will furnish Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.2 as Buyer may reasonably request.

    8.3 CONDITIONS TO THE OBLIGATIONS OF SAFETY FUND UNDER THIS AGREEMENT. The obligations of Safety Fund under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Safety Fund; PROVIDED, HOWEVER, that (i) in determining whether or not the condition contained in this Section 8.3(a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 8.3(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Buyer; and Buyer shall have delivered to Safety Fund a certificate of Buyer to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Buyer as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. Buyer shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Buyer to be performed or complied with by it at or prior to the Effective Time under this Agreement and Safety Fund shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and Chief Financial Officer of Buyer to such effect dated as of the Effective Time.

        (c) PERMITS, AUTHORIZATIONS, ETC. Buyer and its subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger by Buyer, the failure to obtain which would have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole.

        (d) LEGAL OPINION. Safety Fund shall have received an opinion from Devine, Millimet & Branch, counsel to Buyer, dated the Closing Date, as to such matters as Safety Fund may reasonably request with respect to the transactions contemplated hereby. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Buyer, Safety Fund, Affiliates of the foregoing, and others.

    Buyer will furnish Safety Fund with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.3 as Safety Fund may reasonably request.

                                   ARTICLE IX
                                  THE CLOSING

    9.1 TIME AND PLACE. Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts at 10:00 a.m. on a date specified by Buyer at least three business days prior to such date. The Closing Date shall be as soon as practicable after the last required approval for the Merger, the BHC Merger and the Bank Merger has been obtained and the last of all required waiting periods under such approvals have expired, or at such other place, date or time as Buyer and Safety Fund may mutually agree upon.

    9.2 DELIVERIES AT THE CLOSING. At the Closing there shall be delivered to Buyer and Safety Fund the opinions, certificates, and other documents and instruments required to be delivered under Article VIII hereof.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Safety Fund:

        (a)  At any  time by  the mutual written  agreement of  Buyer and Safety
    Fund;

        (b) By either Safety Fund or Buyer (PROVIDED that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a material breach on the part of the other party of any representation, warranty or agreement contained herein which cannot be or has not been cured within 30 days after written notice by the Buyer to Safety Fund (or by Safety Fund to Buyer) of such breach;

        (c) At the election of either Buyer or Safety Fund, if the Closing shall not have occurred on or before January 5, 1997 (the "TERMINATION DATE"), or such later date as shall have been agreed to in writing by Buyer and Safety Fund; PROVIDED, that no party may terminate this Agreement pursuant to this
    Section 10.1(c) if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement,and PROVIDED, FURTHER, that the Termination Date may be extended until April 5, 1997 by either party by written notice to the other party (given not later than December 5, 1996) if the Closing shall not have occurred because of failure to have obtained approval from one or more regulatory authorities whose approval is required in connection with this Agreement and the transactions contemplated hereby under circumstances in which neither party has the right to terminate this Agreement pursuant to
    Section 10.1(e) hereof;

        (d) By either Safety Fund or Buyer if the stockholders of Safety Fund or Buyer shall have voted at the Annual or Special Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

        (e) By either Safety Fund or Buyer if final action has been taken by a regulatory authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (i) has become unappealable and (ii) does not approve this Agreement or the transactions contemplated hereby; or

        (f) By Safety Fund, in accordance with the provisions of Section 2.11 hereof.

    10.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.3, 11.1, 12.1, 12.6, 12.9, and 12.10 (and of this Section 10.2)
shall survive such termination of this Agreement and remain in full force and effect and

(ii) notwithstanding anything to the contrary contained in this Agreement, each party shall remain liable (in an action at law or otherwise) for any liabilities or damages arising out of its gross negligence or its wilful breach of any provision of this Agreement.

    (b) If this Agreement is terminated, expenses of the parties hereto shall be determined as follows:

        (1) Any termination of this Agreement pursuant to Sections 10.1(a), 10.1(c), 10.1(d), 10.1(e) or 10.1(f) hereof (other than as a result of a wilful breach or gross negligence by a party hereto) shall be without cost or expense on the part of any party to the other; and

        (2) In the event of a termination of this Agreement pursuant to Section 10.1(b) hereof as a result of a breach of a representation, warranty or covenant which is caused by the wilful conduct or gross negligence of a party, such party shall (while remaining liable for any liabilities or damages arising out of such wilful breach or gross negligence) be obligated to reimburse the other party for all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "EXPENSES").

        (c) The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity and notwithstanding anything to the contrary contained herein, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or wilful breach of any provision of this Agreement.

        (d) In no event shall any officer, agent or director of Safety Fund, any Safety Fund Subsidiary, Buyer or any Buyer subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

    10.3 EXPENSES. Except as provided in Section 10.2(b) hereof, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses, PROVIDED, HOWEVER, that the Expenses of printing and mailing the Proxy Statement-Prospectus and all filings with the SEC in connection therewith shall be shared by Buyer and by Safety Fund in accordance with the procedures set forth in SCHEDULE 10.3 hereto, PROVIDED, FURTHER, HOWEVER, that nothing contained herein shall limit either party's rights under Section 10.2 hereof, including but not limited to the right to recover any liability or damages arising out of the other party's gross negligence or wilful breach of this Agreement.

    10.4 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Safety Fund), the parties hereto may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Safety Fund, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of consideration to be delivered to Safety Fund's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XI
                              CERTAIN DEFINITIONS

    11.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

    (a) "AFFILIATE" of a specified Person shall mean a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person, including, without limitation, any partnership or joint venture in which a Person (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more.

    (b) "ENVIRONMENTAL LAWS" shall mean any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, or (C) otherwise relating to pollution of the environment.

    (c)  "ENVIRONMENTAL  PERMITS"   means  all  permits,   licenses  and   other
authorizations referred to under any Environmental Law.

    (d) "HAZARDOUS SUBSTANCES" means (A) those substances defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, and its state counterparts, as each may be amended from time to time, and all regulations thereunder, (B) petroleum and petroleum products including crude oil and any fractions thereof, (C) natural gas, synthetic gas, and any mixtures thereof, (D) radon, (E) any other contaminant, and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation.

    (e) "MATERIAL ADVERSE EFFECT", when used with respect to any Person, shall mean a material adverse effect on the financial condition, business, or results of operations of such Person; PROVIDED, HOWEVER, that the following matters shall not constitute or contribute to a Material Adverse Effect: (i) changes in the financial condition, business, or results of operations of a person resulting directly or indirectly from (x) changes in interest rates (PROVIDED that Safety Fund is in compliance with its asset/ liability management policy as disclosed to Buyer prior to the date of this Agreement, as the same may be revised thereafter with Buyer's concurrence) or (y) changes in regulations or legislation affecting Massachusetts banks; or (ii) matters related to changes in federal, state or local tax laws or changes in federal, state or local tax status, characteristics, or attributes or the ability to use such attributes.

    (f) "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

    (g) "SUBSIDIARY" or "SUBSIDIARY" of any Person shall mean an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries, except as otherwise defined herein.

                                  ARTICLE XII
                                 MISCELLANEOUS

    12.1 CONFIDENTIALITY. Except as specifically set forth herein, Buyer and Safety Fund mutually agree to be bound by the terms of the Confidentiality Agreement previously executed by the parties hereto, which Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

    12.2 PUBLIC ANNOUNCEMENTS. Safety Fund and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law, and neither Safety Fund nor Buyer shall issue any joint news releases with respect to this Agreement or any of the transactions contemplated hereby, unless such news releases have been mutually agreed upon by the parties hereto.

    12.3 SURVIVAL. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date.

    12.4 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or telecopy addressed as follows:

    If to Buyer to:

       CFX Corporation
       102 Main Street
       Keene, New Hampshire 03431
       Attn: Mark A. Gavin
       Chief Financial Officer
       Fax: (603) 358-5028

    Copy to:

       Steven Kaplan, Esq.
       Arnold & Porter
       555 Twelfth Street, N.W.
       Washington, D.C. 20004
       Fax: (202) 942-5999

    If to Safety Fund, to:

       The Safety Fund Corporation
       470 Main Street
       Fitchburg, Massachusetts 01420
       Attention: President
       Fax: (508) 342-9795

    Copy to

       Peter W. Coogan, Esq.
       Carol Hempfling Pratt, Esq.
       Foley, Hoag & Eliot
       One Post Office Square
       Boston, Massachusetts 02109
       Fax: (617) 832-7000

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

    12.6 COMPLETE AGREEMENT. This Agreement and the Option Agreement, including the Exhibits and Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

    12.7    COUNTERPARTS.    This  Agreement may  be  executed  in  one  or more
counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    12.8 SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

    12.9   GOVERNING LAW.   This  Agreement shall  be governed  by the  laws  of
Massachusetts, without giving effect to its principles of conflicts of laws.

    12.10    HEADINGS.   The  Article  and  Section headings  contained  in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, Buyer and Safety Fund have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                          CFX CORPORATION

[SEAL]                                By: /s/ PETER J. BAXTER
                             ------------------------------------------
                                          Peter J. Baxter
                                         PRESIDENT AND CEO

                                    THE SAFETY FUND CORPORATION

[SEAL]                             By: /s/ CHRISTOPHER W. BRAMLEY
                             ------------------------------------------
                                       Christopher W. Bramley
                                         PRESIDENT AND CEO

[SEAL]                             By: /s/ MARTIN F. CONNORS, JR.
                             ------------------------------------------
                                       Martin F. Connors, Jr.
                                             TREASURER

                                   APPENDIX B

                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement") dated as of February 9, 1996, by and among MILFORD CO-OPERATIVE
BANK ("Milford"), a New Hampshire state chartered co-operative bank, CFX CORPORATION ("CFX"), a New Hampshire corporation, and CFX BANK ("Bank"), a New Hampshire state chartered savings bank ("Bank").

                                   WITNESSETH

    WHEREAS, the parties hereto desire that Milford shall be merged with and into Bank ("Merger") pursuant to an Agreement and Plan of Merger in the form attached hereto as ANNEX A ("Plan of Merger"); and

    WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

    NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                              CERTAIN DEFINITIONS

    1.1. "CFX Financial Statements" shall mean (i) the consolidated balance sheets of CFX as of September 30, 1995 and as of December 31, 1994 and 1993 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the nine months ended September 30, 1995 and each of the three years ended December 31, 1994, 1993 and 1992 as filed by CFX in SEC Documents and (ii) the consolidated balance sheets of CFX and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by CFX in SEC Documents with respect to periods ended subsequent to September 30, 1995.

    1.2. "Closing Date" shall mean the date specified pursuant to Section 4.8 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

    1.3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.4.   "Commission"  or  "SEC"  shall   mean  the  Securities  and  Exchange
Commission.

    1.5. "Effective Date" shall mean the date specified pursuant to Section 4.8 hereof as the effective date of the Merger.

    1.6. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.7. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.8. "FDIA" shall mean the Federal Deposit Insurance Act.

    1.9. "FDIC" shall mean the Federal Deposit Insurance Corporation.

    1.10. "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

    1.11. "Investment Company Act" means the Investment Company Act of 1940, as amended.

    1.12. "Material Adverse Effect" shall mean, with respect to Milford or CFX, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and, in the case of CFX, its subsidiaries taken as a whole; provided, however, that the following shall not constitute or contribute to a Material Adverse Effect: (i) changes in the financial condition, business, or results of operations of a person resulting directly or indirectly from (1) changes in interest rates (provided that Milford is in compliance with its asset/liability management policy as disclosed to CFX prior to the date of this Agreement, as the same may be revised thereafter with CFX's concurrence), or (2) changes in state and federal regulations or legislation affecting New Hampshire banks; (ii) or matters related to changes in federal, state or local tax laws or changes in federal, state or local tax status, characteristics, or attributes or the ability to use such attributes.

    1.13. "Milford Financial Statements" shall mean (i) the balance sheets of Milford as of December 31, 1995 and as of June 30, 1995, 1994 and 1993 and the related statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the three months ended December 31, 1995 and each of the three years ended June 30, 1995, 1994 and 1993 as filed by Milford in SEC Documents and (ii) the balance sheets of Milford and related statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Milford in SEC Documents with respect to periods ended subsequent to December 31, 1995.

    1.14. "OTS" shall mean the Office of Thrift Supervision of the Department of the Treasury.

    1.15. "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC or OTS subsequent to January 1, 1995 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof.

    1.16. "Proxy Statement" shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of CFX or Milford to solicit their votes in connection with this Agreement and the Plan of Merger.

    1.17. "Registration Statement" shall mean the registration statement with respect to the CFX Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act, if required.

    1.18. "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

    1.19. "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

    1.20. "Securities Act" shall mean the Securities Act of 1933, as amended.

    1.21. "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission and the OTS promulgated thereunder.

    1.22. "Stock Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith by and between Milford and CFX pursuant to which Milford will grant CFX the right to purchase certain shares of Milford Common Stock (as defined below).

    Other terms used herein are defined in the preamble and the recitals to this Reorganization Agreement and in Articles II, III and IV hereof.

                                   ARTICLE 2.
                   REPRESENTATIONS AND WARRANTIES OF MILFORD

    Milford hereby represents and warrants to CFX and Bank as follows:

2.1.  CAPITAL STRUCTURE OF MILFORD

    The authorized capital stock of Milford consists of 1,800,000 shares of common stock, par value $1.00 per share ("Milford Common Stock"), of which 659,917 shares are issued and outstanding and no shares are held in treasury as of the date hereof. No shares of Milford Common Stock are reserved for issuance except as Previously Disclosed and except for 360,000 shares of Milford Common Stock reserved for issuance under the Stock Option Agreement. All outstanding shares of Milford Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Except as Previously Disclosed and except for options to acquire shares of Milford Common Stock pursuant to the Stock Option Agreement, Milford does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Milford. None of the shares of Milford's capital stock has been issued in violation of the preemptive rights of any person.

2.2.  ORGANIZATION, STANDING AND AUTHORITY OF MILFORD

    (a) Milford is a duly organized co-operative bank, validly existing and in good standing under the laws of New Hampshire with full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Milford. Milford does not own, directly or indirectly, five percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization.

    (b)  Milford (i) qualifies as a domestic building and loan association under
Section 7701(a)(19) of the Code, (ii) qualifies as a qualified thrift lender as defined in the Home Owners' Loan Act of 1933, and the regulations of the OTS thereunder, (iii) is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein and (iv) is a qualified seller and servicer for the Federal Home Loan Mortgage Corporation.

2.3.  AUTHORIZED AND EFFECTIVE AGREEMENT

    (a) Milford has all requisite corporate power and authority to enter into and perform all its obligations under this Reorganization Agreement, the Plan of Merger and the Stock Option Agreement. The execution and delivery of this Reorganization Agreement, the Plan of Merger and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Milford, including without limitation the approval of a majority of the disinterested directors of Milford, except that the affirmative vote of the holders of two-thirds of the shares of Milford Common Stock is the only shareholder vote required to approve the Plan of Merger pursuant to Chapter 388 of the New Hampshire Revised Statutes Annotated and Milford's Amended Articles of Agreement and Bylaws. The Board of Directors of Milford has directed that this Agreement and the Plan of Merger be submitted to Milford's stockholders for approval at an annual or special meeting to be held as soon as practicable.

    (b) Assuming the accuracy of the representation contained in Section 3.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Milford, enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

    (c) Neither the execution and delivery of this Reorganization Agreement, the Plan of Merger or the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Milford with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Amended Articles of Agreement or Bylaws of Milford, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Milford pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Milford, except for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Milford.

    (d) Other than as contemplated by Sections 4.1 and 4.3 hereof and as expressly referred to in the Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Milford on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby other than the filing of a certificate or articles of merger or similar document with the appropriate New Hampshire state authorities.

2.4.  SEC DOCUMENTS; REGULATORY FILINGS

    Milford has filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. Milford has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

2.5.  FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

    The Milford Financial Statements fairly present the financial position of Milford as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows of Milford for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein. The books and records of Milford fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Milford contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

2.6.  MATERIAL ADVERSE CHANGE

    Milford has not suffered any material adverse change in its financial condition, results of operations or business since June 30, 1995.

2.7.  ABSENCE OF UNDISCLOSED LIABILITIES

    Milford has no liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Milford, or that, when combined with all similar liabilities, would be material to Milford, except as Previously Disclosed, as disclosed in the Milford Financial Statements filed with the OTS prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1995.

2.8.  PROPERTIES

    Milford has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Milford and which are reflected on the Milford Financial Statements as of June 30, 1995 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Milford, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Milford are valid and enforceable in accordance with their respective terms.

2.9.  LOANS; ALLOWANCE FOR LOAN LOSSES

    (a) Each loan reflected as an asset in the Milford Financial Statements (i) is in all material respects evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is not subject to any known defenses, set-off or counterclaims except as may be provided under bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

    (b) Except as Previously Disclosed, as of September 30, 1995, Milford was not a party to any loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Milford or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Milford and that are subject either to Section 22(h) of the Federal Reserve Act, as amended, or to 12 C.F.R. 563.43, comply therewith.

2.10.  TAX MATTERS

    (a) Milford has timely filed federal income tax returns for each year through June 30, 1995 and has timely filed all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back-up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to Milford. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes. As of the Closing Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date (or that portion of any period that is prior to the Closing Date) will have been paid or adequate reserves will have been established for the payment thereof. No (i) audit examination, (ii) deficiency or (iii) refund litigation with respect to any tax is pending. Milford will not have any material liability for any taxes in excess of amounts paid or reserves or accruals established.

    (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Milford are complete and accurate in all material respects. Milford is not delinquent in the payment of any tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Milford which have not been settled and paid. There are currently no agreements in effect with respect to Milford to extend the period of limitations for the assessment or collection of any tax.

    (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of Milford prior to or following consummation of the transactions contemplated hereby could result in Milford making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code.

2.11.  EMPLOYEE BENEFIT PLANS

    (a) Prior to the Closing Date, Milford will make available to CFX true and complete copies of (i) all qualified pension or profit-sharing plans, any deferred compensation, consulting, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Milford, (ii) the most recent actuarial and financial reports prepared with respect to any qualified plans, (iii) the most recent annual reports filed with any government agency, and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

    (b) Neither Milford nor any pension plan maintained by Milford has incurred or reasonably expects to incur any material liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

    (c) Milford does not participate in, and has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan as such term is defined in ERISA.

    (d) Except as Previously Disclosed, a favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of Milford which is intended to be a qualified plan to the effect that such plan is qualified under Section 401 of the Code and tax exempt under Section 501 of the Code. No such letter has been revoked or threatened to be revoked and Milford knows of no reasonable ground on which such revocation may be based. Such plans have been operated in all material respects in accordance with their terms and applicable law.

    (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Milford which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code that would have, individually or in the aggregate, a Material Adverse Effect on Milford.

    (f) The actuarial present value of accrued benefit obligations, whether or not vested, under each "employee pension plan" maintained by Milford did not exceed as of the most recent actuarial valuation date the then current fair market value of the assets of such plan and no material adverse change has occurred with respect to the funded status of any such plan since such date.

2.12.  CERTAIN CONTRACTS

    (a) Except as Previously Disclosed, Milford is not a party to, or bound  by,
(i) any material contract, arrangement or commitment whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of Milford's banking business) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Milford or the guarantee by Milford of any such obligation, other than instruments relating to transactions entered into in the customary course of business, (iii) any written or oral agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union.

    (b) Milford is not in default in any material respect under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

2.13.  LEGAL PROCEEDINGS

    Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Milford, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Milford or against any asset, interest or right of Milford that, if determined adversely to Milford, would, individually or in the aggregate, have a Material Adverse Effect on Milford. To the knowledge of Milford, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Milford, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or former director or officer of Milford, that might give rise to a claim for indemnification and that, in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Milford and, to the knowledge of Milford, there is no reasonable basis for any such action, suit or proceeding.

2.14.  COMPLIANCE WITH LAWS

    Milford is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Milford, and Milford has not received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Milford is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that they enter into any of the foregoing.

2.15.  LABOR MATTERS

    With respect to its employees, Milford is not a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice as defined under applicable federal law. Since January 1, 1995, Milford has not experienced any attempt by organized labor or its representatives to make Milford conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Milford. There is no unfair labor practice charge or other complaint by any employee or former employee of Milford against it pending before any governmental agency arising out of Milford's activities; there is no labor strike or labor disturbance pending or, to the knowledge of Milford, threatened against it; and Milford has not experienced a work stoppage or other labor difficulty since July 1, 1995.

2.16.  BROKERS AND FINDERS

    Neither Milford nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except that Milford has engaged and will pay a fee or commission to Kaplan Associates, Inc. as Previously Disclosed.

2.17.  INSURANCE

    Milford currently maintains insurance in amounts reasonably necessary for its operations. Milford has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, Milford has not been refused any insurance coverage sought or applied for, and Milford has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Milford. The deposits of Milford are insured by the Savings Association Insurance Fund of the FDIC in accordance with the FDIA, and Milford has paid all assessments and filed all reports required by the FDIA.

2.18.  ENVIRONMENTAL LIABILITY

    Milford has not received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Milford, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Milford of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Milford; there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and Milford is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

2.19.  ADMINISTRATION OF TRUST ACCOUNTS

    Except as Previously Disclosed, Milford does not currently and has not previously administered any accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

2.20.  INTELLECTUAL PROPERTY

    Milford owns the entire right, title and interest in and to, or has valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct the business and operations of Milford as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Milford. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Milford.

2.21.  CERTAIN INFORMATION

    At all times subsequent to the effectiveness of the Registration Statement or any post-effective amendment thereto and up to and including the time of the Milford shareholders' meeting to vote upon the Merger, and at all times subsequent to the mailing of any Proxy Statement or any amendment thereto and up to and including the time of the Milford shareholders' meeting to vote upon the Merger, such Registration Statement or Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Milford relating to Milford shall (i) comply in all material respects with the applicable provisions of the Securities Laws, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

2.22.  POOLING OF INTERESTS

    As of the date of this Agreement, Milford knows of no reason which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

                                   ARTICLE 3.

                       REPRESENTATIONS AND WARRANTIES OF
                                  CFX AND BANK

    CFX and Bank hereby jointly and severally represent and warrant to Milford as follows:

3.1.  CAPITAL STRUCTURE OF CFX

    (a) As of the date hereof, (i) the authorized capital stock of CFX consists solely of 22,500,000 shares of common stock ("CFX Common Stock") and 3,000,000 shares of preferred stock ("CFX Preferred Stock"), (ii) there are not more than 7,512,000 shares of CFX Common Stock issued and outstanding, no shares of CFX Common Stock held in its treasury, and no shares of CFX Preferred Stock issued and outstanding, (iii) 860,000 shares of CFX Common Stock are reserved for issuance under employee stock option and incentive plans ("CFX Stock Option Plans"), and

(iv) 3,200,000 shares of CFX Common Stock are reserved for issuance upon the acquisition of The Safety Fund Corporation ("Safety Fund Acquisition") pursuant to an Agreement and Plan of Merger dated January 5, 1996 by and between CFX and The Safety Fund Corporation.

    (b) As of the date hereof, except for shares of CFX Common Stock subject to options under the CFX Stock Option Plans, CFX is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of CFX. There are no agreements or understandings to which CFX is a party with respect to the voting of any shares of CFX Common Stock or which restrict the transfer of such shares.

    (c) All outstanding shares of CFX Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of CFX's capital stock has been issued in violation of the preemptive rights of any person. The shares of CFX Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Reorganization Agreement and the Plan of Merger, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

3.2.  ORGANIZATION, STANDING AND AUTHORITY OF CFX

    CFX is a duly organized corporation, validly existing and in good standing under the laws of New Hampshire, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CFX. CFX is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act").

3.3.  OWNERSHIP OF CFX SUBSIDIARIES; CAPITAL STRUCTURE OF CFX SUBSIDIARIES

    CFX does not own, directly or indirectly, 25 percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except as Previously Disclosed (collectively the "CFX Subsidiaries" and individually a "CFX Subsidiary"). The outstanding shares of capital stock or other equity interests of the CFX Subsidiaries are validly issued and outstanding, fully paid and nonassessable and all such shares or interests are directly or indirectly owned by CFX free and clear of all liens, claims and encumbrances. No CFX Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any CFX Subsidiary, and there are no agreements, understandings or commitments relating to the right of CFX to vote or to dispose of said shares or interests. None of the shares of capital stock or other equity interests of any CFX Subsidiary has been issued in violation of the preemptive rights of any person.

3.4.  ORGANIZATION, STANDING AND AUTHORITY OF CFX SUBSIDIARIES

    Each CFX Subsidiary is a duly organized corporation or banking association, validly existing and in good standing under applicable laws. Each CFX Subsidiary
(i)  has full power and authority to carry on its business as now conducted, and
(ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on CFX. Each CFX Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on CFX.

3.5.  AUTHORIZED AND EFFECTIVE AGREEMENT

    (a) Each of CFX and Bank has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Stock

Option Agreement. The execution and delivery of this Reorganization Agreement, the Plan of Merger and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFX and Bank, except that the affirmative vote of the holders of a majority of the votes cast by the holders of CFX Common Stock eligible to vote thereon is required to authorize the issuance of CFX Common Stock pursuant to this Reorganization Agreement and the Plan of Merger in accordance with American Stock Exchange ("AMEX") policy. The Board of Directors of CFX has directed that this Agreement and the Plan of Merger be submitted to CFX's stockholders for approval at an annual or special meeting to be held as soon as practicable.

    (b) Assuming the accuracy of the representation contained in Section 2.3(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of CFX and Bank, in each case enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

    (c) Except as Previously Disclosed, neither the execution and delivery of this Reorganization Agreement, the Plan of Merger or the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by CFX or Bank with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of CFX or any CFX Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CFX or any CFX Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CFX or any CFX Subsidiary, except for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on CFX.

    (d) Except for approvals specified in Sections 4.1 and 4.3 hereof, except as Previously Disclosed and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by CFX or Bank on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby.

3.6.  SEC DOCUMENTS; REGULATORY FILINGS

    CFX has filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. CFX and each of the CFX Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

3.7.  FINANCIAL STATEMENTS

    The CFX Financial Statements fairly present the consolidated financial position of CFX and the consolidated CFX Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of CFX and the consolidated CFX Subsidiaries for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein.

3.8.  MATERIAL ADVERSE CHANGE

    CFX has not, on a consolidated basis, suffered any material adverse change in its financial condition, results of operations or business since December 31, 1994.

3.9.  ABSENCE OF UNDISCLOSED LIABILITIES

    Neither CFX nor any CFX Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to CFX on a consolidated basis, or that, when combined with all similar liabilities, would be material to CFX on a consolidated basis, except as Previously Disclosed, as disclosed in the CFX Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to September 30, 1995.

3.10.  BROKERS AND FINDERS

    Neither CFX nor any CFX Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except that CFX has engaged and will pay a fee or commission to Alex. Brown & Sons Incorporated.

3.11.  CERTAIN INFORMATION

    At all times subsequent to the effectiveness of the Registration Statement or any post-effective amendment thereto and up to and including the time of the CFX shareholders' meeting to vote upon the Merger, and at all times subsequent to the mailing of any Proxy Statement or any amendment thereto and up to and including the time of the CFX shareholders' meeting to vote upon the Merger, such Registration Statement or Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by CFX relating to CFX and the CFX Subsidiaries shall (i) comply in all material respects with the applicable provisions of the Securities Laws, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

3.12.  LEGAL PROCEEDINGS

    Except for matters which, individually or in the aggregate, would not have a Material Adverse Effect on CFX and the CFX Subsidiaries, taken as a whole, neither CFX nor any of the CFX Subsidiaries is a party to any, and there are no pending or, to the best of CFX's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against CFX or any of the CFX Subsidiaries; and neither CFX nor any of the CFX Subsidiaries is a party to or subject to any order, judgment or decree.

3.13.  COMPLIANCE WITH LAWS; REGULATORY EXAMINATIONS.

    (a) CFX and each of the CFX Subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to CFX or any of the CFX Subsidiaries, except for violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on CFX and the CFX Subsidiaries taken as a whole, and neither CFX or any of the CFX Subsidiaries has knowledge of any violation of any of the above.

    (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of CFX and the CFX Subsidiaries, no regulatory agency has initiated any proceeding or, to the best knowledge of CFX, investigation into the business or operations of CFX or any of the CFX Subsidiaries since December 31, 1994. CFX has not received any objection from any regulatory agency to CFX's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of CFX or any of the CFX Subsidiaries.

3.14.  ENVIRONMENTAL ISSUES

    Except where such violation, liability or noncompliance would not have a Material Adverse Effect on CFX and the CFX Subsidiaries, taken as a whole: (i) neither CFX nor any of the CFX Subsidiaries has violated during the last five years or is in violation of any federal, state or local environmental law; (ii) none of the properties owned or leased by CFX or any CFX Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) neither CFX nor any of the CFX Subsidiaries is liable for any off-site contamination; (iv) neither CFX nor any of the CFX Subsidiaries is liable under any federal, state or local environmental law; and
(v) CFX and each of the CFX Subsidiaries is, and has during the last five years been, in compliance with, all of their respective permits, licenses and other authorizations referred to under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

3.15.  POOLING OF INTERESTS

    As of the date of this Agreement, CFX knows of no reason which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

                                   ARTICLE 4.
                                   COVENANTS

4.1.  SHAREHOLDERS' MEETING

    CFX and Milford shall submit this Reorganization Agreement and the Plan of Merger and, in the case of CFX, the issuance of CFX Common Stock thereunder, to their respective shareholders for approval at annual or special meetings to be held as soon as practicable. Subject to the fiduciary duties of the respective boards of directors of Milford and CFX as determined by each after consultation with such board's counsel, the boards of directors of CFX and Milford shall recommend at the respective shareholders' meetings that the shareholders vote in favor of such approval.

4.2.  PROXY STATEMENT; REGISTRATION STATEMENT

    As promptly as practicable after the date hereof, CFX and Milford shall cooperate in the preparation of the Proxy Statements to be mailed to the shareholders of Milford and CFX in connection with the Merger and the transactions contemplated thereby and, if required, to be filed by CFX as part of the Registration Statement. In the event the issuance of CFX Common Stock in connection with the Merger is exempt from registration under Section 3(a)(10) of the Securities Act and the SEC's regulations and interpretations thereunder, no Registration Statement will be filed. In any case, it is anticipated that CFX and Milford will present the Merger to their respective shareholders pursuant to separate Proxy Statements. CFX will advise Milford, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the CFX Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. CFX shall take all actions necessary to register or qualify the shares of CFX Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. CFX shall apply for approval to list the shares of CFX Common Stock to be issued in the Merger on the AMEX, subject to official notice of issuance, prior to the Effective Date.

4.3.  APPLICATIONS

    As promptly as practicable after the date hereof, CFX shall submit any requisite applications or petitions for prior approval of the transactions contemplated herein and in the Plan of Merger (i) to the FDIC pursuant to the Bank Merger Act, and the regulations promulgated thereunder, (ii) to the OTS pursuant to 12 C.F.R. Section563.22, and (iii) to the New Hampshire Bank Commissioner pursuant to

Chapter 388 or other applicable section of the New Hampshire Revised Statutes Annotated, and the regulations promulgated thereunder. Each of the parties hereto shall, and they shall cause their respective subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger. Milford and CFX each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects.

4.4.  BEST EFFORTS; CERTAIN NOTICES AND INFORMATION

    (a) CFX, Bank, and Milford shall each use its best efforts in good faith, and CFX shall cause its subsidiaries to use their best efforts in good faith, to
(a) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, and (b) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (i) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that Milford shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CFX, and (ii) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take or fail to take, or cause or permit its subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code; provided that nothing herein contained shall preclude CFX from exercising its rights under the Stock Option Agreement. In the event that any party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on any of the parties.

    (b) Milford shall give prompt notice to CFX, and CFX shall give prompt notice to Milford, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure of Milford, CFX or the Bank, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

    (c) Milford shall provide and shall request its auditors to provide CFX with such historical financial information regarding it (and related audit reports and consents) as CFX may reasonably request for securities disclosure purposes.

    (d) During the period from the date of this Agreement until the earlier to occur of the Effective Date or the termination of this Agreement pursuant to
Section 6.1 hereof, CFX shall, from time to time when deemed appropriate by CFX or when requested by Milford, cause one or more of its representatives to confer with representatives of Milford and report any relevant information relating to any material transactions outside of CFX's ordinary course of business. CFX shall, to the extent practicable, provide Milford with prior notice of any press release relating specifically to the Safety Fund acquisition.

4.5.  INVESTIGATION AND CONFIDENTIALITY

    Milford   and  CFX  each  will  keep  the  other  advised  of  all  material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. CFX and Milford each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger; provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. CFX and Milford agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this
Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's subsidiaries or representatives pursuant to
Section 4.5 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated October 23, 1995 by and between Milford and CFX (the "Confidentiality Agreement").

4.6.  PRESS RELEASES

    Milford and CFX shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement, the Plan of Merger, the Stock Option Agreement, or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which its counsel deems necessary.

4.7.  COVENANTS OF MILFORD

    (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement, the Merger Agreement, the Stock Option Agreement, or consented to or approved by CFX, Milford shall use its best efforts to preserve its properties, business and relationships with customers, employees and other persons.

    (b) Except with the prior written consent of CFX or except as Previously Disclosed or except as expressly contemplated or permitted by this Agreement, the Merger Agreement, or the Stock Option Agreement, Milford shall not:

        (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (2) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than its regular semi-annual cash dividends on Milford Common Stock in amounts not in excess of $0.50 per share, in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments;

        (3) issue any shares of its capital stock or permit any treasury shares to become outstanding other than pursuant to the Stock Option Agreement or Rights outstanding at the date hereof;

        (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

        (5) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

        (6) amend its articles or certificate of incorporation or association or bylaws;

        (7) merge with any other corporation, savings association or bank or permit any other corporation, savings association or bank to merge into it or consolidate with any other corporation, savings association or bank; acquire control over any other firm, bank, corporation, savings association or organization or create any subsidiary;

        (8) except in the ordinary course of business, waive or release any material right or cancel or compromise any material debt or claim;

        (9) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

       (10) enter into any material swap, hedge or other similar off-balance sheet transaction;

       (11) liquidate or sell or dispose of any material assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $100,000 in any instance or $250,000 in the aggregate; or, except  as Previously  Disclosed, establish  new branches  or other similar facilities or enter into or modify any leases or other contracts relating thereto that involve annual payments that exceed $25,000 in any instance or $100,000 in the aggregate;

       (12) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice and except as Previously Disclosed;

       (13) enter into, modify or extend any employment or severance contracts with any of its present or former directors, officers or employees;

       (14) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, except that Milford may terminate its qualified noncontributory profit sharing plan and distribute the assets thereof prior to the Closing Date in a manner and pursuant to customary arrangements that the parties agree would be consistent with all applicable laws (including without limitation the Code);

       (15) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law;

       (16) change its methods of accounting in effect at June 30, 1995, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended June 30, 1995, except as required by law;

       (17) solicit or initiate inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Milford or any business combination with Milford other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify CFX as soon as practicable if any such inquiries or proposals are received by Milford, or if Milford or any officer, director, agent or affiliate thereof is requested to or does furnish any confidential information relating to, or participates in any negotiations or discussions concerning, any transaction of a type describe in this paragraph; or

       (18) agree to do any of the foregoing.

    (c) Milford agrees to approve, execute and deliver any amendment to this Reorganization Agreement and the Merger Agreement and any additional plans and agreements requested by CFX to modify the structure of, or to substitute parties to, the transactions contemplated hereby; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be delivered to the shareholders of Milford in connection with the Merger, (ii) adversely affect the tax treatment to the shareholders of Milford as a result of receiving such Merger consideration, or (iii) materially impede or delay receipt of any approval referred to in Section 4.3 hereof or the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger.

4.8.  CLOSING; ARTICLES OF MERGER

    The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing ("Closing") to be held at the offices of CFX, 102 Main Street, Keene, New Hampshire, at 10:00 a.m. on the first business day that is at least 20 calendar days after the date on which the last of all required approvals for the Merger has been obtained and the last of all required waiting periods under such approvals has expired, or at such other place, date or time as CFX and Milford may mutually agree upon, with the Merger to be consummated after such intermediate steps as CFX may specify. The Merger shall be effective at the time and on the date specified in the certificate of merger to be filed with the New Hampshire Bank Commissioner (the "Effective Date").

4.9.  AFFILIATES

    (a) Milford and CFX shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Milford within the meaning of Rule 145 promulgated by the Commission under the Securities Act and for purposes of qualifying the "Merger" for "pooling of interests" accounting treatment. Milford shall use its best efforts to cause each person so identified to deliver to CFX, no later than 30 days prior to the Effective Date, a written agreement providing that such person will not dispose of any CFX Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling of interests accounting treatment. Shares of CFX Common Stock issued to such affiliates in exchange for Milford Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of CFX and Milford have been published within the meaning of Section
201.01 of the Commission's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section.

    (b) CFX shall use its best efforts to publish no later than 25 days after the end of the first calendar quarter in which there are at least 30 days of post-Merger combined operations (which calendar quarter may be the calendar quarter in which the Effective Date occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

4.10.  MILFORD EMPLOYEES; DIRECTORS AND MANAGEMENT; INDEMNIFICATION

    (a) All employees of Milford as of the Effective Date shall become employees of CFX or a CFX Subsidiary as of the Effective Date. Nothing in this Agreement shall give any employee of Milford a right to continuing employment with CFX after the Effective Date. As soon as practicable after the Effective Date, CFX shall provide or cause to be provided to all employees of Milford who remain employed by CFX or any CFX Subsidiary after the Effective Date with employee benefits which, in the aggregate, are no less favorable than those generally afforded to other employees of CFX or CFX's Subsidiaries holding similar positions, including without limitation employee benefits provided in accordance with CFX's severance policy, subject to the terms and conditions under which those employee benefits are made available to such employees; provided that, for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes), service with Milford prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of CFX, and provided further that this Section 4.10(a) shall not be construed to limit the ability of CFX and its affiliates to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate. In the event the Closing Date is on or before June 30, 1996, CFX agrees to implement, effective as of July 1, 1996, all scheduled increases in the rates of compensation for Milford employees who are CFX employees on July 1, 1996.

    (b) From and after the Effective Date, Bank shall assume the employment and severance agreements Previously Disclosed by Milford.

    (c) Bank's Board of Directors shall take all requisite action to elect as directors of Bank, effective as of the Effective Date, two directors to be designated by Milford, subject to Bank's approval.

    (d) From and after the Effective Date, Bank shall indemnify persons who served as directors and officers of Milford on or before the Effective Date in accordance with and subject to the provisions of Milford's Amended Articles of Agreement and Bylaws as delivered to CFX prior to the execution of this Reorganization Agreement. From and after the Effective Date, CFX will cause the persons who served as directors or officers of Milford on or before the Effective Date to be covered by Milford's existing directors' and officers' liability insurance policy (or policies of at least the same coverage and amounts and containing terms and conditions which are not less advantageous than such policy); provided that no such person shall be entitled to insurance coverage more favorable than that provided to the person in such capacity at the date hereof with respect to acts or omissions resulting from the person's service as such on or prior to the Effective Date, and provided further that CFX shall not be required to expend in any year more than 150 percent of the current per annum amount expended by Milford to maintain or procure insurance coverage pursuant hereto. Such insurance coverage shall commence on the Effective Date and will be provided for a period of no less than six years after the Effective Date.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

5.1.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CFX, BANK AND MILFORD

    The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

        (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken;

        (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement and the Plan of Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable good faith opinion of the Board of Directors of CFX materially and adversely affects the anticipated economic and business benefits to CFX of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

        (c) One of the following shall have occurred:

           (i) a Registration Statement (including any post-effective amendment thereto) shall have been filed with the Commission and shall be effective under the Securities Act, and no proceeding shall be pending or to the knowledge of CFX threatened by the Commission to suspend the effectiveness of such Registration Statement;

           (ii) CFX and Milford shall have received a "no-action" letter from the staff of the Commission stating that, by reason of the exemption afforded by Section 3(a)(10) of the Securities Act, it will not recommend any enforcement action to the Commission with respect to the issuance of CFX Common Stock in exchange for Milford Common Stock in connection with the Merger without registration thereof under the Securities Act; or

          (iii) CFX and Milford shall have received an opinion of counsel to CFX reasonably satisfactory to CFX and Milford to the effect that the issuance of CFX Common Stock in exchange for Milford Common Stock in connection with the Merger is exempt from the registration provisions of the Securities Act by reason of the exemption afforded by Section 3(a)(10) thereof;

        (d) CFX shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

        (e) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Milford is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Milford;

        (f) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger;

        (g) The shares of CFX Common Stock that may be issued in the Merger shall have been approved for listing on the AMEX, subject to official notice of issuance; and

        (h) Milford and CFX shall have received an opinion of Arnold & Porter, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date:

           (1) the Merger shall constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code;

           (2) no gain or loss will be recognized by Milford on the transfer of its assets to the Bank pursuant to the Merger;

           (3) no gain or loss will be recognized by a shareholder of Milford who exchanges all of the shareholder's Milford Common Stock solely for CFX Common Stock in the Merger (except with respect to cash received in lieu of a fractional share interest in CFX Common Stock);

           (4) the tax basis of the CFX Common Stock received by a shareholder who exchanges all of the shareholder's Milford Common Stock solely for CFX Common Stock in the Merger will be the same as the tax basis of the Milford Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

           (5) the holding period of the shares of CFX Common Stock to be received by a shareholder of Milford will include the period during which such shareholder held the shares of Milford Common Stock surrendered in exchange therefor, provided the Milford Common Stock surrendered is held as a capital asset on the Effective Date.

5.2.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MILFORD

    The obligations of Milford to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Milford pursuant to Section 6.4 hereof:

        (a) The representations  and warranties  of CFX  and Bank  set forth  in
    Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Milford; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on CFX;

        (b) CFX and Bank shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger prior to the Effective Date;

        (c) CFX and Bank each shall have delivered to Milford a certificate, dated the Closing Date and signed by its President or Chief Financial Officer to the effect that the conditions set forth in paragraphs (a) and
    (b) of this section have been satisfied; and

        (d) Milford shall have received an opinion of Devine, Millimet & Branch, counsel to CFX, dated the Closing Date, as to such matters as Milford may reasonably request with respect to the transactions contemplated hereby.

5.3.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CFX AND BANK

    The respective obligations of CFX and Bank to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by CFX pursuant to Section 6.4 hereof:

        (a) The representations and warranties of Milford set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by CFX; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Milford;

        (b) Milford shall have, in all material respects, performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger;

        (c) Milford shall have delivered to CFX and Bank a certificate, dated the Closing Date and signed by its President and Chief Executive Officer to the effect that the conditions set forth in this section have been satisfied;

        (d) No event shall have occurred that shall preclude the Merger from being accounted for as a pooling of interests;

        (e) CFX shall have received from Shatswell, MacLeod & Co. a "comfort letter" dated not more than five days prior to (i) the effective date of the Registration Statement, if any, and, otherwise, the mailing date of the Proxy Statement, and (ii) the Closing Date, with respect to certain financial information regarding Milford, in form and substance which is customary in transactions of the nature contemplated by this Agreement; and

        (f) CFX and Bank shall have received an opinion of Thacher Proffitt & Wood, counsel to Milford, dated the Closing Date, as to such matters as CFX and Bank may reasonably request with respect to the transactions contemplated hereby.

                                   ARTICLE 6.

                       TERMINATION, WAIVER AND AMENDMENT

6.1.  TERMINATION

    This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the shareholders of CFX and Milford:

        (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto.

        (b) At any time on or prior to the Closing Date, by CFX in writing, if Milford has, or by Milford in writing, if CFX or Bank has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger, or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date.

        (c) At any time, by any party hereto in writing, if the applications for prior approval or consents referred to in Section 4.3 hereof have been denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the Merger.

        (d) At any time, by any party hereto in writing, if the shareholders of CFX or Milford do not approve the transactions contemplated herein at the annual or special meetings duly called for that purpose.

        (e) By any party hereto in writing, if the Closing Date has not occurred by the close of business on December 31, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

        (f) By Milford, if the CFX Price (as that term is defined in the Plan of Merger) is less than $12.10 and Milford provides written notice to CFX prior to the third business day immediately preceding the Closing Date of its intent to terminate this Agreement pursuant to this Section 6.1(f) and CFX does not elect to increase the Exchange Ratio (as that term is defined in the Plan of Merger) to $32.67 CFX Price.

6.2.  EFFECT OF TERMINATION

    In the event this Reorganization Agreement or the Plan of Merger is terminated pursuant to Section 6.1 hereof, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 4.5, 4.6, 7.1 and 7.7 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b)(i) shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement giving rise to such termination.

6.3.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

    All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CFX, Bank or Milford (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either CFX or Milford, the aforesaid representations, warranties and covenants being material inducements to the consummation by CFX, Bank and Milford of the transactions contemplated herein.

6.4.  WAIVER

    Except with respect to any required shareholder or regulatory approval, CFX and Milford, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of CFX and Milford) extend the time for the performance of any of the obligations or other acts of Milford, on the one hand, or CFX or Bank, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that, after any such approval by the shareholders of Milford, no such modification shall (i) alter or change the amount or kind of Merger consideration to be received by holders of Milford Common Stock as provided in the Plan of Merger, or (ii) adversely affect the tax treatment to Milford shareholders as a result of the receipt of such Merger consideration.

6.5.  AMENDMENT OR SUPPLEMENT

    This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereof.

                                   ARTICLE 7.

                                 MISCELLANEOUS

7.1.  EXPENSES

    Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that CFX and Milford each shall bear and pay 50 percent of all printing and mailing costs and filing fees associated with the Registration Statement, if required, and the Proxy Statements.

7.2.  ENTIRE AGREEMENT

    This Reorganization Agreement, the Plan of Merger and the Stock Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreement. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

7.3.  NO ASSIGNMENT

    No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

7.4.  NOTICES

    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

    If to Milford:

       Milford Co-Operative Bank
       57 South Street
       Milford, N.H. 03055
       Attention: Richard D. D'Amato
       Facsimile No.: 603-673-8731

    With a copy to:

       Thacher Proffitt & Wood
       1500 K Street, N.W.
       Suite 200
       Washington, D.C. 20005
       Attention: Richard A. Schaberg, Esquire
       Telephone: (202) 347-8400
       Facsimile No.: (202) 347-5862 or (202) 347-6238

    If to CFX or Bank:

       CFX Corporation
       102 Main Street
       Keene, N.H. 03431
       Attention: Mark A. Gavin
       Facsimile No.: 603-358-5028

    With a copy to:

       Arnold & Porter
       555 Twelfth Street, N.W.
       Washington, D.C. 20004
       Attention: Steven Kaplan, Esquire
       Facsimile No.: 202-942-5999

7.5.  CAPTIONS

    The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

7.6.  COUNTERPARTS

    This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.7.  GOVERNING LAW

    This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

    [Remainder of page left intentionally blank; signatures appear on next page.]

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                   MILFORD CO-OPERATIVE BANK

                                   By:           /s/ RICHARD D. D'AMATO
                                        ----------------------------------------
                                                   Richard D. D'Amato
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   CFX CORPORATION

                                   By:            /s/ PETER J. BAXTER
                                        ----------------------------------------
                                                    Peter J. Baxter,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   CFX BANK

                                   By:            /s/ PETER J. BAXTER
                                        ----------------------------------------
                                                    Peter J. Baxter,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of February 9, 1996, by and between MILFORD CO-OPERATIVE BANK ("Milford"), a New Hampshire state chartered co-operative bank, and CFX BANK ("Bank"), a New Hampshire state chartered savings bank, and joined in by CFX CORPORATION ("CFX"), a New Hampshire corporation.

                                   WITNESSETH

    WHEREAS, the respective Boards of Directors of Milford, CFX and Bank deem the merger of Milford with and into Bank, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Milford, CFX and Bank have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement").

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                     MERGER

    Subject to the terms and conditions of this Plan of Merger, on the Effective Date (as hereinafter defined in Article VI), Milford shall be merged with and into Bank, pursuant to the provisions of, and with the effect provided in, Title 35 of the New Hampshire Revised Statutes Annotated (the "Merger"). On the Effective Date, the separate existence of Milford shall cease and Bank, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (Bank, as existing on and after the Effective Date, being hereinafter sometimes referred to as the "Surviving Bank.")

                                   ARTICLE 2.
                       ARTICLES OF AGREEMENT AND BY-LAWS

    The Amended and Restated Articles of Agreement and the By-Laws of Bank in effect immediately prior to the Effective Date shall be the Articles of Agreement and the By-Laws of the Surviving Bank, amended as set forth below, in each case until amended in accordance with applicable law. The Articles of Agreement of Bank shall be amended effective upon the Effective Date to add the following paragraph to the end of existing Article VI:

    "The Bank shall assume the liquidation account initially established and maintained by Milford Co-Operative Bank, pursuant to the requirements of the Office of Thrift Supervision's regulations (12 C.F.R. Chapter V, Subchapter D), for the benefit of Milford Co-Operative Bank's savings account holders as of March 31, 1986 ("eligible savers"). Notwithstanding any provision of these Articles or of the By-laws of the Bank to the contrary, in the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Bank's shareholders."

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

    On the Effective Date, the Board of Directors of the Surviving Bank shall consist of those persons serving as directors of Bank immediately prior to the Effective Date together with two directors to be designated by Milford subject to Bank's approval.

                                   ARTICLE 4.
                                    CAPITAL

    The shares of capital stock of the Surviving Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                                   ARTICLE 5.

                   CONVERSION AND EXCHANGE OF MILFORD SHARES;
                           FRACTIONAL SHARE INTERESTS

    5.1. (a) On the Effective Date, each share of the common stock of Milford, par value $1.00 per share ("Milford Common Stock"), outstanding immediately prior to the Effective Date (except as provided in Paragraphs 2, 5 and 7 of this Article) shall, by virtue of the Merger, be converted into an amount of common stock, par value $0.66 2/3 per share, of CFX ("CFX Common Stock") equal to one share multiplied by the Exchange Ratio as determined below (rounded to the nearest four decimal places).

    (b) As used herein, the term "CFX Price" means the average closing price of CFX Common Stock on the American Stock Exchange (as reported by THE WALL STREET JOURNAL) for the ten consecutive trading days ending on the business day before the date on which the last regulatory approval required to consummate the transactions contemplated by this Plan of Merger and the Reorganization Agreement is obtained.

    (c) For purposes of this Plan of Merger, the Exchange Ratio shall be:

        (1) 2.6446, if the CFX Price is equal to or greater than $12.86 and is no greater than $17.39;

        (2) $46.00 DIVIDED BY CFX Price, if the CFX Price is greater than $17.39 and no greater than $17.66;

        (3) 2.6051, if the CFX Price is greater than $17.66;

        (4) $34.00 DIVIDED BY CFX Price, if the CFX Price is less than $12.86 and no less than $12.59; or

        (5) 2.7000, if the CFX Price is less than $12.59.

    5.2. On the Effective Date, all shares of Milford Common Stock held in the treasury of Milford or owned beneficially by any subsidiary of Milford other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Milford Common Stock owned by CFX or owned beneficially by any subsidiary of CFX other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

    5.3. (a) Prior to the Effective Date, CFX shall appoint such bank, trust company or other stock transfer agent selected by CFX and reasonably acceptable to Milford as the exchange agent (the "Exchange Agent") to effect the exchange of certificates evidencing shares of Milford Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of CFX Common Stock to be received in the Merger. On the Effective Date, CFX shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of CFX the issuance of the number of shares of CFX Common Stock issuable in the Merger.

    (b) Within five business days after the Effective Date, the Exchange Agent shall mail to each holder of record of Milford Common Stock as of the Effective Date a notice of consummation of the Merger and a form of letter of transmittal, which shall be in a form reasonably acceptable to Milford, pursuant to which each such shareholder shall transmit the Certificate or Certificates, or, in lieu thereof, such evidence of lost, stolen or mutilated Certificate or Certificates and such surety bond as the Exchange Agent may reasonably require in accordance with customary exchange practices. Milford shareholders who satisfy such requirements for lost, stolen or mutilated certificates shall for purposes of the exchange procedures set forth herein be deemed to have submitted Certificates for Milford Common Stock. As soon as practicable after surrender of such Certificate to the Exchange Agent with a properly completed letter of transmittal, the Exchange Agent will promptly mail by first class mail to such shareholder a certificate or certificates representing the number of full shares of CFX Common Stock into which the shares of Milford Common Stock evidenced by the Certificate surrendered shall have been converted pursuant to this Plan of Merger.

    (c) The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of CFX Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Date with respect to CFX Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article V. After the surrender of a Certificate in accordance with this Article V, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CFX Common Stock represented by such Certificate.

    (d) No transfer taxes shall be payable by any shareholders of Milford in respect of the issuance of certificates for CFX Common Stock and no expenses shall be imposed on any shareholder of Milford in connection with the conversion of shares of Milford Common Stock into shares of CFX Common Stock and the delivery of such shares to the former holder of Milford Common Stock entitled thereto, except that, if any certificate for shares of CFX Common Stock is to be issued in a name other than that in which a certificate or certificates for shares of Milford Common Stock surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to CFX any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or certificates or establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

    (e) Certificates surrendered for exchange by any person who is an "affiliate" of Milford for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of CFX Common Stock until CFX has received the written agreement of such person contemplated by Section 4.9 of the Reorganization Agreement. If any certificate for shares of Milford Common Stock is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of CFX or its agent that such taxes are not payable.

    5.4. Upon the Effective Date, the stock transfer books of Milford shall be closed and no transfer of Milford Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, neither CFX or its agent nor any party to the Merger shall be liable to a holder of Milford Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

    5.5. In the event that, between the date hereof and prior to the Effective Date, the outstanding shares of CFX Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock split or other like changes in CFX's capitalization, or if a stock dividend thereon is declared with a record date within such period, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of CFX Common Stock to be thereafter delivered pursuant to this Plan of Merger so that each shareholder of Milford shall be entitled to receive such number of shares of CFX

Common Stock or other securities as such shareholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange or shares or readjustment or other like changes in CFX's capitalization, or as a result of such stock dividend, had the record date therefor been immediately following the Effective Date.

    5.6. Notwithstanding any other provision hereof, each holder of shares who would otherwise have been entitled to receive a fraction of a share of CFX Common Stock (after taking into account all Certificates delivered by such holder) shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for CFX Common Stock for which such holder is to receive pursuant to the Merger), in lieu thereof, cash in an amount equal to such fractional part of a share of CFX Common Stock multiplied by the "market value" of such Common Stock. The "market value" of one share of CFX Common Stock shall be the closing price of CFX Common Stock on the American Stock Exchange (as reported by THE WALL STREET JOURNAL) on the last business day preceding the Effective Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                                   ARTICLE 6.

                          EFFECTIVE DATE OF THE MERGER

    Certificates of merger evidencing the transactions contemplated herein shall be delivered in accordance with applicable New Hampshire law. The Merger shall be effective at the time and on the date specified in such certificates of merger (such date and time being herein referred to as the "Effective Date").

                                   ARTICLE 7.

                               FURTHER ASSURANCES

    If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Milford, or otherwise carry out the provisions hereof, the proper officers and directors of Milford, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Milford, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

                                   ARTICLE 8.

                              CONDITIONS PRECEDENT

    The obligations of Bank, CFX and Milford to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                   ARTICLE 9.

                                  TERMINATION

    Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Milford, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

                                  ARTICLE 10.

                                 MISCELLANEOUS

    10.1. This Plan of Merger may be amended or supplemented at any time prior to its Effective Date by mutual agreement of CFX, Bank and Milford. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

    10.2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

    10.3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

    10.4. This Plan of Merger shall be governed by and construed in accordance with the laws of New Hampshire applicable to the internal affairs of Milford, CFX and the Bank.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                          MILFORD CO-OPERATIVE BANK

                                          By:       /s/ RICHARD D. D'AMATO
                                             -----------------------------------
                                                     Richard D. D'Amato
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                                          CFX CORPORATION

                                          By:         /S/ PETER J. BAXTER
                                             -----------------------------------
                                                      Peter J. Baxter,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                                          CFX BANK

                                          By:         /S/ PETER J. BAXTER
                                             -----------------------------------
                                                      Peter J. Baxter,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                                   APPENDIX C

                                          January 5, 1996

The Board of Directors
CFX Corporation
102 Main Street
Keene, New Hampshire 03431

Dear Sirs and Madam:

    You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid by CFX Corporation ("CFX") to the holders of the common stock, $5.00 par value per share (the "Safety Fund Common Stock"), of The Safety Fund Corporation ("Safety Fund") pursuant to an Agreement and Plan of Merger dated as of January 5, 1996 (the "Agreement"), entered into by and between CFX and Safety Fund providing for the merger of Safety Fund with and into CFX (the "Merger"). The Agreement provides, among other things, for each share of Safety Fund Common Stock to be converted in the Merger into shares of CFX common stock, par value $0.66 2/3 per share (the "CFX Common Stock"), equal to either (i) the Pooling of Interests Accounting Exchange Ratio (as defined in the Agreement) or (ii) the Purchase Accounting Exchange Ratio (as defined in the Agreement), subject to certain adjustments and limitations set forth in the Agreement (items (i) and (ii) with mutual exclusivity, the "Consideration").

    Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of CFX in connection with the transaction described above and will receive a fee for our services. Alex. Brown & Sons Incorporated regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

    In connection with this opinion, we have reviewed certain publicly available financial information concerning CFX and Safety Fund and certain internal financial analyses and other information furnished to us by CFX and Safety Fund. We have also held discussions with members of the senior management of CFX and Safety Fund regarding the business and prospects of their respective financial institutions. In addition, we have (i) reviewed the reported price and trading activity for the CFX Common Stock and the Safety Fund Common Stock, (ii) compared certain financial and stock market information for CFX and Safety Fund, respectively, with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Agreement, (iv) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (v) reviewed the potential pro forma impact of the Merger on CFX's financial condition, operating results and per share figures and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of CFX and Safety Fund, we have assumed that such information reflects the best currently available estimates and judgments of the respective managements of CFX and Safety Fund as to the likely future financial performance of CFX and Safety Fund. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of CFX or Safety Fund, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Consideration to be paid by CFX pursuant to the Agreement is fair, from a financial point of view, to the holders of CFX Common Stock.

                                        Very truly yours,
                                        ALEX. BROWN & SONS INCORPORATED

                                        By:         /s/ DONALD W. DELSON
                                           -------------------------------------
                                                     Donald W. Delson
                                                     MANAGING DIRECTOR

                                   APPENDIX D

                                          February 9, 1996

The Board of Directors
CFX Corporation
102 Main Street
Keene, New Hampshire 03431

Dear Sirs and Madam:

    You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid by CFX Corporation ("CFX") to the holders of the common stock, $1.00 par value per share (the "Milford Common Stock"), of Milford Co/Operative Bank ("Milford") pursuant to an Agreement and Plan of Merger dated as of February 9, 1996 (the "Agreement"), entered into by and between CFX and Milford providing for the merger of Milford with and into CFX Bank (the "Merger"). The Agreement provides, among other things, for each share of Milford Common Stock to be converted in the Merger into shares of CFX common stock, par value $0.66 2/3 per share (the "CFX Common Stock"), equal to the Exchange Ratio (as defined in the Agreement), subject to certain adjustments and limitations set forth in the Agreement.

    Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of CFX in connection with the transaction described above and will receive a fee for our services. Alex. Brown & Sons Incorporated regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

    In connection with this opinion, we have reviewed certain publicly available financial information concerning CFX and Milford and certain internal financial analyses and other information furnished to us by CFX and Milford. We have also held discussions with members of the senior management of CFX and Milford regarding the business and prospects of their respective financial institutions. In addition, we have (i) reviewed the reported price and trading activity for the CFX Common Stock and the Milford Common Stock, (ii) compared certain financial and stock market information for CFX and Milford, respectively, with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Agreement, (iv) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (v) reviewed the potential pro forma impact of the Merger on CFX's financial condition, operating results and per share figures and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of CFX and Milford, we have assumed that such information reflects the best currently available estimates and judgments of the respective managements of CFX and Milford as to the likely future financial performance of CFX and Milford. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of CFX or Milford, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the holders of CFX Common Stock.

                                        Very truly yours,
                                        ALEX. BROWN & SONS INCORPORATED

                                        By:         /s/ DONALD W. DELSON
                                           -------------------------------------
                                                     Donald W. Delson
                                                     MANAGING DIRECTOR

PROXY                                                                  PROXY

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              CFX CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                May 31, 1996

   The undersigned hereby appoints Peter J. Baxter and Christopher V. Bean, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CFX Corporation (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of shareholders of the Company to be held on May 31, 1996, and at any adjournments thereof.

- -------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                                                           Please mark your
                                                          votes as indicated
                                                          in this example /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE APPROVAL OF THE PROPOSALS IN ITEMS 2, 3 AND 4.

ITEM 1. ELECTION OF DIRECTORS FOR THREE YEAR TERMS

FOR all nominees listed below (except as marked to the contrary) / /

WITHHOLD AUTHORITY to vote for all nominees listed / /

The nominees of the Board of Directors are: Eugene E. Gaffey, Walter R. Peterson and Richard F. Astrella (Authority to vote for any nominee may be withheld by striking a line through the nominee's name above)

ITEM 2. Proposal to approve and adopt the Agreement and Plan of Merger dated as of January 5, 1996 by and between CFX Corporation and The Safety Fund Corporation, a copy of which is attached as Appendix A to the Proxy Statement, and each of the transactions contemplated thereby.

FOR            AGAINST          ABSTAIN
/ /              / /               / /

ITEM 3. Proposal to approve and adopt the Agreement and Plan of Reorganization and related Agreement and Plan of Merger dated as of February 9, 1996 by and among CFX Corporation, CFX Bank and Milford Co-operative Bank, a copy of each of which is attached as Appendix B to the Proxy Statement, and each of the transactions contemplated thereby.

FOR            AGAINST          ABSTAIN
/ /              / /               / /

ITEM 4. Proposal to ratify the appointment of Wolf & Company, P.C. as auditors for 1996.

/ /              / /               / /

ITEM 5. In their discretion, on such other matters as may properly come before the meeting or adjournment thereof.

/ /              / /               / /

This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4. The undersigned to vote at the annual meeting or any adjournments thereof.


                                          Dated: _____________________, 1996
                                          __________________________________
                                          __________________________________
                                                     Signature(s)

                                          Please sign here
                                          personally. If the stock is
                                          registered in more than one
                                          name, each joint owner or
                                          fiduciary should sign
                                          personally. Only authorized
                                          officers should sign for a
                                          corporation.

                                          PLEASE MARK, SIGN, DATE AND
                                          RETURN THIS PROXY CARD
                                          PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.

- -------------------------------------------------------------------------------
                               FOLD AND DETACH HERE